                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                 UNI-MARTS INC.
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, $0.10 par value per share

         (2)      Aggregate number of securities to which transaction applies:
                  4,849,683

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.25

         (4)      Proposed maximum aggregate value of transaction: $9,265,320.75

         (5)      Total fee paid: $1173.92

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  _____________________________________

         (2)      Form, Schedule or Registration Statement No.:  _______________

         (3)      Filing Party:  _______________________________________________

         (4)      Date Filed:  _________________________________________________

                                 Uni-Mart Logo
                             477 East Beaver Avenue
                     State College, Pennsylvania 16801-5690

                                         June 4, 2004

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of Uni-Marts Inc. The meeting will be held at the Ramada Inn and Conference Center, 1450 South Atherton Street, State College, Pennsylvania on Tuesday, June 29, 2004, commencing at 9:00 A.M.

    At the meeting, you will be asked to vote on a proposal to adopt the Agreement and Plan of Merger between Green Valley Acquisition Co., LLC and Uni-Marts Inc., dated January 26, 2004, and approve the transactions contemplated by the merger agreement, including the merger of Uni-Marts with and into Green Valley as the surviving company.

    Green Valley is owned by two limited liability companies, one of which, Tri-Color Holdings, LLC, is owned by three individuals who are directors or executive officers of Uni-Marts and several of their family members. Following the merger, Green Valley will own Uni-Marts' assets and business. If the merger is completed, Uni-Marts' stockholders will have the right to receive $2.25 in cash in exchange for each share of Uni-Marts' common stock that is outstanding at the time of the merger. Uni-Marts' stockholders (other than those who own interests in Green Valley) will not have any interest in Uni-Marts' or Green Valley's business after the merger.

    The Board of Directors, based upon the recommendation of the Ad Hoc Committee of Directors (a group of three independent directors who have no financial interest in the acquiring entity) that considered the merger proposal, recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger. The Ad Hoc Committee determined and reported to the Board of Directors that the $2.25 per share to be received by Uni-Marts' stockholders pursuant to the merger agreement is fair from a financial point of view to such stockholders. In arriving at its recommendation, each member of the Ad Hoc Committee gave careful consideration to a number of factors described in the accompanying proxy statement. One factor was the opinion of Boenning & Scattergood, Inc., an investment banking firm retained by the Ad Hoc Committee to advise it as to the fairness from a financial point of view, of the consideration to be paid to Uni-Marts' stockholders pursuant to the merger agreement.

    Under Delaware General Corporation Law, the affirmative vote of the holders of a majority of outstanding shares of Uni-Marts' common stock is required to adopt the merger agreement and approve the merger. The attached proxy statement explains the proposed merger and provides specific information concerning the special meeting of stockholders. It also includes copies of the merger agreement and the written opinion of Boenning & Scattergood as Annex A and Annex C, respectively. You should read these materials carefully before you vote. In particular, you should carefully consider the discussion in the section entitled "Special Factors" beginning on page 11.

    Whether or not you plan to attend the meeting, please complete, sign, date and mail your proxy in the enclosed postage prepaid envelope promptly. If your shares are held in the form of a certificate registered in your name, and you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the adoption of the merger agreement and approval of the merger. If your shares are held in a brokerage account or otherwise held in the name of a nominee recordholder for your benefit, you must indicate on the voting card how you want to vote. A failure to return the proxy or voting card will have the same effect as a vote "AGAINST" the merger.

                                         Sincerely,

                                         /s/ Stephen B. Krumholz

                                         Stephen B. Krumholz
                                         Chairman of the Ad Hoc Committee

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 29, 2004
                             ---------------------

                                 UNI-MARTS INC.
                             477 EAST BEAVER AVENUE
                     STATE COLLEGE, PENNSYLVANIA 16801-5690
                                ---------------
To The Stockholders of Uni-Marts Inc:

     You are hereby notified that a special meeting of stockholders of Uni-Marts Inc., will be held at the Ramada Inn and Conference Center, 1450 South Atherton Street, State College, Pennsylvania on Tuesday, June 29, 2004, at 9:00 A.M., for the following purposes:

          (1) to consider and vote upon a proposal to adopt the Agreement and Plan of Merger between Green Valley Acquisition Co., LLC and Uni-Marts Inc., dated January 26, 2004, and approve the transactions contemplated by the merger agreement, including the merger of Uni-Marts with and into Green Valley as the surviving company; and

          (2) to transact such other business as may properly come before the meeting.

     The merger and related matters are described more fully in the attached proxy statement, which includes a copy of the merger agreement as Annex A.

     We have fixed the close of business on May 27, 2004 as the record date for determining the stockholders of Uni-Marts entitled to vote at the special meeting and any adjournments or postponements of the meeting. Only holders of record of Uni-Marts' common stock at the close of business on that date are entitled to notice of and to vote at the special meeting.

     The Board of Directors unanimously recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger of Uni-Marts with and into Green Valley. The affirmative vote by the holders of a majority of the outstanding shares of Uni-Marts' common stock is required to adopt the merger agreement and approve the merger.

     The Board of Directors requests that you fill in and sign the enclosed proxy card and mail it promptly in the enclosed postage-prepaid envelope.

                                          By order of the Board of Directors,

                                          /s/ Mary Ann Miller
                                          Mary Ann Miller
                                          Secretary

State College, Pennsylvania
June 4, 2004

PLEASE READ THE ATTACHED PROXY STATEMENT, THEN COMPLETE, EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY CARD. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING, PLEASE BRING A COPY OF THE VOTING FORM SENT TO YOU BY YOUR BROKER OR OTHER EVIDENCE OF STOCK OWNERSHIP.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................     1
  Parties to the Merger.....................................     1
  Proposed Merger...........................................     2
  Consequences of Merger....................................     2
  Vote Required.............................................     2
  Recommendations of the Ad Hoc Committee and the Board of
     Directors..............................................     3
  Common Stock Price........................................     4
  Fairness Opinion..........................................     4
  Position of Uni-Marts Regarding the Purpose of the
     Merger.................................................     4
  Interests of Certain Persons..............................     4
  Position of the Green Valley Group Regarding the Fairness
     and
     Purpose of the Merger..................................     4
  Plans of the Green Valley Group After the Merger..........     5
  Appraisal Rights..........................................     5
  Completion of the Merger..................................     5
  Conditions to Completion of Merger........................     5
  Regulatory Filings and Approvals..........................     5
  Source of Funds for the Merger............................     6
  No Solicitation of Offers; Notice of Proposal for Third
     Parties................................................     6
  Termination of Merger Agreement...........................     6
  Expenses and Termination Fees.............................     6
  Federal Income Tax Consequences...........................     6
CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND
  THE SPECIAL MEETING.......................................     7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     9
SPECIAL FACTORS.............................................     9
  Background of the Merger..................................     9
  Purposes of the Merger....................................    22
  Reasons for the Ad Hoc Committee's Determination..........    22
  Recommendations of the Ad Hoc Committee and Board of
     Directors..............................................    25
  Position of the Green Valley Group Regarding the Fairness
     and Purpose of the Merger..............................    26
  Opinion of Boenning & Scattergood.........................    27
  Uni-Marts' Financial Projections..........................    36
  Rights of Dissenting Stockholders of Uni-Marts............    39
  Interests of Certain Persons..............................    41
  Effects of the Merger.....................................    43
  Plans of the Green Valley Group after the Merger..........    44
  Conduct of Business if Merger Not Done....................    44
  Material United States Federal Income Tax Consequences....    45
  Fees and Expenses.........................................    46
  Accounting Treatment......................................    47
  Source of Funds for the Merger............................    47
  Regulatory Approvals......................................    48
  Risks that Merger will not be Consummated.................    48
  Other Agreements Between Green Valley, Other Members of
     the Green Valley Group
     and Uni-Marts..........................................    48

THE MERGER AGREEMENT........................................    49
  The Merger................................................    49
  Conversion of Common Stock................................    49
  Stock Options.............................................    50
  Conditions to the Merger..................................    50
  Representations and Warranties............................    51
  Covenants.................................................    52
  Termination...............................................    54
  Expenses and Termination Fees.............................    55
  The Voting Agreements.....................................    55
BUSINESS OF UNI-MARTS.......................................    56
UNI-MARTS' AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL
  DATA......................................................    57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    58
  Results of Operations.....................................    58
  Seasonality and Unaudited Quarterly Results...............    67
  Liquidity and Capital Resources...........................    68
  Contractual Obligations...................................    69
  Critical Accounting Policies and Estimates................    69
  Impact of Inflation.......................................    70
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT
  MARKET RISK...............................................    70
BUSINESS OF GREEN VALLEY....................................    71
MARKET PRICE AND DIVIDENDS ON COMMON STOCK..................    73
BENEFICIAL OWNERSHIP........................................    74
  Principal Stockholders....................................    74
  Recent Purchases..........................................    76
LEGAL PROCEEDINGS...........................................    76
INCORPORATION BY REFERENCE..................................    77
OTHER AVAILABLE INFORMATION.................................    77
STOCKHOLDER PROPOSALS.......................................    78
OTHER MATTERS...............................................    78
INDEX TO FINANCIAL STATEMENTS...............................   F-1
ANNEX A -- AGREEMENT AND PLAN OF MERGER.....................   A-1
ANNEX B -- VOTING AGREEMENT.................................   B-1
ANNEX C -- OPINION OF BOENNING & SCATTERGOOD, INC...........   C-1
ANNEX D -- SECTION 262 OF DELAWARE GENERAL
  CORPORATION LAW...........................................   D-1

                                PROXY STATEMENT

     This proxy statement is furnished to the stockholders of Uni-Marts Inc. on or about June 9, 2004, in connection with the solicitation by the Board of Directors of Uni-Marts of proxies to be voted at the special meeting of stockholders on June 29, 2004 and any adjournment or postponement of such meeting. References to "we," "us," and "our" in this proxy statement are references to Uni-Marts.

                               SUMMARY TERM SHEET

     This summary term sheet summarizes the material terms of the proposed merger between Uni-Marts and Green Valley Acquisition Co., LLC and contains other important information relating to the merger. You should read carefully the entire proxy statement and the documents and other materials that are annexed to this proxy statement before voting. The actual terms of the merger are contained in the merger agreement that is attached to this proxy statement as Annex A.

PARTIES TO THE MERGER

          Uni-Marts Inc.
          477 East Beaver Avenue
          State College, PA 16801-5690
          Phone: 814-234-6000

     Uni-Marts is a Delaware corporation engaged in the operation of convenience stores and discount tobacco stores. Uni-Marts operates 282 convenience stores and Choice Cigarette Discount Outlets in Pennsylvania, New York, Delaware and Maryland. Self-service gasoline is sold at 235 of these locations. Uni-Marts is a public company whose stock is listed for trading on the American Stock Exchange under the symbol "UNI." See "BUSINESS OF UNI-MARTS."

          Green Valley Acquisition Co., LLC
          477 East Beaver Avenue
          State College, PA 16801-5690
          Phone: 814-234-6000

     Green Valley is a Pennsylvania limited liability company organized specifically for the purpose of acquiring Uni-Marts. Green Valley has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement. See "BUSINESS OF GREEN VALLEY."

     Green Valley is owned by two entities, one of which, Tri-Color Holdings, LLC, is controlled by Henry Sahakian, Daniel Sahakian and Ara Kervandjian. Henry Sahakian is the current Chairman and Chief Executive Officer of Uni-Marts, Daniel Sahakian is a current director of Uni-Marts, and Ara Kervandjian is the current President of Uni-Marts. Other members of Tri-Color include certain members of the extended families of Messrs. Henry and Daniel Sahakian and Kervandjian, certain trusts for the benefit of members of the families of such persons, and HFL Corporation, a corporation owned and controlled by Messrs. Henry and Daniel Sahakian.

     The other entity that owns an interest in Green Valley is KOTA Holdings LLC. The principal beneficial owners of KOTA Holdings are Raj Vakharia and Paul Levinsohn, individuals who are not affiliated with Uni-Marts.

     The business and affairs of Green Valley are managed under the direction of a Board of Managers that currently consists of six individuals, referred to as the "Green Valley Managers." Three of the Green Valley Managers were appointed by Tri-Color, and three were appointed by KOTA Holdings. The current Green Valley Managers are Henry Sahakian, Ara Kervandjian, Alex Sahakian, Raj Vakharia, Paul Levinsohn, and Jaime Broderick. See "BUSINESS OF GREEN VALLEY."

     Messrs. Henry and Daniel Sahakian and Kervandjian are referred to collectively in this proxy statement as the "Affiliated Stockholders." The Affiliated Stockholders, together with members of their extended families, trusts for the benefit of members of their extended families and HFL, who are also beneficial owners of Uni-Marts' common stock and owners of Tri-Color, are referred to collectively as the "Tri-Color Members." All other Uni-Marts' stockholders, with the exception of KOTA Management Company, L.L.C., an entity owned and controlled by Messrs. Vakharia and Levinsohn, are referred to herein as the "Public Stockholders" or "unaffiliated stockholders." Collectively, Green Valley, Messrs. Henry and Daniel Sahakian, Kervandjian, Vakharia, and Levinsohn, Tri-Color, HFL, KOTA Holdings and KOTA Management, who, collectively, are the principal beneficial owners of Green Valley, are referred to as the "Green Valley Group." See "BUSINESS OF GREEN VALLEY."

PROPOSED MERGER

     If the merger agreement is adopted, Uni-Marts will be merged with and into Green Valley. As a result of the merger, Uni-Marts' corporate existence will cease and Green Valley will continue as the surviving entity (and is anticipated to be renamed "Uni-Marts LLC"). The merger will become effective at the time a certificate of merger is filed with the State of Delaware and articles of merger are filed with the Commonwealth of Pennsylvania. The merger is expected to occur as soon as practicable after all conditions to the merger have been satisfied or waived.

     Upon consummation of the merger, each issued and outstanding share of Uni-Marts' common stock will be cancelled and converted automatically into the right to receive $2.25 in cash per share. The Tri-Color Members have contributed to Green Valley their right to receive the merger consideration for substantially all of their Uni-Marts' shares. See "SPECIAL FACTORS -- Source of Funds for the Merger." In addition, each option to purchase shares of Uni-Marts, whether vested or unvested, will automatically be converted into the right to receive an amount in cash equal to $2.25 per share, less the applicable exercise price, for each share of common stock subject to such options. See "THE MERGER AGREEMENT."

CONSEQUENCES OF MERGER

     Consummation of the merger will constitute a "going private" transaction. Upon completion of the merger, Uni-Marts will be merged with and into Green Valley, with Green Valley being the surviving company. After the merger, Uni-Marts will cease to exist, and the assets, business and operations of Uni-Marts will be owned by Green Valley. The Public Stockholders of Uni-Marts, that is, all of Uni-Marts' stockholders other than the Tri-Color Members and KOTA Management, will not own any part of Green Valley, and their shares of Uni-Marts will automatically be converted into the right to receive an amount in cash equal to $2.25 per share. See "SPECIAL FACTORS -- Effects of the Merger."

VOTE REQUIRED

     The adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of Uni-Marts' common stock outstanding and entitled to vote. The Board did not require a majority vote of the Public Stockholders in order to approve the merger because the merger and merger agreement were negotiated on behalf of all stockholders by a fully empowered Ad Hoc Committee of the Board composed of three disinterested and independent directors. The Ad Hoc Committee was advised of its duties and responsibilities by independent legal counsel and retained an investment banking firm to render an opinion with respect to the financial fairness of the consideration to be paid to Uni-Marts' stockholders. The Board concluded that members of the Ad Hoc Committee were fully informed, that they had vigorously negotiated at arm's-length with representatives of Green Valley, and that the decision making process followed by the Committee was procedurally fair to all stockholders, including the unaffiliated Public Stockholders.

     Between the Voting Agreements described below and indications from other Directors and executive officers of Uni-Marts who are not Tri-Color Members, approximately 47.3% of Uni-Marts' shares outstanding as of April 30, 2004, are expected to be voted in favor of the merger. The failure of any stockholder to vote, including any broker non-vote, or the abstention by any stockholder, will have the same effect as a vote against the adoption of the merger agreement. See "CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE SPECIAL MEETING" and "SPECIAL FACTORS -- Recommendations of the Ad Hoc Committee and Board of Directors."

     VOTING AGREEMENTS. Each of the Tri-Color Members and KOTA Management has entered into a voting agreement with Green Valley pursuant to which such party has agreed to vote the shares of Uni-Marts' common stock over which he, she or it has voting control in favor of the merger and the merger agreement. The Tri-Color Members and KOTA Management beneficially own an aggregate of 3,304,559 outstanding shares of Uni-Marts' common stock (representing approximately 45.8% of the outstanding shares of Uni-Marts' common stock as of April 30, 2004). The shares beneficially owned by the Tri-Color Members and KOTA Management include a total of 401,400 shares acquired on March 19, 2004, at a price of $2.25 per share from HP Limited Partnership and certain of its affiliates, each of which is related to Jim Haseotes. HP Limited Partnership and Jim Haseotes had previously expressed interest in buying Uni-Marts. See "SPECIAL
FACTORS -- Background of the Merger." See "BENEFICIAL OWNERSHIP -- Principal Stockholders."

     The Tri-Color Members and KOTA Management also have (i) appointed Green Valley as their proxy to vote their Uni-Marts' shares in accordance with the matters covered by such voting agreements, (ii) agreed not to transfer any Uni-Marts' shares owned by them while the voting agreements are in effect, and
(iii) agreed to tender their shares if Green Valley commences a tender offer pursuant to the terms of the merger agreement. See "VOTING AGREEMENTS."

SHARES HELD BY OTHER DIRECTORS AND OFFICERS

     As of April 30, 2004, Directors and executive officers of Uni-Marts who are not Tri-Color Members had beneficial ownership of 110,225 outstanding shares of Uni-Marts' common stock, or 1.5% of the outstanding shares, and are expected to vote, or direct the voting of their shares, in favor of the merger proposal. See "BENEFICIAL OWNERSHIP -- Principal Stockholders."

SHARES HELD BY UNI-MARTS' 401(K) PLAN

     A total of 342,798 shares of Uni-Marts' common stock are held in the Uni-Marts 401(k) Retirement Savings & Incentive Plan. The Trustee of the Plan,
N. Gregory Petrick, is the Chief Financial Officer of Uni-Marts. He has delegated the discretion to vote the shares held by the Plan to Robert R. Thomas, CFA, of Vantage Investment Advisors, LLC, the independent investment advisor for the Plan. Uni-Marts has received no indication from Mr. Thomas as to how he intends to vote the shares held in the Plan.

RECOMMENDATIONS OF THE AD HOC COMMITTEE AND THE BOARD OF DIRECTORS

     The Board of Directors believes that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Uni-Marts' stockholders, generally, and the Public Stockholders in particular, and recommends that the stockholders approve the merger and adopt the merger agreement. In making the determination to approve and recommend the merger and the merger agreement, the Board of Directors relied on the unanimous recommendation of the Ad Hoc Committee, which was comprised solely of independent directors who have no affiliation with Green Valley and no financial interest in the merger that is different from the interests of the Public Stockholders (other than the receipt of fees for service on the Board of Directors and its Committees), and which retained and was counseled by its own separate independent legal counsel and investment banking firm. Messrs. Henry and Daniel Sahakian abstained from voting with respect to the merger and the merger agreement because of their interests in the merger. See "SPECIAL
FACTORS -- Recommendations of the Ad Hoc Committee and Board of Directors."

     In determining to recommend the merger and the merger agreement to the Board of Directors, the Ad Hoc Committee considered a number of factors, including:

     - The business, financial results and prospects of Uni-Marts;

     - The strength and resources of Uni-Marts' competitors, the state of the economy, the substantial consolidation and inordinate number of bankruptcy proceedings in the convenience store industry and Uni-Marts' relative size and lack of capital resources;

     - The expenses of reporting and compliance requirements of a public company (approximately $850,000 per year) compared to the historically thin trading volume of Uni-Marts' stock (approximately 2,300 shares per day over the prior four years);

     - The fact that the $2.25 price per share to be paid to the Public Stockholders in the merger represents a premium over the market price of Uni-Marts' stock prior to the approval of the merger agreement and is the highest cash amount the Ad Hoc Committee believed could be obtained for the stock; and

     - Boenning & Scattergood's opinion (subject to the considerations and limitations set forth therein) that the $2.25 price per share to be paid in the merger is fair, from a financial point of view, to the stockholders of Uni-Marts.

     Each of these factors supported the decision of the Ad Hoc Committee and the Board of Directors. The Ad Hoc Committee also consid-ered a variety of risks and other potential detriments concerning the merger, including:

     - Following the merger, the Public Stockholders will cease to participate in any future earnings growth of Uni-Marts or benefit from any increase in the value of Uni-Marts or its assets;

     - Under the terms of the merger agreement, Uni-Marts is unable to solicit or encourage other acquisition proposals; and

     - Certain equity owners of Green Valley have conflicts of interest because of their continued employment and equity ownership in Green Valley following the merger.

     The Committee ultimately concluded that the positive factors of the merger outweighed the negative factors. See "SPECIAL FACTORS -- Reasons for the Ad Hoc Committee's Determination."

COMMON STOCK PRICE

     Uni-Marts' common stock is listed on the American Stock Exchange under the symbol "UNI." During the month before the Board of Directors received the draft letter of intent from Green Valley to purchase Uni-Marts, the average closing price of Uni-Marts' common stock was $1.67 per share. On January 26, 2004, the day preceding the public announcement of the signing of the merger agreement, the common stock closed at $1.97 per share. During the month prior to the date of this proxy statement, the average closing price of Uni-Marts' common stock was $2.20 per share. See "MARKET PRICE AND DIVIDENDS ON COMMON STOCK."

FAIRNESS OPINION

     Boenning & Scattergood delivered an opinion to the Ad Hoc Committee dated January 26, 2004, and made a presentation to the Board of Directors that, based on and subject to the assumptions, considerations and limitations set forth in its opinion, the consideration to be received by Uni-Marts' stockholders in the merger is fair, from a financial point of view. A copy of Boenning & Scattergood's written opinion, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement. Stockholders are urged to read the opinion in its entirety. See "SPECIAL FACTORS -- Opinion of Boenning & Scattergood."

POSITION OF UNI-MARTS REGARDING THE PURPOSE OF THE MERGER

     Uni-Marts' purpose for the merger is to provide the Public Stockholders with liquidity for their shares at a price above the market trading price for the shares. The shares are not actively traded and Uni-Marts lacks the capital resources for significant growth. See "SPECIAL FACTORS -- Purposes of the Merger."

INTERESTS OF CERTAIN PERSONS

     When you consider the recommendation of the Board of Directors to vote in favor of the merger agreement and the merger, you should keep in mind that certain members of the Board of Directors and members of their families and other affiliates have interests in the merger that are different from the interests of Uni-Marts' other stockholders. Henry Sahakian, Chairman of the Board and Chief Executive Officer of Uni-Marts, Daniel Sahakian, a Director of Uni-Marts, and Ara Kervandjian, President of Uni-Marts, are each Affiliated Stockholders and have ownership interests in Green Valley. In addition, Frank R. Orloski, Sr., a Director of Uni-Marts, and Messrs. Henry and Daniel Sahakian and Mr. Kervandjian are recipients of lease payments for certain of Uni-Marts' properties. The Ad Hoc Committee and the Board of Directors were aware of these potential conflicts of interest and considered them in evaluating and approving the proposed merger. See "SPECIAL FACTORS -- Interests of Certain Persons."

POSITION OF THE GREEN VALLEY GROUP REGARDING THE FAIRNESS AND PURPOSE OF THE MERGER

     Each of the members of the Green Valley Group believe that the merger is substantively and procedurally fair to the Public Stockholders based on the same factors considered by the Ad Hoc Committee and the Board of Directors of Uni-Marts, including that the merger provides the Public Stockholders with liquidity for their shares, which are not otherwise actively traded, at a premium above the market trading price for the shares prior to the announcement of the proposed merger, and that Uni-Marts lacks the capital resources for significant growth. In making their determination as to the fairness of the merger to the Public Stockholders, each member of the Green Valley Group adopted the analysis of the Board of Directors of Uni-Marts.

     The purpose of the Green Valley Group in conducting this transaction is to acquire all of Uni-Marts' common stock issued and outstanding immediately prior to the closing of the merger. The members of Uni-Mart's management who are owners of Green Valley believe that Uni-Mart's future business prospects can be improved by working with the principal beneficial owners of KOTA Holdings and receiving their collective active participation in the strategic direction and operations of the merged entities. In addition, the members of the Green Valley Group believe that Mr. Vakharia's access to capital sources may provide Green Valley with development opportunities not currently available to Uni-Marts. Such opportunities may include the ability to expand the existing business or to obtain financing to acquire similar businesses. See "SPECIAL FACTORS
 -- Position of Green Valley and the Green Valley Group Regarding the Fairness and Purpose of the Merger."

PLANS OF THE GREEN VALLEY GROUP AFTER THE MERGER

     Green Valley will initially continue the current operations of Uni-Marts' business and maintain Uni-Marts' current credit facilities in their present form. Green Valley also plans to evaluate a variety of future alternatives, including the restructuring of these credit facilities, effecting another form of recapitalization or debt restructuring, and selling and licensing stores. See "SPECIAL FACTORS -- Plans of the Green Valley Group after the Merger."

APPRAISAL RIGHTS

     If the merger is consummated, only those holders of Uni-Marts' common stock who do not vote in favor of the merger will have certain rights under Section 262 of the Delaware General Corporation Law to demand appraisal of their shares. Under Section 262, stockholders who demand appraisal of their shares and comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and payment of that fair value in cash, together with a fair rate of interest, if any. The value so determined could be more or less than, or equal to, the price per share to be paid in the merger. Section 262 of the Delaware General Corporation Law is included in this proxy statement as Annex D. See "SPECIAL FACTORS -- Rights of Dissenting Stockholders of Uni-Marts."

COMPLETION OF THE MERGER

     Uni-Marts is working to complete the merger as quickly as reasonably possible. Uni-Marts expects to complete the merger, if it is approved by the stockholders of Uni-Marts, within several days after the special meeting. See "THE MERGER AGREEMENT -- The Merger."

CONDITIONS TO COMPLETION OF MERGER

     Uni-Marts and Green Valley will not complete the merger unless several conditions are satisfied or waived by Uni-Marts and Green Valley. These include:

     - The merger agreement and the merger shall have been approved by the requisite vote of the holders of Uni-Marts' common stock;

     - No final restraining order or injunction or other final order issued by any court or governmental entity preventing the consummation of the merger shall be in effect;

     - All governmental and other consents and approvals necessary to consummate the merger shall have been obtained;

     - Since September 30, 2003, there shall have been no events with respect to Uni-Marts that constitute a material adverse effect on Uni-Marts;

     - Uni-Marts will be in compliance with certain financial parameters at the effective date of the merger;

     - Uni-Marts shall have received estoppel certificates and consents from each of its principal lenders; and

     - Holders of less than 15% of Uni-Marts' shares elect dissenters' rights.

     Any of the foregoing conditions may be waived by Green Valley except the condition that the merger agreement and the merger be approved by the requisite stockholder vote. See "THE MERGER AGREEMENT -- Conditions to the Merger."

REGULATORY FILINGS AND APPROVALS

     Uni-Marts does not believe that any material federal or state regulatory approvals, filings or notices are required by Uni-Marts with respect to consummation of the merger other than (i) filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) filing of (A) a certificate of merger with the Secretary of State of the State of Delaware and
(B) articles of merger with the Secretary of State of the Commonwealth of Pennsylvania, and (iii) filings required by state licensing laws. See "SPECIAL FACTORS -- Regulatory Approvals."

SOURCE OF FUNDS FOR THE MERGER

     Since both Tri-Color and KOTA Holdings have agreed to contribute their right to receive the cash merger consideration for shares of Uni-Marts' common stock held by them, $9.3 million in cash will be required under the merger agreement to purchase the remaining outstanding shares of Uni-Marts' common stock owned by the Public Stockholders and to pay the cash amounts owed in respect of stock options outstanding at the time of the consummation of the merger. This amount will be paid from funds contributed to Green Valley by Tri-Color and KOTA Holdings. See "SPECIAL FACTORS -- Source of Funds for the Merger."

NO SOLICITATION OF OFFERS; NOTICE OF PROPOSAL FOR THIRD PARTIES

     Uni-Marts has agreed in the merger agreement not to participate in or initiate any action designed to facilitate a third party in acquiring Uni-Marts. However, if a third party makes an unsolicited acquisition proposal, the Board of Directors may, subject to specified conditions, respond to and negotiate with the third party. See "THE MERGER AGREEMENT -- Covenants."

TERMINATION OF MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval is obtained:

     - By mutual written consent of Uni-Marts and Green Valley;

     - By either Green Valley or Uni-Marts (i) if the merger has not been consummated by July 31, 2004, or (ii) if any court or governmental entity has issued a final, non-appealable order or ruling which restrains, enjoins or otherwise prohibits the merger;

     - By Uni-Marts if the Uni-Marts Board of Directors receives a superior proposal that it determines to be fully financed, or if it convenes a special stockholders meeting to approve the merger and fails to obtain the requisite stockholder vote; or

     - By Green Valley if the Uni-Marts' Board of Directors recommends to its stockholders a superior proposal or withdraws its recommendation of the merger, or if certain conditions to closing are not satisfied, principally that holders of 15% or more of the Uni-Marts shares elect dissenters' rights or Uni-Marts fails to meet designated financial parameters.

     If the merger agreement is terminated because holders of 15% or more of Uni-Marts' shares elect dissenters' rights, Green Valley is required to commence promptly a tender offer to purchase all outstanding Uni-Marts shares at a price of $2.25 per share. If Green Valley acquires a majority of the Uni-Marts shares pursuant to the tender offer and elects to deregister the shares, non-tendering stockholders may lose all liquidity with respect to their shares, and Green Valley will have the power to elect all members of Uni-Marts' Board of Directors. See "THE MERGER AGREEMENT -- Termination."

EXPENSES AND TERMINATION FEES

     Uni-Marts and Green Valley have agreed to pay their respective fees and expenses in connection with the merger, whether or not the merger is consummated, except that Green Valley is entitled to an $800,000 break-up fee if Uni-Marts pursues a superior proposal, and Uni-Marts may recover up to $800,000 from Green Valley if the merger agreement is terminated because of a breach by Green Valley of any representation, warranty or covenant. See "THE MERGER AGREEMENT -- Expenses and Termination Fees."

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the merger of Uni-Marts into Green Valley will be treated as a sale of assets by Uni-Marts to Green Valley. The Public Stockholders, the Tri-Color Members and KOTA Management will be treated for federal income tax purposes as having sold their Uni-Marts stock for consideration of $2.25 per share, which will trigger the recognition of a taxable gain or loss. See "SPECIAL FACTORS -- Material United States Federal Income Tax Consequences."

       CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE SPECIAL MEETING

Q:   WHO IS ENTITLED TO VOTE ON THE MERGER PROPOSAL?

A: Stockholders of record as of the close of business on May 27, 2004 may vote at the special meeting.

Q:   WHAT DO I NEED TO DO NOW?

A: Please vote. You are invited to attend the special meeting, however, you should mail your completed, signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting in case you are unable to attend. No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q:   HOW DO I VOTE MY SHARES?

A: The answer depends on whether you own your Uni-Marts' stock directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your stock is held in a brokerage account or by another nominee holder.

     If you own Uni-Marts' shares directly: Your proxy is being solicited directly by Uni-Marts, and you can vote by doing the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" the adoption of the merger agreement and approval of the merger. You can also vote in person if you attend the meeting.

     If you hold your Uni-Marts' shares through a broker, bank or other nominee:
     You will receive voting instructions directly from the nominee telling you how you can vote your shares. Ordinarily, you can vote by completing and returning a voting instruction card provided by the nominee. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided by the nominee with your voting instruction card for information about voting by telephone or via the Internet. If you hold your shares through a nominee and want to vote at the meeting, you must obtain a "legal proxy" from the nominee authorizing you to vote at the meeting.

Q:   WHAT IF I WANT TO CHANGE MY VOTE OR REVOKE MY PROXY?

A: A registered stockholder may change his or her vote or revoke his or her proxy at any time before the special meeting by notifying our Corporate Secretary, Mary Ann Miller, in writing, at Uni-Marts' address, 477 East Beaver Avenue, State College, PA 16801-5690, that you revoke your proxy or by filing a duly executed proxy bearing a later date with Ms. Miller. You may then vote in person at the special meeting or submit a new proxy card. You may contact Mellon Investor Services LLC, Uni-Marts' transfer agent, at 800-756-3353 to get a new proxy card.

     If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by such nominee.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
     CARD?

A: It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive.

Q:   WHO WILL COUNT THE VOTES?

A: Mellon Investor Services LLC, Uni-Marts' transfer agent, will count the votes.

Q:   WHAT IS THE EFFECT IF I FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If your shares are held by a broker, bank, or other nominee recordholder and you sign but do not give instructions on the voting instruction card, your nominee recordholder will not have authority to vote your shares. If a nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the special meeting, the shares will be counted as present for purposes of determining whether a quorum is present, but the shares will not be voted. This is called a "broker non-vote." Brokers, banks and other nominees will not have authority to vote on the merger proposal without instructions from the stockholder. The effect of a broker non-vote on the outcome of the vote, therefore, is the same as a vote against the merger proposal.

Q:   WHAT IS THE EFFECT ON THE OUTCOME OF THE VOTE IF I ABSTAIN FROM VOTING?

A: Abstentions will have the same effect as a vote against the merger proposal.

Q:   WHO CAN ATTEND THE SPECIAL MEETING?

A: All stockholders are invited to attend the special meeting. If you plan to attend the special meeting, please bring the admission ticket attached to your proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the special meeting, please bring a copy of the voting instructions sent to you by your broker or other nominee or other evidence of your stock ownership.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: Uni-Marts will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. Uni-Marts does not anticipate hiring an agency to solicit votes from stockholders at this time. Uni-Marts may decide that it is appropriate to have a proxy solicitation agency, in which case, the costs of such service will be paid by Uni-Marts. Officers and other employees of Uni-Marts may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q: WILL ANY EMPLOYEES OR ASSETS OF UNI-MARTS BE EMPLOYED OR USED IN CONNECTION WITH THE TRANSACTION?

A: Officers and employees of Uni-Marts are participating in the preparation of this proxy statement, and Uni-Marts will pay its own expenses to consummate the merger. Officers and employees of Uni-Marts may participate in the preparation of other proxy solicitation materials, if necessary. As described in the preceding answer, a proxy solicitation agency and/or officers and other employees of Uni-Marts may be called upon to solicit proxies in person or by telephone but will not receive any special compensation for doing so. Other than the foregoing, Uni-Marts does not expect its assets to be used in connection with the consummation of the merger.

Q:   WHAT HAPPENS IF I SELL MY UNI-MARTS SHARES BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is May 27, 2004, which is earlier than the expected date of the merger. If you transfer your shares after the record date but before the merger, you will retain your right to vote at the special meeting, but the right to receive $2.25 in cash per share will pass to the person to whom you transfer your shares.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive written instructions explaining how to exchange your Uni-Marts stock certificates for cash.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements that involve risks, uncertainties and assumptions. These statements are based on Uni-Marts' expectations, as of the date of this proxy statement, of future events and are subject to uncertainty and changes in circumstances. Such statements may include statements regarding Uni-Marts' plans, strategies and intentions or future financial performance, and frequently can be identified by the use of terminology such as "believes," "expects," "may," "should" or "anticipates" (or the negative or other variations thereof) or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Although Uni-Marts believes that its expectations are based on reasonable assumptions within the bounds of its knowledge, Uni-Marts' stockholders are cautioned that such statements are only projections and that actual events or results may differ materially from those expressed in any such forward-looking statements. In particular, Uni-Marts cannot assure you that the merger will be consummated. The forward-looking statements contained in this proxy statement include, but are not limited to, statements about the merger and expectations as to Uni-Marts' future results. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of our stockholders to approve the merger; failure of Green Valley or Uni-Marts to meet any condition to closing; litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting our business generally, including, without limitation, the following:

     - general economic, business and market conditions;

     - environmental, tax and tobacco legislation or regulation;

     - volatility of gasoline prices, margins and supplies; competition and ability to maintain merchandising margins;

     - the ability to successfully consummate Uni-Marts' divestiture program;

     - the sufficiency of cash balances, cash from operations and cash from asset sales to meet future cash obligations;

     - volume of customer traffic;

     - weather conditions;

     - labor costs; and

     - the level of capital expenditures.

     Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     Uni-Marts' Board of Directors and its Strategic Planning Committee have periodically evaluated our business and operations, as well as our strategic direction and prospects. In the course of such an evaluation in early 2002, Uni-Marts' Board of Directors considered the adverse impact on Uni-Marts' market valuation that it attributed to, among other things, our capital constraints, liquidity concerns due to covenant constraints imposed under our credit facilities, and the level of competition in many of our markets.

     On February 27, 2002, management presented to the Board of Directors an analysis for the divestiture of all of our convenience stores except for a limited number of stores which it intended to convert to Choice Cigarette Discount Outlets. The total number of stores to be marketed for sale was 190, including 115 owned and 75 leased locations, and the travel center located in Milroy, Pennsylvania.

     The Board of Directors determined to form a separate Ad Hoc Committee to report to the Board of Directors on this divestiture strategy, and three independent directors, Stephen Krumholz, Herbert Graves and Jack Najarian, were appointed as the members of the Ad Hoc Committee. Richard Gallagher, a retired CPA who had been an advisor to the Uni-Marts' Board of Directors since June 1998, was appointed as an advisor to the Ad Hoc Committee.

     On March 15, 2002, Ara Kervandjian, President of Uni-Marts, and Greg Petrick, Chief Financial Officer of Uni-Marts, met in Scottsdale, Arizona with representatives of General Electric Capital Franchise Finance Corp of America ("GECFFC"), our principal long-term lender, to discuss our proposed divestiture strategy. The representatives of GECFFC, while noting that the sale of a significant part of our operations would require approval from all of the holders of the indebtedness, indicated that they believed a transaction of this type could receive lender support under the proposed financial parameters. During March 2002, management and members of the Ad Hoc Committee conducted interviews with various financial advisors for assistance in marketing 170 of the stores (management had identified another party interested in marketing the other 20 stores and travel center). Detailed presentations by several of these advisors were made to the Ad Hoc Committee on March 26 and March 27, 2002, and the Ad Hoc Committee, at a meeting held on April 2, 2002, selected Trefethen & Company LLC and Morgan Keegan & Company, Inc. to act as its financial advisors. While our intention at this time was principally directed toward the sale of the 190 convenience stores, the financial advisors were charged to explore and evaluate all strategic alternatives to enhance stockholder value, including a business combination as well as the sale of assets. After receiving GECFFC's support of our selection, we publicly announced the engagement of these financial advisors on April 5, 2002.

     For the next several months, our selected financial advisors worked with us to prepare a confidential memorandum describing the 170 store locations being offered for sale and distributed this memorandum, beginning in June 2002, to interested parties as identified by the advisors and management. By July 2002, we had received two written indications of interest for the purchase of the 170 locations. One came from The Kroger Co., which indicated its interest in purchasing not only the business assets of the 170 marketed stores, but also 104 of these 170 real properties owned by Uni-Marts, for a cash price in the range of $55 to $60 million (these 170 properties secured long-term indebtedness of approximately $50.5 million). The other indication of interest came from United Refining Company, which stated its interest in purchasing the inventories and supplies of the 170 stores and leasing the real estate and equipment for an aggregate net lease amount to Uni-Marts of $6.5 million per year (with United Refining also assuming the rental payments on properties leased by Uni-Marts).

     The Ad Hoc Committee, at a meeting held on July 23, 2002, reviewed these two responses as well as a summary of several other expressions of interest in specific groups of stores. The Ad Hoc Committee discussed that the confidential memorandum offered to sell the business assets of 170 of Uni-Marts' convenience stores (including inventory, supplies and the Uni-Mart(TM) brand name), but Uni-Marts was not offering to sell the real estate owned by Uni-Marts at 104 of the 170 locations (the other 66 locations were leased by Uni-Marts). Since the Kroger indication of interest included the purchase of the 104 parcels of real property owned by Uni-Marts, and since the United Refining indication of interest did not set forth a price for the business assets at the 170 marketed stores, the Ad Hoc Committee instructed its financial advisors to contact United Refining and Kroger to request that they revise their offers to conform to the parameters set forth in the confidential memorandum. The financial advisors also were asked to gauge Kroger's interest in purchasing Uni-Marts in its entirety. At this meeting, Mr. Kervandjian reported that he had been contacted by Jim Haseotes, a major stockholder of a convenience store operator (Cumberland Farms) whose family limited partnership owned close to 10% of Uni-Marts' common stock. Mr. Haseotes had orally indicated his interest in purchasing Uni-Marts for "book value" if it did not receive a more attractive offer. On July 21, 2002, Mr. Kervandjian had met with Mr. Haseotes and his son to explore their interest in clarifying their offer or, alternatively, in partnering with management to make an offer to purchase Uni-Marts. Mr. Graves reported that he had been contacted by Michael Kelly, attorney for Mr. Haseotes, who reiterated the oral book value offer for Uni-Marts. It was not clear to Messrs. Kervandjian and Graves whether the oral offer of book value included goodwill recorded on our balance sheet, nor was it clear whether or not the oral offer represented an amount before or after payment of Uni-Marts' severance obligations upon sale. We instructed our counsel to contact Mr. Kelly for clarification. By the time of the Board of Directors meeting later on the day of July 23, 2002, counsel had spoken to Mr. Kelly, who orally confirmed that Mr. Haseotes' book value oral offer was intended to be net of any transaction-related obligations, including change-in-control agreements and payments under our transaction success bonus plan and any option spread values. Mr. Kelly later confirmed that "book value" was intended to mean tangible book value, and not include goodwill.

     The Board of Directors instructed counsel to continue to request a written offer from Mr. Haseotes with a clear indication of what amount was being offered, and concluded that at least one member of the Ad Hoc Committee would participate in clarifying offers, together with the financial advisors, to protect the integrity of the process to assure the independent evaluation of the alternatives by the Ad Hoc Committee.

     We never received a written offer from Mr. Haseotes, and Kroger did not respond to the financial advisors' request to modify its offer. United Refining, however, amended its indication of interest in August 2002 to present an offer for the business assets of the 170 marketed stores for a price in the range of $25 to $35 million, plus the purchase of the stores' inventories at cost and some undisclosed form of master lease arrangement for the properties. Our financial advisors were instructed by the Ad Hoc Committee to seek to narrow the price range and clarify the proposed master lease arrangement, and our financial advisors held many discussions with United Refining's financial advisors, Hill Street Capital, but were unable to receive a definitive purchase offer for the stores.

     During the period from late July through August 2002, management also discussed with the Ad Hoc Committee the possibility of selling the real property as well as the business assets of 100 of our stores through our financial advisors. In September 2002, we engaged a business broker, Avatar Business Connections, Inc., to market the business assets of 70 other stores.

     United Refining continued its due diligence investigation of our stores during this period and, on September 30, 2002, notified the Board of Directors in writing (through its affiliate, Red Apple Group), that it now preferred to pursue the purchase of all outstanding Uni-Marts stock, and was "prepared in principle" to pay a per share value in the range of $3.00 to $4.00 subject to further investigation and its ability to assume Uni-Marts' existing debt. The Ad Hoc Committee met on October 2, 2002 to review the United Refining letter. One of our financial advisors who was present at the meeting, Bill Trefethen, recommended that the next action be to contact United Refining's financial advisors to narrow the range of the proposed consideration and clarify the timing of United's due diligence and financing questions. Mr. Trefethen also reported that once such clarifications had been received, a meeting should be scheduled between the parties, and the Ad Hoc Committee advised that either Mr. Krumholz or Mr. Najarian would be present in addition to management at any such meeting. On the same date, our counsel sent a letter to John Catsimatidis, Chairman and CEO of Red Apple Group, expressing the sentiments of the Ad Hoc Committee and asking that the parties attempt to negotiate a draft of the definitive acquisition agreement, as well as have United Refining convert its per share valuation range to a precise offer, prior to the Uni-Marts Board of Directors' next regularly scheduled meeting on October 30, 2002. Greg Petrick also sent a letter to Mark Wood of GECFFC asking him to discuss prospective financing strategies with United Refining and its affiliates concerning the potential acquisition of Uni-Marts.

     At the meeting on October 30, 2002, the Board of Directors was advised that negotiations had not been successful in converting United Refining's indication of interest for Uni-Marts into a detailed offer. Henry Sahakian, Chairman and Chief Executive Officer of Uni-Marts, also advised the Board of Directors that based on preliminary results, it appeared that we would report a net loss of approximately $1.3 million, or $0.19 per share, for our fiscal year ended September 30, 2002, as compared to a profit of $451,000, or $0.06 per share, for fiscal 2001. Mr. Petrick explained to the Board of Directors that based on forecasts of fourth quarter results, Uni-Marts would not be in compliance with certain loan pool covenants with GECFFC nor with certain covenants under its revolving line of credit with Provident Bank. Meetings had been held with both lenders to discuss amendments or waiver of covenant defaults and to update them on our divestiture initiatives. Mr. Petrick also explained that in light of our inability to successfully divest stores in a large group, management had begun to discuss with GECFFC a plan to sell stores in smaller groups and use the proceeds to pay down debt. Management also requested the Board of Directors' approval to allow certain members of management to evaluate a management buyout of Uni-Marts. The Board of Directors authorized management and the Ad Hoc Committee to pursue each of these alternatives, namely the sale of individual stores, and the sale of Uni-Marts either to a third party or to management.

     The Ad Hoc Committee next met on December 11, 2002 with management, who reported that Uni-Marts' October and November financial performance had continued to deteriorate compared to budget and to the comparable months in the previous fiscal year. Mr. Krumholz also reported on his meeting with Bill Trefethen and management on the previous day, during which management and Mr. Trefethen had noted their difficulties in negotiating amendments of loan documents with GECFFC necessary to accommodate our strategy of selling stores in smaller groups. Management recommended that Uni-Marts illustrate to GECFFC the potential adverse financial impact on both Uni-Marts and our lenders if we were unable to execute our divestiture plan in a timely manner. In the absence of a new arrangement regarding our long-term debt, the divestitures of smaller groups of stores would result in substantial loan prepayment penalties and generate minimal excess cash proceeds for Uni-Marts. Virtually all of Uni-Marts' long-term debt is held by GECFFC with approximately half on a fixed rate basis and half on a variable rate basis. Repayment of the variable rate debt requires prepayment penalties ranging from 3% to 5% of the amount outstanding. Repayment of the fixed rate debt requires a yield maintenance payment based on the present value of the principal and interest payments calculated using current reinvestment rates and time remaining until maturity. In order to repay all outstanding debt of Uni-Marts, prepayment penalties and yield maintenance costs would total approximately $7 million. Uni-Marts was seeking a substantial reduction in these debt retirement costs to improve the cash proceeds from the divestitures of stores. The Ad Hoc Committee authorized management, with the assistance of its attorneys and financial advisors, to develop a financial model to present to GECFFC.

     Management then prepared a presentation summarizing convenience store industry conditions, Uni-Marts' recent deteriorating financial performance, our divestiture strategies and a restructuring proposal for our long-term debt, and Messrs. Kervandjian and Petrick and George Cerminara, a financial consultant to Uni-Marts, met with representatives of GECFFC on December 23, 2002 in Scottsdale, Arizona to review this presentation. Various alternatives were discussed, including the classification of Uni-Marts in a "special servicing" category to permit GECFFC more authority to amend certain provisions in the long-term debt instruments and allow us to sell stores, prepay debt and build a cash reserve. The GECFFC representatives agreed to provide us with a proposal shortly. The Ad Hoc Committee met on December 26, 2002 to discuss these developments and to address our current engagement of financial advisors that was due to expire on December 31, 2002. The Ad Hoc Committee decided that we should not continue the existing engagement, since the original strategy of a single divestiture of approximately 170 stores had not been successful and the new strategy of a series of divestitures of smaller groups of stores would require different advisory services. Management believed that we required assistance with our negotiations with our long-term lenders to amend the current debt instruments in order to effectuate the newly-evolving store divestiture strategy, and the Ad Hoc Committee authorized Uni-Marts to begin negotiations with Trefethen & Company independently for a new advisory relationship relating to its lender negotiations as opposed to its marketing of assets (with an emphasis on a success fee format). Mr. Trefethen was selected due to his extensive convenience store industry expertise and his knowledge of transactions with GECFFC. The new advisory relationship was entered into with Trefethen & Company on January 7, 2003.

     On January 19, 2003, we received a term sheet from GECFFC for a consensual restructuring of our long-term debt, and a meeting was arranged at the lender's offices in Scottsdale, Arizona on February 3, 2003. Attending the meeting for Uni-Marts were Messrs. Kervandjian, Petrick and Cerminara, and David Antzis, a partner of the law firm of Saul Ewing LLP, our principal outside counsel. Immediately prior to the meeting with GECFFC, these individuals participated in a conference call with the members of the

Ad Hoc Committee to review various aspects of the GECFFC term sheet and discuss how best to restructure the long-term debt arrangement. Negotiations with GECFFC continued throughout February and March 2003.

     In the interim, United Refining renewed its overtures to acquire Uni-Marts. Management provided United Refining with various requested information, including a list of Uni-Marts' unencumbered assets (real estate and equipment) and the net book value thereof, culminating in a letter sent by e-mail from Martin Bring, counsel for United Refining, to Mr. Antzis on February 26, 2003, stating that United Refining was now prepared in principle to pay $2.25 per share in cash for all Uni-Marts stock. The letter was again subject to satisfactory completion of United's due diligence and assumption of existing debt, and stated that the purchase price would be financed by a combination of corporate liquidity and other resources provided by United Refining, its affiliates and their respective lenders. On February 27, 2003 and February 28, 2003, Uni-Marts' Board of Directors received two separate letters from Michael Kelly, counsel for the Haseotes family partnership, expressing support for United's offer and urging that the Ad Hoc Committee conduct the negotiations with United Refining.

     The Ad Hoc Committee met on February 28, 2003 to discuss the February 26, 2003 letter from United Refining. The Ad Hoc Committee discussed that if the latest United letter resulted in an offer, the Committee would need to retain independent financial advisors and counsel to assist the Committee in evaluating the offer. Members of the Committee were concerned that the letter of interest from United Refining might not result in a definitive offer, noting that United Refining did not produce an offer after its letter of interest in the fall of 2002 and that Uni-Marts had spent a considerable amount of time and money on United Refining's due diligence process at that time. The Ad Hoc Committee instructed Mr. Antzis to work with Mr. Krumholz to draft a written response to United Refining requesting financing information that demonstrated United Refining's ability to consummate a transaction, and that Uni-Marts would accommodate further due diligence after receiving satisfactory evidence of United Refining's financing. Such a letter was sent on March 3, 2003. Thereafter, a letter dated March 21, 2003 from Fleet National Bank to United Refining was provided to the Ad Hoc Committee indicating that Fleet was willing to work closely with United Refining management to explore the possibility of acting as sole arranger and/or underwriter for a bank facility to finance the acquisition of Uni-Marts, subject to completion of satisfactory due diligence, Fleet's credit review and approval process and a number of other conditions. By letter from Mr. Krumholz to Henry Sahakian dated March 25, 2003, management was advised that the Ad Hoc Committee believed the Fleet letter provided by United Refining was a sufficient indication of its financing prospects to permit a continued due diligence investigation of Uni-Marts, and that the Ad Hoc Committee had given Mr. Petrick the authority to coordinate the assembly of any further information requested by United Refining. We provided a similar letter from Mr. Antzis to United Refining on the same date, and Mr. Petrick received an additional due diligence request from United Refining on March 31, 2003.

     In its letter to United Refining on March 3, 2003, Uni-Marts had requested that United Refining convert its indication of interest into a firm offer, and had stated that meaningful negotiation could not take place until such an offer was submitted. United Refining never responded to this request (until submitting a letter of intent in May 2003 as discussed below), and instead United Refining simply pursued its financing and due diligence activities. In the meantime, we continued to act to advance our asset divestiture strategy. Effective April 1, 2003, Provident Bank agreed to amend its revolving credit facility with Uni-Marts (i) to extend the maturity from April 20, 2004 to December 31, 2004,
(ii) to extend the seasonal line of credit increase of $2 million through April 30, 2004, and (iii) to amend certain financial covenants to align them with our divestiture plan. On April 22, 2003, GECFFC signed a term sheet to release 117 of our store locations from its loan pools for a period of approximately 18 months, thereby reducing prepayment penalties and other restrictive conditions of the loans in their then current form. We also entered into two separate asset sale agreements in April 2003 to sell four Virginia stores and 18 other stores, respectively.

     The Ad Hoc Committee interviewed several law firms during late April and early May 2003 to serve as its independent counsel, and the Ad Hoc Committee determined to retain Rhoads & Sinon LLP on May 15, 2003 as counsel to the Ad Hoc Committee.

     On April 30, 2003, Martin Bring, counsel for United Refining, delivered by facsimile transmission to Mr. Antzis a financing commitment letter from Fleet National Bank. Mr. Antzis informed Mr. Bring that Uni-Marts had recently entered into an agreement to sell a number of convenience stores. Mr. Antzis also advised Mr. Bring that United Refining's ongoing due diligence without the submission of a formal offer was causing a burden on Uni-Marts' internal resources. Mr. Antzis again inquired whether a formal offer would be forthcoming. On May 12, 2003, United Refining submitted a letter of intent for a cash merger with Uni-Marts at a price of $2.25 per share. On May 14, 2003, HFL Corporation, a privately-held corporation controlled by Henry and Daniel Sahakian, submitted to the Ad Hoc Committee its letter of intent for the acquisition of all Uni-Marts common stock, also at a cash price of $2.25 per share. HFL had held a Board of Directors meeting on April 21, 2003 to discuss the possibility of making a proposal for the purchase of all of the outstanding shares of Uni-Marts, and had signed a confidentiality agreement with Uni-Marts on April 22, 2003. Between April 22 and May 14, 2003, HFL formulated its offer letter after review of publicly available information and the outstanding number of Uni-Marts' shares not already owned by the Tri-Color Members. Since Henry and Daniel Sahakian were already directors and Henry Sahakian was an executive officer of Uni-Marts, there was no need for any additional formal due diligence as would customarily be performed by an unrelated third party. The first time the HFL Board met to consider making a proposal was April 21, 2003.

     On May 15, 2003, the Ad Hoc Committee met to discuss the letters of intent from United Refining and HFL. Messrs. Henry and Daniel Sahakian were not members of the Ad Hoc Committee and did not participate in this meeting or subsequent meetings of the Ad Hoc Committee in May 2003 to evaluate the United Refining and HFL offers. The negative features of each letter of intent were discussed. The negative aspects of the United Refining letter of intent were that it was a non-binding proposal to acquire Uni-Marts, it contained a standstill provision preventing Uni-Marts not only from seeking any other merger partner, but from selling any stores, through June 30, 2003, it did not state whether the definitive merger agreement would contain a financing contingency and it was also still subject to United's satisfactory completion of due diligence in its sole discretion. The negative aspects of the HFL letter of intent were that it required the payment of a $2.5 million break-up fee due upon the signing by Uni-Marts of an agreement for a fundamental transaction with any other party.

     The Ad Hoc Committee concluded that it was not in a position to immediately accept either offer because the Ad Hoc Committee had no basis to determine whether $2.25 per share was an adequate or fair price for the unaffiliated stockholders, and that the Ad Hoc Committee needed to engage an investment banking firm to advise the Ad Hoc Committee on the fairness of these proposals from a financial point of view. Charles Ferry, a partner of the law firm Rhoads & Sinon, was instructed to draft a response letter to each of United Refining and HFL, informing them that the Ad Hoc Committee would be consulting with an investment banking firm.

     Following its receipt of the offer from HFL, the Ad Hoc Committee directed counsel to the Committee to communicate with counsel to United Refining in writing indicating the manner in which United Refining's letter of intent would need to be revised in order to be considered further by the Committee. Counsel to the Ad Hoc Committee, by letter dated May 16, 2003, advised counsel to United that in order to be considered further by the Ad Hoc Committee, United Refining needed to submit a revised letter of intent which would constitute a binding proposal and state whether or not a definitive merger agreement would be subject to a financing contingency or other material contingency, in addition to shareholder and regulatory approvals. The letter from counsel to the Ad Hoc Committee also advised that a revised proposal from United Refining should indicate what additional due diligence, if any, would be required by United Refining prior to executing a definitive agreement and set forth a timeframe in which that due diligence would be completed. The letter also requested that any revised and binding proposal from United Refining be received no later than May 22 in order to be considered by the Ad Hoc Committee at the same time it was considering the offer from HFL.

     On May 23, 2003, the Ad Hoc Committee interviewed three investment banking firms and ultimately selected Boenning & Scattergood, Inc. to advise the Ad Hoc Committee as to the fairness, from a financial point of view, of any transaction transferring control of a material interest in Uni-Marts or our assets. Such selection was in part based on Scattergood's focus on mergers and acquisitions in middle market companies and the level of experience of the team assigned to the project. Several days later, Mr. Ferry contacted Robert Young, a partner of the law firm McCausland, Keen and Buckman and counsel for HFL, to request an extension of time to respond to HFL's letter of intent, since the letter expired by its own terms at the close of business on May 28, 2003. HFL was unwilling to extend the letter of intent and the Ad Hoc Committee met on May 28, 2003 to consider the offer. Given the absence of any due diligence contingency or standstill provision in the HFL offer, Mr. Ferry was authorized to negotiate the HFL letter with the goals of (1) substantially reducing the amount of the break-up fee, (2) providing that the break-up fee would only be due upon consummation of a transaction with a third party, as opposed to the signing of an agreement with a third party, (3) requiring that a definitive agreement be signed with HFL by June 30, 2003, and (4) conditioning Uni-Marts' obligation to enter into an agreement on the receipt of a fairness opinion indicating that the $2.25 cash price was fair from a financial point of view to Uni-Marts' stockholders. The parties continued to negotiate before and during a Board of Directors meeting held later that day, and ultimately HFL agreed to reduce the break-up fee to $1.5 million, payable only upon the consummation of a third party transaction within six months of the termination of the letter of intent, and that the letter of intent would expire if the Ad Hoc Committee did not receive a fairness opinion or a definitive agreement was not signed by June 27, 2003. Mr. Ferry was authorized to revise the letter of intent with Mr. Young for execution as soon as possible. Messrs. Henry and Daniel Sahakian participated in the May 28, 2003 Board meeting to discuss the offer from HFL and the requested changes to such offer by the Ad Hoc Committee, but they excused themselves from the meeting while the Board discussed the United Refining offer and abstained from any Board vote on either transaction.

     On May 29, 2003, Mr. Ferry received a telephone call and revised draft proposal from United Refining. The new proposal did not contain any material changes or eliminate any of the contingencies set forth in United Refining's proposal of May 12, 2003. The Ad Hoc Committee met on June 2, 2003 and reviewed with counsel the failure of United Refining's revised proposal to address any of the Committee's prior concerns. The Ad Hoc Committee determined that the HFL letter of intent was preferable to the United Refining letter of intent even though the revised HFL letter of intent contained a $1.5 million break-up fee with a 6-month trailing provision, because the United Refining letter of intent had not been revised by United and still contained the negative features discussed above. Specifically, the United Refining letter of intent still constituted a non-binding proposal, required that Uni-Marts negotiate exclusively with United Refining through June 30, 2003, was subject to United Refining's satisfactory completion of due diligence in its sole discretion and did not state whether a definitive merger agreement would contain a financing contingency. The HFL letter of intent also required HFL to pay a $250,000 cash deposit at the time of signing the letter of intent which was nonrefundable if HFL did not proceed to close a transaction for any reason except (1) the failure of the parties to execute a definitive merger agreement, (2) the failure of the Uni-Marts Board of Directors to amend Uni-Marts' shareholder rights plan to permit a transaction with HFL to be consummated, or (3) the failure of Uni-Marts' lenders to consent to HFL assuming Uni-Marts' outstanding debt obligations. The Committee approved the final version of the letter of intent with HFL and the letter was signed late that day and publicly announced the following morning.

     In the days following the execution of the letter of intent, principals of HFL contacted representatives of GECFFC and Provident Bank to determine whether such lenders would permit HFL to assume the indebtedness of Uni-Marts. HFL was advised by Provident that it would likely require some form of personal guarantees of the principals of HFL or performance milestones as a condition to providing consent to the assumption of its indebtedness because of HFL's privately-held status, and the fact that following the proposed merger HFL would be highly-leveraged. In addition, Provident indicated that it might insist upon the right to require HFL or its principals to contribute additional capital to Uni-Marts under designated performance milestones. Representatives of HFL called Mr. Krumholz on June 17, 2003 to advise him that HFL had decided to terminate the letter of intent because HFL's principals were not willing to provide personal guarantees or to agree to capital calls in order to obtain Provident's consent. Mr. Krumholz had Mr. Ferry speak to a Provident representative, who confirmed that it was highly likely that Provident would impose such conditions. The letter of intent between Uni-Marts and HFL was terminated on June 18, 2003.

     Mr. Ferry called Mr. Bring on June 18, 2003 to advise him of the termination of the HFL letter of intent, in order to ascertain whether United Refining was interested in resuming merger discussions. Mr. Bring expressed some concern on behalf of United Refining as to whether Uni-Marts' lenders would impose the same personal guarantee requirement on any private third party purchaser. Mr. Ferry suggested a face-to-face meeting between representatives of the Ad Hoc Committee and United Refining, but United Refining never affirmatively responded to the invitation for further discussions.

     Thereafter, we renewed our store divestiture efforts. At approximately the same time, the potential buyer of 18 of our stores introduced Messrs. Sahakian and Kervandjian to Mr. Raj Vakharia, who expressed interest in acquiring all of our remaining convenience stores in Pennsylvania (107 stores, of which 63 were owned and 44 were leased) for an aggregate purchase price of approximately $34 million. Mr. Vakharia's counsel submitted a draft asset purchase agreement and a negotiating meeting was held on July 16, 2003 in Philadelphia, Pennsylvania among Mr. Vakharia, Mr. Kervandjian and counsel for the parties. By the time of the meeting, the potential purchaser of the 18 stores had terminated its agreement with Uni-Marts, and Mr. Vakharia was negotiating for the purchase of 125 stores for an aggregate price of approximately $41.9 million. We objected to certain of the proposed terms of the transaction, principally that the buyer desired to purchase the stores in three separate transactions over an extended period of time (approximately 18 months), with very little financial exposure to the buyer if it did not elect to consummate the purchase of any group of stores, but with the effect of preventing us from marketing any of these stores to other parties during such extended period of time.

     In early August 2003, Mr. Vakharia approached Mr. Paul Levinsohn, a business associate, to assist with the transaction. At the same time, Messrs. Vakharia and Levinsohn indicated that they were interested in submitting a proposal to acquire Uni-Marts. In order to pursue this alternative, however, they requested an exclusive period of time to conduct due diligence and negotiate a definitive acquisition agreement. Mr. Vakharia discussed these issues at a meeting in New York City on August 6, 2003 with Messrs. Henry Sahakian, Kervandjian and Najarian. The Ad Hoc Committee met by conference call on August 8, 2003, during which Mr. Najarian advised the Ad Hoc Committee of his meeting with Mr. Vakharia and the fact that Mr. Vakharia had engaged the investment banking firm of Piper Jaffray to raise additional funds for the transaction. Mr. Vakharia then joined the conference call, accompanied by his counsel, Peter Ehrenberg of the law firm of Lowenstein Sandler PC, and Scott LaRue and John Barrymore of Piper Jaffray, to discuss an exclusivity arrangement between Uni-Marts and the proposed buying entity controlled by Mr. Vakharia, Reliance Management LLC. The parties engaged in a negotiating session, with the Ad Hoc Committee ultimately agreeing to provide Reliance with an approximately 45-day exclusivity period in exchange for a $250,000 cash deposit which would not be refundable except in limited circumstances (principally tied to due diligence problems uncovered by Reliance or if Reliance ultimately offered $1.90 per share or more for all of the outstanding shares of Uni-Marts' common stock and such offer was not accepted by Uni-Marts). Noting that Uni-Marts had not been successful in selling groups of stores and United Refining had not positively responded to invitations for additional discussions, the Ad Hoc Committee instructed counsel to complete the negotiation of an exclusivity agreement with Reliance. The Board of Directors approved the exclusivity arrangement at a special meeting held on August 13, 2003.

     Counsel for the parties continued their negotiation of the exclusivity agreement, including issues relating to the conditions under which the cash deposit would or would not be returned to Reliance, and when buyer's environmental due diligence would occur. A meeting was arranged on August 25, 2003, in Florham Park, New Jersey, at the offices of The Kushner Companies. Attending the meeting were all members of the Ad Hoc Committee, Messrs. Henry Sahakian, Kervandjian, Antzis, Ehrenberg, Vakharia and Charles Ramat of The Kushner Companies, a potential investor in Reliance. The parties compromised on open issues by agreeing to eliminate Uni-Marts' demand for a cash deposit in return for Reliance's agreement not to be reimbursed for environmental due diligence expenses if it discovered environmental issues that caused it to terminate the transaction. The parties also agreed to extend the exclusivity period from September 27, 2003 until October 10, 2003, and instructed counsel to revise the draft agreement accordingly.

     Throughout September and early October 2003, Reliance performed its due diligence investigation of Uni-Marts and the parties negotiated a definitive merger agreement. The disputed issues relating to the merger agreement included
(a) whether the buyer would be entitled to post-closing indemnification for breaches of Uni-Marts' representations and warranties, (b) whether a portion of the merger price would be escrowed to secure this indemnification, (c) Uni-Marts' ability to accept a superior proposal, and the break-up fee payable to the buyer in such event, (d) buyer's desire to obtain a certain level of voting lock-up agreements, (e) the capitalization of Reliance, and (f) various conditions to closing, including environmental remediation above a certain dollar threshold and the maximum percentage of stockholders electing appraisal rights. The Ad Hoc Committee held meetings on September 25, September 30, and October 9, 2003 to discuss these issues. The September 25 meeting was attended not only by the members of the Ad Hoc Committee and Mr. Ferry, but also by representatives of Uni-Marts' management and Uni-Marts' counsel, Mr. Vakharia and several of his associates and Mr. Ehrenberg to negotiate various aspects of the merger agreement. Mr. Vakharia indicated that Reliance intended to propose a cash merger price of $1.90 per share, and the Affiliated Stockholders indicated that they were prepared to sign voting agreements supporting the merger at that price. There were a number of other conference calls among principals and counsel and exchanges of comments to the merger agreement during this time period. At the Ad Hoc Committee meeting on October 9, 2003, Mr. Krumholz indicated that Reliance had requested an extension of their exclusivity period from October 10 until October 17, 2003, and in light of the substantial progress in negotiations to date, he recommended that such extension be granted. The extension was permitted, and negotiations among counsel and the principals continued, together with two additional Ad Hoc Committee meetings on October 13 and October 16, 2003 to discuss the Committee's negotiating positions on Uni-Marts' behalf. At the meeting on October 16, 2003, the Ad Hoc Committee agreed to extend the exclusivity period with Reliance until the close of business on October 22, 2003.

     The Ad Hoc Committee met again on October 21, 2003. Mr. Ferry explained that Reliance was insisting that it obtain a certain level of environmental remediation insurance as a condition to closing, and it was not sure whether it would be required to conduct Phase II environmental testing in order to obtain such insurance. Reliance also was insisting that it be entitled to the reimbursement of its costs in the event that it terminated the merger agreement if the underwriting criteria of its insurance company required Phase II environmental testing and Uni-Marts refused to permit such testing. The parties also had became aware of a pending claim against Uni-Marts, and after negotiations between the Ad Hoc Committee and Reliance, the Committee agreed to a reduction in the price per share to $1.87 to reflect the potential adverse impact of such claim to the surviving entity in the merger. In light of these and other issues, the Ad Hoc Committee decided that while it would allow the negotiations to continue, it would not extend the exclusivity agreement with Reliance beyond October 22, 2003. In addition, on October 23, 2003, Mr. Ramat called Mr. Krumholz and other members of Uni-Marts' negotiating team to inform them that Reliance now intended to obtain representation and warranty insurance to insure breaches of representations and warranties by Uni-Marts and that obtaining such insurance would be reflected in the merger agreement as another condition precedent to Reliance's obligation to consummate the merger. Mr. Ehrenberg also informed Mr. Krumholz in a telephone conversation on October 24, 2003, that Reliance was very concerned about the amount of prepayment penalties which could be incurred by Reliance under Uni-Marts' long-term debt agreements upon the sale of stores following the closing of the merger transaction. At a Uni-Marts' Board of Directors meeting held on October 24, 2003, Messrs. Antzis and Ferry were instructed to notify legal counsel for Reliance that Uni-Marts was willing to continue to negotiate the transaction without exclusivity, and that Reliance should devote the time necessary to complete its due diligence, identify any further issues, obtain commitments for its insurance requirements and then contact Uni-Marts when it was prepared to execute an agreement with very few conditions to closing.

     On October 27, 2003, Messrs. Ferry, Ehrenberg, Krumholz and Uni-Marts counsel conferred via telephone conference call regarding the outstanding issues. Mr. Antzis received a subsequent telephone call from Mr. Ehrenberg on October 30, 2003, during which Mr. Ehrenberg advised Mr. Antzis that Reliance had determined that it required the signing of a definitive merger agreement before it would devote resources toward obtaining binding commitments for the environmental insurance and representation and warranty insurance. Mr. Krumholz had several telephone discussions with Mr. Ferry and representatives of Uni-Marts management and Uni-Marts counsel on October 30 and October 31, 2003, and as a result of these conversations, Mr. Ferry was instructed to prepare a response in writing to Reliance's counsel outlining the Ad Hoc Committee's positions with regard to the open issues raised by Mr. Ehrenberg. Mr. Ferry sent this letter to Mr. Ehrenberg on November 3, 2003, after an Ad Hoc Committee meeting on the same date to review Mr. Ferry's letter. At the request of Reliance, a meeting was then held in State College, Pennsylvania on November 11, 2003. Messrs. Krumholz and Graves attended the meeting in person, and Mr. Najarian participated by conference call. Also in attendance were Messrs. Ferry, Antzis, Ehrenberg, Henry and Daniel Sahakian, Kervandjian and Petrick, together with Mr. Ramat and Charles Kushner of The Kushner Companies. At the meeting, Mr. Kushner stated that Reliance would require an extension of the exclusivity period until January 9, 2004, because it believed that such period of time was necessary for Reliance to obtain commitments for environmental and representation and warranty insurance and Reliance was unwilling to commit funds to these efforts without a continuing exclusivity arrangement. The Ad Hoc Committee met on November 11, 2003, immediately following the meeting with Reliance, and determined that Reliance could either continue to negotiate without exclusivity or, in the alternative, the Committee would consider signing a definitive agreement after a preliminary meeting with GECFFC to determine its level of support for the assumption of debt by Reliance, and provided that the definitive agreement was revised to eliminate many of the conditions to closing as well as all instances of expense reimbursement to Reliance except in the case of a superior proposal being accepted by Uni-Marts. Mr. Krumholz called Mr. Kushner on November 12, 2003 to discuss these alternatives, and counsel for Reliance delivered a new draft agreement which was then reviewed by the Ad Hoc Committee at a meeting on November 17, 2003. Since many of the changes requested by the Ad Hoc Committee were not reflected in the draft provided by Reliance's counsel, including the elimination of significant conditions to closing, Mr. Ferry was instructed to draft a revised version of the merger agreement and send it to Reliance's counsel. Mr. Ferry sent the revised version several days later, and received no response to the new draft.

     In the spring of 2003, D. Christopher Ohly, an attorney with the law firm Blank Rome LLP and counsel to Nancy Ordoukhanian-Ohanissan, Armineh Ordoukhanian-Petrossian, Linda Ordoukhanian and Elsa Ordoukhanian, who (according to an amendment to a Schedule 13D filed in February 2002) collectively owned 838,468 shares or approximately 11.7% of the outstanding shares of common stock of Uni-Marts, had contacted Uni-Marts' counsel to inquire whether Uni-Marts had any interest in purchasing his clients' Uni-Marts stock. He was advised that Uni-Marts was not in a financial position to make such a purchase. In a letter dated June 11, 2003, Mr. Ohly requested on behalf of his clients an opportunity to review certain books and records of Uni-Marts, and after having his clients execute a confidentiality agreement, he was provided with the requested Uni-Marts information. Approximately one month later, Mr. Ohly inquired about arranging a meeting with Uni-Marts management to discuss the Ordoukhanians' interest in making an offer for Uni-Marts. Mr. Ohly was asked to provide some preliminary indication of the nature of his clients' financing and management team for such a transaction. Mr. Ohly did not respond to this request. In late August 2003, counsel for Uni-Marts called Mr. Ohly as a courtesy to advise him that Uni-Marts was about to enter into a letter agreement with another party which would contain a "standstill" provision prohibiting Uni-Marts from negotiating with any other person for a designated period of time. After the termination of the exclusivity arrangement with Reliance in October 2003, counsel for Uni-Marts left a telephone message for Mr. Ohly on October 24, 2003, and sent him a letter on October 28, 2003, notifying him that the exclusive relationship between Uni-Marts and a potential purchaser had expired, Uni-Marts was free to negotiate with other potential buyers and therefore Uni-Marts' management would be pleased to meet with Mr. Ohly and his clients to discuss their interest in acquiring Uni-Marts. Since the date of those communications, neither Uni-Marts nor its counsel has had any further response from Mr. Ohly or the Ordoukhanians on this matter.

     In light of the inability to positively advance the merger negotiations with Reliance, the Ad Hoc Committee held a meeting on November 24, 2003 to review certain new alternatives with management. Specifically, Henry Sahakian and Messrs. Kervandjian and Petrick had approached Mr. Krumholz with the possibility of an auction sale process to divest certain store locations. Messrs. Kervandjian and Petrick indicated that they had met the previous week with representatives of National Real Estate Clearing House (NRC), headquartered in Chicago, Illinois, which specialized in the accelerated divestiture of petroleum and convenience store properties through an auction process. They indicated that NRC had recently represented companies such as Shell, BP, Clark, Sunoco and Swifty Serve in conducting auction processes with regard to the divestiture of convenience store properties. Mr. Kervandjian had also discussed this alternative with Dennis Rubin, Executive Vice President and General Counsel of GECFFC. The Ad Hoc Committee discussed in detail the financial parameters of an auction sale process and asked Uni-Marts' management to prepare a written business plan for the auction process by December 5, 2003, so that the Ad Hoc Committee and Board of Directors could consider it during the week of December 8th. Mr. Ferry was instructed to notify Mr. Ehrenberg that the Ad Hoc Committee needed time to consider an alternative proposal. Mr. Ferry sent such a letter to Mr. Ehrenberg on November 25, 2003. Shortly thereafter, Mr. Vakharia contacted Mr. Krumholz asking if the Ad Hoc Committee would oppose Mr. Vakharia's desire to reach out to members of the Sahakian family to possibly form an alliance to pursue the acquisition of Uni-Marts. Mr. Krumholz informed Mr. Vakharia that the Ad Hoc Committee was open to entertaining any offer for Uni-Marts. On December 8, 2003, Mr. Vakharia met with Messrs. Henry and Daniel Sahakian and Kervandjian in Harrisburg, Pennsylvania to discuss this alliance. Mr. Sahakian contacted Mr. Krumholz immediately after this meeting and informed him of the possibility of an alliance being formed between himself and Mr. Vakharia. On December 14, 2003, Mr. Sahakian and Mr. Vakharia came to an understanding whereby they would form an alliance to create an entity that would make an offer for a transaction with Uni-Marts at $2.25 per share. Subsequent to the formation of this alliance, the Uni-Marts Board of Directors did not meet again until January 26, 2004, as negotiations were conducted solely by the members of the Ad Hoc Committee, and information regarding other potential transactions was not released to Messrs. Henry and Daniel Sahakian by the Committee.

     The Ad Hoc Committee next met on December 15, 2003 to review a financial analysis prepared by Uni-Marts with regard to the proposed auction sale of the business assets of 178 Uni-Marts' stores through NRC. The pro forma demonstrated that the sales of business assets of the stores without the underlying real estate would not yield sufficient proceeds to repay the indebtedness secured by these stores, and Uni-Marts would therefore require a substantial additional credit facility (at least $27.0 million) to pursue the auction alternative. The Committee also discussed the risks of execution of the auction process and the fact that GECFFC would have to agree to revised terms to its loan agreements with Uni-Marts. In preparing the pro forma with regard to the auction sale of stores through NRC, Uni-Marts did not obtain any valuations or appraisals of the business assets comprising the 178 Uni-Marts stores. The estimated sales price for the stores in the pro forma was based on a multiple of 1.5 times the historical earnings of each store before deducting any interest, taxes, depreciation or amortization. The 1.5 times earnings multiple was within the range provided by NRC as a sales multiple which it had successfully obtained in other convenience store auction scenarios. Mr. Krumholz also reported about the request of Mr. Vakharia to possibly form an alliance with the Sahakians to pursue the acquisition of Uni-Marts. At that time, the Ad Hoc Committee controlled all negotiations involving the sale of Uni-Marts, and Henry and Daniel Sahakian agreed, as they had during the discussions between HFL and Uni-Marts, to excuse themselves from any Board discussion and abstain from any vote by the Board of Directors regarding a possible transaction between Uni-Marts and an entity they might form with Mr. Vakharia. Mr. Vakharia had discussed this possible alliance with representatives of The Kushner Companies, who had indicated to Mr. Vakharia that they would not seek to oppose his pursuit of this opportunity. Mr. Krumholz then met in Dallas, Texas on December 17, 2003 with Evan Gladstone and Michael Bohnert, executives of NRC, to learn more about the NRC auction sale process. He presented this information to the Ad Hoc Committee at a meeting on December 19, 2003. Mr. Krumholz also advised the Ad Hoc Committee that he and

Mr. Ferry had received a draft letter of intent on December 18, 2003 from the Sahakian/Vakharia group proposing to acquire Uni-Marts at a per share price of $2.25 in cash, and related that these parties had committed that their offer would not contain some of the more onerous conditions required by Reliance's potential investor, The Kushner Companies. The Ad Hoc Committee discussed questions which they required to be answered by the Sahakian/Vakharia group before further negotiations were conducted, including the likelihood that consents to the assumption of indebtedness could be obtained from GECFFC and Provident Bank, the timing of the proposed transaction, whether the acquiring entity had the requisite funds to pay the cash merger consideration and transactions costs, and the possibility of indemnification from the buyer for any potential liability to The Kushner Companies. The Ad Hoc Committee directed Messrs. Krumholz and Ferry to pose these and other questions to Messrs. Henry Sahakian and Vakharia and report back to the Ad Hoc Committee.

     On December 22, 2003, the Ad Hoc Committee met again following a telephone conference among Messrs. Krumholz, Ferry, Henry Sahakian, Kervandjian, Vakharia and Antzis on December 19, 2003. Mr. Ferry advised that Mr. Kervandjian had communicated the intent of the Sahakian/Vakharia group to use the existing draft definitive agreement previously negotiated with Reliance as a template for negotiation of a definitive merger agreement, while deleting a number of the conditions to closing required by Reliance), to raise the offered price from the $1.87 per share offered by Reliance to $2.25 per share, and to form a limited liability company (Green Valley) to pursue the transaction. Mr. Kervandjian also indicated that he believed that GECFFC and Provident Bank would provide the required consents to the merger because of the additional cash resources which Mr. Vakharia and his colleagues were supplying to the buying entity. Mr. Sahakian had indicated that members of the Sahakian family owning approximately 40% of the outstanding stock of Uni-Marts would sign voting agreements in favor of the transaction. Mr. Vakharia had indicated that he did not believe termination of his affiliation with The Kushner Companies would give rise to any litigation against either Mr. Vakharia, Uni-Marts or Green Valley as the new buying entity, both because of the discretionary nature of his relationship with The Kushner Companies and the fact that The Kushner Companies had previously supplied only a modest amount of money to Reliance's efforts, which Mr. Vakharia planned to reimburse. The Ad Hoc Committee still had certain outstanding questions about the transaction, such as desiring that members of the Ad Hoc Committee speak with representatives of GECFFC and Provident Bank to determine their support of the transaction, and requesting confirmation from the new buying group of its financing sources to supply the cash necessary to complete the transaction. Subject to these issues, the Ad Hoc Committee supported continuing negotiations with the Sahakian/Vakharia Group.

     On December 30, 2003, Mr. Ferry sent to Robert Young, who was now representing Green Valley, an outstanding list of issues concerning the transaction and the merger agreement. Those issues were, (1) the requirement of a mandatory tender offer if the holders of Uni-Marts' shares representing 15% or more of the outstanding shares exercised dissenters' rights, (2) whether Green Valley should have a due diligence out, (3) the appropriateness of various conditions to closing including the obtaining of environmental insurance, limitations on debt and a requirement that Uni-Marts meet certain cash, net operating asset and EBITDA thresholds, (4) the payment of a termination fee if Green Valley elected not to close because of a material adverse change in Uni-Marts, (5) a limit on the damages for which Green Valley could be liable if it defaulted, and (6) the size of a proposed termination fee. On January 7, 2004, Mr. Ferry and Uni-Marts counsel met with Mr. Young in Radnor, Pennsylvania to negotiate the new merger agreement between Uni-Marts and Green Valley. One of the issues discussed was Uni-Marts' requirement of a $400,000 cash deposit from buyer which could be applied toward any future claim for breach of the agreement by buyer (or else applied toward the merger consideration). Mr. Young distributed a new draft of the merger agreement on January 8, 2004, and on January 12, 2004, Messrs. Ferry and Young and Uni-Marts counsel continued their negotiation by conference call. Several days later, another draft of the merger agreement was circulated and counsel continued to consult with their clients and negotiate open issues as to whether a deposit by Green Valley would be required, the appropriate amount of the termination fee, and the limitation on Green Valley's liability if it defaulted.

     On January 16, 2004, the Ad Hoc Committee held a meeting to review the current status of the merger negotiations with Green Valley. Chad Hull, Director of Investment Banking at Boenning & Scattergood, joined the Committee by conference telephone to present his firm's initial analysis and preliminary conclusions as to the fairness of the proposed cash merger consideration to Uni-Marts' stockholders from a financial point of view. Such oral presentation was substantially identical to the presentation by Boenning & Scattergood to the Uni-Marts' Board on January 26, 2004, as discussed below. Mr. Hull indicated that, subject to completion of its analysis and due diligence, Boenning & Scattergood would be prepared to issue a fairness opinion to the Ad Hoc Committee as to whether the merger price of $2.25 per share was fair from a financial point of view to the stockholders of Uni-Marts. Members of the Committee asked Mr. Krumholz to obtain (1) a letter from representatives of the Sahakian/Vakharia group that no significant transaction involving Uni-Marts' assets was imminent, (2) comfort letters from representatives of the Sahakian and Vakharia groups as to their access to funds necessary to consummate the merger, and (3) a letter from representatives of the Vakharia group indemnifying Uni-Marts and its directors and officers for any claims or potential litigation from Reliance Management or The Kushner Companies for failure to proceed with the proposed transaction with Reliance. The Ad Hoc Committee unanimously recommended approval of the merger transaction with the Sahakian/Vakharia group conditioned upon receipt of the various comfort letters identified in the meeting, and its receipt of, and presentation to, the full Board of the fairness opinion from Boenning & Scattergood.

     By January 23, 2004, the merger agreement had been revised and delivered to Messrs. Krumholz and Ferry and Uni-Marts counsel in virtually final form. Messrs. Krumholz and Ferry and representatives of Uni-Marts management and Uni-Marts counsel had conference calls on January 12 and January 15, 2004, with representatives of GECFFC and Provident Bank, respectively, to discuss the lenders' willingness to consent to the merger. In a telephone call on January 22, 2004, Mr. Krumholz received assurances from Charles Kushner that The Kushner Companies did not object to Mr. Vakharia pursuing an offer for Uni-Marts with the Tri-Color Members. On January 23, 2004 the negotiated version of the merger agreement and the fairness opinion of Boenning & Scattergood were distributed to all Board of Directors members, and the Board of Directors scheduled a meeting for January 26, 2004, to vote upon the proposed merger transaction.

     The Board of Directors was presented at its meeting on January 26, 2004 not only with the final version of the merger agreement, form of voting agreement with the Sahakian family members, and amendment to Uni-Marts' Rights Agreement, but also (a) a letter agreement with Mr. Levinsohn, indemnifying Uni-Marts and the members of the Board of Directors against any claims which might be asserted by The Kushner Companies in connection with the merger transaction, (b) letters from the accountants for Mr. Levinsohn and the Affiliated Stockholders advising that each such party had access to the funds necessary to pay their proportionate shares of the aggregate merger consideration, (c) a letter signed by Mr. Kervandjian and Mr. Levinsohn stating that there was no transaction involving the sale of a significant portion of Uni-Marts' assets imminent at that time, and (d) modifications to Uni-Marts' existing change in control agreements providing that Uni-Marts need not establish a trust fund upon the execution of the merger agreements to satisfy its severance obligations. At the beginning of the Board meeting, Mr. Krumholz summarized the due diligence regarding Green Valley's financing and other matters which he and Mr. Ferry had performed over the past week, and reiterated the Ad Hoc Committee's January 16, 2004 recommendation of the merger with Green Valley.

     At the special meeting of Uni-Marts' Board of Directors held on January 26, 2004, Messrs. Ferry and Antzis also reviewed the finalized terms of the proposed merger agreement. The requirement to amend Uni-Marts' Rights Agreement to allow the transaction with the entity formed by the Sahakian/Vakharia Group, named Green Valley Acquisition Co., LLC, was also discussed with the Board of Directors. In addition, representatives of Boenning & Scattergood made a presentation regarding their analysis of the fairness, from a financial point of view, of the merger consideration. See "SPECIAL FACTORS -- Opinion of Boenning & Scattergood." Boenning & Scattergood rendered its written opinion that, as of such date, the consideration to be received by the holders of Uni-Marts' shares of common stock pursuant to the merger agreement with Green Valley was fair from a financial point of view to such stockholders.

After such presentations, Messrs. Henry and Daniel Sahakian left the meeting so that the remaining disinterested members of the Board of Directors could discuss the proposed merger with their attorneys and financial advisors. Following a lengthy discussion, Messrs. Henry and Daniel Sahakian were asked to return to the meeting and Uni-Marts' Board of Directors voted unanimously (with Messrs. Henry and Daniel Sahakian abstaining): (i) to approve the proposed merger with Green Valley, the merger agreement and related exhibits as presented to them,
(ii) to amend Uni-Marts' Rights Agreement to allow the acquisition by Green Valley, and (iii) to recommend that Uni-Marts' stockholders vote to approve the merger with Green Valley.

     Following the approval of Uni-Marts' Board of Directors, the merger agreement in its definitive form was executed during the evening of January 26, 2004 and publicly announced the following morning.

PURPOSES OF THE MERGER

     Uni-Marts' purpose for the merger is to provide the Public Stockholders with liquidity for their shares at a price above the market trading price for the shares. The shares are not actively traded and Uni-Marts lacks the capital resources for significant growth. For the past several years, Uni-Marts' management sought to sell assets to improve Uni-Marts' financial position, but its divestiture plan was never fully realized. As a result, Uni-Marts lacks the funds to effect certain types of transactions, such as a reverse stock split or a tender offer, whereby its stockholders would be given a choice to receive cash payment for their shares or remain as stockholders of Uni-Marts. Thus, these alternative means of going private were never seriously considered by the Ad Hoc Committee or the Board of Directors. Instead, the Board ultimately opted not to remain public and pursued a sale of the company, either to a third party or a management-led group, to effect the purpose of providing liquidity for the Public Stockholders. The merger with Green Valley creates a liquidity event which Uni-Marts, in light of its current business operations and capital constraints, has been unable to accomplish independently in any significant manner.

REASONS FOR THE AD HOC COMMITTEE'S DETERMINATION

     In concluding that the merger is fair to Uni-Marts' stockholders and recommending adoption of the merger agreement to Uni-Marts' Board of Directors, the material factors considered by the Ad Hoc Committee were as follows:

     - The Committee is composed solely of independent directors who are not officers or employees of Uni-Marts and will not be owners or employees of Green Valley following the merger. The Committee members have no financial interest in the merger that is different from the interests of Uni-Marts' stockholders, other than the receipt of fees for services as members of Uni-Marts' Board of Directors and committees of the Board of Directors;

     - The Committee was given authority, among other things, to evaluate, negotiate and recommend the terms of any proposed transaction, and to refuse to recommend a transaction that it did not believe to be fair;

     - The Committee engaged its own separate independent legal counsel and investment banking firm in evaluating, negotiating and recommending the terms of the merger agreement. The Committee's firm, Boenning & Scattergood, had no previous affiliation or involvement with Uni-Marts, its management or the owners of Green Valley and were under the exclusive direction of the Committee;

     - The Committee, together with legal advisors, conducted multiple active negotiating sessions and discussions with representatives of Green Valley and other interested parties;

     - The Committee members' familiarity with Uni-Marts' business, financial results and prospects and their knowledge of Uni-Marts' industry, which they have developed through their years of service as members of Uni-Marts' Board of Directors, and their general business knowledge and experience;

     - Boenning & Scattergood's presentation at the Board of Directors meeting on January 26, 2004 regarding the fairness of the price, and its opinion, subject to the considerations and limitations set forth in the opinion, that the price is fair, from a financial point of view, to the stockholders. See "SPECIAL FACTORS -- Opinion of Boenning & Scattergood" and the copy of Boenning & Scattergood's opinion attached as Annex C to this proxy statement;

     - The relationship between the $2.25 price per share to be paid in the merger and the recent market prices of Uni-Marts' common stock. As reported by Boenning & Scattergood, the $2.25 per share to be paid in the merger represented (i) a 27.8% premium over the closing sale price per share for the one trading day prior to January 22, 2004 (the date of preparation of Boenning & Scattergood's fairness analysis), (ii) a 38.9% premium over the closing price for the five trading days before January 22, 2004, and (iii) a 33.1% premium over the closing sale price per share for the 30 trading days before January 22, 2004. These premiums compared to the median premiums in 168 similar-sized transactions analyzed by Boenning & Scattergood of 34.2%, 39.1% and 49.6%, respectively. While the $2.25 per share offer from Green Valley in January 2004 represented a much smaller premium to the market price of Uni-Marts' shares immediately prior to the announcement of the transaction, as compared to the premium over market represented by the $2.25 per share offered in the United Refining and HFL letters of intent in May 2003, the Committee took into account (i) the substantial increase in the market price of Uni-Marts' shares following announcement of the execution of the HFL letter of intent (from $1.70 per share on May 30, 2003 to $2.19 per share on June 3, 2003, the date of the announcement), and (ii) the fact that the market price of Uni-Marts' shares remained at much higher levels from June 2003 to January 2004 than the price per Uni-Marts' share in early 2003. The premium to the market price of Uni-Marts' shares at the time of announcement of the Green Valley offer was significantly less than the premiums to market price at the time of the United Refining and HFL offers in May 2003, due to the increase in the price of Uni-Marts' shares caused by those earlier offers and continuing higher price level thereafter. The last day on which Uni-Marts' share price closed at a price equal to or in excess of $2.25 per share was July 22, 2002;

     - The relation of the price to be paid in the merger and the implied valuation multiples of this price to (i) multiples implied by Boenning & Scattergood's comparable company analysis (the implied multiples based on the offer were higher than the median values in the case of four of the multiples examined, lower in the case of two and within or above the range in the case of all six of the multiples), (ii) implied equity values per share and enterprise values for Uni-Marts resulting from Boenning & Scattergood's discounted cash flow analysis and implied values resulting from Boenning & Scattergood's sensitivity analysis conducted as part of its discounted cash flow analysis which were below the offer price in the No Divestiture Scenario (defined below) and above the offer price in the Divestiture Scenario (defined below), (iii) implied multiples resulting from Boenning & Scattergood's industry transactions analysis (the implied multiples based on the offer were higher than the median values in the case of four of the multiples examined, lower in the case of two and within or above the range in the case of five of the six multiples), (iv) implied internal rates of return resulting from Boenning & Scattergood's financial sponsor analysis which were below, in all scenarios, generally required rates of return, (v) premiums paid to prevailing share price in recent transactions based on Boenning & Scattergood's premiums paid analysis which were lower than the median comparable values in all scenarios but within the range of comparable values in all scenarios, and (vi) indicated equity values per share resulting from Boenning & Scattergood's liquidation analysis which were less than $0.00 per share. See "SPECIAL FACTORS -- Opinion of Boenning & Scattergood";

     - The geographic areas in which Uni-Marts operates are highly competitive and each store's ability to compete depends on its location, accessibility, product offerings and customer service. Uni-Marts competes with other convenience store chains, gasoline stations, supermarkets, drug stores, discount stores and mass merchants. In recent years, several non-traditional retailers, such as supermarkets and mass merchants, have impacted the convenience store industry by entering the gasoline retail business. In addition, the convenience store industry experienced a double-digit percentage drop in cigarette sales in 2002, attributed largely to the loss of sales to mail order and Internet cigarette merchants. While the convenience store industry held its own in 2003 with respect to cigarette sales (which increased 1.8% overall), in the convenience store sector, sales declined on a per store basis by 0.6%. In many instances, our competitors have greater financial, marketing and other resources than Uni-Marts does. As a result, our competitors may be able to respond better to changes in the economy and new opportunities within the industry. The Committee considered it unlikely that Uni-Marts would grow through new store locations or market share gains vis-a-vis its major competitors. The Committee also noted that Sheetz and WaWa have entered into many of Uni-Marts' markets. The decision to sell Uni-Marts and, ultimately, to go private at this time was largely based on these competitive pressures and Uni-Marts' liquidity concerns;

     - The limited benefit to Uni-Marts' stockholders resulting from being publicly held. The common stock has experienced very thin trading volume (approximately 2,300 shares per day over the prior four years). On many days Uni-Marts' shares do not trade and relatively small trades can have a significant impact on the trading price. There is no significant institutional sponsorship of Uni-Marts' shares and no coverage by institutional research analysts. As a result, stockholders do not enjoy meaningful liquidity in their holdings and are unable to sell significant numbers of shares without a negative effect on the trading price, and Uni-Marts' shares are not viable currency for acquisitions. Uni-Marts also is not in a position to raise additional financing through the public capital markets;

     - The expenses to Uni-Marts of the reporting and compliance requirements of a public company (approximately $850,000 annually), including the increased costs to Uni-Marts for reporting and compliance issues following adoption of the Sarbanes-Oxley Act of 2002 and related rules and regulations (approximately $150,000);

     - The Committee's belief that in the absence of a transaction, the stockholders' ability to realize value in excess of $2.25 per share would be doubtful and would be accompanied by significant risks. The Committee's belief was based on the strength and resources of Uni-Marts' competitors, the instability of petroleum wholesale prices, increased competition among retailers for market share during the slow economic recovery period experienced in 2002 and 2003, trends in the convenience store industry (described above) and Uni-Marts' relative size and lack of capital resources;

     - The Committee's belief that it was unlikely that any other buyer would be willing to pay a price for Uni-Marts greater than $2.25 per share in cash. This belief was based on the long history of our attempt to sell Uni-Marts to a third party. See "SPECIAL FACTORS -- Background of the Merger."

     - The fact that the merger consideration will be paid entirely in cash, which eliminates any issues related to valuing the merger consideration;

     - The fact that Uni-Marts may consider unsolicited alternative acquisition proposals that are superior to the Green Valley offer, to the extent required in connection with the directors' discharge of their fiduciary duty. See "THE MERGER AGREEMENT -- Covenants."

     The material risks and other potential detriments concerning the merger considered by the Ad Hoc Committee were as follows:

     - Following the merger, stockholders (other than the Tri-Color Members and KOTA Management because of their direct or indirect ownership of Green Valley) will cease to participate in any future earnings growth of Uni-Marts or benefit from any increase in the value of Uni-Marts (just as they will cease to bear the risk of any decrease in the value of Uni-Marts);

     - Under the terms of the merger agreement, Uni-Marts is unable to solicit or encourage other acquisition proposals;

     - If the merger agreement is terminated because Uni-Marts receives a "superior proposal," as discussed in more detail under "THE MERGER AGREEMENT," Green Valley shall be entitled to receive a termination or "break-up" fee of $800,000 from Uni-Marts. The obligation to pay this fee may deter another party from making a superior proposal;

     - A stockholder generally will be required to include in his or her taxable income the amount, if any, by which $2.25 exceeds the stockholder's basis in his or her shares of Uni-Marts' common stock. If the shares are a capital asset in the hands of the stockholder, resulting gain may be long-term or short-term capital gain, depending on the stockholder's holding period for the shares. See "SPECIAL FACTORS -- Material United States Federal Income Tax Consequences";

     - Through voting agreements, Green Valley controls the vote of approximately 45.8% of the outstanding common stock of Uni-Marts (47.9% including options exercisable by June 29, 2004). This substantial voting percentage significantly increases the likelihood that the merger will be approved, even if a group of Public Shareholders vote against the merger;

     - Certain equity owners of Green Valley, who include Uni-Marts' President and Chief Executive Officer, have conflicts of interest because of their continued employment and equity ownership in Green Valley following the merger (including their right to certain preferential distributions from Green Valley; see "SPECIAL FACTORS -- Other Agreements Between Green Valley, the Tri-Color Members and Uni-Marts");

     - Disruption to the operations of Uni-Marts and the morale of its employees might result following announcement of the merger, due to employee concerns regarding continued employment as a result of store closings. If, for any reason, the merger is not completed, Uni-Marts could encounter (i) liquidity problems if it is unable to divest store locations in a timely manner and on acceptable terms, and (ii) adverse changes to its current bank or vendor relations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
       OPERATIONS -- Liquidity and Capital Resources."

     The Committee concluded that the positive factors described above supporting the fairness of the merger to the Uni-Marts' stockholders outweighed the negative factors. Because of the number and variety of factors considered, the Committee members did not find it practicable to quantify or otherwise assign specific relative weights to each of the factors and analyses considered by them in reaching their conclusion. The Committee's determination was made after considering all these factors together. In reaching its determination to recommend adoption of the merger agreement to the Uni-Marts Board of Directors, the Committee relied upon and adopted the financial and comparative analyses prepared by Boenning & Scattergood and the fairness opinion issued by Boenning & Scattergood.

RECOMMENDATIONS OF THE AD HOC COMMITTEE AND BOARD OF DIRECTORS

     On January 16, 2004, the Ad Hoc Committee unanimously determined that the merger and the merger agreement are advisable, fair to and in the best interests of Uni-Marts' stockholders, generally, and the Public Stockholders, in particular, and recommended (subject to receipt of a fairness opinion and the receipt of various comfort letters identified in the meeting) that the Board of Directors and Uni-Marts' stockholders adopt and approve the merger agreement and the merger. On January 26, 2004, the Board of Directors relied on the unanimous recommendation of the Ad Hoc Committee, and, after a thorough discussion, which included a review of the merger agreement with its legal advisors and a presentation of the fairness opinion by Boenning & Scattergood, adopted the Ad Hoc Committee's analysis and conclusions and determined that the merger and the merger agreement are procedurally and substantively fair to and in the best interests of Uni-Marts' stockholders, generally, and the Public Stockholders, in particular, and recommended that Uni-Marts' stockholders adopt the merger agreement and approve the merger. Henry Sahakian and Daniel Sahakian attended the Board of Directors meeting for quorum purposes, but abstained from voting with respect to the merger and the merger agreement. At this meeting, the Board of Directors did not consider any other alternatives to the merger.

     A separate vote of a majority of the Public Stockholders was not imposed by the Board as a condition of approving the merger because the Board, in adopting the recommendations of the Ad Hoc Committee, determined that the Ad Hoc Committee had fairly and fully negotiated the merger in a disinterested and informed manner, with advice and assistance of independent legal counsel and investment bankers. The Board was aware of the process followed by the Ad Hoc Committee and concluded that the process was procedurally fair to all Uni-Marts' stockholders, including the Public Stockholders. Factors considered in determining that the Ad Hoc Committee had functioned in a proper and procedurally fair manner for the benefit of all stockholders included the following:

     - Committee members were independent from Green Valley and the controlling shareholders of Uni-Marts.

     - The Committee was given full authority to negotiate on an arm's-length basis with representatives of Green Valley and to recommend for or against the merger.

     - The Committee was formed in February 2002 and empowered to conduct all negotiations as soon as it became apparent that management and controlling shareholders of Uni-Marts would be involved on both sides of the merger.

     - The Committee presented a process and record of informed, deliberate and careful negotiations.

     - The Committee demonstrated that it had the power to and did actively negotiate with the buyer regarding the material terms of the merger.

     - The Committee had authority to and did hire its own independent and conflict-free legal and investment banker.

     In view of the foregoing, the Ad Hoc Committee and Board of Directors believe that sufficient procedural safeguards exist to ensure the fairness of the merger and to permit the Ad Hoc Committee to effectively represent the interests of the Public Stockholders, and therefore, additional unaffiliated representatives to act on behalf of the Public Stockholders are not necessary.

POSITION OF THE GREEN VALLEY GROUP REGARDING THE FAIRNESS AND PURPOSE OF THE MERGER

     SEC rules require the members of the Green Valley Group to express their beliefs as to the substantive and procedural fairness of the merger to the Public Stockholders. Each of the members of the Green Valley Group (GreenValley, Henry Sahakian, Daniel Sahakian, Ara Kervandjian, Tri-Color, HFL, Raj Vakharia, Paul Levinsohn, KOTA Holdings and KOTA Management) believe that the merger is substantively and procedurally fair to the Public Stockholders even though a majority vote of the Public Stockholders is not required to approve the merger, for the same reasons that the Ad Hoc Committee and the Board of Directors of Uni-Marts concluded that the merger was procedurally fair to the Public Stockholders. In reaching this conclusion, each of the members of the Green Valley Group adopted the analysis of the Board of Directors of Uni-Marts. See "SPECIAL FACTORS -- Recommendations of the Ad Hoc Committee and Board of Directors."

     The purpose of the members of the Green Valley Group for the merger is to allow certain members of Uni-Marts' management, working in a new alliance with the beneficial owners of KOTA Holdings, to create an enhanced platform for future business opportunities. By acquiring all of the Uni-Marts' stock and leveraging the industry contacts of Mr. Vakharia, the members of the Green Valley Group believe that Green Valley will be better situated to negotiate with existing lenders and seek new financing sources, as well as to divest assets and pursue new growth opportunities. The Green Valley Group considered one alternative means of conducting the transaction, namely a tender offer for the Uni-Marts shares. While the merger agreement requires Green Valley to pursue a tender offer if holders of 15% or more of the Uni-Marts shares elect dissenters' rights and Green Valley terminates the merger agreement, the Green Valley Group prefers to conduct the transaction as a merger and cause all Public Stockholders to receive cash for their shares. This allows the Green Valley Group to receive all of the benefits of its implementation plan commensurate with its efforts, but also to bear all of the risks of execution without liability to unaffiliated stockholders. See "SPECIAL FACTORS -- Plans After the Merger" for a description of the post-merger plans of the Green Valley Group. The proposed merger was not motivated by any ability on Green Valley's part to avoid or delay the payment of taxes. As described later, Uni-Marts' tax loss carryovers will not be available to offset profits of Green Valley, if any, after the merger. See "SPECIAL FACTORS -- Material United States Federal Income Tax Consequences."

OPINION OF BOENNING & SCATTERGOOD

     On May 23, 2003, the Ad Hoc Committee retained Boenning & Scattergood in connection with the proposed transactions for the sale of Uni-Marts and to deliver an opinion to the Ad Hoc Committee as to the fairness, from a financial point of view, to Uni-Marts' stockholders of the consideration to be received in connection with such a transaction.

     The engagement letter between Boenning & Scattergood and the Ad Hoc Committee provides that, for its services, Boenning & Scattergood is entitled to receive a fee of $125,000, of which $25,000 was payable upon its engagement and $100,000 was payable upon delivery of Boenning & Scattergood's written opinion. Boenning & Scattergood will be reimbursed for certain of its out-of-pocket expenses, including legal fees, and be indemnified for certain losses, claims, damages and liabilities relating to or arising out of services provided by Boenning & Scattergood. Neither Uni-Marts nor any affiliate imposed any limitation on the scope of the fairness opinion or provided any instructions to Boenning & Scattergood with respect to the fairness opinion.

     The following paragraphs summarize the financial and comparative analyses performed by Boenning & Scattergood in connection with its opinion. The following paragraphs also describe the financial and comparative analyses used in preparation of the materials distributed to the Board of Directors on January 23, 2004. Boenning & Scattergood has consented to being named in this proxy statement. The summary does not represent a complete description of the analyses performed by Boenning & Scattergood; however, it does capture the results of all of the material analyses performed by Boenning & Scattergood.

     Boenning & Scattergood was retained by the Ad Hoc Committee on the basis of its experience, expertise and familiarity with a wide variety of comparable businesses and transactions. As part of its investment banking business, Boenning & Scattergood regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, going-private transactions, private placements and valuations for various other purposes, and in the determination of the adequacy of consideration in such transactions. In the ordinary course of its business as a broker-dealer, Boenning & Scattergood may, from time to time, purchase securities from, and sell securities to, Uni-Marts. In the ordinary course of business, Boenning & Scattergood may actively trade the securities of Uni-Marts for its own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

     On January 26, 2004, Boenning & Scattergood met in person with the Board of Directors and discussed its analysis, and delivered to the Ad Hoc Committee its written opinion dated January 26, 2004, to the effect that, as of that date, and based upon and subject to the assumptions, considerations and limitations set forth in its opinion, the financial consideration to be received in the merger was fair, from a financial point of view, to Uni-Marts' stockholders.

     BOENNING & SCATTERGOOD'S OPINION IS DIRECTED TO THE AD HOC COMMITTEE AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF THE MERGER CONSIDERATION AND DOES NOT ADDRESS UNI-MARTS' UNDERLYING BUSINESS DECISION TO ENTER INTO THE MERGER OR ANY OTHER TERMS OF THE MERGER AGREEMENT. THE OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE AD HOC COMMITTEE IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNI-MARTS STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT ANY MEETING OF STOCKHOLDERS HELD IN CONNECTION WITH THE MERGER. BOENNING & SCATTERGOOD IS AWARE, HOWEVER, THAT ITS OPINION IS BEING ATTACHED TO THIS PROXY STATEMENT, AND THAT SUCH OPINION MAY BE CONSIDERED BY UNI-MARTS' STOCKHOLDERS WHEN MAKING THEIR DECISIONS AS TO WHETHER TO VOTE IN FAVOR OF THE MERGER.

     It should be noted that Boenning & Scattergood's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date thereof and does not address any matters subsequent to such date. In addition, the opinion is, in any event, limited to the fairness, as of such date, from a financial point of view, of the merger consideration to be received by the stockholders pursuant to the merger agreement and does not address Uni-Marts' underlying business decision to effect the merger or any other terms of the merger agreement. Boenning & Scattergood was not engaged to solicit indications of interest or to otherwise explore the viability of any alternative transaction to the merger. It should be noted that although subsequent developments may affect Boenning & Scattergood's opinion, it does not have any obligation to update, revise or reaffirm it. Boenning & Scattergood did not determine or recommend the amount of consideration to be paid pursuant to the merger agreement.

     The full text of Boenning & Scattergood's written opinion which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Boenning & Scattergood in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety.

     In connection with rendering its opinion, Boenning & Scattergood, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Uni-Marts, and reviewed certain internal financial analyses and forecasts prepared by the management of Uni-Marts; (ii) reviewed a draft of the merger agreement; (iii) studied and analyzed the stock market trading history of Uni-Marts; (iv) considered the terms and conditions of the transaction as compared with the terms and conditions of certain acquisition transactions involving operators of convenience stores and blocks of stores; (v) met and/or communicated with certain members of Uni-Marts' senior management to discuss its operations, historical financial statements, future prospects and business strategy, including its plan to divest of 128 underperforming stores and stores located in non-core geographic areas, as well as certain alternative store counts; and (vi) conducted such other financial analyses, studies and investigations as it deemed appropriate. All material analyses, studies and investigations that were performed are described in this proxy statement.

     In its review and analyses and in arriving at its opinion, Boenning & Scattergood assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to, discussed with or otherwise reviewed by or for it. Boenning & Scattergood further relied upon the assurances of management of Uni-Marts that they are not aware of any facts that would make any of such information inaccurate or misleading. Boenning & Scattergood did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Uni-Marts. In addition, Boenning & Scattergood has not assumed any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Uni-Marts. With respect to financial projections, Boenning & Scattergood was advised by the management of Uni-Marts and assumed that such projections and other information were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management as to the future financial performance of Uni-Marts. Boenning & Scattergood expressed no view with respect to such projections and other information or the assumptions on which they are based.

     In evaluating the merger consideration, Boenning & Scattergood performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses performed by Boenning & Scattergood. The preparation of a fairness opinion and the related analyses are complex analytical processes involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion and the related analyses are not readily susceptible to summary description. Accordingly, Boenning & Scattergood believes that selected portions of its analyses and certain factors, without considering all analyses and all factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In addition, some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses of Boenning & Scattergood, the tables must be read together with the full text of each summary.

     In its analyses, Boenning & Scattergood considered industry, market, general business and economic, financial and other conditions and other matters existing as of the date of its analyses and opinion, many of which are beyond the control of Boenning & Scattergood and Uni-Marts. No company, transaction or business considered in those analyses as a comparison is identical to Uni-Marts or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. There were no specific factors, when viewed in the context of all of the analyses, that did not support Boenning & Scattergood's fairness opinion, other than (i) the multiple of book value implied by the offer which was below the range and the median of the Industry Transactions reviewed by Boenning & Scattergood and (ii) the discounted cash flow analysis performed by Boenning & Scattergood in the divestiture scenario which produced an implied share price which was higher than the offer of $2.25 per share.

     Boenning & Scattergood's opinion was among many factors considered by the Ad Hoc Committee and Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Ad Hoc Committee and Board of Directors with respect to the merger consideration or the merger. In the event that the merger agreement is proposed to be amended in any material manner that would materially diminish the rights of Uni-Marts, or the benefits to the Public Stockholders, the Ad Hoc Committee will consider whether a revised fairness opinion is warranted.

  Boenning & Scattergood Analysis

     On January 26, 2004, Boenning & Scattergood delivered its written opinion to the Ad Hoc Committee of the Board of Directors, that, as of such date and based upon the assumptions made, matters considered and limitations on the review set forth therein, the consideration to be received by holders of Uni-Marts' shares pursuant to the merger is fair from a financial point of view to such stockholders. The opinion was issued following a presentation to the Board of Directors on January 26, 2004, which contained analyses dated January 22, 2004.

     THE DESCRIPTION BELOW SETS FORTH THE METHODOLOGY FOLLOWED BY BOENNING & SCATTERGOOD, WHICH PROVIDED THE BASIS FOR ITS OPINION. HOLDERS OF SHARES ARE URGED TO, AND SHOULD, READ CAREFULLY SUCH OPINION (ATTACHED AS ANNEX C) IN ITS ENTIRETY.

     The following is a summary of the material analyses utilized by Boenning & Scattergood in connection with the opinion.

  Summary of Transaction

     Boenning & Scattergood calculated the implied pricing and valuation multiples based on the offer of $2.25 per share, balance sheet and operating data as of January 1, 2004 and shares and options outstanding as of January 1, 2004. (Note: In the third quarter of 2003, Uni-Marts classified certain assets as discontinued operations. For comparative purposes, Boenning & Scattergood in its analyses adjusted affected historical income statement figures to remove the impact of this reclassification, based on information provided by Uni-Marts' management. Additionally, Boenning & Scattergood excluded the impact of items related to changes in accounting principles in examining Uni-Marts.) Based on this data, the key valuation statistics were as follows:

Offer Price Per Share.......................................   $  2.25
Total Equity Value(a) ($Millions)...........................   $18,406
Net Debt ($Millions)........................................   $71,379
Enterprise Value(b) ($Millions).............................   $89,784
Equity Value/Net Income.....................................        NM(c)
Equity Value/Book Value.....................................      0.9x
Enterprise Value/Last Twelve Months ("LTM") Revenue.........      0.2x
Enterprise Value/LTM Earnings before Interest, Taxes,
  Depreciation and Amortization ("EBITDA")..................      7.9x
Enterprise Value/LTM Earnings before Interest and Taxes
  ("EBIT")..................................................     16.9x
Offer/Market Price Per Common Share 1 Day Before
  Announcement..............................................      27.8%

---------------

(a) The equity value is calculated by taking the summation of common shares outstanding (7,202,979 as of Jan. 1, 2004) and "in-the-money" options (options with a strike price less than $2.25 per share; 977,333 of these existed as of Jan. 1, 2004) and multiplying this value by $2.25.

(b) Enterprise value equals total market value of equity plus net debt (debt and preferred stock, less cash and marketable securities).

(c) For the period shown, Uni-Marts had negative earnings resulting in a "NM" or not meaningful value.

  Comparable Company Analysis

     Boenning & Scattergood compared certain financial and operating ratios for Uni-Marts with the corresponding financial and operating ratios for a group of companies comparable to Uni-Marts (collectively, the "Comparable Companies"). The Comparable Companies are those publicly traded companies identified by Boenning & Scattergood which are based in North America and derive a significant portion of their business from the operation of convenience stores. Boenning & Scattergood identified the following as Comparable Companies:

     - 7-Eleven, Inc.;

     - Alimentation Couche-Tard Inc.;

     - Bowlin Travel Centers, Inc.;

     - Casey's General Stores, Inc.;

     - The Kroger Co.; and

     - The Pantry, Inc.

     For each of the Comparable Companies, Boenning & Scattergood calculated gross margins, EBITDA margins, net margins and debt to total capital ratios based on the Comparable Companies' LTM operating figures and most recent balance sheets. The analysis resulted in the following:

                                            RANGE OF              MEDIAN OF
                                      COMPARABLE COMPANIES   COMPARABLE COMPANIES   UNI-MARTS
                                      --------------------   --------------------   ---------
LTM Gross Margin....................   18.3% - 36.8%                 24.3%            18.5%
LTM EBITDA Margin...................    3.7% - 6.9%                   5.2%             2.4%
LTM Net Margin......................    0.6% - 2.3%                   2.0%              NM(a)
Debt to Total Capital...............   25.8% - 83.8%                 49.7%            79.0%

---------------

     (a) For the period shown, Uni-Marts had negative earnings resulting in a "NM" or not meaningful value.

     On an LTM basis, Uni-Marts' gross margin of 18.5% was within the range of the Comparable Companies of 18.3% to 36.8%. Its EBITDA margin of 2.4% and its not meaningful net margin were both less than the range of the Comparable Companies of 3.7% to 6.9% for EBITDA margins and 0.6% to 2.3% for net margins. For all three of these margins (gross, EBITDA, and net), Uni-Marts' LTM value was less than the median value of the Comparable Companies, which were 24.3%, 5.2% and 2.0%, respectively, which indicates that Uni-Marts was less profitable than the median of the Comparable Companies for each dollar of revenue earned. Uni-Marts' debt to total capital ratio of 79.0% was within the range of the Comparable Companies of 25.8% to 83.8% but was greater than the median value of 49.7%, indicating that it had greater leverage than the median of the Comparable Companies.

     For each of the Comparable Companies, Boenning & Scattergood calculated price-to-book value multiples based on the Comparable Companies' most recent balance sheet data and price-to-earnings multiples based on the Comparable Companies' LTM earnings and estimated earnings for the calendar year ended December 31, 2004. This analysis resulted in the following multiples:

                                                       RANGE OF MULTIPLES   MEDIAN   OFFER
                                                       ------------------   ------   -----
LTM earnings.........................................   11.9 - 28.7x        22.4x       NM(a)
Estimated 2004 earnings..............................   12.4 - 19.5x        17.8x       NM(a)
Book Value...........................................    0.7 - 6.3x          3.3x     0.9x

---------------

     (a) For the periods shown, Uni-Marts had or was projected to have negative earnings resulting in a "NM" or not meaningful value.

     The multiples for the Comparable Companies ranged from 11.9 - 28.7x LTM earnings, 12.4 - 19.5x estimated 2004 earnings, and 0.7 - 6.3x book value. The median values for the three multiples were 22.4x LTM earnings, 17.8x estimated 2004 earnings, and 3.3x book value. The multiples implied by the offer were not meaningful for LTM earnings and estimated 2004 earnings, and 0.9x for book value. The not meaningful earnings multiples result from negative earnings and are the highest possible earnings multiples. The multiple of book value implied by the offer was within the range of the Comparable Companies but below the median of the Comparable Companies.

     Boenning & Scattergood also calculated enterprise value multiples based on LTM sales, LTM EBITDA and LTM EBIT. This analysis resulted in the following multiples:

                                                       RANGE OF MULTIPLES   MEDIAN   OFFER
                                                       ------------------   ------   -----
LTM Sales............................................        0.3-0.6x        0.4x     0.2x
LTM EBITDA...........................................       6.1-13.5x        7.7x     7.9x
LTM EBIT.............................................       9.0-35.9x       13.6x    16.9x

     The enterprise value multiples for the Comparable Companies ranged from 0.3
- 0.6x LTM sales, 6.1 - 13.5x LTM EBITDA, and 9.0 - 35.9x LTM EBIT. The median values for the three multiples were 0.4x LTM sales, 7.7x LTM EBITDA, and 13.6x LTM EBIT. The multiples implied by the offer were 0.2x LTM sales, 7.9x LTM EBITDA, and 16.9x LTM EBIT. The multiple implied by the offer for sales was less than the range implied by the Comparable Companies and less than the median value of the Comparable Companies. The multiples implied by the offer for EBITDA and EBIT were within the range of the Comparable Companies and greater than the median of the Comparable Companies.

     To calculate the trading multiples utilized in the Comparable Company Analysis, Boenning & Scattergood used publicly available information concerning the historical and projected financial performance of the Comparable Companies, including public historical financial information and consensus analysts' earnings estimates.

     None of the Comparable Companies is, of course, identical to Uni-Marts, as Uni-Marts differs materially in some cases from the Comparable Companies in terms of size, product offerings, geographic location and profit margins, among other things. No directly comparable public company exists and conclusions as to the valuation of Uni-Marts based on the Comparable Company method is limited. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics. In addition, the multiples of stock price to estimated earnings for the Comparable Companies is based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

  Industry Transactions Analysis

     Boenning & Scattergood performed an Industry Transactions Analysis based upon the review and analysis of the range of multiples paid in acquisitions of majority ownership positions, in which information regarding the transactions was publicly available, announced between January 1, 2000 and January 22, 2004 ("Industry Transactions") involving transactions (i) with selling operators of convenience stores, including independent companies, units of independent companies and blocks of convenience stores; and (ii) with the target being based in the United States. Specifically, Boenning & Scattergood reviewed the following transactions for the Industry Transactions:

   DATE
ANNOUNCED              ACQUIRER                                TARGET
----------             --------                                ------
10/6/2003   Alimentation Couche-Tard Inc.    Circle K Corporation (ConocoPhillips)
7/28/2003   Alimentation Couche-Tard Inc.    Clark Retail Enterprises, Inc.
 5/1/2001   United Refining Company          Country Fair, Inc.
7/29/2002   Alimentation Couche-Tard Inc.    Dairy Mart Convenience Stores, Inc.
10/21/2002  Marlaz Financial Group/Polar     Fas Mart Convenience Stores, Inc
            Investments Ltd.
11/3/2000   OAO LUKOIL                       Getty Petroleum Marketing Inc.
8/25/2003   The Pantry, Inc.                 Golden Gallon (Koninklijke Ahold N.V.)
5/16/2001   Alimentation Couche-Tard Inc.    Johnson Oil Company, Inc.
 2/7/2003   Sunoco, Inc.                     Marathon Ashland Petroleum LLC
2/24/2000   Uni-Marts, Inc.                  Orloski Service Station, Inc.
 2/1/2001   Sunoco, Inc.                     The Coastal Corporation (El Paso
                                               Corporation)
4/17/2001   Delek Group Ltd.                 The Williams Companies, Inc.
11/25/2003  WHP Holdings Corp.               White Hen Pantry (Clark Retail Enterprises,
                                               Inc.)

     The targets analyzed in the Industry Transactions differ materially in some cases from Uni-Marts in terms of size, product offerings, geographic location and profit margins, among other things. Boenning & Scattergood also noted that assumptions and comparisons regarding growth prospects, synergy opportunities, and industry and financial market conditions at the time of the Industry Transactions and the merger cannot be quantified. Therefore, conclusions as to the valuation of Uni-Marts based on these transactions is limited.

     Boenning & Scattergood calculated the transaction values for the target companies based on financial results for the LTM immediately preceding the announcement of each of the respective transactions (or the most recently available twelve-month period prior to the announcement of the transaction), including equity value to net income, equity value to LTM, book value, enterprise value to LTM EBIT, enterprise value to LTM EBITDA, enterprise value to LTM revenue and enterprise value to stores acquired. The analysis resulted in the following multiples:

                                              RANGE OF MULTIPLES     MEDIAN     OFFER
                                             --------------------   --------   --------
Equity Value/LTM Net Income................      12.5 - 22.6x        15.5x      NM(a)
Equity Value/Book Value....................      1.2 - 25.8x          3.4x       0.9x
Enterprise Value/LTM EBIT..................      4.2 - 16.0x          8.4x      16.9x
Enterprise Value/LTM EBITDA................       2.7 - 9.5x          5.4x       7.9x
Enterprise Value/LTM Revenue                      0.1 - 0.6x          0.1x       0.2x
Enterprise Value/Stores Acquired...........  $46,466 - $1,355,072   $332,444   $307,481

---------------

     (a) For the period shown, the Company had negative earnings resulting in a "NM" or not meaningful value.

     The equity value multiples for the Industry Transactions ranged from 12.5 - 22.6x LTM net income and 1.2 - 25.8x book value. The median values for the equity value multiples were 15.5x LTM net income and 3.4x book value. The multiples implied by the offer were not meaningful for LTM net income and 0.9x for book value. The not meaningful earnings multiples result from negative earnings of Uni-Marts for the periods indicated and would have produced a negative earnings multiple. The multiple of book value implied by the offer was below the range and the median of the Industry Transactions. The book value per share of Uni-Marts' common stock used by Boenning & Scattergood for purposes of this analysis was $2.55. This value incorporates the dilutive impact of Uni-Marts' "in-the-money" options on its stated book value per share of $2.89 at January 1, 2004.

     The enterprise value multiples for the Industry Transactions ranged from
4.2 - 16.0x LTM EBIT, 2.7 - 9.5x LTM EBITDA, 0.1 - 0.6x LTM sales, and $46,455 -
$1,355,072 per store acquired. The median values for the four multiples were 8.4x LTM EBIT, 5.4x LTM EBITDA, 0.1x LTM sales, and $332,444 per store acquired. The multiples implied by the offer were 16.9x LTM EBIT, 7.9x LTM EBITDA, 0.2x LTM sales, and $307,481 per store acquired. The multiple implied by the offer for EBIT was greater than the range implied by the Industry Transactions and greater than the median value of the Industry Transactions. The multiples implied by the offer for EBITDA and sales were within the range of the Industry Transactions and greater than the median of the Industry Transactions. The multiple implied by the offer for stores acquired was within the range implied by the Industry Transactions and less than the median value of the Industry Transactions.

     No target within the Industry Transactions Analysis is directly comparable to Uni-Marts nor is any transaction identical to the merger. The merger differs, in some cases markedly, from the Industry Transactions. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics, size and number of outstanding shares in the public market of Uni-Marts and the companies involved in the Industry Transactions, as well as other facts that could affect their publicly traded and/or transaction values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to the Industry Transactions.

  Discounted Cash Flow Analyses

     Boenning & Scattergood performed two Discounted Cash Flow Analyses (i.e., analyses of the present value of the forecasted unlevered after-tax cash flows) of Uni-Marts based on projected financial data prepared by Uni-Marts for the five-year period from September 30, 2003 to September 30, 2008. The first analysis was based on a set of projections prepared by management that assumed that all of Uni-Marts' store locations as of September 30, 2003 were operated by Uni-Marts through the end of the five-year time period ("No Divestiture Scenario"). The second analysis was based on a set of projections prepared by management that assumed that Uni-Marts divested of 128 store locations between September 30, 2003 and September 30, 2004 ("Divestiture Scenario") and received the book value of the real estate and a multiple of cash flow for the business assets of these stores. In each analysis, Boenning & Scattergood used a discount rate of 10.56%, which is Uni-Marts' Weighted Average Cost of Capital as determined through the use of the Capital Asset Pricing Model. In each analysis, Boenning & Scattergood calculated two terminal values by using (i) the perpetuity method, assuming a perpetuity growth rate of 1.25% (the growth rate supplied by management which was consistent with Uni-Marts' in-store sales growth rate over the past few years and less than the in-store sales growth rate in the convenience store industry generally) in the No Divestiture Scenario and 1.17% in the Divestiture Scenario, which was provided by Uni-Marts; and (ii) the exit EBITDA multiple method, assuming a 5.4x exit EBITDA multiple, which was the median EBITDA multiple implied by the Industry Transactions Analysis. In the No Divestiture Scenario, under both the perpetuity method and the EBITDA multiple method, the implied share price was less than $0.00 as compared to the offer of $2.25. In the Divestiture Scenario, based on the perpetuity method, the implied share price was $3.33, and based on the exit EBITDA multiple method, the implied share price was $2.53, as compared to the offer of $2.25. In considering the results of this analysis, Boenning & Scattergood considered the achievability of the divestiture transaction given prior unsuccessful efforts to execute a similar transaction, the likelihood that book value would be received by Uni-Marts in exchange for the divested assets and the probability that the transaction would occur by September 30, 2004.

     Boenning & Scattergood also tested these implied share prices by performing sensitivity analyses. Boenning & Scattergood's sensitivity analyses examined variances of the perpetuity growth rate (using values both higher and lower than management's estimates), the exit EBITDA multiple and the discount rate. Four analyses were prepared that calculated an implied enterprise value. As a means of comparison, Boenning & Scattergood calculated the enterprise value implied by the offer price of $2.25 per share to be $89,784,403.

                                                                    (IN THOUSANDS)
                                                                  -------------------
                                                                  LOW END    HIGH END
   SCENARIO             METHOD                 VARIABLES          OF RANGE   OF RANGE
   --------             ------                 ---------          --------   --------
No Divestiture   Perpetuity             Perpetuity growth rate:   $42,767    $ 78,876
                                        0.25% - 2.25%
                                        Discount rate:
                                        8.56% - 12.56%

No Divestiture   Exit EBITDA multiple   Exit EBITDA multiple:     $39,249    $ 56,941
                                        4.4x - 6.4x
                                        Discount rate:
                                        8.56% - 12.56%

Divestiture      Perpetuity             Perpetuity growth rate:   $82,252    $122,120
                                        0.17% - 2.17%
                                        Discount rate:
                                        8.56% - 12.56%

Divestiture      Exit EBITDA multiple   Exit EBITDA multiple:     $79,631    $100,961
                                        4.4x - 6.4x
                                        Discount rate:
                                        8.56% - 12.56%

     In the No Divestiture Scenario the enterprise value implied by the offer price exceeded the range of the sensitivity analyses implied under both the perpetuity method and the exit EBITDA multiple method. In the Divestiture Scenario the enterprise value implied by the offer price was within the range of the sensitivity analyses implied under both the perpetuity method and the exit EBITDA multiple method.

  Financial Sponsor Transaction Analyses

     Using the financial forecasts developed in connection with the Discounted Cash Flow Analyses described above, Boenning & Scattergood performed two Financial Sponsor Transaction Analyses for Uni-Marts. The analyses considered the same two scenarios as described above in the Discounted Cash Flow Analyses, the No Divestiture Scenario and the Divestiture Scenario. For purposes of the analyses, Boenning & Scattergood analyzed how much a Financial Sponsor (an investor that acquires companies for a limited time period in order to achieve a return) would likely pay for Uni-Marts, given Uni-Marts' balance sheet, market guidelines for acceptable levels of total debt to EBITDA, and average equity contributions in leveraged buyouts. These analyses resulted in a negative amount of equity contribution. As a result, Boenning & Scattergood examined the returns Financial Sponsors could receive based on the offer price of $2.25. Boenning & Scattergood assumed an initial financing structure of a maximum total debt to LTM EBITDA ratio of 4.0x with the remaining purchase price provided by a Financial Sponsor in the form of an equity investment. Based on a 5.4x residual value EBITDA multiple, which was the median EBITDA multiple implied by the Industry Transactions Analysis, and the offer price of $2.25, the implied rate of return on the equity investment was less than 0.0% in the No Divestiture Scenario and 7.0% in the Divestiture Scenario. This compares to a range of 30% to 40% rate of return that a Financial Sponsor would generally require on invested capital over a period of five years. Boenning & Scattergood also tested the implied share price by performing sensitivity analyses, which involved changing the debt, equity, required return, and other assumptions in the Financial Sponsor Transaction Analysis. In the No Divestiture Scenario the implied rate of return on the equity investment was less than 0.0% in all the sensitivity analyses. In the Divestiture Scenario the implied rate of return on the equity investment ranged between 4.5% and 9.4% in the sensitivity analyses.

  Premiums Paid Analysis

     Boenning & Scattergood performed a Premiums Paid Analysis for Uni-Marts based upon a review and analysis of the range of premiums paid in acquisitions for majority ownership positions of publicly held companies for the period between January 1, 2001 through January 22, 2004 ("Recent Transactions") involving transactions (i) with equity values between $10 million and $35 million and (ii) with the target company being based in the United States. Boenning & Scattergood reviewed a total of 168 selected transactions meeting these criteria for which the terms of the transaction were publicly disclosed. Using information obtained from FactSet Mergerstat, LLC ("Mergerstat"), Boenning & Scattergood obtained the premium of the offer price per share relative to the target company's stock price one day, five days, and 30 days prior to the date of announcement of the transaction (the "Announcement"). The following range is the median of premiums that were offered to the target company's stock prior to Announcement compared to the premiums to Uni-Marts' closing price on January 22, 2004 implied by the offer:

                   RECENT TRANSACTIONS PREMIUMS PAID ANALYSIS

                                                     RANGE OF PREMIUMS   MEDIAN   OFFER
                                                     -----------------   ------   -----
One Day............................................  (78.0%) -- 520.0%    34.2%   27.8%
Five Days..........................................  (80.0%) -- 520.0%    39.1%   38.9%
Thirty Days........................................  (88.4%) -- 520.0%    49.6%   33.1%

     The premiums in Recent Transactions ranged from (78.0%) -- 520.0% for one-day premiums, (80.0%) -- 520.0% for five-day premiums, and (88.4%) -- 520.0% for thirty-day premiums. The median values for premiums in Recent Transactions were 34.2% for one-day premiums, 39.1% for five-day premiums, and 49.6% for thirty-day premiums. The premiums implied by the offer were 27.8% on a one-day basis, 38.9% on a five-day basis, and 33.1% on a thirty-day basis. The premiums implied by the offer based on a one-day basis, a five-day basis, and a thirty-day basis, all were within the range of the Recent Transactions and less than the median of the Recent Transactions.

  Liquidation Analysis

     Boenning & Scattergood considered the potential per share liquidation value to be received by holders of common stock if Uni-Marts were to liquidate based on balance sheet values as of January 1, 2004. Boenning & Scattergood performed a liquidation analysis for two primary reasons. One reason was that the offer price of $2.25 per share was less than the reported book value per share as of January 1, 2004 of $2.89 per share. As a result, Boenning & Scattergood wanted to understand what potential value could be distributed to stockholders if Uni-Marts liquidated its assets and liabilities. The second primary reason was that Uni-Marts was facing liquidity challenges which Boenning & Scattergood became aware of through Uni-Marts' quarterly and annual reports filed with the SEC and through conversations with management. Uni-Marts management provided all assumptions and estimates including the realizable cash values for Uni-Marts specific asset classes, including: (i) cash, (ii) accounts receivable, (iii) inventories, (iv) prepaid and current deferred taxes, (v) property and equipment held for sale, (vi) prepaid expenses and other current assets, (vii) long-term net property, equipment and improvements, (viii) intangible assets and (ix) other assets. Uni-Marts management assumed that each specific liability class would be fully paid, including: (i) accounts payable, (ii) accrued expenses,
(iii) revolving credit, (iv) current and non-current portions of long-term debt,
(v) deferred income and other liabilities and (vi) current and non-current portions of capital leases. Uni-Marts management also estimated a range of probable expenses, which would be incurred in a liquidation, including: (i) operating lease payoffs, (ii) gasoline contract termination costs, (iii) debt prepayment costs, and (iv) supply contract termination costs. Based upon the analysis of Uni-Marts' specific assets, liabilities and liquidation expenses, as provided by Uni-Marts management, Boenning & Scattergood estimated the remaining value to equity holders to be less than $0.00 per share.

     The analyses performed by Boenning & Scattergood are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which Uni-Marts might actually be sold, or the prices at which the Uni-Marts shares may trade, at any time in the future. Such analyses were prepared solely for the purposes of Boenning & Scattergood providing its opinion to the Ad Hoc Committee as to the fairness, from a financial point of view, of the consideration to be received in the merger by holders of Uni-Marts shares. Because such analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of Boenning & Scattergood, Boenning & Scattergood does not assume responsibility if future results or actual values are materially different from those forecast. The foregoing is qualified by reference to the written opinion of Boenning & Scattergood dated as of January 26, 2004 (attached as Annex C to this proxy statement).

UNI-MARTS' FINANCIAL PROJECTIONS

     Uni-Marts does not as a matter of course make public forecasts as to future revenues, earnings or other financial information nor has Uni-Marts historically prepared internal budget forecasts beyond the upcoming fiscal year. Uni-Marts did, however, prepare certain projections that it provided to Boenning & Scattergood in connection with the proposed merger. The projections set forth below are included in this document solely because such information was requested by and, therefore, provided to Boenning & Scattergood.

     The projections set forth below were not prepared by Uni-Marts with a view to public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Pubic Accountants regarding prospective financial information. In addition, the projections were not prepared with the assistance of or reviewed, compiled or examined by independent accountants. While prepared with numerical specificity, the projections were not prepared in the ordinary course and the projections reflect numerous estimates and hypothetical assumptions with respect to industry performance, general business, economic, market, interest rate and financial conditions and other matters, that may not be accurate, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Uni-Marts' control. Estimates are included as to Uni-Marts' gross sales of merchandise and gasoline and the cost of sales, together with other costs and expenses for the periods indicated. The financial projections also are based upon hypothetical assumptions, including assumptions as to the number of Uni-Marts' stores, the gallons of gasoline sold per store, the gallons of gasoline sold each year to wholesale dealers, the profit margin to Uni-Marts on each gallon of gasoline sold, the gross profit margin to Uni-Marts on merchandise sold and the aggregate tax rate applicable to earnings generated by Uni-Marts, all for the period indicated in the financial projections. Although it is difficult to predict the sales prices that Uni-Marts may be able to obtain for the 128 properties identified for the Divestiture Scenario, many of the properties were constructed a number of years ago and have been substantially depreciated. Uni-Marts' management believes it is likely that Uni-Marts would receive at least book value for these properties, however, in many cases, the book value is less than the debt secured by the property. Thus, after deducting the various expenses of sale (e.g., brokerage commissions, legal expenses, transfer taxes, and marketing costs) and the debt secured by the property, it is likely that Uni-Marts would not realize any net cash proceeds from such sales. Generally, the further in the future to which forecasts relate, the more unreliable those forecasts become due to the difficulty in making accurate predictions of future events. Accordingly, there can be no assurance that the assumptions made in preparing the projections set forth below will prove to be accurate, and actual results may be materially different from those contained in the projections set forth below.

     In light of the uncertainties inherent in forward-looking information of any kind, Uni-Marts cautions against undue reliance on this information. The inclusion of this information should not be regarded as an indication that anyone who received this information considered it a reliable predictor of future events, and this information should not be relied on as such. While Uni-Marts has prepared these projections with numerical specificity and has provided them to Boenning & Scattergood in connection with this proposed transaction, Uni-Marts has not made, and does not make, any representations to any person that the projections will be met. Uni-Marts does not intend to update or revise the projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, unless required by law.

     Set forth on the next two pages are two sets of projections provided to Boenning & Scattergood, one set of which assumes all of Uni-Marts' store locations as of September 30, 2003 were operated for the five-year period thereafter (labeled as "Without Divestiture"), and the other set of which assumes that Uni-Marts divested 128 store locations between September 30, 2003 and September 30, 2004 and received the book value of the real estate and a multiple of cash flow for the business assets of these stores (labeled as "With Divestiture"). These projections should be read together with the historical financial statements of Uni-Marts, the cautionary statements set forth above under the heading "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS," and the assumptions set forth below.

                        UNI-MARTS INC. AND SUBSIDIARIES
           CONSOLIDATED FIVE YEAR PROFORMA STATEMENT OF PROFIT & LOSS
                                WITH DIVESTITURE
                                 (IN THOUSANDS)

                                                    %                   %                   %                   %
                                         2004     CHANGE     2005     CHANGE     2006     CHANGE     2007     CHANGE     2008
                                       --------   ------   --------   ------   --------   ------   --------   ------   --------
REVENUES:
  Merchandise sales..................  $149,813   (16.57)  $124,987    2.50    $128,112    2.50    $131,314    2.50    $134,597
  Gasoline sales.....................   142,958      --     142,958      --     142,958      --     142,958      --     142,958
  Other income.......................     1,528   (25.65)     1,136   (0.97)      1,125   (1.00)      1,114   (1.00)      1,103
                                       --------            --------            --------            --------            --------
    Total revenues...................   294,299   (8.57)    269,081    1.16     272,195    1.17     275,386    1.19     278,658
                                       --------            --------            --------            --------            --------
COSTS AND EXPENSES:
  Cost of sales......................   233,626   (5.88)    219,891    1.20     222,535    1.11     225,005    1.19     227,678
  Selling............................    45,264   (22.91)    34,894    2.00      35,591    2.00      36,303    2.00      37,029
  General and administrative.........     5,551   (31.53)     3,801    3.00       3,915    3.00       4,033    3.00       4,153
  Depreciation.......................     5,017   (26.95)     3,665    1.36       3,715    1.35       3,765    1.35       3,816
  Interest...........................     4,108   (36.37)     2,614   (4.36)      2,500   (4.00)      2,400   (4.17)      2,300
  Provision for asset impairment.....       200      --           0      --           0      --           0      --           0
                                       --------            --------            --------            --------            --------
    Total costs and expenses.........   293,766   (9.84)    264,865    1.28     268,256    1.21     271,506    1.28     274,977
                                       --------            --------            --------            --------            --------
  Earnings (loss) before income
    taxes............................       533   690.94      4,216   (6.58)      3,939   (1.50)      3,880   (5.11)      3,681
    Income taxes (benefit)...........       160   690.94      1,265   (6.58)      1,182   (1.50)      1,164   (5.11)      1,104
                                       --------            --------            --------            --------            --------
Net earnings (loss) continuing
  operations.........................  $    373   690.94   $  2,951   (6.58)   $  2,757   (1.50)   $  2,716   (5.11)   $  2,577
                                       --------            --------            --------            --------            --------
Discontinued operations:
  Gain (loss) on disposal of
    discontinued.....................     5,663      --
  Income tax provision (benefit).....     1,698      --
                                       --------
Gain (loss) on discontinued
  operations.........................     3,965      --
                                       --------
Net earnings.........................  $  4,338      --    $  2,951            $  2,757            $  2,716            $  2,577
                                       --------            --------            --------            --------            --------
Earnings per share from continuing
  operations.........................      0.05   690.94       0.41   (6.58)       0.38   (1.50)       0.38   (5.11)       0.36
                                       --------            --------            --------            --------            --------
Earnings (loss) from discontinued
  operations.........................      0.55
                                       --------
Net earnings (loss) per share........  $   0.60   (31.97)  $   0.41   (6.58)   $   0.38   (1.50)   $   0.38   (5.11)   $   0.36
                                       --------   ------   --------   -----    --------   -----    --------   -----    --------
Weighted average number of common
  shares outstanding.................     7,200               7,200               7,200               7,200               7,200
ASSUMPTIONS:
  Number of stores...................       164                 164                 164                 164                 164
  Gallons -- Uni-Mart stores.........   125,883             114,266             114,266             114,266             114,266
  Gallons -- Distributed to
    dealers..........................    50,117              61,734              61,734              61,734              61,734
  Cents/Gallon -- Uni-Mart stores....       9.0                 8.7                 8.3                 8.1                 7.9
  Cents/Gallon -- Dealers............       1.0                 1.0                 1.0                 1.0                 1.0
  Merchandise gross margin...........      30.0%               30.0%               30.0%               30.0%               30.0%
  Tax rate...........................      30.0%               30.0%               30.0%               30.0%               30.0%

                        UNI-MARTS INC. AND SUBSIDIARIES
           CONSOLIDATED FIVE YEAR PROFORMA STATEMENT OF PROFIT & LOSS
                              WITHOUT DIVESTITURE
                                 (IN THOUSANDS)

                                                  %                   %                    %                    %
                                       2004     CHANGE     2005     CHANGE     2006     CHANGE      2007     CHANGE      2008
                                     --------   ------   --------   ------   --------   -------   --------   -------   --------
REVENUES:
  Merchandise sales................  $221,402    2.50    $226,937    2.50    $232,610      2.50   $238,426      2.50   $244,386
  Gasoline sales...................   222,271      --     222,271      --     222,271        --    222,271        --    222,271
  Other income.....................     1,650   (1.00)      1,634   (1.00)      1,617     (1.00)     1,601     (1.00)     1,585
                                     --------            --------            --------             --------             --------
    Total revenues.................   445,323    1.24     450,842    1.25     456,499      1.27    462,298      1.29    468,242
                                     --------            --------            --------             --------             --------
COSTS AND EXPENSES:
  Cost of sales....................   361,828    0.91     365,118    1.23     369,612      1.35    374,617      1.29    379,435
  Selling..........................    67,209    1.50      68,217    2.00      69,581      2.00     70,973      2.00     72,393
  General and administrative.......     7,142    2.00       7,285    1.99       7,430      2.00      7,578      2.00      7,730
  Depreciation.....................     4,594   49.59       6,872   (7.22)      6,376    (12.06)     5,607     (8.00)     5,158
  Interest.........................     6,122   (3.27)      5,922   (3.38)      5,722     (3.50)     5,522     (3.62)     5,322
  Provision for asset impairment...        --      --          --      --          --        --         --                   --
                                     --------            --------            --------             --------             --------
    Total costs and expenses.......   446,895    1.46     453,414    1.17     458,722      1.22    464,299      1.24    470,038
                                     --------            --------            --------             --------             --------
  Earnings (loss) before income
    taxes..........................    (1,573)  63.60      (2,573)  (13.59)    (2,224)   (10.02)    (2,001)   (10.25)    (1,796)
    Income taxes (benefit).........       (79)  63.60        (129)  (13.59)      (111)   (10.02)      (100)   (10.25)       (90)
                                     --------            --------            --------             --------             --------
Net earnings (loss) continuing
  operations.......................  $ (1,494)  63.60    $ (2,445)  (13.59)  $ (2,113)   (10.02)  $ (1,901)   (10.25)  $ (1,706)
                                     --------            --------            --------             --------             --------
Loss per share from continuing
  operations.......................  $  (0.21)  62.47    $  (0.34)  (14.18)  $  (0.29)   (10.63)  $  (0.26)   (10.85)  $  (0.23)
                                     --------            --------            --------             --------             --------
Weighted average number of common
  shares outstanding...............     7,200      50       7,250      50       7,300        50      7,350        50      7,400
ASSUMPTIONS:
  Number of stores.................       286                 286                 286                  286                  286
  Gallons..........................   171,000             171,000             171,000              171,000              171,000
  Cents/Gallon.....................       9.7                 9.2                 8.9                  8.5                  8.1
  Merchandise gross margin.........     30.1%               30.0%                30.0%                30.0%                30.0%
  Tax rate.........................      5.0%                5.0%                 5.0%                 5.0%                 5.0%

RIGHTS OF DISSENTING STOCKHOLDERS OF UNI-MARTS

     If the merger is consummated, holders of Uni-Marts' common stock who do not vote in favor of adopting the merger agreement will have the right to seek an appraisal of, and to be paid the "fair value" for, their shares of Uni-Marts' common stock, instead of receiving the consideration that such stockholders would otherwise be entitled to receive under the merger agreement. In order to assert these rights, such stockholders must follow the procedures set forth in
Section 262 of the Delaware General Corporation Law. These rights are commonly referred to as "appraisal rights" or "dissenters' rights." The following summary of appraisal rights is qualified in its entirety by the text of Section 262 of the Delaware General Corporation Law, which is reproduced in Annex D to this proxy statement.

     This summary does not constitute a recommendation that stockholders exercise their appraisal rights, or otherwise constitute any legal or other advice. If a stockholder wishes to exercise his or her appraisal rights, such stockholder is urged to contact his or her legal counsel or advisors. Failure to follow strictly the procedures set forth in Section 262 will result in a loss of appraisal rights. If a stockholder loses his or her appraisal rights, such stockholder will be entitled to receive the consideration determined under the merger agreement.

     Appraisal rights are available only to the record holder of shares. References in Section 262 to "stockholders" are to record holders. References in the summary below to "you" and "your" assume that you are a record holder. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in
Section 262 to perfect your appraisal rights.

     Section 262 requires Uni-Marts to notify you, at least 20 days prior to the special meeting, as to the availability of appraisal rights and to provide you with a copy of the text of Section 262. This proxy statement, including Annex D, serves as the required notice and text.

     To claim your appraisal rights, you must do all of the following:

     - Deliver to Uni-Marts prior to the vote on the merger a written demand for an appraisal of your shares;

     - Continuously hold your shares from the date you deliver your written demand for an appraisal through the completion of the merger;

     - Not vote in favor of the merger agreement; and

     - File within 120 days after the effective time of the merger, if Uni-Marts does not file within that time, a petition in the Delaware Court of Chancery demanding a determination of the fair value of your shares. Uni-Marts is under no obligation and has no intent to file any petition.

     If you sell or otherwise transfer or dispose of your shares before the merger is completed, you will lose your appraisal rights with respect to those shares. If neither any stockholder who has demanded appraisal rights nor Uni-Marts has filed a petition in the Delaware Court of Chancery within 120 days after the effective time of the merger, then all stockholders' appraisal rights will be lost.

     Voting against the adoption of the merger agreement or otherwise failing to vote for the adoption of the merger agreement will not by itself constitute a demand for an appraisal or sufficient notice of an election to exercise appraisal rights. Any demand for an appraisal must be in writing, signed and mailed or delivered to:

                                  Uni-Marts Inc.
                                  477 East Beaver Ave.
                                  State College, PA 16801-5690
                                  Attn:  Mary Ann Miller
                                         Corporate Secretary

     A written demand must reasonably inform Uni-Marts of the identity of the stockholder and of the stockholder's intent to demand appraisal of his, her or its shares of Uni-Marts' common stock.

     A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

     Uni-Marts will send notice of the effective time of the merger to each stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the merger agreement. Uni-Marts will send this notice within 10 days after the effective time of the merger.

     If you have complied with the requirements for claiming your appraisal rights, then during the 120 days following the effective time of the merger, you may request from Uni-Marts a statement as to the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the number of holders of those shares. Upon any request, which must be made in writing, Uni-Marts will mail a statement of that information to you within 10 days.

     If a petition for an appraisal is filed timely, the Delaware Court of Chancery will hold a hearing on the petition to determine the stockholders entitled to appraisal rights and the "fair value" of their shares. The determination of fair value will not include any element of value arising from the accomplishment or expectation of the merger. The court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value of the shares. The court may determine that the fair value of the shares is more than, the same as or less than the value you would have received under the merger agreement. An investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

     If you have duly demanded an appraisal of your shares, you will not, after the effective time of the merger, be entitled to vote those shares for any purpose, nor will you be entitled to the payment of dividends or other distributions on those shares, except for dividends or other distributions payable to stockholders as of a record date prior to the effective time of the merger.

     You may withdraw your demand for appraisal of your shares within 60 days after the effective time of the merger. Any attempt to withdraw your demand more than 60 days after the effective time of the merger will require the written approval of Uni-Marts. Once a petition for appraisal is filed with the Delaware Court of Chancery, the appraisal proceeding may not be dismissed without court approval.

     If you properly demand appraisal of your shares, but fail to perfect your appraisal rights, otherwise lose your appraisal rights or effectively withdraw your demand for an appraisal, your shares will be converted into the right to receive the consideration determined under the merger agreement, without interest.

INTERESTS OF CERTAIN PERSONS

     When you consider the recommendation of the Board of Directors to vote in favor of the merger and the merger agreement, you should keep in mind that two members of the Board of Directors (Messrs. Henry and Daniel Sahakian) are Affiliated Stockholders and they and members of their families and other affiliates have interests in the merger that are different from the interests of Public Stockholders, including the fact that they currently beneficially own approximately 16.3% and 19.8%, respectively, of the outstanding Uni-Marts' shares and have the right to acquire 133,000 and 35,000 shares, respectively, upon the exercise of stock options that are exercisable on or before June 29, 2004, and are principal beneficial owners of the entity that will own the assets and business of Uni-Marts after the merger. In addition, Henry Sahakian and Ara Kervandjian (Uni-Marts' President) will receive approximately $300,000 from Uni-Marts upon consummation of the merger pursuant to Uni-Marts' transaction success bonus plan, and they will be entitled to certain preferential cash distributions from Green Valley in the future equal to amounts that may be payable to them pursuant to change of control agreements, but which they are waiving ($996,866 and $523,250, respectively). Green Valley is also required to exercise options to purchase equipment leased by certain affiliates of the Tri-Color Members to Uni-Marts, provided that Green Valley shall not be obligated to pay more than $190,000 for such purchases. See "SPECIAL

FACTORS -- Other Agreements Between Green Valley, Other Members of the Green Valley Group and Uni-Marts." The Ad Hoc Committee and Board of Directors were aware of these potential conflicts of interest and considered them in evaluating the proposed merger.

     Subsequent to the signing of the merger agreement, Messrs. Henry Sahakian and Kervandjian entered into employment agreements with Green Valley that will become effective as of the closing of the merger of Uni-Marts and Green Valley. Mr. Sahakian will be employed as the Co-Chairman and President of Green Valley with an annual base salary of $333,400, equal to that which he currently receives from Uni-Marts. Mr. Kervandjian will be employed as the Executive Vice President with an annual base salary of $300,000. Mr. Kervandjian's present salary is $175,000. He is not a party to an employment agreement with Uni-Marts. Each of the employment agreements with Green Valley has a two-year term and may be extended by the majority vote of the member managers of Green Valley. In addition, Henry Sahakian will receive a cash bonus in the amount of $480,000 payable upon receipt by Green Valley (as successor to Uni-Marts) of the cash surrender value of a split-dollar insurance policy maintained by Uni-Marts for the benefit of Mr. Sahakian and his family, and an additional $120,000 bonus within 45 days after the consummation of the merger.

     Other transactions between Uni-Marts and any of its Directors and officers during fiscal years 2002 and 2003 and the first two quarters of fiscal year 2004 involve:

     - Lease payments relating to an office location paid by Uni-Marts to Frank
       R. Orloski, Sr. (a member of the Uni-Marts' Board of Directors) of $30,000 during each of fiscal 2002 and fiscal 2003 and $15,000 through the first two quarters of fiscal 2004. The lease was entered into in May 2000 and has a term of five years and three five-year renewal options.

     - Lease payments for the lease of four store locations and store equipment of $35,400 during fiscal 2002, $167,700 during fiscal 2003 and $84,900 through the first two quarters of fiscal 2004 to a family limited partnership, a rental company and an individual. Ara M. Kervandjian, President of Uni-Marts, is a general partner with nominal ownership in the limited partnership and a general partner and material owner in the rental company. One store location is owned by Hrach Kervandjian, father of Ara M. Kervandjian. The leases were entered into from April 2002 to September 2002 with terms of four to twelve years and provide for renewal options and annual increases not to exceed 2% per year.

     - Lease payments for the lease of one store location of $30,500 during fiscal 2002, $31,000 during fiscal 2003 and $15,800 through the first two quarters of fiscal 2004 to Daniel D. Sahakian (a member of Uni-Marts' Board of Directors and a member of the Green Valley Group). The lease has a remaining term of five years with two five-year and one four-year renewal options, with the rent increasing by 2% each year.

     - Lease payments for the lease of Uni-Marts' corporate headquarters, parking, certain storage facilities, nine store locations, store equipment and one other location of $1,159,600 during fiscal 2002, $1,262,200 during fiscal 2003 and $636,600 through the first two quarters of fiscal 2004 to HFL Corporation, which is beneficially controlled by the families of Messrs. Henry and Daniel Sahakian. The lease for the corporate headquarters was entered into in January 2001 for a term of 10 years and provides for an annual rent of $306,100 with 2% annual increases in years two through five. The lease for the storage facilities was entered into in 1999 for a term of five years, subject to a 4% annual increase, and provide for an aggregate rent of $96,800. The aggregate rent paid to HFL Corporation for the corporate headquarters, parking and storage facilities was $398,100 for fiscal 2002, $402,700 for fiscal 2003 and $205,300 through the first two quarters of fiscal 2004. The nine leases of store locations and store equipment from HFL Corporation were entered into from October 1992 to January 2002, are for terms of three to twelve years with renewal options and provide for annual rents aggregating $859,400.

     - Payments of $11,200 during each of fiscal 2002 and fiscal 2003 and $5,600 through the first two quarters of fiscal 2004 for certain general and administrative expenses provided by Uni-Marts to HFL Corporation.

     In management's opinion, the foregoing transactions were made on terms that are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Uni-Marts' Board.

     Green Valley has no present plans to enter into employment agreements with any current executive officers or directors of Uni-Marts other than Messrs. Henry Sahakian and Kervandjian.

EFFECTS OF THE MERGER

     This is a "going private" transaction. If the merger agreement is approved by the holders of a majority of Uni-Marts' shares, and the other conditions to the closing of the merger are satisfied or waived, Uni-Marts and Green Valley will complete the merger at or as soon as practical after the special meeting with the following effects:

     - The Public Stockholders will cease to have any ownership interest in, or rights as holders of, Uni-Marts' common stock (other than the right to receive the merger consideration);

     - The Public Stockholders will no longer benefit from any increases in Uni-Marts' earnings or the payment of dividends on shares of Uni-Marts' common stock, if any;

     - The Public Stockholders will no longer bear the risk of any decreases in the value of Uni-Marts' common stock;

     - The owners of Green Valley will be the sole beneficiaries of any future earnings and profits, and will assume all risks associated with the ongoing operations of the business of Uni-Marts, and will have the ability to benefit from any strategic acquisitions, divestitures, or other corporate opportunities that may be presented in the future;

     - Uni-Marts will cease to exist, and its business will be privately owned;

     - Uni-Marts' common stock will be cancelled, the registration of Uni-Marts' common stock under the Exchange Act will be terminated, and no public market will continue to exist for Uni-Marts' common stock;

     - To the extent the merger of Uni-Marts and Green Valley triggers a taxable gain to Uni-Marts, this tax liability will be assumed by Green Valley as a result of the merger. Uni-Marts' net operating loss carryovers would be available to offset such taxable gain, thus reducing the tax liability that would otherwise be assumed by Green Valley. It is expected that the taxable gain will be less than the amount of available net operating loss carryovers available to Uni-Marts for federal tax purposes, which are presently $11.2 million. Accordingly, it is not expected that the merger will trigger a material federal tax liability for Uni-Marts or Green Valley.

     - There will not be another meeting of Uni-Marts' stockholders; and

     - Green Valley, the surviving entity, will no longer be required to file reports with the Securities and Exchange Commission under the Exchange Act once the registration of Uni-Marts' common stock has been terminated. Such reports include quarterly reports on Form 10-Q, annual reports on Form 10-K, and proxy statements. Green Valley expects to save approximately $800,000 - $1.0 million per year as a result of not being subject to the reporting requirements of the Exchange Act, not being publicly traded and not being listed on the American Stock Exchange.

     Following the merger, we anticipate that Tri-Color will equally share management control of Green Valley with KOTA Holdings. The profits and losses, if any, generated by sales of Green Valley assets which were owned by Uni-Marts at the time of the merger will be allocated 60% to Tri-Color and 40% to KOTA Holdings, while the operating profits and losses, if any, of Green Valley subsequent to the merger will be allocated equally between Tri-Color and KOTA Holdings. The profits and losses allocated to Tri-Color and KOTA Holdings will in turn be allocated to their respective members.

     Set forth below is a table that shows (i) the percentage and dollar amounts of the relative beneficial interests in the net book value of Uni-Marts as of April 1, 2004 (the date of the most recent financial statements filed with the SEC), (ii) the percentage and dollar amounts of the projected net book value of Green Valley after giving effect to the merger, and (iii) the percentage interest in the profits and losses of Green Valley of the following persons:
Messrs. Henry and Daniel Sahakian, Kervandjian, Vakharia and Levinsohn.

                                  PRE-MERGER                                     POST-MERGER
                       ---------------------------------   -------------------------------------------------------

                                                                              $ AMOUNT OF         % INTEREST IN
                                                                             GREEN VALLEY'S     PROFITS AND LOSSES
                                           $ AMOUNT                          PROJECTED NET      ON SALES OF ASSETS
                                       OF UNI-MARTS' NET                       BOOK VALUE          ACQUIRED IN
NAME                   % INTEREST(1)     BOOK VALUE(2)     % INTEREST(3)     (POST-MERGER)            MERGER
----                   -------------   -----------------   -------------   ------------------   ------------------
Henry D. Sahakian....       16.3%         $3,179,000            40.0%          $7,792,545              40.0%
Daniel D. Sahakian...       19.8%         $3,861,792            40.0%          $7,792,545              40.0%
Ara Kervandjian......        0.8%         $  156,032            10.0%          $1,948,136              10.0%
Raj Vakharia.........        2.2%         $  429,088            20.0%          $3,896,273              20.0%
Paul Levinsohn.......        2.2%         $  429,088            20.0%          $3,896,273              20.0%

                            POST-MERGER
                       ---------------------
                       % INTEREST IN PROFITS
                          AND LOSSES FROM
                          OPERATIONS AND
                          SALES OF ASSETS
                             ACQUIRED
NAME                        POST-MERGER
----                   ---------------------
Henry D. Sahakian....          33.3%
Daniel D. Sahakian...          33.3%
Ara Kervandjian......           8.3%
Raj Vakharia.........          25.0%
Paul Levinsohn.......          25.0%

---------------

(1) Percentage of issued and outstanding shares as of April 30, 2004. See "Beneficial Ownership."

(2) Aggregate net book value of Uni-Marts as of April 1, 2004 was $19,504,000.

(3) Percentage of projected net book value post-merger.

PLANS OF THE GREEN VALLEY GROUP AFTER THE MERGER

     The principal beneficial owners of Green Valley are certain members of Uni-Marts' current management (Henry Sahakian, Daniel Sahakian and Ara Kervandjian) and certain unaffiliated individuals (Raj Vakharia and Paul Levinsohn) with experience in commercial real estate, finance and law. While Green Valley will initially continue the current operations of our business and maintain our current credit facilities in their present form, Green Valley also plans to evaluate a variety of future business alternatives, including restructuring these credit facilities, effecting another form of recapitalization or debt restructuring, and selling and licensing stores. The contemplated debt restructuring may include converting existing debt into a short term "bullet" loan with an interest only feature or long-term amortization. In addition, Green Valley plans to explore the possibility of a stand-alone loan secured by Uni-Marts' real estate assets with the existing lender and/or the possibility of a new financing source. With the additional commercial real estate and finance expertise and contacts of Mr. Vakharia, Green Valley believes it may be better situated to consummate these debt restructuring, recapitalization and divestiture efforts.

     There have not been any negotiations or agreements regarding Green Valley's future business alternatives, and there can be no assurance that Green Valley will be successful in any debt restructuring, recapitalization or divestiture efforts. In any event, the high execution risks or substantial benefits will not be borne by or inure to the benefit of the Public Stockholders, since they will receive cash for their Uni-Marts' shares pursuant to the merger. The source of the cash merger consideration will come from the members of Green Valley rather than from any leveraging of Uni-Marts' assets. See "SPECIAL FACTORS -- Source of Funds for the Merger."

CONDUCT OF BUSINESS IF MERGER NOT DONE

     The Board of Directors has made no determination as to the direction Uni-Marts will take if the merger is not consummated. If the merger is not consummated, the Board of Directors will review all alternatives as to the future strategic direction of Uni-Marts, while continuing to operate the business substantially as presently operated; however, Uni-Marts could encounter liquidity problems if it is unable to consummate a certain level of asset sales.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary that describes the material United States federal income tax consequences of the merger for Uni-Marts, Green Valley, the Tri-Color Members, KOTA Management and the Public Stockholders under provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and existing regulations and administrative and judicial interpretations thereunder in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It is assumed for purposes of this summary that all of the stockholders of Uni-Marts hold their Uni-Marts common stock as capital assets within the meaning of Section 1221 of the Code, and not as dealers or for sale to customers in the ordinary course of a trade or business. This summary does not address particular federal income tax consequences that may be applicable where common stock was received pursuant to compensation arrangements, or where common stock is held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, nor does it address special rules that may be applicable to certain types of stockholders, such as financial institutions, insurance companies, tax-exempt organizations and broker-dealers. Finally, this discussion does not address the federal income tax consequences to any stockholder who, for federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (as defined in the Code), nor does it consider the effect of any foreign, state or local tax laws.

     ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS, AND THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAWS.

  Material Tax Consequences to Public Stockholders

     In general, for federal income tax purposes, a stockholder receiving cash consideration as a result of the merger will recognize capital gain (or loss) to the extent that the amount of cash received for the shares of Uni-Marts' common stock held by such stockholder exceeds (or is less than) the stockholder's adjusted tax basis in such shares. The transaction may also be treated as a taxable sale for purposes of various state, local or foreign taxes to which particular stockholders may be subject.

     For federal income tax purposes, capital gain or loss from the sale of stock held for more than one year will be treated as long-term capital gain or loss. In the case of an individual stockholder, long-term capital gains in excess of capital losses will generally be subject to a maximum federal income tax rate of 15%. Capital gain from the sale of common stock held for one year or less will be treated as short-term capital gain, which is subject to tax at ordinary income tax rates. Losses from the sale of capital assets may generally only be deducted to the extent of capital gains, provided that an individual investor may deduct up to $3,000 ($1,500 in the case of a married taxpayer filing separately) of net capital losses per year. Unused capital losses may generally be carried forward to future tax years.

     Payments in connection with the merger may be subject to backup withholding, at a rate of 28%. Backup withholding does not apply if a stockholder is a corporation or comes within certain exempt categories and, when required, demonstrates this fact. Backup withholding also does not apply if the stockholder provides a correct taxpayer identification number or social security number to the paying agent, and otherwise complies with applicable requirements of the backup withholding rules of the Code. A stockholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service ("IRS"). Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the stockholder's federal income tax liability, provided that the required information is furnished to the IRS. Each stockholder should consult with a tax advisor as to qualification or exemption from backup withholding and the procedure for obtaining an exemption. You may prevent backup withholding by completing a Substitute Form W-9 provided by the paying agent and submitting it to the paying agent.

     The holder of an option granted in connection with the performance of services will generally be treated as receiving ordinary income to the extent of the cash received by such holder and the amount of any withholding made on behalf of such holder. Such income will be treated as compensation and thus will be subject to federal and state income and payroll withholding.

  Material Tax Consequences to the Tri-Color Members and KOTA Management

     The Tri-Color Members and KOTA Management will be treated for federal income tax purposes as having sold their Uni-Marts' common stock for $2.25 per share, notwithstanding that they have assigned the right to receive the merger consideration to Green Valley. The Tri-Color Members and KOTA Management will be required to recognize gain or loss notwithstanding that they do not receive any cash as a result of the merger and have a continued interest in Uni-Marts' assets through their beneficial ownership of Green Valley. Assuming that a Tri-Color Member and KOTA Management holds his, her or its Uni-Marts' common stock as a capital asset, the same tax rules applicable to Public Stockholders will apply.

  Material Tax Consequences to Green Valley and Uni-Marts

     There is limited authority regarding the federal income tax treatment of a merger of a corporation into a limited liability company treated as a partnership for federal income tax purposes. It is clear that the transaction will not be considered tax-free for federal income tax purposes. Based on applicable authority and the advice of counsel, Uni-Marts and Green Valley intend to treat the merger as a taxable sale by Uni-Marts of all of its assets for an amount equal to the sum of the debts and liabilities assumed by Green Value (or to which such assets are subject), plus the amount of cash consideration paid or payable by Green Valley for the Uni-Marts common stock and options.

     It is expected that this sale of assets will result in a net taxable gain to Uni-Marts, but that this gain will be less than the amount of available net operating loss carryovers available to Uni-Marts for federal income tax purposes. Accordingly, it is not expected that the sale of assets by Uni-Marts will trigger a material federal income tax liability for Uni-Marts. The sale of assets may trigger state income tax liability to Uni-Marts, however, as a result of limitations on the amount of net operating loss carryovers available to Uni-Marts for state income tax purposes. To the extent the merger of Uni-Marts and the deemed sale of assets triggers a tax liability to Uni-Marts, this tax liability will be the responsibility of Green Valley as a result of its assumption of all of the liabilities of Uni-Marts. The amount payable to Public Stockholders in the merger will not be affected by the tax treatment of Uni-Marts. Uni-Marts will cease to exist for income tax purposes upon the consummation of the merger and will be required to file final federal, state and local tax returns.

     Green Valley will not succeed to any of the corporate tax attributes of Uni-Marts. Green Valley should be treated as having purchased the assets of Uni-Marts in a taxable transaction and its initial tax basis in such assets should equal the amount it is treated as having paid for such assets. This aggregate basis must be allocated among the various classes of assets acquired from Uni-Marts in accordance with the purchase price allocation rules set forth in Section 1060 of the Code.

FEES AND EXPENSES

     Uni-Marts estimates that it will incur merger-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, attorneys and accountants and other related charges, totaling approximately $601,173, assuming the merger is completed. This amount consists of the following estimated fees:

Investment banking fees and expenses........................   $150,000
SEC filing fee..............................................   $  1,173
Legal fees and expenses.....................................   $300,000
Accounting fees and expenses................................   $ 10,000
Printing and mailing costs..................................   $130,000
Miscellaneous and other expenses............................   $ 10,000
                                                               --------
Total.......................................................   $601,173
                                                               ========

ACCOUNTING TREATMENT

     For accounting and financial reporting purposes, the merger will be accounted for as a purchase.

SOURCE OF FUNDS FOR THE MERGER

     Uni-Marts and Green Valley estimate that the total amount of funds required under the merger agreement to purchase all of the outstanding shares of Uni-Marts' common stock owned by the Public Stockholders and to pay the cash amounts owed in respect of stock options outstanding at the time of the consummation of the merger will be approximately $9.3 million. This amount will be paid from funds contributed to Green Valley by Tri-Color and KOTA Holdings, as described below. Green Valley has no alternative plans or arrangements if it does not receive these capital contributions from Tri-Color and KOTA Holdings, however, as described below, the amounts to be contributed have either already been contributed or are available by drawing on letters of credit that have been delivered to an escrow agent.

     Tri-Color will contribute approximately $10 million to Green Valley. Approximately $3.0 million of this amount has been funded by cash contributed by HFL Corporation, obtained from its corporate assets. The balance of approximately $7.0 million represents the value of the rights that the Tri-Color Members have to receive the merger consideration that have been assigned to Green Valley.

     KOTA Holdings will contribute approximately $6.8 million to Green Valley. KOTA Holdings is being funded through a capital contribution in the amount of $2.0 million from KOTA Management and a capital contribution in the amount of $4.8 million from an unaffiliated preferred equity investor. Of the $2.0 million capital contribution from KOTA Management, approximately $160,000 has already been funded in cash from the personal assets of Messrs. Vakharia and Levinsohn, an irrevocable letter of credit in the amount of $1.48 million has been delivered to an escrow agent and the balance of approximately $360,000 represents the value of the rights that KOTA Management has to receive the merger consideration that have been assigned to Green Valley. The outside preferred equity investor has delivered to an escrow agent an irrevocable letter of credit in the amount of $4.8 million for its portion of the capital contribution. The $4.8 million capital contributed by the preferred equity investor is subject to mandatory redemption within 18 months following closing of the merger. Prior to redemption, the investment will accrue interest at a rate of 13% per year. The preferred equity investor will also receive a participation fee equal to $1.74 million, payable within 18 months following closing of the merger. If the investment, participation fee and accrued interest are not paid in full within 9 months following closing of the merger, KOTA Holdings is obligated to pay an additional fee of $193,333 per month until all such amounts are paid in full.

     Upon making its capital contribution to KOTA Holdings, the preferred equity investor (JDH Holdings LLC) will accrue a preferred return on that capital contribution, a portion of which is a fixed amount (payable only if the merger is consummated) and a portion of which is based upon a percentage of the amount contributed and the amount of time between the capital contribution and the return of capital to the preferred equity investor. Once KOTA Holdings distributes to the preferred equity investor all of the preferred return and the capital contributed by the preferred equity investor, it will redeem the preferred equity investor's membership interest in KOTA Holdings for a nominal payment. If that redemption does not occur within nine months, the amount of the preferred equity investor's preferred return will increase. If that redemption does not occur within eighteen months, the preferred equity investor will have the ability to purchase KOTA Management's interest in KOTA Holdings for a nominal amount, becoming the sole member of KOTA Holdings.

     Each of KOTA Management and the outside preferred equity investor has delivered an irrevocable letter of credit to an escrow agent. The closing of the merger is scheduled to occur within 24 hours after the receipt by that escrow agent of a factual certificate from KOTA Management (as to, among other facts, that the merger has received stockholder approval, Green Valley has all of the funds necessary to consummate the merger (other than the funds provided by the preferred equity investor), and that KOTA Management and KOTA Holdings have not breached portions of their governing documents). Immediately prior to the closing of the merger the escrow agent will draw down on those letters of credit and release the funds it holds to Green Valley, and such funds will be treated as the capital contributions by KOTA Management to Green Valley, and by the outside preferred equity investor to KOTA Holdings. The only condition to the draw on the letters of credit and release of funds to Green Valley is the receipt by the escrow agent and the banks issuing the letters of credit of that factual certification from KOTA Management.

REGULATORY APPROVALS

     Uni-Marts does not believe that any material federal or state regulatory approvals, filings or notices are required by Uni-Marts with respect to consummation of the merger other than (i) filings required under the Exchange Act; (ii) filing of (A) a certificate of merger with the Secretary of State of Delaware and (B) articles of merger with the Secretary of the Commonwealth of Pennsylvania; and (iii) filings or approvals required under state licensing laws. Uni-Marts does not believe that these filings present an obstacle to the prompt completion of the merger.

RISKS THAT MERGER WILL NOT BE CONSUMMATED

     Consummation of the merger is subject to certain conditions, including adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of common stock. Even if the requisite approval of the stockholders is obtained, there can be no assurance that the merger will be consummated. See "THE MERGER AGREEMENT -- Conditions to the Merger."

OTHER AGREEMENTS BETWEEN GREEN VALLEY, OTHER MEMBERS OF THE GREEN VALLEY GROUP AND UNI-MARTS

     In February 2002, the Compensation Committee of the Uni-Marts Board adopted a transaction success bonus plan to reward the three top executives of Uni-Marts in the event that they were able to consummate a transaction advancing Uni-Marts' then-current strategic plan and increasing stockholder value by selling a significant number of stores above a certain price threshold. The plan was later amended to include the sale of the entire company. Henry Sahakian and Ara Kervandjian are two of the three officers covered by the plan, and they are entitled to payments of approximately $200,000 and $100,000, respectively, upon consummation of the merger pursuant to the plan. Messrs. Sahakian and Kervandjian are also parties to change of control agreements with Uni-Marts pursuant to which they would be entitled to payments of approximately $996,866 and $523,250, respectively, upon consummation of the merger and termination of their employment within two years after the merger and change in control either
(i) by Uni-Marts (unless for cause) or (ii) by the employee following a significant reduction in the employee's compensation, authority, duties or responsibilities. Since these individuals are beneficial owners of Green Valley, they have agreed to waive their right to receive any change of control payments from Uni-Marts that may be due as a result of the merger. The Green Valley operating agreement, however, contemplates preferential cash distributions to Tri-Color (which are then to be distributed to Messrs. Sahakian and Kervandjian) to provide these individuals after the merger with amounts of money equivalent to such waived payments.

     Messrs. Henry Sahakian and Kervandjian have entered into employment agreements with Green Valley that will become effective as of the closing of the merger of Uni-Marts and Green Valley. Mr. Sahakian will be employed as the Co-Chairman and President of Green Valley with an annual base salary of $333,400, equal to the salary that he currently receives from Uni-Marts. Mr. Kervandjian will be employed as the Executive Vice President with an annual base salary of $300,000. Each of the employment agreements has a two-year term and may be extended by the majority vote of the member-managers of Green Valley.

     Uni-Marts currently pays premiums to maintain a split-dollar insurance policy for the benefit of Mr. Henry Sahakian and his family. This policy will be terminated at the effective time of the merger and Green Valley will receive the cash surrender value of such policy, estimated to be approximately $480,000. Mr. Sahakian's employment agreement with Green Valley provides that he is to receive a cash bonus equal to the amount of such cash surrender value promptly following Green Valley's receipt of such amount, together with an additional $120,000 bonus within 45 days after the consummation of the merger.

     Green Valley's operating agreement also requires Green Valley to exercise options to purchase equipment leased by certain affiliates of the Tri-Color Members to Uni-Marts, provided that Green Valley shall not be obligated to pay more than $190,000 in the aggregate for such equipment purchases.

                              THE MERGER AGREEMENT

     This section of the proxy statement describes material aspects of the merger, including material provisions of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference. The following discussion, however, is not a complete statement of all provisions of the merger agreement and such discussion is therefore qualified by reference to the more detailed information set forth in the merger agreement. You are urged to read the entire merger agreement carefully.

THE MERGER

     The merger agreement provides that, upon the terms and subject to the conditions in the merger agreement, Uni-Marts will be merged with and into Green Valley. As a result of the merger, Uni-Marts' corporate existence will cease and Green Valley will continue as the surviving entity. The merger will become effective at the time a certificate of merger is filed with the State of Delaware and articles of merger are filed with the Commonwealth of Pennsylvania. The merger is expected to occur as soon as practicable after all conditions to the merger have been satisfied or waived.

     Uni-Marts' Board of Directors, relying upon, among other things, the recommendation of the Ad Hoc Committee, has approved, and deems the merger to be advisable, fair to and in the best interests of Uni-Marts' stockholders, including the Public Stockholders. Upon consummation of the merger, each issued and outstanding share of Uni-Marts' common stock will be cancelled and converted automatically into the right to receive $2.25 in cash per share. The Tri-Color Members and KOTA Management have contributed to Green Valley their right to receive the merger consideration for their Uni-Marts' shares.

     The merger agreement provides that the managers of Green Valley at the time of consummation of the merger shall continue as the managers of the surviving entity.

CONVERSION OF COMMON STOCK

     Once the merger is completed, the following will occur to the outstanding shares of common stock of Uni-Marts:

     - Each share of Uni-Marts' common stock, issued and outstanding immediately prior to the effective time of the merger, will automatically be converted into the right to receive an amount in cash equal to $2.25 per share, payable without interest;

     - All shares of Uni-Marts' common stock, when converted, will no longer be outstanding and will automatically be cancelled and retired;

     - Each holder of a certificate formerly representing shares of Uni-Marts' common stock will cease to have any rights as a stockholder of Uni-Marts, except the right to receive the merger consideration;

     - After the merger is completed, Uni-Marts will send you a transmittal form and written instructions for exchanging your share certificates for the merger consideration. Do not send share certificates now; and

     - Uni-Marts' transfer agent, acting as exchange agent, will pay the merger consideration to the Public Stockholders.

STOCK OPTIONS

     At the effective time of the merger, each outstanding stock option to purchase shares under Uni-Marts' stock option plans, whether vested or unvested, will automatically be converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to $2.25 per share, less the applicable exercise price, for each share of common stock subject to such options.

CONDITIONS TO THE MERGER

  Green Valley

     The obligations of Green Valley to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the closing, of conditions, among others, to the following general effect:

     - The representations and warranties of Uni-Marts contained in the merger agreement shall be accurate in all material respects as of the date of the merger agreement and as of the closing date, except that any representations and warranties qualified by materiality qualifications shall be accurate in all respects as of the date of the merger agreement and as of the closing date;

     - Each covenant or obligation that Uni-Marts is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects;

     - The merger agreement and the merger shall have been duly approved by the necessary vote of Uni-Marts' stockholders (and fewer than 15% of the outstanding shares of Uni-Marts' common stock shall be dissenting shares);

     - Since September 30, 2003, there shall have been no events, changes or effects, individually or in the aggregate, with respect to Uni-Marts that constitute a material adverse effect on Uni-Marts;

     - Uni-Marts shall be in compliance with certain financial parameters at the closing date;

     - There shall be no statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted or promulgated and remaining in effect by any court or governmental entity that prohibits, enjoins or restricts consummation of the merger;

     - All governmental and regulatory notices, approvals and other requirements necessary to consummate the merger shall have been given, obtained or complied with;

     - This proxy statement shall not be the subject of any stop order; and

     - Green Valley shall have received the following agreements and documents, each of which shall be in full force and effect: (A) estoppel certificates and consents from each of the principal lenders to Uni-Marts; (B) consents from each lessor which leases properties to Uni-Marts to the extent such consents are required; (C) consents from each significant vendor to Uni-Marts to the extent such consents are required; (D) required consents from other parties to significant agreements with Uni-Marts; and (E) a certificate of the non-foreign status of Uni-Marts and its subsidiaries.

  Uni-Marts

     The obligations of Uni-Marts to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the closing, of conditions, among others, to the following general effect:

     - The representations and warranties of Green Valley contained in the merger agreement shall be accurate in all material respects as of the date of the merger agreement and as of the closing date, except that any representations and warranties qualified by materiality qualifications shall be accurate in all respects as of the date of the merger agreement and as of the closing date;

     - Each covenant or obligation that Green Valley is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects;

     - The merger agreement and the merger shall have been duly approved by the necessary vote of Uni-Marts' stockholders;

     - There shall be no statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted or promulgated and remaining in effect by any court or governmental entity that prohibits, enjoins or restricts consummation of the merger;

     - All governmental and regulatory notices, approvals and other requirements necessary to consummate the merger shall have been given, obtained or complied with; and

     - This proxy statement shall not be the subject of any stop order.

     For purposes of the merger agreement, any change or event will be deemed to have a "material adverse effect," or constitute a "material adverse change," on one of the parties if such change or event (i) is or would reasonably be expected to be materially adverse to the business, assets or results of operations or condition of such party and its subsidiaries taken as a whole, or
(ii) prevents or materially delays the consummation of the merger; but there shall not be included certain changes or events such as those arising from the United States economy in general or the industries in which the party operates nor, with respect to Uni-Marts, the delisting of its shares from the American Stock Exchange, changes in its stock price or trading volume, or losses in any 2004 fiscal quarter that are consistent with losses in the comparable quarter of fiscal year 2003.

     Either party may elect to waive any condition to closing not fulfilled by the other party except the condition that the merger agreement and merger be approved by the requisite stockholder vote. Since most of the conditions to closing represent obligations that Uni-Marts must fulfill, Uni-Marts does not anticipate waiving any condition that would require a resolicitation of proxies or otherwise pose any material risk to the Public Stockholders. In the event Uni-Marts would waive a material condition, we will resolicit proxies.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains certain representations and warranties by Uni-Marts, including:

     - Due organization and qualification

     - Capitalization and subsidiaries

     - Corporate power and authority and Board of Directors recommendation

     - Filings with the SEC, financial statements and Sarbanes-Oxley compliance

     - Information to be supplied in proxy statement

     - Required consents and approvals

     - No defaults

     - Absence of certain changes

     - Litigation

     - Compliance with legal requirements

     - Employee and labor matters and benefit plans

     - Environmental matters

     - Title to real property and other assets

     - Relationships with suppliers

     - Material contracts

     - Certain business practices

     - Tax matters

     - Intellectual property

     - Insurance

     - Inapplicability of certain anti-takeover statutes

     - The vote required to approve the merger agreement

     - The receipt of a fairness opinion from Boenning & Scattergood

     - Brokers, finders and investment bankers and their fees or commissions

     - Disclosure

     The merger agreement also contains certain representations and warranties by Green Valley, including:

     - Due organization and qualification

     - Limited liability company power and authority

     - Information to be supplied in proxy statement

     - Required consents and approvals

     - Litigation

     - Business activities

     - Brokers, finders and investment bankers and their fees or commissions

     - Disclosure

     - Necessary Capital

COVENANTS

  Access and Information

     The merger agreement requires that during the period from January 26, 2004 through the effective time of the merger (the "pre-closing period"), Uni-Marts shall:

     - Provide Green Valley's representatives with reasonable access to Uni-Marts' employees, stores, offices and other facilities and to all books, records and reports and financial, environmental and operating data; and

     - Promptly furnish to Green Valley monthly unaudited and quarterly audited financial information.

     During the pre-closing period, Uni-Marts must promptly notify Green Valley in writing of the discovery by Uni-Marts of any event, condition, fact or circumstance that caused or constitutes a material inaccuracy in any representation or warranty or breach of a covenant made by Uni-Marts in the merger agreement, and deliver to Green Valley an addition or modification to the disclosure schedule delivered by Uni-Marts to Green Valley on the date of the merger agreement. Green Valley has the right within 15 days of notice of such addition or modification to terminate the merger agreement. If Green Valley does not so terminate, each addition to or modification of the Uni-Marts disclosure schedule will be effective to cure and correct for all purposes any breach of any representation, warranty or covenant relating to the Uni-Marts disclosure schedule not having read at all times as so supplemented or modified (provided that each time Uni-Marts delivers an addition or modification to its disclosure schedule, Green Valley has a new 15-day period to consider whether such changes on a cumulative basis give rise to a material breach of any representation or warranty).

  Conduct of Uni-Marts' Business

     The merger agreement requires that during the pre-closing period, Uni-Marts shall, among other things:

     - Conduct its operations in the ordinary course of business consistent with past practice,

     - Use all reasonable efforts not to take any action that would make any of the representations or warranties of Uni-Marts contained in the merger agreement untrue or incorrect in any material respect; and

     - Use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with suppliers, customers, distributors, lessors, creditors, employees, contractors and others having business dealings with Uni-Marts.

     During the pre-closing period, Uni-Marts shall not be permitted to take certain actions (without the prior written consent of Green Valley), such as issuing additional securities (except pursuant to the terms of its 401(k) plan); incurring debt except borrowings in the ordinary course of business; increasing officer or employee compensation; selling, leasing or acquiring any material assets; entering into or terminating any material contract; or settling any substantial litigation.

  Non-Solicitation

     Pursuant to the merger agreement, Uni-Marts has agreed that during the pre-closing period, neither it nor any of its representatives will encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person seeking to acquire a material portion of Uni-Marts' assets or make a proposal to acquire Uni-Marts. Uni-Marts is not prevented, however, in response to a proposal or offer that was not solicited, from furnishing nonpublic information regarding Uni-Marts or participating in discussions and negotiations regarding such proposal or offer, if all of the following conditions are met:

     - The Uni-Marts Board of Directors determines in good faith, after consultation with legal counsel, that such action is required in order for the Uni-Marts Board of Directors to comply with its fiduciary duties under applicable law;

     - Uni-Marts promptly notifies Green Valley of the identity of such party submitting the proposal and the terms and conditions of such proposal;

     - Uni-Marts receives from such person a confidentiality agreement substantially the same as the confidentiality agreement executed by Green Valley;

     - Uni-Marts provides Green Valley with a copy of any written agreements, proposals or other materials that Uni-Marts receives from any such person or group; and

     - Uni-Marts advises Green Valley of the status of such negotiations at any time upon Green Valley's request, and promptly following any developments concerning the proposal.

     The Uni-Marts Board of Directors may withdraw its recommendation of the merger or approve or recommend a superior proposal, but only (i) after providing written notice to Green Valley that it has received a superior proposal and specifying the material terms and conditions of such proposal, and (ii) if Green Valley does not, within five business days after its receipt of the notice of the superior proposal, make an offer that the Uni-Marts Board of Directors by majority vote determines in its good faith judgment to be at least as favorable to Uni-Marts' stockholders as such superior proposal.

     A "superior proposal" means any bona fide proposal (i) to acquire solely for cash and/or securities, all of Uni-Marts' shares or all or substantially all of its assets, (ii) that contains terms that the Uni-Marts Board of Directors by a majority vote determines in its good faith judgment to be more favorable to Uni-Marts' stockholders than the merger, (iii) that the Uni-Marts Board of Directors by majority vote determines in its good faith judgment to be reasonably capable of being completed, (iv) that does not contain any "due diligence condition" other than any due diligence condition set forth in the merger agreement, and (v) that the Uni-Marts Board of Directors by majority vote determines to be fully financed.

  Meeting of Stockholders

     Pursuant to the merger agreement, Uni-Marts will promptly take all action necessary in accordance with applicable law to convene and hold a special meeting to vote upon the approval of the merger agreement and the merger. Uni-Marts' obligation to convene and hold the special meeting will not be limited or otherwise affected by any decision by the Uni-Marts Board of Directors to withdraw its recommendation of the merger.

  Indemnification and Insurance

     Pursuant to the merger agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of Uni-Marts prior to the effective time of the merger, as provided in the Uni-Marts certificate of incorporation and bylaws and in any indemnification agreements between Uni-Marts and such officers and directors, will be fulfilled and honored by Green Valley. The merger agreement also provides that for a period of six years after the effective time, Green Valley will maintain in effect directors' and officers' liability insurance, covering the persons covered by Uni-Marts' directors' and officers' liability insurance policy immediately prior to the effective time, on terms no less favorable to the insured parties than Uni-Marts' present directors' and officers' liability insurance policy. Green Valley is not obligated, however, to pay annual premiums to insure such parties in excess of 150% of the annual premium most recently paid by Uni-Marts, and Green Valley will be deemed to have satisfied all such obligations in the event that it acquires single premium tail insurance at an aggregate premium cost not more than 300% of the annual premium most recently paid by Uni-Marts for such insurance.

  Certain Other Covenants

     The merger agreement contains certain other covenants including covenants relating to: (i) obtaining consents and regulatory approvals; (ii) contesting any legal proceeding challenging the merger (see "BUSINESS OF UNI-MARTS -- Legal Proceedings"); (iii) public announcements; and (iv) Green Valley's right to cause Uni-Marts to terminate its 401(k) Plan immediately prior to consummation of the merger.

     The right to cause the termination of the 401(k) Plan immediately prior to closing is preserved to allow the employee-participants maximum flexibility. The Uni-Marts' Board would adopt a resolution to this effect and all Plan terms and IRS requirements would be met. If this action does not occur before the closing of the merger, under current IRS rules, following closing, employee-participants would not be permitted to take their Plan balances until termination of employment. This would mean that they may not roll the balances over to an IRA should they choose to do so. If the Plan is terminated before the closing of the merger, however, they would be permitted to do so, and all benefits would be vested. The 401(k) Plan covers all Uni-Marts' employees and executives, but not its directors.

     Green Valley presently intends to adopt a comparable retirement savings plan following the closing of the merger (but without matching contributions -- Uni-Marts' 401(k) Plan provides a small matching contribution contributed in the form of Uni-Marts' common stock). Following the closing, employee-participants will be able to take their balances from the Uni-Marts' 401(k) Plan and either (i) retain the monies subject to applicable penalties and taxes, (ii) roll the monies over to their own IRA, or (iii) roll the monies over into the new Green Valley 401(k) Plan.

TERMINATION

     The merger agreement may be terminated prior to the effective time (whether before or after the approval of the merger agreement and the merger by the Uni-Mart stockholders):

     - By mutual written consent of Uni-Marts and Green Valley;

     - By either Green Valley or Uni-Marts if the merger has not been consummated by July 31, 2004, unless the failure to consummate the merger is attributable to a failure to act on the part of the party seeking to terminate the merger agreement;

     - By either Green Valley or Uni-Marts if any court or governmental entity has issued a final, nonappealable order or ruling which restrains, enjoins or otherwise prohibits the merger;

     - By Uni-Marts if any of Green Valley's representations and warranties contained in the merger agreement are materially breached, or Green Valley breaches in any material respect and fails to promptly cure any of its covenants or agreements under the merger agreement;

     - By Uni-Marts if it convenes the special meeting to approve the merger and fails to obtain the requisite vote of its stockholders at such meeting;

     - By Uni-Marts if the Uni-Marts Board of Directors receives a superior proposal and Green Valley does not, within five business days after receipt of notice of the superior proposal, make an offer that the Uni-Marts Board by majority vote determines to be at least as favorable to the Uni-Marts stockholders as such superior proposal;

     - By Green Valley if any of Uni-Marts' representations and warranties contained in the merger agreement are materially breached, or Uni-Marts breaches in any material respect and fails to promptly cure any of its covenants or agreements under the merger agreement;

     - By Green Valley if the Uni-Marts Board of Directors recommends to its stockholders a superior proposal;

     - By Green Valley if the Uni-Marts Board of Directors withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger or the Uni-Marts Board of Directors ceases using all reasonable efforts to convene the special meeting, or Uni-Marts convenes a special meeting to approve the merger and fails to obtain the requisite vote of its stockholders at such meeting; or

     - By Green Valley if certain conditions to closing are not satisfied, principally that holders of 15% or more of the Uni-Marts shares elect dissenters rights or Uni-Marts fails to meet designated financial parameters (namely that Uni-Marts has, at the end of the month preceding consummation of the merger, consolidated cash of at least $4 million, net operating assets of at least $6 million and annual EBITDA of at least $11 million).

     If Green Valley terminates the merger agreement because holders of 15% or more of the Uni-Marts shares elect dissenters rights, then Green Valley is obligated to commence promptly a tender offer to purchase all outstanding shares at a price of $2.25 per share. If Green Valley acquires a majority of the Uni-Marts shares pursuant to the tender offer and elects to deregister the shares, non-tendering stockholders may lose all liquidity with respect to their shares, and Green Valley will have the power to elect all members of Uni-Marts' Board of Directors.

EXPENSES AND TERMINATION FEES

     Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is consummated.

     If the merger agreement is terminated because Uni-Marts receives a superior proposal, Green Valley shall be entitled to receive a termination or "break-up" fee of $800,000. Conversely, if the merger agreement is terminated because of a breach by Green Valley of any representation, warranty or covenant, Uni-Marts may recover up to $800,000 from Green Valley.

THE VOTING AGREEMENTS

     The Tri-Color Members and KOTA Management, who beneficially own an aggregate of 3,304,559 outstanding shares of Uni-Marts' common stock (representing approximately 45.8% of the outstanding shares of Uni-Marts' common stock as of April 30, 2004), have entered into voting agreements with Green Valley providing that, until the consummation of the merger (or termination of the merger agreement), they will vote their shares of Uni-Marts' common stock:

     - In favor of the merger and the merger agreement;

     - Against any proposed third party acquisition of significant assets or stock of Uni-Marts; and

     - Against any other action which is intended to interfere with, delay, postpone or adversely affect the merger.

     The parties subject to these voting agreements have also (i) appointed Green Valley as their proxy to vote their Uni-Marts shares in accordance with the matters covered by such voting agreements, (ii) agreed not to transfer any Uni-Marts shares owned by them while the voting agreements are in effect, and
(iii) agreed to tender their shares if Green Valley commences a tender offer pursuant to the terms of the merger agreement.

                             BUSINESS OF UNI-MARTS

     Uni-Marts is an independent operator of convenience stores and discount tobacco stores. At April 1, 2004, Uni-Marts operated 222 convenience stores and 63 Choice Cigarette Discount Outlets in Pennsylvania, New York, Delaware, and Maryland, of which 186 convenience stores and 49 Choice stores, respectively, sold gasoline.

     Most of the stores are located in small towns and rural locations. The size of Uni-Marts stores generally ranges from approximately 1,200 to 3,300 square feet with newly constructed stores generally having over 3,000 square feet. Uni-Marts' largest location is 12,800 square feet in size. Typically, the convenience stores offer a complete line of over 3,000 popular consumer items. Uni-Marts' convenience stores offers a full array of dry grocery items, health and beauty aids, newspapers and magazines, dairy products, tobacco products, fountain drinks and freshly ground coffee and cappuccino products. In addition, Uni-Marts also offers products designed to increase store traffic, such as made-to-order proprietary and branded fast foods, as well as services including lottery tickets, automated teller machines ("ATMs"), prepaid cellular telephones and telephone cards and money order sales.

     Uni-Marts' merchandising and marketing programs are designed to promote convenience through store location, hours of operation, parking, customer service, product selection and checkout procedures. Store hours are intended to meet customer needs and the characteristics of the community in which each store is located. Approximately 50% of Uni-Marts' convenience stores are open 24 hours per day, while the majority of the remaining stores are open from 5:00 a.m. to 12:30 a.m. To improve speed of service, most of Uni-Marts' products and services are sold on a self-service basis.

     Uni-Marts' operations at many locations are enhanced by self-service gasoline facilities. At April 1, 2004, 235 of Uni-Marts' stores sold gasoline, with 137 of these locations also offering kerosene and 19 offering diesel fuel. Uni-Marts offers BPAmoco gasoline at 34 locations, Exxon gasoline at 24 locations, Mobil gasoline at 9 locations, Texaco gasoline at 8 locations, Citgo gasoline at one location, Sunoco gasoline at one location and Uni-Mart branded gasoline at 157 locations. Another location sells branded gasoline on a commission basis.

     Uni-Marts' executive offices are located at 477 East Beaver Avenue, State College, PA 16801-5690, its phone number is (814) 234-6000, and the website is www.uni-mart.com.

      UNI-MARTS INC. AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following selected consolidated financial data should be read in conjunction with the audited consolidated financial statements, related notes, other financial information and management's discussion and analysis of financial condition and results of operations included elsewhere in this proxy statement.

                                                                                                       TWO QUARTERS ENDED
                                                        FISCAL YEAR ENDED SEPT. 30,                ---------------------------
                                            ----------------------------------------------------     APR. 3,        APR. 1,
                                              1999     2000(1)      2001       2002       2003         2003           2004
                                            --------   --------   --------   --------   --------   ------------   ------------
                                                                                                           (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Sales and other income by Uni-Marts and
  its franchisees:
  Merchandise sales.......................  $ 96,831   $112,159   $130,341   $143,315   $140,471     $ 68,890       $ 70,464
  Gasoline sales..........................    74,037    121,156    143,257    117,007    154,076       69,631         89,749
  Other income............................     2,070      1,744      1,676      1,658      1,445          754            851
                                            --------   --------   --------   --------   --------     --------       --------
  Total...................................   172,938    235,059    275,274    261,980    295,992      139,275        161,064
  Cost of sales...........................   127,261    184,796    216,953    205,300    239,767      111,555        133,085
                                            --------   --------   --------   --------   --------     --------       --------
  Gross profit............................    45,677     50,263     58,321     56,680     56,225       27,720         27,979
  Selling.................................    34,089     34,885     39,931     39,811     40,363       20,207         20,153
  General and administrative..............     7,509      6,731      7,264      8,026      7,621        3,886          4,428
  Depreciation and amortization...........     3,955      4,177      4,884      4,709      4,435        2,226          2,161
  Interest................................     2,772      3,630      4,548      3,710      3,589        1,816          1,759
  Provision for asset impairment..........       208        160         54          0          0            0              0
                                            --------   --------   --------   --------   --------     --------       --------
  (Loss) earnings from continuing
    operations before income taxes and
    change in accounting principle........    (2,856)       680      1,640        424        217         (415)          (522)
  Income tax (benefit) provision..........      (850)       268        651        179          6          (23)             2
                                            --------   --------   --------   --------   --------     --------       --------
  (Loss) earnings from continuing
    operations before change in accounting
    principle.............................    (2,006)       412        989        245        211         (392)          (524)
                                            --------   --------   --------   --------   --------     --------       --------
  Discontinued operations:
    (Loss) earnings from discontinued
      operations..........................      (328)       772       (892)    (2,703)    (2,311)      (2,185)          (118)
    Loss on disposal of discontinued
      operations..........................         0          0          0          0       (720)        (248)             0
    Income tax (benefit) provision........       (98)       304       (354)    (1,141)       (88)        (128)             0
                                            --------   --------   --------   --------   --------     --------       --------
  (Loss) earnings from discontinued
    operations............................      (230)       468       (538)    (1,562)    (2,943)      (2,305)          (118)
  Cumulative effect of change in
    accounting principle, net of income
    tax benefit of $310...................         0          0          0          0     (5,547)      (5,547)             0
                                            --------   --------   --------   --------   --------     --------       --------
  Net (loss) earnings.....................  $ (2,236)  $    880   $    451   $ (1,317)  $ (8,279)    $ (8,244)      $   (642)
                                            ========   ========   ========   ========   ========     ========       ========
  (Loss) earnings per share:
    (Loss) earnings per share from
      continuing operations before change
      in accounting principle.............  $  (0.29)  $   0.06   $   0.14   $   0.03   $   0.03     $  (0.05)      $  (0.07)
    (Loss) earnings per share from
      discontinued operations.............     (0.03)      0.07      (0.08)  $  (0.22)     (0.41)       (0.32)         (0.02)
    Loss per share from change in
      accounting principle................      0.00       0.00       0.00       0.00      (0.78)       (0.78)          0.00
                                            --------   --------   --------   --------   --------     --------       --------
  Net (loss) earnings per share...........  $  (0.32)  $   0.13   $   0.06   $  (0.19)  $  (1.16)    $  (1.15)      $  (0.09)
                                            ========   ========   ========   ========   ========     ========       ========
  Weighted average number of common shares
    outstanding...........................     6,887      6,989      7,053      7,099      7,165        7,143          7,200
                                            ========   ========   ========   ========   ========     ========       ========
BALANCE SHEET DATA:
  Working capital.........................  $   (541)  $  3,500   $  7,195   $  1,743   $  6,083     $    791       $  6,023
  Total assets............................    88,475    144,238    148,630    145,145    127,961      126,660        118,288
  Long-term obligations...................    34,141     75,006     81,273     72,126     34,450       69,560         33,896
  Stockholders' equity....................    27,946     28,968     29,493     28,317     20,123       20,143         19,504

---------------

(1) In April 2000, Uni-Marts purchased the operating assets and business of Orloski Service Station, Inc., consisting of 43 convenience stores and gasoline dispensing stations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The convenience store industry is highly competitive, continues to be fragmented and has relatively low barriers to entry. In addition, certain external forces exert pressure on the industry as a whole, and on Uni-Marts as well, including volatile fuel prices and margin pressures on gasoline and tobacco sales. Further, certain aspects of the convenience store business operate subject to government regulation, which include such areas as environmental regulations, franchising laws and tobacco regulations. These factors have combined during the past few years to constrain industry growth and to create liquidity pressures.

     Uni-Marts' revenues are derived primarily from the retail sales of merchandise and gasoline at its 285 convenience and discount tobacco stores in Pennsylvania, New York, Delaware and Maryland. Uni-Marts' primary competitors include national chains such as A-Plus and 7-Eleven, and regional chains such Sheetz, WaWa, Hess, Turkey Hill and Co/Go. In addition, Uni-Marts' business is subject to seasonal influences with sales adversely impacted during the unfavorable winter weather conditions. In order to meet the competitive and industry issues, Uni-Marts has focused its efforts to improve merchandising and marketing programs designed to promote convenience and customer service. In addition, Uni-Marts is updating its business systems and technology to streamline key business processes and continues to evaluate individual store contributions to the company's overall performance.

     During the last three years, sales of merchandise have generated about 50% of Uni-Marts revenue and about 75% of its gross profit. Gasoline sales accounted for most of the remaining 50% of revenues and generated about 22% of gross profit.

     The following table sets forth the percentage relationship of certain expense items to total revenues. It should be noted that the primary factors influencing the percentage relationship of cost of sales to revenues are the volatility of gasoline prices and gross profits, and the number of stores selling gasoline. On a percentage basis, the gross profit on gasoline sales is significantly less than the gross profit on merchandise sold in the convenience stores.

                                                                                              TWO QUARTERS
                                                                         QUARTER ENDED            ENDED
                                         FISCAL YEAR ENDED SEPT. 30,   -----------------   -------------------
                                         ---------------------------   APR. 3,   APR. 1,   APRIL 3,   APRIL 1,
                                          2001      2002      2003      2003      2004       2003       2004
                                         -------   -------   -------   -------   -------   --------   --------
                                                                          (UNAUDITED)          (UNAUDITED)
Revenues:
  Merchandise sales....................    47.4%     54.7%     47.5%     48.5%     42.9%     49.5%      43.8%
  Gasoline sales.......................    52.0      44.7      52.0      51.0      56.4      50.0       55.7
  Other income.........................     0.6       0.6       0.5       0.5       0.7       0.5        0.5
                                          -----     -----     -----     -----     -----     -----      -----
     Total revenues....................   100.0     100.0     100.0     100.0     100.0     100.0      100.0
Cost of sales..........................    78.8      78.4      81.0      80.6      83.2      80.1       82.6
                                          -----     -----     -----     -----     -----     -----      -----
Gross profit:
  Merchandise (as a percentage of
     merchandise sales)................    32.1      30.2      30.1      29.3      29.2      30.1       29.9
  Gasoline (as a percentage of gasoline
     sales)............................    10.3      10.0       8.1       9.1       6.4       9.0        6.7
     Total gross profit................    21.2      21.6      19.0      19.4      16.8      19.9       17.4
Costs and expenses:
  Selling..............................    14.5      15.2      13.6      14.7      12.7      14.5       12.5
  General and administrative...........     2.6       3.0       2.6       2.9       2.8       2.8        2.8
  Depreciation and amortization........     1.8       1.8       1.5       1.6       1.3       1.6        1.3
  Interest.............................     1.7       1.4       1.2       1.3       1.1       1.3        1.1
                                          -----     -----     -----     -----     -----     -----      -----
     Total expenses....................    20.6      21.4      18.9      20.5      17.9      20.2       17.7
                                          -----     -----     -----     -----     -----     -----      -----

                                                                                              TWO QUARTERS
                                                                         QUARTER ENDED            ENDED
                                         FISCAL YEAR ENDED SEPT. 30,   -----------------   -------------------
                                         ---------------------------   APR. 3,   APR. 1,   APRIL 3,   APRIL 1,
                                          2001      2002      2003      2003      2004       2003       2004
                                         -------   -------   -------   -------   -------   --------   --------
                                                                          (UNAUDITED)          (UNAUDITED)
(Loss) earnings from continuing
  operations before income taxes and
  change in accounting principle.......     0.6       0.2       0.1      (1.1)     (1.1)     (0.3)      (0.3)
Income tax provision...................     0.2       0.1       0.0       0.0       0.0       0.0        0.0
                                          -----     -----     -----     -----     -----     -----      -----
(Loss) earnings from continuing
  operations before change in
  accounting principle.................     0.4       0.1       0.1      (1.1)     (1.1)     (0.3)      (0.3)
                                          -----     -----     -----     -----     -----     -----      -----
Discontinued operations:
  (Loss) earnings from discontinued
     operations........................    (0.3)     (1.0)     (0.8)     (2.0)     (0.6)     (1.6)      (0.1)
  Loss on disposal of discontinued
     operations........................     0.0       0.0      (0.2)     (0.4)      0.0      (0.2)       0.0
  Income tax provision (benefit).......    (0.1)     (0.4)      0.0      (0.1)      0.0      (0.1)       0.0
                                          -----     -----     -----     -----     -----     -----      -----
(Loss) earnings from discontinued
  operations...........................    (0.2)     (0.6)     (1.0)     (2.3)     (0.6)     (1.7)      (0.1)
Cumulative effect of change in
  accounting principle, net of income
  tax benefit..........................     0.0       0.0      (1.9)      0.0       0.0      (4.0)       0.0
                                          -----     -----     -----     -----     -----     -----      -----
Net earnings (loss)....................     0.2%     (0.5)%    (2.8)%    (3.4)%    (1.7)%    (6.0)%     (0.4)%
                                          =====     =====     =====     =====     =====     =====      =====

  Quarters Ended April 1, 2004 and April 3, 2003

     At April 1, 2004, Uni-Marts operated 285 stores, which were comprised of 222 Uni-Mart convenience stores and 63 Choice Cigarette Discount Outlets ("Choice"). Of these locations, two were franchised and 235 offered self-service gasoline. In the fiscal quarter, Uni-Marts sold one Uni-Mart convenience store. Uni-Marts had five fewer convenience stores and four fewer Choice stores in operation in the second fiscal quarter ended April 1, 2004 compared to the second fiscal quarter ended April 3, 2003.

     As part of Uni-Marts' plan to divest stores, in fiscal 2003, Uni-Marts reclassified the assets of 130 stores on its balance sheet as properties held for sale and classified the income and expense of such stores as discontinued operations. At April 1, 2004, Uni-Marts had 122 remaining stores classified as assets held for sale on its balance sheet with a net book value of $40.5 million. Although these stores are now classified as discontinued operations, Uni-Marts intends to continue to operate these stores pending successful negotiation of their sale or sub-lease. See Note A to Condensed Consolidated Financial Statements for the second fiscal quarter ended April 1, 2004 for limitations on Uni-Marts' ability to sell or lease assets without the consent of Green Valley.

Continuing Operations

     For the second quarter of fiscal 2004, ended April 1, 2004, revenues from continuing operations of 163 stores were $79.7 million, an increase of $11.6 million, or 16.9%, compared to revenues of $68.2 million for the second quarter of fiscal 2003. The increase in revenues is primarily the result of a 29.4% increase in gasoline sales as a result of a 34.5 cent per gallon increase in the average reported retail price per gallon of petroleum sold at Uni-Marts' locations in the second quarter of fiscal year 2004 compared to the second quarter of fiscal year 2003. The 34.5 cent per gallon price increase includes the effect of Uni-Marts' change in payment method for Pennsylvania gasoline taxes of 25.9 cents per gallon. As previously reported, in June 2003, Uni-Marts changed its payment method for gasoline taxes for its Pennsylvania stores and now includes the gasoline taxes in its average reported retail price per gallon and its cost of sales. This change in payment method has no effect on gross profits.

     Merchandise sales were $34.2 million, an increase of $1.1 million, or 3.4%, compared to merchandise sales of $33.1 million recorded in the second quarter of fiscal 2003. Other income increased by $204,000 to $540,000 in the current fiscal quarter primarily due to gains on the sale of assets of $154,000. Merchandise sales at comparable stores increased by 5.9% and gasoline gallons sold at comparable stores increased by 4.2% in the second quarter of fiscal 2004 compared to the second quarter of fiscal 2003.

     Gasoline sales in the second quarter of fiscal year 2004 were $45.0 million, an increase of $10.2 million, compared to gasoline sales of $34.8 million in the second quarter of fiscal 2003. The gasoline sales increase includes approximately $6.1 million for gasoline taxes for Uni-Marts' Pennsylvania stores which was not included in gasoline sales in the second quarter of fiscal year 2003.

     In the second fiscal quarter of 2004, when compared to the second fiscal quarter of 2003, increases and volatility in wholesale petroleum costs resulted in increases in retail petroleum prices and contributed to lower gross margins per gallon sold. Uni-Marts continues to evaluate alternatives to mitigate the volatility in wholesale petroleum costs. Generally, increased wholesale petroleum costs impacts consumer demand, overall customer traffic and indirectly affects our merchandise sales. In addition, increases in wholesale cigarette costs and tax increases on tobacco products have an adverse effect on consumer demand for such products. These factors generally impact our retail price of cigarettes, sales volumes, merchandise gross profits and overall customer traffic.

     Gross profits on merchandise sales increased by $297,000 to $10.0 million in the second quarter of fiscal 2004. Higher merchandise sales contributed to the 3.1% increase in merchandise gross margins, while the merchandise gross profit rate was relatively unchanged in the second quarter of fiscal 2004 compared to the same period in fiscal 2003. Merchandise sales increased due primarily to the effects of increases in costs and tax increases on tobacco products, offset by fewer stores in operation in the current quarter in comparison to the second quarter of fiscal 2003.

     Gross profits on gasoline sales declined by $286,000, or 9.1%, to $2.9 million in the second quarter of fiscal 2004, compared to gasoline gross margins of $3.2 million in the second quarter of fiscal 2003. A 2.6% increase in gasoline gallons sold in the current fiscal quarter was offset by an 11.4% decline in the gasoline gross profit per gallon sold. Gasoline gallons increased due in part to milder weather conditions during the current fiscal quarter in comparison to harsh weather conditions reported in the second quarter of the prior fiscal year.

     Uni-Marts reported a 1.5% increase in selling expenses in the first fiscal quarter to $10.1 million due primarily to higher credit card fees resulting from higher retail petroleum prices, offset by fewer stores in operation in the current period in comparison to the same period in fiscal 2003. General and administrative expense increased by 12.4%, or $246,000, to $2.2 million, compared to $2.0 million, due primarily to a $358,000 increase in legal fees as a result of expenses related to Uni-Marts' merger negotiations, divestiture plan, and litigation expenses, as well as higher audit fees in the current fiscal quarter. These increases in general and administrative expenses were offset by a reduction in expenses related to Uni-Marts' improvements to its information systems. Depreciation and amortization expense declined by $34,000, or 3.1%, to $1.1 million as the result of lower levels of capital expenditures and fewer stores in operation in the current fiscal quarter. Interest expense declined by 2.9%, or $26,000, to $869,000 due to lower borrowing levels and interest rates in the second fiscal quarter of 2004, in comparison to the second fiscal quarter of 2003.

     For the second quarter of fiscal 2004, losses from continuing operations, before income taxes and change in accounting principle, were $895,000, compared to losses from continuing operations, before income taxes and change in accounting principle, of $775,000 in the second quarter of fiscal 2003. Uni-Marts recorded a provision for income taxes of $1,000, compared to an income tax benefit of $42,000 in the second quarter of fiscal 2003. The lower tax rate is due to Uni-Marts' increased valuation allowance in fiscal 2003. Losses from continuing operations before the change in accounting principle were $896,000, or $0.13 per share, for the second quarter of fiscal 2004, compared to losses from continuing operations before the change in accounting principle of $733,000, or $0.10 per share, for the prior year's second fiscal quarter.

Discontinued Operations

     Uni-Marts reported a loss from discontinued operations in the second quarter of fiscal 2004 of $456,000, compared to a loss of $1.4 million in the second quarter of fiscal 2003. The loss from discontinued operations lessened primarily as a result of the discontinuance of $778,000 of depreciation on assets held for sale in the current fiscal quarter. The improvement in the loss from discontinued operations was also attributed to a decline in selling expenses of $84,000 due to fewer stores in operation and a $105,000 decline in interest expense primarily due to lower borrowing levels and interest rates. In the second quarter of fiscal 2004, there was no disposal of discontinued operations, compared to a loss of $248,000 on disposal of discontinued operations for the comparable quarter of fiscal 2003. Uni-Marts had no income tax provision in the current fiscal quarter, compared to an income tax benefit of $84,000 for the second quarter of fiscal 2003. The lower tax rate is due to Uni-Marts' increased valuation allowance in fiscal 2003. Total losses from discontinued operations for the second fiscal quarter of 2004 were $456,000, or $0.06 per share, compared to losses on discontinued operations of $1.5 million, or $0.22 per share, in the second quarter of fiscal 2003.

Other

     During fiscal 2003, Uni-Marts increased its valuation allowance against the deferred tax asset because it was determined that it is more likely than not that Uni-Marts will not be able to fully utilize the NOL's. This increase in the reserve has resulted in a minimum tax provision in comparison to a 5.3% tax benefit in the second quarter of fiscal 2003.

     Total net losses for continued and discontinued operations for the second quarter ended April 1, 2004 were $1.4 million, or $0.19 per share, compared to total net losses of $2.3 million, or $0.32 per share, for the second quarter of fiscal 2003.

  Two Quarters Ended April 1, 2004 and April 3, 2003

Continuing Operations

     Total revenues for the first two quarters of fiscal 2004 were $161.1 million, an increase of $21.8 million, or 15.6%, compared to total revenues of $139.3 million for the two quarters ended April 3, 2003. Revenues increased due principally to a $20.1 million, or 28.9%, increase in gasoline sales for the current reporting period to $89.7 million, compared to $69.6 million for the first six months of fiscal 2003. The increase in gasoline sales was due to a
35.0 cent per gallon increase in the average reported retail price per gallon of petroleum sold in the current reporting period, as the result of higher retail petroleum prices in the first six months of fiscal 2004 and the effects of Uni-Marts' change in its payment method for Pennsylvania gasoline taxes that became effective in June 2003. For the first six months of fiscal 2004, merchandise sales increased by $1.6 million, or 2.3%, to $70.5 million, compared to merchandise sales of $68.9 million in the first six months of fiscal 2003. Merchandise sales at comparable stores increased by 4.5% and gasoline gallons sold at comparable stores increased by 2.6% from the first six months of fiscal 2003. Other income increased by $97,000, or 12.9%, to $851,000 for the current six-month period due primarily to gains on the sale of assets of $146,000, offset by lower rental income and commissions due to fewer stores in operation.

     Increases in wholesale cigarette costs and tax increases on tobacco products have an adverse effect on consumer demand for such products. These factors impact our retail price of cigarettes, sales volumes, merchandise gross profits and overall customer traffic. While Uni-Marts attempts to maintain its gross profit margin on tobacco products by passing these types of price increases on to its customers, competitive pressures in specific markets prevent it from doing so. As a result, tobacco unit sales are negatively impacted as well as the gross profit associated with these products. In the first six months of fiscal 2004, these factors contributed to higher merchandise sales and a decline in the merchandise gross margin rate when compared to the first six months of fiscal 2003.

     Gross profits on merchandise sales were $21.1 million, an increase of 1.6% compared to merchandise gross profits of $20.7 million for the first six months of fiscal 2003. The increase in merchandise gross profits was primarily the result of higher merchandise sales levels, offset by a 0.2% decline in the merchandise gross margin rate for the first two quarters of fiscal 2004.

     Gross profits on gasoline sales for the first two quarters of fiscal 2004 declined by 2.9% to $6.1 million compared to gasoline gross profit margins of $6.2 million reported in the first two quarters of fiscal 2003. The decline was due to a 3.4% decline in the gross margin rate per gallon sold, offset by a 0.6% increase in gasoline gallons sold in the first six months of fiscal 2004.

     Selling expenses declined by $54,000, or 0.3%, to $20.2 million due to lower maintenance expenses as a result of fewer stores in operation in the current period, offset by increases in credit card fees resulting from higher retail petroleum prices. General and administrative expense increased by 14.0%, or $542,000, to $4.4 million for the first six months of fiscal 2004 due to increased legal and professional fees of $805,000 as a result of expenses related to merger negotiations, litigation expenses, Uni-Marts' divestiture plan and higher audit fees. These increased expenses were offset by lower expenses related to Uni-Marts' improvements to its information systems and the non-replacement of corporate personnel in an attempt to reduce general and administrative overhead. Depreciation and amortization expense for the first six months of fiscal 2004 declined by 2.9% to $2.2 million due to lower levels of capital expenditures in recent years and fewer stores in operation. Interest expense declined by $57,000, or 3.1%, to $1.8 million for the first six months of fiscal 2004 compared to the first six months of fiscal 2003 due to lower interest rates and borrowing levels.

     For the first six months of fiscal 2004, losses from continuing operations, before income taxes and change in accounting principle, were $522,000, compared to losses from continuing operations, before income taxes and change in accounting principle, of $415,000 for the first six months of fiscal 2003. Uni-Marts recorded a provision for income taxes of $2,000, compared to an income tax benefit of $23,000 for the first six months of fiscal 2003. Losses from continuing operations before a change in accounting principle were $524,000, or $0.07 per share, compared to losses from continuing operations before the change in accounting principle of $392,000, or $0.05 per share, for the first six months of fiscal 2003.

Discontinued Operations

     Uni-Marts reported a loss from discontinued operations of $118,000 for the first six months of fiscal 2004, compared to a loss from discontinued operations of $2.2 million in the first six months of fiscal 2003. The loss from discontinued operations lessened for the first six months of fiscal 2004 due primarily to reductions in depreciation and amortization and interest expenses of $1.7 million, as well as lower selling expenses due to fewer stores in operation. These positive impacts were offset by lower merchandise and gasoline gross profits in the first six months of fiscal 2004. In the two quarters ended April 1, 2004, there was no disposal of discontinued operations, compared to a loss of $248,000 on disposal of discontinued operations for the comparable period of fiscal year 2003. Uni-Marts recorded an income tax benefit of $128,000 for the loss on discontinued operations for the first six months of fiscal year 2003. Total losses on discontinued operations for the six months ended April 1, 2004 was $118,000, or $0.02 per share, compared to losses of $2.3 million, or $0.32 per share, for the first six months of fiscal 2003.

Other

     In the first quarter of fiscal 2003, Uni-Marts reported a one-time non-cash charge of $5.5 million, or a loss of $0.78 per share, due to the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." SFAS 142 requires that assets with indefinite lives not be amortized but tested annually for impairment and provides specific guidelines for such testing. In accordance with SFAS 142, Uni-Marts discontinued the amortization of goodwill as of October 1, 2002 and completed its impairment testing during fiscal year 2003, which resulted in the write-off of the total goodwill balance.

     During fiscal 2004, Uni-Marts increased its valuation allowance against the deferred tax asset because it was determined that it is more likely than not that Uni-Marts will not be able to fully utilize the NOL's. This increase in the reserve has resulted in a minimum tax provision in the first two quarters of fiscal 2004 compared to a 5.3% tax benefit in the first two quarters of fiscal 2003.

     Total net losses for the two quarters ended April 1, 2004 were $642,000, or $0.09 per share, compared to total net losses of $8.2 million, or $1.15 per share, for the two quarters ended April 3, 2003.

  Fiscal Year 2003 Compared to Fiscal Year 2002

     At September 30, 2003, Uni-Marts operated 292 stores, which were comprised of 225 Uni-Mart convenience stores and 67 Choice Cigarette Discount Outlets ("Choice"). Of these locations, three were franchised and 237 offered self-service gasoline. Uni-Marts closed two convenience stores, and sold four convenience stores, one Choice store and one non-operating location in fiscal year 2003 as part of its divestiture plan.

     In fiscal 2003, Uni-Marts announced plans to divest 130 stores and reclassified the assets relating to these stores as discontinued operations and reclassified the related debt of $34.4 million as current maturities. At September 30, 2003, Uni-Marts had 128 remaining stores classified as properties held for sale on its balance sheet with a net book value of $41.0 million. The income and expense relating to these stores is classified as discontinued operations. Uni-Marts intends to continue to operate these stores pending successful negotiation of their sale or sub-lease.

Continuing Operations

     Revenues from continuing operations of 164 stores for fiscal year 2003 were $296.0 million, an increase of $34.0 million, or 13.0%, compared to revenues of $262.0 million in fiscal year 2002. This increase is primarily the result of a 31.7%, or 31.9 cent per gallon, increase in gasoline sales at continuing operations as a result of an increase in the average reported retail price per gallon of petroleum sold at Uni-Marts' locations in fiscal year 2003. The 31.9 cent per gallon price increase includes the effect of the change in Uni-Marts' payment method for Pennsylvania gasoline taxes of 25.9 cents per gallon that became effective in June 2003. As reported in Uni-Marts' Form 10-Q filed for the period ended July 3, 2003, in June 2003, Uni-Marts changed its payment method for gasoline taxes for its Pennsylvania stores and now includes the gasoline taxes in its average reported retail price per gallon and its cost of sales. This change in payment method has no effect on gross profits.

     Gasoline sales in fiscal year 2003 were $154.1 million, compared to $117.0 million in fiscal year 2002, an increase of $37.1 million. The gasoline sales increase in fiscal year 2003 includes approximately $7.1 million for gasoline taxes for Uni-Marts' Pennsylvania stores reported in the fourth quarter of fiscal year 2003, which was not included in gasoline sales in fiscal year 2002.

     In fiscal year 2003, merchandise sales were $140.5 million, a decline of $2.8 million, or 2.0%, compared to merchandise sales of $143.3 million in fiscal year 2002. At comparable stores, merchandise sales from continuing operations were relatively flat, while gasoline gallons sold from continuing operations increased by 1.0% from fiscal 2002 levels. Uni-Marts had seven fewer stores, two of which sold gasoline, in operation in fiscal year 2003 compared to fiscal year 2002, contributing to lower merchandise sales levels. Other income declined by 12.9% to $1.4 million, primarily as a result of a $100,000 decline in commission income and a $40,000 decline in interest, dividend, royalty and rental income. In addition, other income in fiscal year 2002 included a $50,000, one-time insurance settlement.

     Gross profits on merchandise sales declined by $1.0 million, or 2.2%, to $42.3 million, compared to merchandise gross profits of $43.3 million for fiscal year 2002. Fewer stores in operation in fiscal year 2003 and a 0.7% lower merchandise gross profit rate related primarily to increased proportion of tobacco product sales at lower gross profit rates contributed to the decline in merchandise gross margins in fiscal year 2003 compared to fiscal year 2002. Increases in wholesale cigarette costs and tax increases on tobacco products have an adverse effect on consumer demand for such products. These factors impact our retail price of cigarettes, sales volumes, merchandise gross profits and overall customer traffic. While Uni-Marts attempts to maintain its gross profit on tobacco products by passing these types of price increases on to its customers, competitive pressures in specific markets often prevent this. As a result, tobacco unit sales and gross profit on these procedures can be negatively impacted.

     Gross profits on gasoline sales in fiscal year 2003 increased by $722,000, or 6.2%, to $12.5 million compared to gasoline gross profits of $11.7 million in fiscal year 2002. Gasoline gross margins increased primarily due to a 0.8% increase in gasoline gallons sold at Uni-Marts' locations in fiscal year 2003 compared to fiscal year 2002. While fewer gasoline locations were in operation for the comparable periods, gasoline gallons increased due to a full year's operation in fiscal 2003 of two high volume locations which were opened in fiscal year 2002.

     Selling expenses increased by $500,000, or 1.4%, to $40.3 million, compared to $39.8 million in fiscal year 2002 due primarily to increases in credit card fees resulting from higher retail petroleum prices and the impact of two new high volume locations, offset by fewer stores in operation. General and administrative expenses declined by $400,000, or 5.1%, to $7.6 million from $8.0 million in fiscal year 2002, principally due to a $550,000 decline in salaries and related expenses. This reduction was principally due to fewer employees in 2003 as a result of improvements to Uni-Marts' information systems and the non-replacement of corporate personnel in an attempt to reduce general and administrative overhead. Additionally, general and administrative expenses were impacted by a $90,000 decline in advertising and supplies expenses, offset by a $260,000 increase in legal and audit fees resulting from Uni-Marts' divestiture plans and the adoption of a shareholder rights plan. Depreciation and amortization expense declined by $300,000, or 5.8%, to $4.4 million as the result of the adoption of Statement of Financial Accounting Standard No. 142 ("SFAS No. 142"), lower levels of capital expenditures and fewer stores in operation in fiscal year 2003. Lower borrowing levels and lower interest rates resulted in a $100,000, or 3.3%, decline in interest expense in fiscal year 2003 to $3.6 million from $3.7 million in the prior fiscal year.

     Earnings from continuing operations in fiscal year 2003, before income taxes and change in accounting principle, were $217,000, compared to earnings from continuing operations, before income taxes and change in accounting principle, of $424,000 in fiscal year 2002. Uni-Marts recorded a provision for income taxes of $6,000, compared to an income tax provision of $179,000 in fiscal year 2002. Net earnings from continuing operations before a change in accounting principle were $211,000, or $0.03 per share, for fiscal year 2003, compared to net earnings from continuing operations before a change in accounting principle of $245,000, or $0.03 per share, for fiscal year 2002.

Discontinued Operations

     The loss from discontinued operations for fiscal year 2003 was $2.3 million, compared to a loss of $2.7 million in fiscal year 2002. The decrease in loss from discontinued operations was primarily the result of a $1.0 million reduction in depreciation and amortization due to the discontinuance of depreciation on assets held for sale. The decrease in loss was also a result of lower interest expenses due to lower borrowing levels and interest rates and higher gasoline gross margins, offset by lower merchandise gross profits, increased credit card fees resulting from higher retail petroleum prices and higher levels of store maintenance. In fiscal year 2003, the loss on disposal of discontinued operations was $720,000 in comparison to no loss in fiscal year 2002. Uni-Marts recorded an income tax benefit of $88,000 for the loss on discontinued operations in fiscal year 2003, compared to an income tax benefit of $1.1 million for the prior fiscal year. The net loss from discontinued operations for fiscal year 2003 was $2.9 million, or $0.41 per share, compared to a net loss of $1.6 million, or $0.22 per share, in fiscal year 2002.

Other

     The loss from change in accounting principle in fiscal year 2003 was a one-time, non-cash charge of $5.5 million, or $0.78 per share, due to the adoption of SFAS 142 and the write-off of Uni-Marts' goodwill.

     During fiscal year 2003, Uni-Marts increased its valuation allowance against the deferred tax asset because it was determined that it is more likely than not that Uni-Marts will not be able to fully utilize the net operating loss ("NOL") carryforward. This increase in the reserve has resulted in a 4.5% tax benefit in comparison to a 42.2% tax benefit in fiscal year 2002.

     Total net losses for the fiscal year ended September 30, 2003 for continued and discontinued operations were $8.3 million, or $1.16 per share, compared to total net losses of $1.3 million, or $0.19 per share, in fiscal year 2002.

     Fiscal Year 2002 Compared to Fiscal Year 2001

     At September 30, 2002, Uni-Marts operated 299 stores, which were comprised of 231 Uni-Mart convenience stores and 68 Choice Cigarette Discount Outlets. Of these locations, four were franchised and 239 offered self-service gasoline. Uni-Marts had one less store in operation in fiscal year 2002 compared to fiscal year 2001.

Continuing Operations

     Revenues from continuing operations of 169 stores in fiscal year 2002 were $262.0 million, a decline of $13.3 million, or 4.8%, compared to revenues of $275.3 million in fiscal year 2001. This decline is the net result of a $26.2 million decline in gasoline sales, offset by a $13.0 million increase in merchandise sales. Merchandise sales increased to $143.3 million, or 10.0%, from $130.3 million in fiscal year 2001. Higher comparable store sales levels, as well as contributions from higher retail cigarette prices in the fourth quarter of fiscal year 2002 contributed to the merchandise sales growth. Gasoline sales declined to $117.0 million, or 18.3%, from $143.2 million in fiscal year 2001, primarily due to a 19.9 cent per gallon decline in the average reported retail price per gallon of petroleum sold at Uni-Marts' locations. At comparable stores, merchandise sales from continuing operations increased by 7.6%, while gasoline gallons sold from continuing operations declined by 1.1% from fiscal year 2001 levels. Other income in fiscal year 2002 declined by $18,000 to $1.7 million.

     Gross profits on merchandise sales increased by $1.4 million, or 3.5%, to $43.3 million in fiscal year 2002, compared to merchandise gross profit margins of $41.9 million in fiscal year 2001. Merchandise gross profits increased, despite a 1.9% decline in the merchandise gross profit rate for the comparable periods.

     Gross profits on gasoline sales declined by $3.1 million, or 20.8%, to $11.7 million in fiscal year 2002 compared to $14.8 million in fiscal year 2001. A 2.7% decline in gasoline gallons sold and an 18.5% decline in gross profits per gallon sold contributed to the decline in gasoline gross margins in fiscal year 2002 compared to fiscal year 2001. Instability of the petroleum wholesale markets and increased retail competition resulted in lower gasoline gross profit margins in fiscal year 2002 when compared to fiscal year 2001.

     Selling expenses declined by 0.3% to $39.8 million in fiscal year 2002, compared to $39.9 million in fiscal year 2001. General and administrative expense increased by $800,000, or 10.5%, to $8.0 million from $7.2 million in fiscal year 2001 due principally to increased legal, professional and audit fees. These increased fees relate primarily to changes in corporate governance and corporate securities adopted at the Annual Meeting of Stockholders in February 2002, as well as the hiring of financial advisors in April 2002 and higher audit fees. Higher salary levels also affected the general and administrative expense category. Depreciation and amortization expense declined in fiscal year 2002 to $4.7 million from $4.9 million due to lower levels of capital expenditures in fiscal year 2002. Lower borrowing levels and lower interest rates resulted in a $800,000, or 18.4%, decline in interest expense in fiscal year 2002 to $3.7 million from $4.5 million in the prior fiscal year. Uni-Marts recorded a $54,000 provision for asset impairment in fiscal year 2001.

     Earnings from continuing operations in fiscal year 2002, before income taxes and change in accounting principle, were $424,000, compared to earnings from continuing operations, before income taxes and change in accounting principle, of $1.6 million in fiscal year 2001. Uni-Marts recorded a provision for income taxes of $179,000 in fiscal year 2002, compared to an income tax provision of $651,000 in fiscal year 2001. Net earnings from continuing operations before a change in accounting principle were $245,000, or $0.03 per share, for fiscal year 2002, compared to net earnings from continuing operations before the change in accounting principle of $989,000, or $0.14 per share, for fiscal year 2001.

Discontinued Operations

     The loss from discontinued operations for fiscal year 2002 was $2.7 million, compared to a loss of $892,000 in fiscal year 2001. This increase in loss from discontinued operations in fiscal year 2002 was primarily the result of lower gasoline gross profits, increased credit card fees resulting from higher retail petroleum prices and higher levels of store maintenance, offset by higher merchandise gross margins and reductions in depreciation and amortization and interest expenses. There was no loss on the disposal of discontinued operations for fiscal year 2002 and fiscal year 2001, respectively. Uni-Marts recorded an income tax benefit of $1.1 million for the loss on discontinued operations in fiscal year 2002, compared to an income tax benefit of $354,000 for the prior fiscal year. The net loss from discontinued operations for fiscal year 2002 was $1.6 million, or $0.22 per share, compared to a net loss of $538,000, or $0.08 per share, in fiscal year 2001.

Other

     In 2002, Pennsylvania extended the net operating loss ("NOL") carryforward period from 10 to 20 years which resulted in a higher effective tax benefit for fiscal year 2002. This change resulted in a 42.2% tax benefit in fiscal year 2002 in comparison to a 39.7% tax benefit in fiscal year 2001.

     Total net losses for the fiscal year ended September 30, 2002 for continued and discontinued operations were $1.3 million, or $0.19 per share, compared to total net earnings of $451,000, or $0.06 per share, in fiscal year 2001.

SEASONALITY AND UNAUDITED QUARTERLY RESULTS

     Uni-Marts' business generally has been subject to seasonal influences with higher sales in the third and fourth quarters of each fiscal year, since customers tend to purchase more convenience items, such as ice, beverages and fast food, and more gasoline during the warmer months. Due to adverse weather conditions, merchandise sales for the second fiscal quarter generally have been lower than other quarters. In addition, because of price volatility, gasoline profit margins fluctuate significantly throughout the year.

                                                     THREE MONTHS ENDED
                               --------------------------------------------------------------
                                JAN.3,    APRIL 4,   JULY 4,   SEPT. 30,   JAN. 2,   APRIL 3,
                                 2002       2002      2002       2002       2003       2003
                               --------   --------   -------   ---------   -------   --------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Merchandise sales..........  $35,839    $32,159    $36,074    $39,243    $36,018   $32,012
  Gasoline sales.............   27,474     24,779     32,418     32,336     35,131    35,361
  Other income...............      386        415        411        446        417       336
                               -------    -------    -------    -------    -------   -------
    Total revenues...........   63,699     57,353     68,903     72,025     71,566    67,709
Cost of sales................   48,783     44,187     54,443     57,887     56,982    54,578
                               -------    -------    -------    -------    -------   -------
Gross profit.................   14,916     13,166     14,460     14,138     14,584    13,131
COSTS AND EXPENSES:
  Selling....................   10,104      9,781      9,945      9,981     10,375     9,847
  General & administrative...    1,902      2,141      2,122      1,861      1,901     1,985
  Depreciation &
    amortization.............    1,194      1,166      1,174      1,175      1,120     1,099
  Interest...................    1,025        837        916        932        927       889
                               -------    -------    -------    -------    -------   -------
Earnings (loss) from
  continuing operations
  before income taxes and
  change in accounting
  principle..................      691       (759)       303        189        261      (689)
Income tax provision
  (benefit)..................      234       (258)       104         99         17       (36)
                               -------    -------    -------    -------    -------   -------
Earnings (loss) from
  continuing operations
  before change in accounting
  principle..................      457       (501)       199         90        244      (653)
DISCONTINUED OPERATIONS:
(Loss) earnings from
  discontinued operations....     (524)      (986)      (503)      (690)      (708)   (1,464)
(Loss) earnings on disposal
  of discontinued
  operations.................        0          0          0          0          0      (248)
Income tax (benefit)
  provision..................     (177)      (348)      (159)      (457)       (41)      (90)
                               -------    -------    -------    -------    -------   -------
(Loss) earnings on
  discontinued operations....     (347)      (638)      (344)      (233)      (667)   (1,622)
Cumulative effect of change
  in accounting principle,
  net of income tax
  benefit....................        0          0          0          0     (5,547)        0
                               -------    -------    -------    -------    -------   -------
Net earnings (loss)..........  $   110    $(1,139)   $  (145)   $  (143)   $(5,970)  $(2,275)
                               =======    =======    =======    =======    =======   =======
EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share
  from continuing operations
  before change in accounting
  principle..................  $  0.07    $ (0.07)   $  0.03    $  0.00    $  0.03   $ (0.08)
(Loss) earnings per share
  from discontinued
  operations.................    (0.05)     (0.09)     (0.05)     (0.03)     (0.09)    (0.23)
Loss per share from change in
  accounting principle.......     0.00       0.00       0.00       0.00      (0.78)     0.00
                               -------    -------    -------    -------    -------   -------
Net earnings (loss) per
  share......................  $  0.02    $ (0.16)   $ (0.02)   $ (0.03)   $ (0.84)  $ (0.31)
                               =======    =======    =======    =======    =======   =======
Weighted average number of
  common shares
  outstanding................    7,189      7,095      7,112      7,119      7,131     7,155
                               =======    =======    =======    =======    =======   =======

                                          THREE MONTHS ENDED
                               ----------------------------------------
                               JULY 3,   SEPT. 30,   JAN. 1,   APRIL 1,
                                2003       2003       2004       2004
                               -------   ---------   -------   --------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Merchandise sales..........  $36,223    $36,218    $36,262   $34,202
  Gasoline sales.............   38,741     44,843     44,741    45,008
  Other income...............      341        351        310       540
                               -------    -------    -------   -------
    Total revenues...........   75,305     81,412     81,313    79,750
Cost of sales................   61,239     66,968     66,750    66,335
                               -------    -------    -------   -------
Gross profit.................   14,066     14,444     14,563    13,415
COSTS AND EXPENSES:
  Selling....................    9,995     10,146     10,022    10,131
  General & administrative...    1,787      1,948      2,197     2,231
  Depreciation &
    amortization.............    1,149      1,067      1,082     1,079
  Interest...................      824        949        889       869
                               -------    -------    -------   -------
Earnings (loss) from
  continuing operations
  before income taxes and
  change in accounting
  principle..................      311        334        373      (895)
Income tax provision
  (benefit)..................       60        (35)         1         1
                               -------    -------    -------   -------
Earnings (loss) from
  continuing operations
  before change in accounting
  principle..................      251        369        372      (896)
DISCONTINUED OPERATIONS:
(Loss) earnings from
  discontinued operations....     (685)       546        337      (456)
(Loss) earnings on disposal
  of discontinued
  operations.................     (472)         0         --         0
Income tax (benefit)
  provision..................       21         22          0         0
                               -------    -------    -------   -------
(Loss) earnings on
  discontinued operations....   (1,178)       524        337      (456)
Cumulative effect of change
  in accounting principle,
  net of income tax
  benefit....................        0          0          0         0
                               -------    -------    -------   -------
Net earnings (loss)..........  $  (927)   $   893    $   709   $(1,352)
                               =======    =======    =======   =======
EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share
  from continuing operations
  before change in accounting
  principle..................  $  0.03    $  0.05    $  0.05   $ (0.13)
(Loss) earnings per share
  from discontinued
  operations.................    (0.16)      0.07       0.05     (0.06)
Loss per share from change in
  accounting principle.......     0.00       0.00       0.00      0.00
                               -------    -------    -------   -------
Net earnings (loss) per
  share......................  $ (0.13)   $  0.12    $  0.10   $ (0.19)
                               =======    =======    =======   =======
Weighted average number of
  common shares
  outstanding................    7,186      7,191      7,196     7,204
                               =======    =======    =======   =======

LIQUIDITY AND CAPITAL RESOURCES

     Most of Uni-Marts' sales are for cash and its inventory turns over rapidly. From time to time, Uni-Marts utilizes portions of its cash to acquire and construct new stores and renovate existing locations.

     As of April 1, 2003, Uni-Marts amended its revolving credit agreement (the "Agreement") to extend the maturity date to December 31, 2004 and revise covenants relating to interest and fixed-charge coverage ratios. As part of the amendment to the Agreement, at April 30, 2004 the total credit line available for borrowings was reduced to $12.0 million, reflecting not only the elimination of the seasonal borrowing increase of $2.0 million, but also an additional $1.0 million reduction in anticipation of reduced borrowing requirements that would result from store divestitures expected to be completed by that time. As of September 30, 2003, Uni-Marts entered into an agreement with its revolving credit lender to provide a $4.0 million sub-limit under its existing revolving credit agreement as discussed in Footnotes D and E to the Condensed Consolidated Financial Statements for the second fiscal quarter ended April 1, 2004. At April 1, 2004, $5.8 million was available for borrowing under this Agreement for general working capital and prepayment of debt. In addition, Uni-Marts' liquid fuels tax bond expired in the third fiscal quarter of 2003. Due to the expiration of the bond, Uni-Marts pays the liquid fuels tax on purchases directly to the vendors within its normal payment terms. Uni-Marts utilizes its working capital credit facility to mitigate the cash flow impact of the liquid fuels tax bond expiration.

     Capital requirements for debt service and capital leases for the remainder of fiscal year 2004 are approximately $39.2 million, which includes $32.7 million related to Uni-Marts' divestiture plan and $5.7 million in revolving credit that have been classified as current. Uni-Marts anticipates capital expenditures for the remainder of fiscal year 2004 of $1.1 million, funded from cash flows from operations. These capital expenditures include normal replacement of store equipment and gasoline-dispensing equipment and upgrading of Uni-Marts' in-store and corporate data processing systems.

     Management believes that cash from operations, available credit facilities and asset sales will be sufficient to meet Uni-Marts' obligations for the foreseeable future. In the event that the proposed merger with Green Valley is not consummated and Uni-Marts is otherwise unable to consummate the divestiture of certain store locations on acceptable terms, there is a risk that Uni-Marts could encounter liquidity problems.

     Assuming the current level of cash flow and available credit facilities, Uni-Marts would be able to maintain sufficient liquidity to meet its obligations without any asset sales. However, in the event that Uni-Marts' future financial performance does not meet minimum lender targets, covenant violations may result and cause the restriction, modifications or loss of the current revolving credit facility. Uni-Marts would then need to amend the current credit facility, obtain a new credit facility from another lender, or rely more heavily on asset sales in order to maintain liquidity.

CONTRACTUAL OBLIGATIONS

     Below is a summarized list of Uni-Marts' contractual obligations relating to long-term debt, capitalized leases, noncancelable operating leases and gasoline supply agreements at April 1, 2004 (in thousands):

                          TWO QUARTERS
                             ENDING
                           SEPT. 30,
                              2004         2005       2006       2007       2008     THEREAFTER    TOTAL
                          ------------   --------   --------   --------   --------   ----------   --------
Contractual Obligations:
Long-term debt
  (including
  interest).............    $ 44,538     $  4,451   $  4,465   $  4,480   $  4,494    $ 29,710    $ 92,138
Capitalized leases
  (including
  interest).............          66           31         31         31         21           0         180
Operating leases........       2,863        4,646      3,530      3,356      2,298       5,977      22,670
Gasoline supply
  agreements(1).........      80,598      138,647    114,682    110,424     93,401      89,665     627,417
                            --------     --------   --------   --------   --------    --------    --------
                            $128,065     $147,775   $122,708   $118,291   $100,214    $125,352    $742,405
                            ========     ========   ========   ========   ========    ========    ========

---------------

(1) Uni-Marts has agreements with four gasoline suppliers with terms ranging from 6 to 15 years. These agreements obligate Uni-Marts to purchase specified quantities of gasoline at market prices from the various suppliers over the life of the contracts. On an annualized basis, the minimum required purchases under these agreements total approximately 96.5 million gallons. The estimated minimum purchase obligations reflected in the table above are calculated based on the gallon purchase requirements remaining under the contracts at a current market price of $1.67 per gallon. Although Uni-Marts did not meet the minimum purchase requirements in fiscal year 2003, Uni-Marts does not expect any material change to its obligations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of Uni-Marts' financial condition and results of operations are based upon its condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Uni-Marts to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, Uni-Marts evaluates its estimates, including those related to self-insured liabilities, impairment of long-lived assets and income taxes. Uni-Marts bases its estimates on historical experience, current and anticipated business conditions, the condition of the financial markets, and various other assumptions that are believed to be reasonable under existing conditions. Actual results may differ from these estimates.

     Uni-Marts believes that the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements:

     Self-insurance liabilities -- Uni-Marts records estimates for self-insured worker's compensation and general liability insurance coverage. Should a greater amount of claims occur compared to what was estimated, or costs increase beyond what was anticipated, reserves recorded may not be sufficient, and additional expense may be recorded.

     Impairment -- Uni-Marts evaluates long-lived assets, including stores, for impairment quarterly, or whenever events or changes in circumstances indicate that the assets may not be recoverable. The impairment is measured by calculating the estimated future cash flows expected to be generated by the store, and comparing this amount to the carrying value of the store's assets. Cash flows are calculated utilizing individual store forecasts and total company projections for the remaining estimated lease lives of the stores being analyzed. Should actual results differ from those forecasted and projected, Uni-Marts may be subject to future impairment charges related to these facilities.

     During the first quarter of fiscal year 2003, Uni-Marts adopted Statement of Financial Accounting Standards ("SFAS") Nos. 142 and 144. SFAS No. 142 requires that assets with indefinite lives not be amortized but tested annually for impairment and provides specific guidance for such testing. SFAS No. 144 provides additional guidance for impairment testing and determination of when an asset is considered to be for sale. Uni-Marts completed its impairment test during the second quarter of fiscal 2003 and the adoption of SFAS No. 142 resulted in the write-off of goodwill in the amount of approximately $5.9 million. Furthermore, in accordance with SFAS No. 144, Uni-Marts reclassified assets totaling $40.9 million as part of its divestiture plan to sell or sublet 130 stores as assets held for sale in the third quarter of fiscal year 2003. At April 1, 2004 Uni-Marts had reclassified as assets held for sale $40.8 million relating to 122 remaining stores that Uni-Marts plans to sell or sublet, reclassified the related debt totaling $32.7 million as current maturities, and classified the income and expense of such stores as discontinued operations. During fiscal year 2003, Uni-Marts recognized a $654,000 loss relating to the future disposal of certain locations.

     Income taxes -- Uni-Marts currently has NOL's that can be utilized to offset future income for federal and state tax purposes. These NOL's generate a significant deferred tax asset. However, Uni-Marts has recorded a valuation allowance against this deferred tax asset as it has determined that it is more likely than not that it will not be able to fully utilize the NOL's. Should Uni-Marts' assumptions regarding the utilization of these NOL's change, it may reduce some or all of this valuation allowance, which would result in the recording of an income tax benefit.

IMPACT OF INFLATION

     Uni-Marts believes that inflation has not had a material effect on its results of operations in recent years. Generally, increases in Uni-Marts' cost of merchandise can be quickly reflected in higher prices of goods sold. However, any upward movement of gasoline costs may have short-term negative effects on profit margins, since Uni-Marts' ability to raise gasoline prices can be limited due to competition from other self-service gasoline outlets. In addition, fluctuation of gasoline prices can limit the ability of Uni-Marts to maintain stable gross margins.

           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     Uni-Marts uses its revolving credit facility and its mortgage and equipment loans to finance a significant portion of its operations. These on-balance sheet financial instruments, to the extent they provide for variable rates of interest, expose Uni-Marts to interest rate risk resulting from changes in the LIBOR or prime rate.

     To the extent that Uni-Marts' financial instruments expose Uni-Marts to interest rate risk, they are presented in the table below. The table presents principal cash flows and related interest rates by year of maturity for Uni-Marts' revolving credit facility, mortgage loans and equipment loans at April 1, 2004.

     The carrying amounts of cash and short-term debt approximate fair value. Uni-Marts estimates the fair value of its long-term, fixed-rate debt generally using discounted cash flow analysis based on Uni-Marts' current borrowing rates for debt with similar maturities. Uni-Marts estimates the fair value of its long-term, variable-rate debt based on carrying amounts plus unamortized loan fees associated with the debt.

                                                                                                       FAIR VALUE
                                                                                          TOTAL DUE    AT APR. 1,
                               2004      2005     2006     2007     2008    THEREAFTER   AT MATURITY      2004
                              -------   ------   ------   ------   ------   ----------   -----------   ----------
INTEREST-RATE SENSITIVE
  ASSETS:
----------------------------
  Noninterest-bearing
    checking accounts.......  $ 2,326   $    0   $    0   $    0   $    0    $     0       $ 2,326      $ 2,326
  Interest-bearing checking
    accounts................  $   984   $    0   $    0   $    0   $    0    $     0       $   984      $   984
  Average interest rate.....     0.90%                                                        0.90%          --
                              -------   ------   ------   ------   ------    -------       -------      -------
      Total.................  $ 3,310   $    0   $    0   $    0   $    0    $     0       $ 3,310      $ 3,310
      Total average interest
         rate...............     0.27%                                                        0.27%          --
INTEREST-RATE SENSITIVE
  LIABILITIES:
----------------------------
  Variable rate
    borrowings..............  $22,114   $1,088   $1,144   $1,204   $1,265    $10,216       $37,031      $37,031
  Average interest rate.....     4.82%    4.87%    4.87%    4.87%    4.87%      4.87%         4.86%          --
  Fixed-rate borrowings.....  $17,102   $  721   $  798   $  881   $  973    $17,389       $37,864      $40,475
  Average interest rate.....     9.34%    9.23%    9.23%    9.24%    9.24%      9.24%         9.25%          --
                              -------   ------   ------   ------   ------    -------       -------      -------
    Total...................  $39,216   $1,809   $1,942   $2,085   $2,238    $27,605       $74,895      $77,506
    Total average interest
      rate..................     7.11%    7.40%    7.45%    7.50%    7.56%      7.63%         7.44%          --

                            BUSINESS OF GREEN VALLEY

     Green Valley is a Pennsylvania limited liability company formed in January 2004. Green Valley was organized solely for the purpose of acquiring Uni-Marts and will, after the merger, continue Uni-Marts' operations. As a result of the merger, Uni-Marts' separate existence will cease and Green Valley shall succeed to all of Uni-Marts' rights and obligations and will continue as the surviving company. Green Valley has not conducted any significant activities other than those incident to its formation, its execution of the merger agreement and the related documents. Green Valley currently has no material assets or liabilities, other than its $400,000 cash deposit to Uni-Marts, its other rights and obligations under the merger agreement and the related documents and its rights to capital contribution from its two members. Green Valley has not generated any revenues or material expenses (other than those associated with the merger).

     Set forth below is information regarding each of the principal beneficial owners of Tri-Color and KOTA Holdings (which are, in turn, the sole members of Green Valley), and the other Green Valley Managers, including name, telephone number, business address at which such employment is conducted and the material occupations and positions held by such persons during the past five years. Unless otherwise indicated, the business address for each of the following individuals is 477 East Beaver Avenue, State College, PA 16801-5690 and their telephone number is (814) 234-6000.

     - Henry D. Sahakian, a principal beneficial owner of Tri-Color and a Green Valley Manager, is the founder of Uni-Marts and has served as Chairman of the Board and Chief Executive Officer since Uni-Marts' inception. Mr. Sahakian is the brother of Daniel D. Sahakian and the father-in-law of Ara M. Kervandjian.

     - Daniel D. Sahakian, a principal beneficial owner of Tri-Color, has served as a Director of Uni-Marts since 1981. He also has served for the past 23 years as President and Chief Executive Officer of HFL Corporation, a commercial real estate company. Mr. Sahakian served as President of Unico Corporation from 1988 through 2002 when Unico merged with HFL Corporation. Mr. Sahakian is the brother of Henry D. Sahakian.

     - Ara M. Kervandjian, a principal beneficial owner of Tri-Color and a Green Valley Manager, joined Uni-Marts in October 2001 as Executive Vice President of Strategy and Corporate Development and became the President of Uni-Marts in April 2003. From 2000 to 2001, he served as Senior Vice President of Conestoga Enterprises, Inc., a regional telecommunications firm based in

       Birdsboro, Pennsylvania. From 1995 to 2000, he was President and Chief Executive Officer of TeleBeam Incorporated, a telecommunications firm located in State College, Pennsylvania. Mr. Kervandjian is the son-in-law of Henry D. Sahakian.

     - Alex Sahakian, a Green Valley Manager, has served as President of Tsunami Communications, a telecommunications company located at 403 East Beaver Avenue, State College, Pennsylvania, phone number (814) 238-3500, since founding the company in January 2000. Mr. Sahakian is the son of Daniel
       D. Sahakian. From 1998 to January 2000, Alex Sahakian served as Vice President of Development for HFL Corporation.

     - Raj J. Vakharia, a principal beneficial owner of KOTA Holdings and a Green Valley Manager, is the Managing Member of Reliance Properties, LLC, a real estate firm specializing in commercial and residential development. Mr. Vakharia began his career in December 1977 at the investment banking firm of Donaldson, Lufkin, & Jenrette ("DLJ") in New York City. While at DLJ, Mr. Vakharia was the Managing Director of the firm's real estate division. In June 2000, Mr. Vakharia was named Managing Director of real estate for the investment banking firm of Credit Suisse First Boston upon its merger with DLJ. In January 2002, Mr. Vakharia assumed the position of Assistant State Treasurer for the State of New Jersey. Mr. Vakharia held this position until June 2003, after which he formed Reliance Properties.

     - Paul A. Levinsohn, Esq., a principal beneficial owner of KOTA Holdings and a Green Valley Manager, is the Managing Member of Harrelson, LLC, a firm specializing in commercial real estate development and corporate acquisitions. From 1995 to 1997, he was a law clerk to Judge Anne E. Thompson, U.S. District Court for the District of New Jersey. From 1998 to 2000, Mr. Levinsohn was an attorney at the law firm of Wilentz, Goldman, & Spitzer in Woodbridge, New Jersey. From 2000 to 2001, Mr. Levinsohn served as the President of The Montrose Team, a commercial real estate firm based in Old Bridge, New Jersey. In January 2002, Mr. Levinsohn assumed the position of Counsel for the State of New Jersey. Mr. Levinsohn held this position until January 2003, and he formed Harrelson, LLC in March 2003.

     - Jaime L. Broderick, a Green Valley Manager, is a member of Harrelson, LLC, a firm specializing in commercial real estate development and corporate acquisitions. From 1997 to 1999, Ms. Broderick was a paralegal in the real estate department of the law firm of Sluka & Northgrave in Jersey City, New Jersey. From February 1999 to August 2000, she served as a Compliance Officer on the Bill Bradley for President campaign. In September 2000, Ms. Broderick became Executive Assistant to Mr. Levinsohn. Ms. Broderick held this position until March 2003, when she joined Harrelson, LLC.

     Each of the foregoing persons is a citizen of the United States of America. During the past five years, none of the foregoing persons had been (i) convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, securities laws or a finding of any violation of such laws.

     Set forth below is information regarding Tri-Color, HFL, KOTA Holdings and KOTA Management (which are the entities through which the foregoing beneficial owners will invest in Green Valley). The business address for Tri-Color and HFL is 477 East Beaver Avenue, State College, PA 16801-5690 and their telephone number is (814) 234-6000. The business address for KOTA Holdings and KOTA Management is 51 Midwood Way, Colonia, NJ 07067, and their telephone number is
(732) 225-2710.

     - Tri-Color is a Pennsylvania limited liability company. Tri-Color was organized specifically for the purpose of investing in Green Valley. Tri-Color has not carried on any activities to date other than those incident to its formation.

     - HFL is a Pennsylvania corporation. HFL is engaged in the business of real estate investment.

     - KOTA Holdings is a Delaware limited liability company. KOTA Holdings was organized specifically for the purpose of investing in Green Valley. KOTA Holdings has not carried on any activities to date other than those incident to its formation.

     - KOTA Management is a Delaware limited liability company. KOTA Management was organized specifically for the purpose of investing in KOTA Holdings. KOTA Management has not carried on any activities to date other than those incident to its formation.

     During the last five years, none of the foregoing entities has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                   MARKET PRICE AND DIVIDENDS ON COMMON STOCK

     Uni-Marts' common stock, $.10 par value per share, is listed on the American Stock Exchange under the symbol "UNI." The transfer agent and registrar for shares of Uni-Marts' common stock is Mellon Investor Services LLC, Ridgefield Park, New Jersey. As of April 30, 2004, Uni-Marts had 7,208,725 shares of common stock outstanding.

     Set forth below is a table which shows the high and low sale prices as reflected on the American Stock Exchange and dividends paid on common stock for each quarter in the two most recent fiscal years.

                                                               FIRST    SECOND     THIRD    FOURTH
                                                              QUARTER   QUARTER   QUARTER   QUARTER
                                                              -------   -------   -------   -------
2004
------------------------------------------------------------
Cash Dividends per share....................................   $0.00     $0.00      n.a.      n.a.
Price Range
  High......................................................   $1.94     $3.00      n.a.      n.a.
  Low.......................................................   $1.41     $1.40      n.a.      n.a.

2003
------------------------------------------------------------
Cash Dividends per share....................................   $0.00     $0.00     $0.00     $0.00
Price Range
  High......................................................   $1.50     $1.40     $2.26     $1.94
  Low.......................................................   $1.07     $0.98     $1.15     $1.36

2002
------------------------------------------------------------
Cash Dividends per share....................................   $0.00     $0.00     $0.00     $0.00
Price Range
  High......................................................   $3.10     $3.20     $3.10     $2.64
  Low.......................................................   $1.90     $1.59     $2.40     $1.18

     In April 1997, Uni-Marts' Board of Directors elected to suspend the quarterly dividends on its common stock. There can be no assurance of future dividends because they are dependent not only on future earnings, but also on Uni-Marts' capital requirements, loan covenants and financial condition. Certain of Uni-Marts' debt agreements contain covenants that restrict the payment of dividends without the lender's prior consent or require the maintenance of minimum net worth levels.

     Uni-Marts has not made an underwritten public offering of its common stock during the past three years.

                              BENEFICIAL OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 30, 2004, except as otherwise noted, information with respect to the beneficial ownership of Uni-Marts' common stock by (i) each person known by Uni-Marts to own 5% or more of the outstanding shares of common stock, (ii) each of Uni-Marts' Directors and named executive officers, (iii) all of Uni-Marts' Directors and executive officers as a group, and (iv) each person deemed to be a controlling person of Green Valley. As of such date, there were 7,208,725 shares of common stock outstanding.

                                                 ISSUED AND                                           AGGREGATE BENEFICIAL
                                             OUTSTANDING SHARES           OPTION SHARES(1)                OWNERSHIP(1)
NAME AND ADDRESS OF                      ---------------------------   -----------------------   ------------------------------
BENEFICIAL OWNER (2)                      SHARES                %              SHARES             SHARES                   %
--------------------                     ---------           -------           ------            ---------              -------
Affiliated Stockholders:
  Henry D. Sahakian....................  1,177,207(3)         16.3%             133,000          1,310,207(3)(9)         17.9%
  Daniel D. Sahakian...................  1,428,483(4)         19.8%              35,000          1,463,483(4)(9)         20.2%
  Ara M. Kervandjian...................     59,309(5)          0.8%             112,500            171,809(5)(9)          2.3%
    Affiliated Stockholders as a group:  2,115,249(3)(4)(5)   29.3%             280,500          2,395,749(3)(4)(5)(9)   32.0%
Other Directors and Executive Officers:
  Herbert C. Graves....................     29,660(6)          0.4%              24,000             53,660(6)               *
  Stephen B. Krumholz..................     16,335             0.2%              24,000             40,335                  *
  Jack G. Najarian.....................     13,715             0.2%              19,000             32,715                  *
  Frank R. Orloski, Sr.................     19,510             0.3%              15,000             34,510                  *
  Anthony S. Regensburg................     13,715             0.2%              19,000             32,715                  *
  Gerold C. Shea.......................     17,160             0.2%              24,000             41,160                  *
  Stuart W. Sivak......................          0(7)          0.0%              96,583             96,583(7)             1.3%
  N. Gregory Petrick...................        130(8)          0.0%              73,500             73,630(8)             1.0%
    Other Directors and Executive
      Officers as a Group:.............    110,225(10)         1.5%             295,083            405,308(10)            5.4%
All Directors and Executive Officers as
  a Group (11 persons).................  2,225,474(11)        30.9%             575,583          2,801,057(11)           36.0%
Other Members of Green Valley Group:
  Raj Vakharia.........................    160,560             2.2%                  --            160,560(12)(13)(15)    2.2%
  Paul Levinsohn.......................    160,560             2.2%                  --            160,560(12)(13)(15)    2.2%
  Alex Sahakian........................    211,750             2.9%                  --            211,750(13)(14)        2.9%
  Jaime Broderick......................          0             0.0%                  --                  0(13)(14)          *
Green Valley, et al....................  3,304,559            45.8%             280,500          3,585,059(9)            47.9%
477 E. Beaver Ave
State College, PA 16801-5690
Linda Ordoukhanian, et al..............    838,468            11.6%                  --            838,468(16)           11.6%
1580 Massachusetts Avenue, #6D,
Cambridge, MA 02138
HFL Corporation........................    549,750             7.6%                  --            549,750(17)            7.6%
477 East Beaver Avenue
State College, PA 16801-5690
Dimensional Fund Advisors, Inc.........    398,000             5.5%                  --            398,000(18)            5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

---------------

  *  Indicates less than 1.0%.

 (1) Includes options to purchase common stock granted pursuant to Uni-Marts' Equity Compensation Plan and 1996 Equity Compensation Plan that are exercisable on or before June 29, 2004 ("Option Shares"). Except as otherwise noted, the beneficial owner has sole voting and dispositive power.

 (2) Except as otherwise noted, the address of each beneficial owner is: in care of Uni-Marts at 477 East Beaver Avenue, State College, PA 16801.

 (3) Includes 35,500 shares owned by Henry D. Sahakian's wife, 92,400 shares owned jointly with his wife, 549,750 shares held by HFL Corporation, 5,000 shares held in his Individual Retirement

Account, and 5,000 shares held as custodian for his grandchildren. Excludes 1,921,846 shares beneficially owned by other members of the group referred to in Note (9) and approximately 71,179 shares held in the Uni-Marts' 401(k) Plan as of April 1, 2004.

 (4) Includes 322,325 shares held by Daniel D. Sahakian's wife, 549,750 shares held by HFL Corporation, 137,815 shares held as a trustee for two trusts, and 6,050 shares held jointly with his wife. Excludes 1,841,076 shares beneficially owned by other members of the group referred to in Note (9).

 (5) Includes 26,711 shares held by Kervandjian Family Limited Partnership over which Mr. Kervandjian and his wife share voting and dispositive power, and 25,798 shares owned jointly with his wife. Excludes 3,132,750 shares beneficially owned by other members of the group referred to in Note (9).

 (6) Includes 15,000 shares held by the Graves Family Partnership.

 (7) Excludes approximately 3,681 shares held in the Uni-Marts' 401(k) Plan as of April 1, 2004.

 (8) Excludes 342,798 shares held in the Uni-Marts' 401(k) Plan as of April 1, 2004. Mr. Petrick is trustee of the 401(k) Plan and disclaims beneficial ownership of all but approximately 6,273 shares held in the 401(k) Plan.

 (9) According to a Schedule 13D filed on Feb. 5, 2004, as amended March 24, 2004, Green Valley, the Tri-Color Members (Henry D. Sahakian, Daniel D. Sahakian, Ara M. Kervandjian, Alex D. Sahakian, Armen D. Sahakian, Frederick I. Sahakian, Heddy L. Kervandjian, HFL Corporation, Lara Sahakian, Ludmila Sahakian, and Seda Sahakian) and KOTA Management reported having formed a "group" as that term is used in Section 13(d)(3) of the Exchange Act, and that each of these individuals and KOTA Management had granted a proxy to vote the shares of Uni-Marts' common stock over which they have voting power in favor of the merger agreement. Consequently, both the group and Green Valley may be deemed to be the beneficial owner of an aggregate of 3,585,059 shares of Uni-Marts' common stock (including 280,500 Options Shares) beneficially owned by members of the group.

(10) Excludes 342,798 shares held in the Uni-Marts' 401(k) Plan.

(11) Excludes 342,798 shares held in the Uni-Marts' 401(k) Plan, and 1,189,310 shares beneficially owned by members of the group referred to in Note (9) other than Messrs. Henry and Daniel Sahakian or Kervandjian.

(12) The beneficial owner is a Green Valley Manager and a principal beneficial owner of Green Valley.

(13) The address of the beneficial owner is: in care of Green Valley at 477 East Beaver Avenue, State College, PA 16801.

(14) The beneficial owner is a Green Valley Manager.

(15) Includes 160,560 shares held by KOTA Management.

(16) According to Amendment No. 1 to Schedule 13D filed on February 12, 2002, (the most recent amendment) Armineh Ordoukhanian Petrossian, Elsa Ordoukhanian, Linda Ordoukhanian and Nancy Ordoukhanian reported having formed a "group" as that term is used in Section 13(d)(3) of the Exchange Act and that each of Armineh Ordoukhanian Petrossian, Elsa Ordoukhanian and Nancy Ordoukhanian had granted a proxy to vote the shares of Uni-Marts' common stock owned by them to Linda Ordoukhanian. By their terms, the proxies expired on or about February 8, 2003. The reporting persons, however, have not filed a further amendment to the Schedule 13D, so they may continue to constitute a group. According to the most recent amendment, the aggregate number of shares beneficially owned by the group and Linda Ordoukhanian was 838,468 at December 31, 2001.

(17) Voting control of these shares has been delegated by the Board of HFL Corporation to Daniel D. Sahakian. Investment control of these shares is held by the Board of HFL. Messrs. Henry and Daniel Sahakian, Ara Kervandjian, Armen D. Sahakian, Frederick I. Sahakian and Alex D. Sahakian comprise the Board of Directors of HFL.

(18) Based on information contained in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004. Dimensional Fund Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and may be deemed to be the

"beneficial owner" in the aggregate of 398,000 shares of Uni-Marts' common stock as of December 31, 2003. Dimensional Fund Advisors, however, disclaims beneficial ownership of such shares.

RECENT PURCHASES

     On March 4, 2004, HFL Corporation, a company controlled by Messrs. Henry and Daniel Sahakian, purchased 30,010 shares of Uni-Marts' common stock from a member of the Sahakian's family. The purchase price of each share was $2.25, which is equal to the consideration to be paid upon consummation of the merger.

     On March 19, 2004, HP Limited Partnership (an entity related to Jim Haseotes, who is discussed under "SPECIAL FACTORS -- Background of the Merger") and its affiliate, Pilgrim Farms Dairy, Inc., entered into an agreement pursuant to which HP and its affiliates sold all of the shares of Uni-Marts' common stock owned by them as of that date (401,400 shares) at a price of $2.25 per share to HFL Corporation (240,840 shares) and KOTA Management (160,560 shares). This transaction was initiated by the actions of HP Limited Partnership.

     Mr. Henry Sahakian participates in Uni-Marts' 401(k) Plan. Pursuant to the Plan, employee contributions are matched by Uni-Marts with shares of Uni-Marts' common stock. During the period commencing April 1, 2004 through the date of this proxy statement, Mr. Sahakian has accrued a benefit of $384.69 that will be funded at June 30, 2004 by the issuance of shares of Uni-Marts' common stock at a price per share equal to the closing price of Uni-Marts common stock on June 30, 2004. Other than Uni-Marts' matching contributions, employees, including Mr. Sahakian, are not permitted to make or hold any investment in Uni-Marts' stock through the Plan.

                               LEGAL PROCEEDINGS

     Between January 28, 2004 and January 30, 2004, three lawsuits were filed on behalf of stockholders of Uni-Marts in Delaware Chancery Court against Uni-Marts, the members of the Board of Directors and, in two actions, against Green Valley, in connection with the proposed merger between Uni-Marts and Green Valley. The three lawsuits have now been consolidated into one action.

     The relevant complaint alleges that, among other things, Messrs. Henry and Daniel Sahakian have a conflict of interest with respect to the merger, all Uni-Marts' Directors have breached their fiduciary duties in approving and structuring the merger, and the price to be paid to the stockholders is grossly unfair and inadequate. The plaintiffs seek class action certification, an injunction prohibiting Uni-Marts from completing the merger, rescission of the merger if it is consummated or the award of recessionary damages, compensatory damages, and an award of attorneys' fees and costs of the lawsuit.

     The parties to the consolidated actions have executed a Memorandum of Understanding that reflects an agreement in principle to settle the actions, subject to the negotiation of a definitive stipulation of settlement, due notice to Uni-Marts' current and former stockholders who are members of the plaintiff class and approval by the Delaware Court of Chancery. This agreement in principle is based on enhanced disclosures regarding the merger, all of which are included in this proxy statement. The Memorandum of Understanding also includes the defendants' agreement to pay the plaintiffs' attorneys fees, costs and expenses up to $325,000, subject to approval by the Delaware Court of Chancery.

     Uni-Marts' management believes these suits are without merit, and, if the settlement contemplated by the Memorandum of Understanding is not approved by the Delaware Court of Chancery, intends to vigorously defend the litigation. These or similar lawsuits may jeopardize the merger, since their existence could result in the failure of one or more conditions precedent to Green Valley's obligation to conclude the merger and thus permit Green Valley to terminate the merger agreement and abandon the merger should it desire to do so.

                           INCORPORATION BY REFERENCE

     The SEC requires Uni-Marts to "incorporate by reference" information into this proxy statement, which means that Uni-Marts discloses important information by referring stockholders to another document filed separately with the SEC. The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

     - Annual Report on Form 10-K for the year ended September 30, 2003, as amended by Form 10-K/A filed on January 27, 2004, Form 10-K/A filed May 28, 2004, and Form 10-K/A filed on June 4, 2004;

     - Quarterly Report on Form 10-Q for the period ended January 1, 2004, as amended by Form 10-Q/A filed on May 28, 2004, and Form 10-Q/A filed on June 4, 2004;

     - Current Report on Form 8-K filed on January 27, 2004, as amended by Form 8-K/A filed on February 4, 2004;

     - Current Report on Form 8-K filed on March 5, 2004; and

     - Quarterly Report on Form 10-Q for the period ended April 1, 2004, as amended by Form 10-Q/A filed on May 28, 2004, and Form 10-Q/A filed on June 4, 2004.

                          OTHER AVAILABLE INFORMATION

     Uni-Marts is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Information as of particular dates concerning Uni-Marts' Directors and officers, their remuneration, stock options granted to them, the principal holders of Uni-Marts' common stock and any material interest of such persons in transactions with Uni-Marts is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. Such reports, proxy statements and other information, as well as the
Schedule 13E-3 referred to in the following paragraph should be available for inspection at the public reference facilities maintained by the SEC at 450 5th Street, N.W., Room 1200, Washington, D.C. 20549 (File no. 001-11556). Copies of such materials may also be obtained by mail, upon payment of the SEC's customary fees, by writing to its principal office at 450 5th Street, N.W., Washington, D.C. 20549. Some of this information filed by Uni-Marts may also be accessed on the Internet through the website of the SEC at www.sec.gov.

     Because the merger is a "going-private" transaction, Uni-Marts, Green Valley and the Affiliated Stockholders have filed with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and exhibits to the Schedule 13E-3, certain parts of which are omitted, as permitted in accordance with the rules and regulations of the SEC, including a copy of materials prepared by Boenning & Scattergood as to the fairness of the consideration to be received in the merger, and filed as an exhibit to the Schedule 13E-3. Descriptions contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3.

     Except as otherwise required by law, neither Uni-Marts, Green Valley, nor the Green Valley Managers have made any provision granting to Public Stockholders access to the corporate files of any of the foregoing persons or to obtain counsel or appraisal services at the expense of any of the foregoing persons. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at Uni-Marts' principal executive offices during regular business hours by any of our interested stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Uni-Marts.

     If the merger is consummated, Uni-Marts will seek to cause the shares of common stock to be de-listed from trading on the American Stock Exchange and to terminate the registration of the common stock under the Exchange Act, which will relieve Uni-Marts of any obligation to file reports and forms, such as an Annual Report on Form 10-K, with the SEC under the Exchange Act.

                             STOCKHOLDER PROPOSALS

     The 2004 annual meeting of the stockholders of Uni-Marts will be held only if the merger is not consummated. If the merger is not consummated, Uni-Marts will schedule an annual meeting. The date of such meeting will be announced by press release and filing of a Current Report on Form 8-K. Such announcement will include appropriate information regarding procedures for stockholder proposals for inclusion in Uni-Marts' proxy materials and the deadline for such submissions. In addition, such announcement will also include appropriate information regarding the deadline for notice to Uni-Marts by stockholders who intend to present proposals at the annual meeting and not intending to have such proposals included in the proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring before the special meeting for action any matters other than those specifically referred to in this proxy statement and is not aware of any other matters that are proposed to be presented by others. If any other matters or motions should properly come before the special meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the special meeting.

     No person is authorized to give any information or to make any representation with respect to the matters described in this proxy statement other than those contained herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by us. The delivery of this proxy statement shall not under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information in this proxy statement is correct as of any time subsequent to the date hereof.

                                          By Order of the Board of Directors,

                                          /s/ Mary Ann Miller

                                          MARY ANN MILLER
                                          Secretary

State College, Pennsylvania
June 4, 2004

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
CONSOLIDATED FINANCIAL STATEMENTS:
FISCAL YEAR END 2003:
  Independent Auditors' Report..............................    F-2
  Consolidated Balance Sheet as of September 30, 2003 and
     2002...................................................    F-3
  Consolidated Statements of Operations for the years ended
     September 30, 2003, 2002 and 2001......................    F-4
  Consolidated Statements of Stockholders Equity for the
     years ended September 30, 2003, 2002 and 2001..........    F-5
  Consolidated Statements of Cash Flows for the years ended
     September 30, 2003, 2002 and 2001......................    F-6
  Notes to Consolidated Financial Statements................    F-7

INTERIM FINANCIAL STATEMENTS (UNAUDITED):
  Condensed Consolidated Balance Sheets as of April 1, 2004
     and September 30, 2003.................................   F-24
  Condensed Consolidated Statements of Operations for the
     quarters ended April 1, 2004 and April 3, 2003.........   F-26
  Condensed Consolidated Statements of Cash Flows for the
     quarters ended April 1, 2004 and April 3, 2003.........   F-27
  Notes to Condensed Consolidated Financial Statements......   F-29

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
  Uni-Marts, Inc.
State College, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Uni-Marts, Inc. and subsidiaries (the "Company") as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Uni-Marts, Inc. and subsidiaries as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note A to the consolidated financial statements, in fiscal year 2003 the Company changed its method of accounting for intangible and other assets to conform to Statement of Financial Accounting Standards No. 142.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 16, 2003

                        UNI-MARTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2003        2002
                                                              --------    --------
                                      ASSETS
Current Assets:
  Cash......................................................  $  6,619    $  6,501
  Accounts receivable -- less allowances of $100 and $46....     6,186       8,404
  Inventories...............................................    20,167      20,779
  Prepaid and current deferred taxes........................        57       1,494
  Property and equipment held for sale......................    41,024       1,098
  Prepaid expenses and other................................     1,317       1,137
                                                              --------    --------
          Total Current Assets..............................    75,370      39,413
Net Property, Equipment and Improvements....................    51,083      98,037
Loan Due from Officer.......................................         0         360
Intangible Assets...........................................       385       6,235
Other Assets................................................     1,123       1,100
                                                              --------    --------
          Total Assets......................................  $127,961    $145,145
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $ 19,056    $ 17,811
  Gas taxes payable.........................................        45       3,460
  Accrued expenses..........................................     7,425       7,207
  Revolving credit..........................................     5,705       5,867
  Current maturities of long-term debt......................    36,934       3,212
  Current obligations under capital leases..................       122         113
                                                              --------    --------
          Total Current Liabilities.........................    69,287      37,670
Long-Term Debt, less current maturities.....................    34,358      71,912
Obligations Under Capital Leases, less current maturities...        92         214
Deferred Taxes..............................................         0       1,797
Deferred Revenue and Other Liabilities......................     4,101       5,235
Commitments and Contingencies
Stockholders' Equity:
  Preferred Stock, par value $1.00 a share:
     Authorized 100,000 shares;
       issued none..........................................         0           0
  Common Stock, par value $.10 a share:
     Authorized 16,000,000 shares;
       issued 7,453,883 and 7,420,859 shares,
        respectively........................................       745         742
  Additional paid-in capital................................    23,709      23,803
  Retained (deficit) earnings...............................    (2,618)      5,661
                                                              --------    --------
                                                                21,836      30,206
  Less treasury stock, at cost -- 258,110 and 291,429 shares
     of Common Stock, respectively..........................    (1,713)     (1,889)
                                                              --------    --------
          Total Stockholders' Equity........................    20,123      28,317
                                                              --------    --------
          Total Liabilities and Stockholders' Equity........  $127,961    $145,145
                                                              ========    ========

                 See notes to consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                2003       2002       2001
                                                              --------   --------   --------
REVENUES:
  Merchandise sales.........................................  $140,471   $143,315   $130,341
  Gasoline sales............................................   154,076    117,007    143,257
  Other income..............................................     1,445      1,658      1,676
                                                              --------   --------   --------
                                                               295,992    261,980    275,274
                                                              --------   --------   --------
COSTS AND EXPENSES:
  Cost of sales.............................................   239,767    205,300    216,953
  Selling...................................................    40,363     39,811     39,931
  General and administrative................................     7,621      8,026      7,264
  Depreciation and amortization.............................     4,435      4,709      4,884
  Interest..................................................     3,589      3,710      4,548
  Provision for asset impairment............................         0          0         54
                                                              --------   --------   --------
                                                               295,775    261,556    273,634
                                                              --------   --------   --------
Earnings from continuing operations before income taxes and
  change in accounting principle............................       217        424      1,640
Income tax provision........................................         6        179        651
                                                              --------   --------   --------
Earnings from continuing operations before change in
  accounting principle......................................       211        245        989
Discontinued operations:
  Loss from discontinued operations.........................    (2,311)    (2,703)      (892)
  Loss on disposal of discontinued operations...............      (720)         0          0
  Income tax benefit........................................       (88)    (1,141)      (354)
                                                              --------   --------   --------
Loss from discontinued operations...........................    (2,943)    (1,562)      (538)
Cumulative effect of change in accounting principle, net of
  income tax benefit of $310................................    (5,547)         0          0
                                                              --------   --------   --------
Net (loss) earnings.........................................  $ (8,279)  $ (1,317)  $    451
                                                              ========   ========   ========
Earnings (loss) per share:
  Earnings per share from continuing operations before
     change in accounting principle.........................  $   0.03   $   0.03   $   0.14
  Loss per share from discontinued operations...............     (0.41)     (0.22)     (0.08)
  Loss per share from change in accounting principle........     (0.78)      0.00       0.00
                                                              --------   --------   --------
Net (loss) earnings per share...............................  $  (1.16)  $  (0.19)  $   0.06
                                                              ========   ========   ========
Diluted (loss) earnings per share...........................  $  (1.16)  $  (0.19)  $   0.06
                                                              ========   ========   ========
Weighted average number of common shares outstanding........     7,165      7,099      7,053
                                                              ========   ========   ========
Weighted average number of common shares outstanding
  assuming dilution.........................................     7,165      7,099      7,093
                                                              ========   ========   ========

                 See notes to consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                      COMMON STOCK
                                 AUTHORIZED 16,000,000
                                         SHARES           ADDITIONAL   RETAINED     TREASURY STOCK
                                 ----------------------    PAID-IN     (DEFICIT)   -----------------
                                   SHARES       AMOUNT     CAPITAL     EARNINGS    SHARES    AMOUNT     TOTAL
                                 -----------   --------   ----------   ---------   -------   -------   -------
BALANCE -- OCTOBER 1, 2000.....   7,361,123      $736      $23,816      $ 6,527    333,714   $(2,111)  $28,968
  Issuance of common stock.....      26,960         3           17                 (10,439)       54        74
  Net earnings.................                                             451                            451
                                  ---------      ----      -------      -------    -------   -------   -------
BALANCE -- SEPTEMBER 30,
  2001.........................   7,388,083       739       23,833        6,978    323,275    (2,057)   29,493
  Issuance of common stock.....      32,776         3          (30)                (31,846)      168       141
  Net loss.....................                                          (1,317)                        (1,317)
                                  ---------      ----      -------      -------    -------   -------   -------
BALANCE -- SEPTEMBER 30,
  2002.........................   7,420,859       742       23,803        5,661    291,429    (1,889)   28,317
  Issuance of common stock.....      33,024         3          (94)                (33,319)      176        85
  Net loss.....................                                          (8,279)                        (8,279)
                                  ---------      ----      -------      -------    -------   -------   -------
BALANCE -- SEPTEMBER 30,
  2003.........................   7,453,883      $745      $23,709      $(2,618)   258,110   $(1,713)  $20,123
                                  =========      ====      =======      =======    =======   =======   =======

                 See notes to consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                  YEAR ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                2003        2002        2001
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers and others...................  $ 296,999   $ 262,871   $ 271,407
  Cash paid to suppliers and employees......................   (289,100)   (252,920)   (271,213)
  Dividends and interest received...........................         30          45          77
  Interest paid (net of capitalized interest of $0, $287 and
    $32)....................................................     (3,193)     (3,620)     (4,278)
  Income taxes received (paid)..............................         32          21        (152)
  Other receipts -- discontinued operations.................        203         845       4,682
                                                              ---------   ---------   ---------
       Net Cash Provided by Operating Activities............      4,971       7,242         523
CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipts from sale of capital assets......................         29         559         394
  Receipts from sale of discontinued operations.............      1,530           0           0
  Purchase of property, equipment and improvements..........     (2,137)     (2,868)    (10,402)
  Note receivable from officer..............................        360          60          60
  Cash advanced for intangible and other assets.............       (305)       (177)       (207)
  Cash received for intangible and other assets.............         30          69          66
                                                              ---------   ---------   ---------
       Net Cash Used in Investing Activities................       (493)     (2,357)    (10,089)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments) borrowings on revolving credit agreement.......       (162)        109       4,615
  Additional long-term borrowings...........................          0           0       5,197
  Principal payments on debt................................     (4,201)     (3,599)     (3,065)
  Proceeds from issuance of common stock....................          3          31          12
                                                              ---------   ---------   ---------
       Net Cash (Used in) Provided by Financing
         Activities.........................................     (4,360)     (3,459)      6,759
                                                              ---------   ---------   ---------
Net Increase (Decrease) in Cash.............................        118       1,426      (2,807)
Cash at Beginning of Year...................................      6,501       5,075       7,882
                                                              ---------   ---------   ---------
Cash at End of Year.........................................  $   6,619   $   6,501   $   5,075
                                                              =========   =========   =========
RECONCILIATION OF NET (LOSS) EARNINGS TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:
Net (Loss) Earnings.........................................  $  (8,279)  $  (1,317)  $     451
Loss from discontinued operations, net of income tax benefit
  of $88, $1,141 and $354, respectively.....................     (2,223)     (1,562)       (538)
Loss on disposal of discontinued operations.................       (720)          0           0
                                                              ---------   ---------   ---------
(Loss) Earnings from Continuing Operations..................     (5,336)        245         989
ADJUSTMENTS TO RECONCILE NET (LOSS) EARNINGS TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
    Depreciation and amortization...........................      4,435       4,709       4,884
    Loss on sale of capital assets and other................        518         354         405
    Provision for asset impairment..........................          0           0          54
    Cumulative effect of change in accounting principle.....      5,547           0           0
    Change in assets and liabilities:
       (Increase) decrease in:
         Accounts receivable................................      2,138      (1,046)     (1,050)
         Inventories........................................        692      (2,388)     (2,235)
         Prepaid expenses and other.........................       (178)      2,248      (2,334)
       Increase (decrease) in:
         Accounts payable and accrued expenses..............     (1,951)      2,058      (2,201)
         Deferred income taxes and other liabilities........     (1,184)       (924)       (707)
                                                              ---------   ---------   ---------
  Net Cash Provided by (Used in) Continuing Operations......      4,681       5,256      (2,195)
                                                              ---------   ---------   ---------
  Net Cash Provided by Discontinued Operations..............        290       1,986       2,718
                                                              ---------   ---------   ---------
Net Cash Provided by Operating Activities...................  $   4,971   $   7,242   $     523
                                                              =========   =========   =========

                 See notes to consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Company is an independent operator of convenience stores and discount tobacco stores located in Pennsylvania, New York, Delaware, Maryland and Virginia.

      (1) Principles of Consolidation -- The consolidated financial statements include the accounts of Uni-Marts, Inc. and its wholly-owned subsidiaries (the "Company"). All material intercompany balances and transactions have been eliminated.

      (2) Reclassifications -- Certain prior year balances have been classified to conform to the current year presentation.

      (3) Future Operations -- The Company continues to evaluate existing stores based on their historical contribution. The Company will consider closing underperforming stores or investing in facility upgrades to enhance their performance. The Company retained financial advisors in fiscal year 2002 to evaluate operating strategies which included the potential divestiture of certain store locations and non-operating assets. As a result of its analysis with its financial advisors, the Company intends to continue with its divestiture strategy.

          Management believes that cash from operations, available credit facilities and asset sales will be sufficient to meet the Company's obligations for the foreseeable future. In the event that the Company is unable to consummate its divestiture strategy, there is a risk that the Company will not be able to meet future cash obligations.

      (4) Inventories -- The Company values its merchandise inventories at the lower of cost (first-in, first-out method) or market, as determined by the retail inventory method. Gasoline inventories are valued at the lower of cost (first-in, first-out method) or market (See Footnote B).

      (5) Property, Equipment and Improvements -- Depreciation and amortization are calculated using the straight-line method over the useful lives of the related assets. Amortization of improvements to leased properties is based on the remaining terms of the leases or the estimated useful lives of such improvements, whichever is shorter. Interest costs incurred on borrowed funds during the period of construction of capital assets are capitalized as a component of the cost of acquiring those assets.

      (6) Asset Impairment -- Long-lived assets and certain identifiable intangibles are reviewed for impairment quarterly, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed based on the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted cash flows is less than the carrying value of the asset, an impairment loss is recognized. Any impairment loss, if indicated, is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

      (7) Self-Insurance Reserves -- The Company assumes the risks for general liability and workers' compensation insurance exposures up to certain loss thresholds set forth in separate insurance contracts. The Company has established self-insurance reserves for these risks, which are recorded on a present value basis using a risk-free discount rate of 5.0% in 2003 and 2002, respectively, using actuarial valuations provided by an independent company. At September 30, 2003 and 2002, the Company had self-insurance reserves totaling $3,083,400 and $2,800,800, respectively. These reserves are included in accrued expenses in the Company's consolidated balance sheets.

      (8) Income Taxes -- The Company recognizes deferred tax assets and liabilities for temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates adjusted for valuation allowances.

      (9) Earnings Per Share -- Earnings per share are calculated based on the weighted-average number of shares of common stock outstanding. Diluted earnings per share were calculated in fiscal year 2001. Although there were potentially dilutive stock options for 1,161,333 and 1,219,833 shares outstanding in fiscal years 2003 and 2002, respectively, they were not included as the effect would have been anti-dilutive because the exercise price exceeded the market price.

     (10) Revenue Recognition -- The Company recognizes revenue from the sale of merchandise and gasoline at the time it is sold. Return activity is immaterial to revenues and operations in all periods presented.

     (11) Vendor Rebates and Allowances -- Rebates and allowances from vendors that are dependent on purchases are initially deferred (See Footnote
          I) and recognized as a reduction of cost of goods sold when related inventory is sold. Rebates not tied directly to purchases are recognized as reduction of selling, general and administrative expenses when earned.

     (12) Advertising Costs -- The Company expenses advertising costs in the period in which they are incurred. The Company incurred advertising costs of $309,000, $783,200 and $841,800 in fiscal years 2003, 2002 and 2001, respectively, of which $110,900, $280,200 and $285,900, in fiscal years 2003, 2002 and 2001, respectively, related to stores included in discontinued operations and was reclassified accordingly.

     (13) Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

     (14) Segment Disclosures -- The Company has only one reportable segment.

     (15) Recent Accounting Pronouncements -- In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that such assets with indefinite lives not be amortized but be tested annually for impairment and provides specific guidance for such testing. If the carrying amount of goodwill exceeds its fair value an impairment loss must be recognized in an amount equal to that excess. Once an impairment is recognized, the adjusted carrying amount of goodwill will be its new basis of accounting. This statement also requires disclosure of information regarding goodwill and other assets that was previously not required. In accordance with SFAS No. 142, the Company has discontinued the amortization of goodwill as of October 1, 2002 and completed its impairment test, using a discounted cash flow approach, during the 2003 second fiscal quarter. As a result, the Company wrote-off its total goodwill balance of $5,857,000. (See Footnote E)

        The Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," effective for the fiscal year ending September 30, 2003. Under the statement's provisions, (1) entities must record the fair value of a liability for an asset retirement obligation in the period in which it is incurred, (2) when the liability is initially recorded, the entity must capitalize a cost by increasing the carrying amount of the related long-lived asset, (3) over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset and (4) upon settlement of the liability, the entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. There was no material impact on the Company's consolidated financial position or results of operations as a result of the adoption of SFAS No. 143.

        The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective October 1, 2002. SFAS No. 144 addressed the financial accounting and reporting for the impairment or disposal of long-lived assets. The Company recognized a $654,000 loss on disposal of certain locations in fiscal year 2003.

        The Company adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," effective October 1, 2002. SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, and SFAS No. 64, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. There was no impact on the Company's consolidated financial position or results of operations as a result of the adoption of SFAS No. 145.

        The Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective January 1, 2003. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," which required that a liability for costs associated with an exit plan or disposal activity be recognized at the date of an entity's commitment to an exit plan. There was no impact on the Company's consolidated financial position or results of operations as a result of the adoption of SFAS No. 146.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an Amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS No. 148 had an impact on the Company's disclosure requirements, but had no impact on the Company's consolidated financial statements.

        The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations for all periods represented. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS

        No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation (in thousands, except per share data):

                                                                    FISCAL YEAR ENDED SEPTEMBER 30,
                                                                    -------------------------------
                                                                      2003        2002       2001
                                                                    ---------   ---------   -------
         Net (loss) earnings, as reported.........................   $(8,279)    $(1,317)    $ 451
         Deduct: Total stock-based employee compensation expense
           determined under fair value based method for all
           awards, net of related tax effects.....................       (17)       (115)      (10)
                                                                     -------     -------     -----
         Pro forma net (loss) earnings............................   $(8,296)    $(1,432)    $ 441
                                                                     =======     =======     =====
         Basic and diluted net (loss) earnings per share as
           reported...............................................   $ (1.16)    $ (0.19)    $0.06
                                                                     =======     =======     =====
         Pro forma basic and diluted net (loss) earnings per
           share..................................................   $ (1.16)    $ (0.20)    $0.06
                                                                     =======     =======     =====

        In November 2002, the EITF reached a consensus on Issue No. 02-16, "Accounting by a Reseller for Cash Consideration Received from a Vendor." Issue 02-16 provides guidance on when to classify consideration received from a vendor as a reduction of the price of the vendor's products, a reimbursement of costs incurred or as revenue. In addition, Issue 02-16 provides guidance on when to recognize rebates or refunds of a specified amount of cash consideration from a vendor that are based on the achievement of a specified cumulative level of purchases or are based on the customer purchasing from the vendor for a specified period of time. The guidance in Issue 02-16 has been adopted by the Company in the second quarter of fiscal year 2003 and there was no impact on the Company's consolidated financial position or results of operations.

        In November of 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires entities to establish liabilities for certain types of guarantees, and expands financial statement disclosures for others. The accounting requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. There was no impact on the Company's consolidated financial position or results of operations as a result of the adoption of FIN 45.

        The FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. For variable interest entities created before February 1, 2003, it becomes applicable for the first annual period beginning after June 15, 2003.

        In October 2003, the FASB (the "Board") deferred the effective date for applying the provisions of FIN 46 to the first interim or annual period ending after December 15, 2003 for interests held by public companies in variable interest entities or potential variable interest entities created before February 1, 2003. The Board considered comments received on the Exposure Draft of the proposed modifications of FIN 46 and, on December 10, 2003, the Board redeliberated certain proposed modifications. Based on management's assessment as of the date of this report, management has determined that adoption of FIN 46 has not had an impact on the Company's financial position or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. This Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying to conform it to language used in FASB Interpretation FIN 45, and amends certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. All provisions of the Statement, except those related to forward purchases or sales of "when-issued" securities, should be applied prospectively. The Company currently has no instruments that meet the definition of a derivative, and therefore, the adoption of this Statement has had no impact on the Company's financial position or results of operations.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective for most provisions, except certain mandatorily redeemable non-controlling interests deferred indefinitely, at the beginning of the first interim period beginning after June 15, 2003. The Company has not entered into or modified any financial instruments after May 31, 2003. The adoption of this Statement has had no impact on the Company's financial position or results of operations.

B.  INVENTORIES:

     The following is a summary of inventories at September 30 (in thousands):

                                                               2003      2002
                                                              -------   -------
Merchandise.................................................  $15,953   $17,688
Gasoline....................................................    4,214     3,091
                                                              -------   -------
                                                              $20,167   $20,779
                                                              =======   =======

C.  PROPERTY AND EQUIPMENT HELD FOR SALE:

     Property and equipment held for sale is carried at the lower of cost or net realizable value and are classified as current assets because the Company expects them to be sold within the next fiscal year. The properties are the assets of the stores classified as discontinued operations, undeveloped land, rental properties, store equipment and closed convenience stores. In accordance with the Company's plan to pursue a divestiture strategy, the Company plans to sell or sublet assets of 130 stores. At September 30, 2003, the Company had 128 remaining stores classified as discontinued operations on its balance sheet with a net book value of $41.0 million.

D.  PROPERTY, EQUIPMENT AND IMPROVEMENTS -- AT COST (IN THOUSANDS):

                                                                                          ESTIMATED
                                                                ACCUMULATED    NET BOOK    LIFE IN
                                                       COST     DEPRECIATION    VALUE       YEARS
                                                     --------   ------------   --------   ---------
SEPTEMBER 30, 2003:
Land...............................................  $ 13,304     $     0      $13,304
Buildings..........................................    41,495      15,099       26,396      29-35
Machinery and equipment............................    26,131      18,131        8,000       3-10
Machinery and equipment............................     4,154       2,554        1,600      11-20
Capitalized property and equipment leases..........       296         185          111       5-20
Leasehold improvements.............................     7,100       5,438        1,662       1-10
Leasehold improvements.............................       404         394           10      11-20
                                                     --------     -------      -------
                                                     $ 92,884     $41,801      $51,083
                                                     ========     =======      =======
SEPTEMBER 30, 2002:
Land...............................................  $ 22,629     $     0      $22,629
Buildings..........................................    74,610      22,247       52,363      29-35
Machinery and equipment............................    45,184      28,040       17,144       3-10
Machinery and equipment............................     6,902       4,117        2,785      11-20
Capitalized property and equipment leases..........     1,141         742          399       5-25
Leasehold improvements.............................    11,352       8,661        2,691       1-10
Leasehold improvements.............................       433         407           26      11-20
                                                     --------     -------      -------
                                                     $162,251     $64,214      $98,037
                                                     ========     =======      =======

     Depreciation expense (including the amortization of capitalized property and equipment leases) in fiscal years 2003, 2002 and 2001 was $6,880,700, $7,795,300 and $7,677,100, respectively, of which $2,438,300, $3,302,900 and
$3,024,100 in fiscal years 2003, 2002 and 2001, respectively, related to stores included in discontinued operations and was reclassified accordingly.

E.  INTANGIBLE AND OTHER ASSETS:

     Intangible and other assets consist of the following (in thousands):

                                                                  ACCUMULATED    NET BOOK   USEFUL
                                                         COST     AMORTIZATION    VALUE     LIVES
                                                        -------   ------------   --------   ------
SEPTEMBER 30, 2003:
Goodwill..............................................  $     0      $    0       $    0
Lease acquisition cost................................      298         249           49    12-25
Noncompete agreements.................................      250         171           79      5
Other intangibles.....................................      272          15          257    15-16
                                                        -------      ------       ------
  Total intangibles...................................      820         435          385
Other assets..........................................    1,123           0        1,123
                                                        -------      ------       ------
                                                        $ 1,943      $  435       $1,508
                                                        =======      ======       ======
SEPTEMBER 30, 2002:
Goodwill..............................................  $ 8,874      $3,017       $5,857    13-40
Lease acquisition cost................................      315         251           64    12-25
Noncompete agreements.................................      250         121          129      5
Other intangibles.....................................      197          12          185    15-16
                                                        -------      ------       ------
  Total intangibles...................................    9,636       3,401        6,235
Other assets..........................................    1,100           0        1,100
                                                        -------      ------       ------
                                                        $10,736      $3,401       $7,335
                                                        =======      ======       ======

     Goodwill represented the excess of cost over the fair value of net assets acquired in business combinations. The Company completed an impairment analysis during the second fiscal quarter of fiscal year 2003 in connection with the adoption of SFAS No. 142, resulting in a write-off of goodwill in the amount of $5.8 million. Lease acquisition costs are the bargain element of acquired leases and are being amortized on a straight-line basis over the related lease terms. Amortization expense was $67,400 (2003), $461,800 (2002) and $462,600 (2001) of
which $27,600 (2003), $195,500 (2002) and $199,000 (2001) related to stores included in discontinued operations and was reclassified accordingly.

     Amortization expense for the next five years is as follows (in thousands):

September 30,
     2004...................................................  $290
     2005...................................................    70
     2006...................................................     9
     2007...................................................     6
     2008...................................................     4
     Thereafter.............................................     6
                                                              ----
                                                              $385
                                                              ====

     The Company's adoption of SFAS No. 142 eliminates the requirement to amortize goodwill beginning in the first quarter of fiscal 2003 (see Footnote A -- "Summary of Significant Accounting Policies -- Recent Accounting Pronouncements"). Goodwill amortization in fiscal years 2002 and 2001 was $388,600, or $0.05 per share, and $388,600, or $0.06 per share, respectively. The following table adjusts net earnings

(loss) and net earnings (loss) per share for the adoption of SFAS No. 142 (in thousands, except per share data):

                                                           FISCAL YEAR ENDED SEPTEMBER 30,
                                                          ---------------------------------
                                                            2003         2002        2001
                                                          ---------    ---------    -------
Reported net (loss) earnings............................   $(8,279)     $(1,317)     $ 451
Add back:
  Goodwill amortization.................................         0          389        389
                                                           -------      -------      -----
Adjusted net (loss) earnings............................   $(8,279)     $  (928)     $ 840
                                                           =======      =======      =====
Net (loss) earnings per share...........................   $ (1.16)     $ (0.19)     $0.06
                                                           =======      =======      =====
Adjusted net (loss) earnings per share..................   $ (1.16)     $ (0.14)     $0.12
                                                           =======      =======      =====

F.  REVOLVING CREDIT AGREEMENT:

     On April 20, 2000, the Company executed a 3-year secured $10.0 million revolving loan agreement (the "Agreement") with $3.5 million available for letters of credit. Provisions of the Agreement require the maintenance of certain covenants relating to minimum tangible net worth, interest and fixed-charge coverage ratios, as measured on a quarterly basis. In addition, the Agreement places limitations on capital expenditures, additional debt and payment of dividends. During fiscal years 2001 and 2002, the Agreement was amended to increase the total credit line, extend the maturity date, revise covenants relating to fixed charge coverage ratios, and provide for additional borrowing on a seasonal basis. At September 30, 2003, the total credit line available for borrowings was $15.0 million, with $3.5 million available for letters of credit and $4.0 million available for the prepayment of debt in connection with the sale of stores (as discussed below and in Footnote G). Effective April 1, 2003, the Company amended the Agreement to extend the maturity date to December 31, 2004, extend the $2.0 million seasonal borrowing increase to April 30, 2004, and revise certain financial covenants. The Company was in compliance with these covenants as of September 30, 2003. Borrowings of $5.7 million and letters of credit of $3.5 million were outstanding under the Agreement at September 30, 2003. This facility bears interest at the Company's option based on a rate of either prime plus 1.0% or LIBOR plus 3.0%. The blended interest rate at September 30, 2003 was 4.27%. The Agreement is collateralized by substantially all of the Company's inventories, receivables, other personal property and selected real properties. At September 30, 2003, the net book value of these selected real properties that are pledged as collateral was $2.4 million. As discussed more fully in Footnote G, in connection with the negotiation of Master Property Disposition Agreements relating to certain of the Company's term loans, as of September 30, 2003, the Company entered into an agreement with its revolving credit lender to provide a $4.0 million sub-limit under the revolving credit agreement. This sub-limit may be utilized under certain conditions to pay off term debt associated with stores that are sold. These agreements create a subordinated interest in the several cross-escrow accounts created pursuant to the Master Property Disposition Agreements and continue the lien on working capital assets and certain real property assets created by the original revolving credit agreement. At September 30, 2003, $5.8 million (including the $2.0 million seasonal borrowing increase that expires on April 30, 2004) was available under the Agreement for general working capital purposes and prepayment of debt.

G.  LONG-TERM DEBT:

                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
                                                               (IN THOUSANDS)
Mortgage Loan. Principal and interest will be paid in 180
  remaining monthly installments. At September 30, 2003, the coupon rate was 9.08% and the effective interest rate was
  9.77%, net of unamortized fees of $1,054,786 ($1,204,119
  in 2002)..................................................  $29,949   $31,568
Mortgage Loan. Principal and interest will be paid in 200
  remaining monthly installments. The loan bears interest at
  LIBOR plus 3.75%. At September 30, 2003, the coupon rate
  was 4.86% and the effective interest rate was 5.54%, net
  of unamortized fees of $322,559 ($364,952 in 2002)........   19,702    20,423
Mortgage Loan. Principal and interest will be paid in 201
  remaining monthly installments. At September 30, 2003, the coupon rate was 10.39% and the effective interest rate was
  10.71%, net of unamortized fees of $104,665 ($114,683 in
  2002).....................................................    6,366     6,502
Mortgage Loans. Principal and interest are paid in monthly
  installments. The loans expire in 2009, 2010, 2020 and
  2021. Interest ranges from the prime rate to LIBOR plus
  3.75%. At September 30, 2003, the blended coupon rate was
  5.86% and the effective interest rate was 6.48%, net of
  unamortized fees of $137,563 ($144,626 in 2002)...........    6,909     7,202
Revolving Credit Agreement. Interest is paid monthly. The
  interest rate at September 30, 2003 was 4.27%. (See
  Footnote F)...............................................    5,705     5,867
Equipment Loans. Principal and interest will be paid in
  monthly installments. The loans expire in 2010 and 2011
  and bear interest at LIBOR plus 3.75%. At September 30,
  2003, the blended coupon rate was 4.86% and the effective
  interest rate was 5.65%, net of unamortized fees of
  $91,716 ($135,213 in 2002)................................    7,616     8,506
Equipment Loan. Principal and interest will be paid in 80
  remaining monthly installments. The loan expires in 2010.
  At September 30, 2003, the coupon rate was 10.73% and the
  effective interest rate was 11.16%, net of unamortized
  fees of $9,450 ($13,776 in 2002)..........................      750       923
                                                              -------   -------
                                                               76,997    80,991
Less current maturities.....................................   42,639     9,079
                                                              -------   -------
                                                              $34,358   $71,912
                                                              =======   =======

     The mortgage loans are collateralized by $65,531,000 of property, at net book value, of which $25,721,600 relates to stores classified as discontinued operations. The equipment loans are collateralized by $4,345,100 of equipment, at net book value, of which $2,362,000 relates to stores classified as discontinued operations.

     The Company has classified $34.4 million as current maturities relating to its divestiture plan. However, $33.5 million becomes due only when sales of store locations classified as discontinued operations are consummated and the remaining $0.9 million are regularly scheduled payments.

Aggregate maturities of long-term debt (net of loan fee amortization) during the next five years are as follows (in thousands):

September 30,
     2004...................................................  $42,639
     2005...................................................    1,836
     2006...................................................    1,972
     2007...................................................    2,113
     2008...................................................    2,270
     Thereafter.............................................   26,167
                                                              -------
                                                              $76,997
                                                              =======

     In April and September 2000, the Company, through special purpose consolidated entities with GE Capital Franchise Finance Corporation, (formerly Franchise Finance Corporation of America), ("FFCA") completed 20-year mortgage loans totaling $32.5 million and 10-year equipment loans totaling $11.0 million to finance the purchase of assets from Orloski Service Station, Inc. ("OSSI"). In fiscal year 2001, the Company completed a 20-year mortgage loan totaling $3.5 million and a 10-year equipment loan to finance the construction of one additional store location with FFCA.

     As of September 30, 2003, the Company entered into several Master Property Disposition Agreements that amended, through October 31, 2004, certain terms of the various loan agreements originated with and now serviced by FFCA. Under these agreements the lenders will permit the disposition and release of their security interest on certain real property and equipment assets that are part of the Company's strategic disposition program. In addition, the lenders will accept reduced prepayment penalties or yield maintenance payments, and forbear from enforcing any property fixed charge ratio covenants, corporate fixed charge ratio covenants, or net worth covenants for the duration of the agreements. The agreements also establish several cross-escrow accounts, create liens against these accounts, and continue the liens on certain real property and equipment assets that were part of the original loan. Simultaneously, the Company entered into an agreement with its revolving credit lender to provide a $4.0 million sub-limit under its existing revolving credit agreement. (See Footnote F)

H.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash and short-term debt approximates fair value. The Company estimates the fair value of its long-term, fixed-rate debt generally using discounted cash flow analysis based on the Company's current borrowing rates for debt with similar maturities. The Company estimates the fair value of its long-term, variable-rate debt based on carrying rates offered for similar security, terms and maturity.

     Fair value of capital lease obligations is estimated based on current rates offered to the Company for similar debt.

     The estimated fair values of the Company's financial instrument liabilities are as follows (in thousands):

                                                 SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                                 ------------------   ------------------
                                                 CARRYING    FAIR     CARRYING    FAIR
                                                  AMOUNT     VALUE     AMOUNT     VALUE
                                                 --------   -------   --------   -------
Long-term debt:
  Current maturities...........................  $42,639    $42,639   $ 9,079    $ 9,079
  Long-term debt...............................  $34,358    $36,937   $71,912    $74,002
Obligations under capital leases:
  Current maturities...........................  $   122    $   122   $   113    $   113
  Long-term debt...............................  $    92    $   101   $   214    $   228

I. DEFERRED REVENUE AND OTHER LIABILITIES:

     The Company generally records revenues when products are sold or services rendered. In certain instances, the Company receives advance payments for purchase commitments or other services and records revenue from such payments in accordance with the terms of the related contractual arrangements.

     Deferred revenue and other liabilities includes the following (in thousands):

                                                               SEPTEMBER 30,
                                                              ---------------
                                                               2003     2002
                                                              ------   ------
Deferred revenue............................................  $4,011   $5,170
Other non-current liabilities...............................      90       65
                                                              ------   ------
                                                              $4,101   $5,235
                                                              ======   ======

J. DISCONTINUED OPERATIONS:

     During fiscal year 2003, the Company announced plans to divest 130 stores and reclassified the assets relating to these stores as discontinued operations in accordance with the adoption of SFAS 144 and reclassified the related debt of $34.4 million as current maturities. At September 30, 2003, the Company had 128 remaining stores classified as property held for sale on its balance sheet with a net book value of $41.0 million. The income and expense relating to these stores is reported as discontinued operations for all periods presented in the accompanying financial statements and are reported separately from the results of continuing operations. In addition, the Company recognized a $66,000 loss from the sale of five stores and one non-operating location during fiscal year 2003 and a $654,000 loss relating to the future disposal of certain locations. The Company cannot be certain that sales of assets will occur at the time or for the values that the Company estimates. The Company intends continue to operate these stores pending successful negotiation of their sale or sub-lease.

     The following is a summary of the operating results and net loss of discontinued operations (in thousands, except per share data):

                                                        FISCAL YEAR ENDED SEPTEMBER 30,
                                                       ---------------------------------
                                                         2003        2002        2001
                                                       ---------   ---------   ---------
Revenues.............................................  $162,487    $149,884    $146,993
Loss from discontinued operations....................  $ (2,311)   $ (2,703)   $   (892)
Loss on disposal of discontinued operations..........      (720)          0           0
Income tax benefit...................................       (88)     (1,141)       (354)
                                                       --------    --------    --------
Net loss from discontinued operations................  $ (2,943)   $ (1,562)   $   (538)
                                                       ========    ========    ========
Loss per share from discontinued operations..........  $  (0.41)   $  (0.22)   $  (0.08)
                                                       ========    ========    ========

K.  COMMITMENTS AND CONTINGENCIES:

     (1) Leases -- The Company leases its corporate headquarters, 124 of its store locations and certain equipment. Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms in excess of one year at September 30, 2003 are shown below. Some of the leases provide for additional rentals when sales exceed a specified amount and contain variable renewal options and escalation clauses. Rental income in connection with the leases of certain properties is also provided. Such rental income was $819,600
         (2003), $849,900 (2002) and $876,300 (2001) of which $198,900 (2003),
         $212,800 (2002) and $214,500

         (2001) related to stores included in discontinued operations and was reclassified accordingly (in thousands):

                                                            CAPITAL   OPERATING   RENTAL
                                                            LEASES     LEASES     INCOME
                                                            -------   ---------   ------
2004......................................................   $ 140     $ 6,012    $  751
2005......................................................      31       4,757       612
2006......................................................      31       3,506       440
2007......................................................      31       3,331       372
2008......................................................      21       2,274       303
Thereafter................................................       0       5,967       226
                                                             -----     -------    ------
          Total future minimum lease payments.............     254     $25,847    $2,704
                                                                       =======    ======
Less amount representing interest.........................     (40)
                                                             -----
Present value of future payments..........................     214
Less current maturities...................................    (122)
                                                             -----
                                                             $  92
                                                             =====

     Rental expense under operating leases was as follows (in thousands):

                                                             YEAR ENDED SEPTEMBER 30,
                                                             ------------------------
                                                              2003     2002     2001
                                                             ------   ------   ------
Minimum rentals...........................................   $7,298   $7,099   $5,287
Contingent rentals........................................      103       92       39
                                                             ------   ------   ------
                                                             $7,401   $7,191   $5,326
                                                             ======   ======   ======

     The table above includes rental expense for stores classified as discontinued operations of $1,208,300 (2003), $1,211,100 (2002) and $1,140,700
(2001) and was reclassified accordingly.

     (2) Change of Control Agreements -- The Company has change of control agreements with its four executive officers pursuant to which each executive officer will receive remuneration of 2.99 times his base compensation if his employment is terminated due to a change of control as defined in the agreements. Remuneration which might be payable under these agreements has not been accrued in the consolidated financial statements as a change of control has not occurred.

     (3) Gasoline Supply Agreements -- Pursuant to agreements with four gasoline suppliers, with terms of 6-15 years, the Company receives from the suppliers partial funding of the cost of the above-ground gasoline equipment and rebates for the purchase of gasoline. As of September 30, 2003, the total funding subject to these arrangements is $7,115,900. If the Company terminates these agreements before the expiration of the contract terms, part of this funding, in addition to the funding previously made to OSSI, must be repaid to the suppliers. The expiration dates range from 2006 to 2013.

     (4) Litigation -- The Company is involved in litigation and other legal matters which have arisen in the normal course of business. Although the ultimate results of these matters are not currently determinable, management does not expect that they will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

L.  CHANGES IN SECURITIES:

     During fiscal year 2003, the Uni-Marts, Inc. Retirement Savings and Incentive Plan purchased 33,319 shares of the Company's treasury stock for $175,816 to fund its 401(k) retirement plan, resulting in a decrease of additional paid-in capital of $133,460. Also during fiscal year 2003, the Company issued 31,000 shares of common stock to its non-employee directors, as part of their annual retainer, issued 500 shares of its common stock upon exercise of a stock option, and issued 1,524 shares of common stock to the Company's employee stock purchase plan. The issuance of these shares resulted in an increase of $39,417 to additional paid-in capital. The net effect of these transactions in fiscal year 2003 was a decrease to additional paid-in capital of $94,043.

                                                                            ADDITIONAL
                                                                             PAID IN
                                                      SHARES     AMOUNT      CAPITAL
                                                      -------   ---------   ----------
FISCAL YEAR 2003:
Sale of treasury stock..............................  (33,319)  $(175,816)  $(133,460)
Shares issued to directors..........................   31,000      39,990      36,890
Employee stock purchase plan........................    1,524       2,042       1,890
Exercise of stock options...........................      500         687         637
                                                      -------   ---------   ---------
                                                         (295)  $(133,097)  $ (94,043)
                                                      =======   =========   =========
FISCAL YEAR 2002:
Sale of treasury stock..............................  (31,846)  $(168,487)  $ (98,704)
Shares issued to directors..........................   15,680      39,984      38,416
Employee stock purchase plan........................    6,763      15,059      14,382
Exercise of stock options...........................   10,333      16,500      15,467
                                                      -------   ---------   ---------
                                                          930   $ (96,944)  $ (30,439)
                                                      =======   =========   =========

M.  INCOME TAXES:

     The provision for income taxes includes the following (in thousands):

                                                               YEAR ENDED SEPTEMBER 30,
                                                              --------------------------
                                                               2003      2002      2001
                                                              -------   -------   ------
Current tax expense (credit):
  Federal...................................................   $   0     $   0     $  0
  State.....................................................       4         6        2
                                                               -----     -----     ----
                                                                   4         6        2
                                                               -----     -----     ----
Deferred tax expense (credit):
  Federal...................................................    (720)     (632)     388
  State.....................................................     324      (336)     (93)
                                                               -----     -----     ----
                                                                (396)     (968)     295
                                                               -----     -----     ----
                                                               $(392)    $(962)    $297
                                                               =====     =====     ====

     Deferred tax liabilities (assets) are comprised of the following at September 30 (in thousands):

                                                           2003      2002      2001
                                                          -------   -------   -------
Depreciation............................................  $ 6,265   $ 7,174   $ 7,361
                                                          -------   -------   -------
Gross deferred tax liabilities..........................    6,265     7,174     7,361
                                                          -------   -------   -------
Insurance reserves......................................   (1,246)   (1,132)   (1,100)
Intangible assets.......................................     (990)        0         0
Capital leases..........................................       50         7        60
Deferred compensation...................................        0         0       (33)
Deferred income.........................................     (651)   (1,119)   (1,078)
Net operating loss carryforward.........................   (4,324)   (4,249)   (3,440)
Other...................................................     (349)     (332)     (450)
                                                          -------   -------   -------
Gross deferred tax assets...............................   (7,510)   (6,825)   (6,041)
Less valuation allowance................................    1,245        48        45
                                                          -------   -------   -------
Net deferred tax assets.................................   (6,265)   (6,777)   (5,996)
                                                          -------   -------   -------
                                                          $     0   $   397   $ 1,365
                                                          =======   =======   =======

     The financial statements include noncurrent deferred tax liabilities of $0
(2003) and $1,796,900 (2002) and current deferred tax assets of $0 (2003) and $1,400,300 (2002) which are included in prepaid and current deferred taxes.

     The valuation allowances as of September 30, 2003, 2002 and 2001, were $1,245,000, $48,000 and $45,000, respectively, and principally apply to NOL and tax credit carryforwards. The Company believes that it is more likely than not that those carryforwards will not be realized.

     As of September 30, 2003, the Company had available state and federal net operating loss carryforwards of $11,233,300 which expire in fiscal years 2018 through 2023.

     A reconciliation of the provision for income taxes to an amount determined by application of the statutory federal income tax rate follows (in thousands):

                                                                    YEAR ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                               2003     2002    2001
                                                              -------   -----   ----
Statutory rate..............................................  $(2,948)  $(775)  $254
Increase (decrease) resulting from:
     Valuation allowance....................................    1,245       0      0
     Goodwill...............................................    1,087      67     66
     State taxes (net)......................................      216    (218)   (60)
     Tax credits............................................        0     (38)    45
     Other (net)............................................        8       2     (8)
                                                              -------   -----   ----
Tax (benefit) provision.....................................  $  (392)  $(962)  $297
                                                              =======   =====   ====

N.  RELATED PARTY TRANSACTIONS:

     During fiscal year 1997, the Company granted a loan of $800,000 to an officer of the Company. In January 1999, the interest rate on the loan was changed to the brokerage call rate plus 0.5% (4.0% at September 30, 2002). The loan required payments of $60,000 plus interest on November 1, 1999, 2000, 2001, 2002, 2003 and a final payment of $300,000 on November 1, 2004. The loan was collateralized by

303,397 shares of the Company's Common Stock. The balance of the loan was repaid in full during the third quarter of fiscal year 2003.

     Certain directors and officers of the Company are also directors, officers or controlling shareholders of other entities from which the Company leases its corporate headquarters and various store and other locations under agreements classified as operating leases. In addition, the Company leases store locations from entities controlled by, or from persons related to, certain directors and officers of the Company. The following is a summary of significant transactions with these entities:

     (1) The Company leases its corporate headquarters and various store and other locations under agreements classified as operating leases. Aggregate rentals in connection with all such leases were $1,491,000
         (2003), $1,255,500 (2002), and $698,800 (2001).

     (2) The Company charges an affiliate for general and administrative services provided. Such charges amounted to $11,200 (2003), $11,200
         (2002), and $11,200 (2001).

     During fiscal years 2003, 2002 and 2001, the Company made payments of $0, $79,300 and $79,200, respectively, to a director of the Company for consulting fees and reimbursement of expenses.

O. RETIREMENT SAVINGS AND INCENTIVE PLAN:

     The Company has a contributory retirement savings plan covering all employees meeting minimum age and service requirements. The Company will match one-half of employee contributions up to 3% of the employee's compensation. The Company's contributions are invested in the Company's Common Stock. The Board of Directors may elect to make additional contributions to be allocated among all eligible employees in accordance with provisions of the plan. The retirement savings plan expense, which is funded currently, was $87,500 (2003), $98,400
(2002) and $108,300 (2001).

P. DEFERRED COMPENSATION PLAN:

     The Company had a nonqualified deferred compensation plan which was terminated in January 2002 and the assets distributed to the beneficiaries. The deferred compensation plan permitted key executives to elect annually (via individual contracts) to defer a portion of their compensation until their retirement, death or disability. The Company made a 50% matching contribution not exceeding $5,000 annually per executive. The deferred compensation expense was $0, $13,200, and $16,200 for the years ended September 30, 2003, 2002 and 2001, respectively.

Q.  EQUITY COMPENSATION PLANS:

     The Company has an Equity Compensation Plan, pursuant to which no additional stock options may be granted, and a 1996 Equity Compensation Plan, which became effective November 1, 1996. The Company has reserved 38,250 shares of common stock which can be issued upon exercise of outstanding stock options in accordance with the terms of the Equity Compensation Plan and 1,633,637 shares of common stock which can be issued upon exercise of outstanding options or options that may be granted in the future in accordance with the terms of the 1996 Equity Compensation Plan.

     Both the Equity Compensation Plan and the 1996 Equity Compensation Plan are collectively discussed as the "Plans" below.

     A committee of the Board of Directors has authority to administer the Plans, and the committee may grant qualified and nonqualified incentive stock options to employees of the Company, including officers, whether or not they are directors. The Plans also provide that all nonemployee directors will receive annual nonqualified stock option grants for 2,000 shares of common stock plus 500 shares for each full year the director has served as a member of the board, up to a maximum of 4,000 shares per grant, on the date of each annual meeting. These options generally have a vesting period of one year. In addition, newly appointed or elected nonemployee directors receive an initial grant for 5,000 shares. Nonemployee directors will also receive grants of stock equal in value to and in lieu of two-thirds of the retainer due to such director. The Company granted options to purchase 31,500, 30,000 and 32,500 shares of common stock to nonemployee directors under the Plans during fiscal years 2003, 2002, and 2001, respectively. The Company also issued 31,000, 15,680 and 19,850 shares of common stock to nonemployee directors during fiscal years 2003, 2002 and 2001, respectively, as part of their annual retainer.

     The exercise price of all options granted under the Plans may not be less than the fair market value of the common stock on the date of grant, and the maximum allowable term of each option is ten years. For qualified stock options granted to any person who holds more than 10% of the voting power of the outstanding stock, the exercise price may not be less than 110% of the fair market value, and the maximum allowable term is five years. Options granted under the Plans generally have vesting periods of up to three years.

     Information regarding outstanding options is presented below. All options outstanding are exercisable according to their vesting schedule.

     Outstanding Options for Shares of Common Stock (in thousands, except per share data) are as follows:

                                                                                         WEIGHTED AVERAGE
                                                                      WEIGHTED AVERAGE      REMAINING
                                      OUTSTANDING      EXERCISE        EXERCISE PRICE      CONTRACTUAL
                                        OPTIONS     PRICE PER SHARE      PER SHARE             LIFE
                                      -----------   ---------------   ----------------   ----------------
Balance, September 30, 2000.........       728      $1.13 to $8.50         $4.36
Granted.............................       258      $1.81 to $2.42         $2.21
Canceled............................       (41)     $2.00 to $7.70         $4.33
                                         -----
Balance, September 30, 2001.........       945      $1.13 to $8.50         $2.81
Granted.............................       494      $1.40 to $2.55         $1.72
Exercised...........................       (10)     $1.38 to $2.00         $1.60
Canceled............................      (209)     $1.38 to $7.00         $3.70
                                         -----
Balance, September 30, 2002.........     1,220      $1.13 to $8.50
Granted.............................        32      $1.29                  $1.29
Exercised...........................        (1)     $1.38                  $1.38
Canceled............................       (90)     $1.29 to $7.00         $2.54
                                         -----
Balance, September 30, 2003.........     1,161
                                         =====
                                         1,093      $1.13 to $3.75         $1.94            7.1 years
                                            40      $3.76 to $6.13         $5.37            2.2 years
                                            28      $6.14 to $8.50         $6.90            2.5 years
                                         -----
                                         1,161      $1.13 to $8.50         $2.18            6.8 years
                                         =====
Exercisable at September 30, 2003...       850      $1.13 to $8.50         $2.34
                                         =====
Balance of Shares Reserved for Grant
  at September 30, 2003.............       511
                                         =====

     The weighted average fair value of the stock options granted during fiscal years 2003, 2002 and 2001 were $0.91, $1.21 and $1.84, respectively. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in the years ended September 30, (dollars in thousands):

                                                              2003    2002    2001
                                                              -----   -----   -----
Risk-free interest rate.....................................    3.9%    3.6%    4.6%
Expected volatility.........................................   62.8%   62.3%   86.0%
Expected life in years......................................    9.0     9.0     9.0
Contractual life in years...................................   10.0    10.0    10.0
Fair value of options granted...............................  $  29   $ 599   $ 475

R.  EMPLOYEE STOCK PURCHASE PLAN:

     In February 1999, the Company's stockholders approved a stock purchase plan. Under the stock purchase plan, eligible employees may purchase common stock in quarterly offering periods through payroll deductions of up to 25% of compensation. The price per share is 90% of the average market price throughout the quarter but not less than 90% of the lower of the market price at the beginning or end of the market period. The stock purchase plan provides for purchases by employees of up to an aggregate of 500,000 shares. Effective January 1, 2003 the employee stock purchase plan was frozen and the shares held by the plan were distributed to the participants. During fiscal years 2003, 2002 and 2001, employees purchased 1,524, 6,763, and 7,110 shares, respectively, pursuant to the stock purchase plan.

                        UNI-MARTS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
                           ASSETS
CURRENT ASSETS:
  Cash......................................................  $  3,310     $  6,619
  Accounts receivable -- less allowances of $121 and $100,
     respectively...........................................     4,323        6,186
  Inventories...............................................    17,978       20,167
  Prepaid and current deferred taxes........................        52           57
  Property and equipment held for sale......................    40,770       41,024
  Prepaid expenses and other................................     1,081        1,317
                                                              --------     --------
     Total current assets...................................    67,514       75,370
Net property, equipment and improvements....................    49,463       51,083
Net intangible assets.......................................       214          385
Other assets................................................     1,097        1,123
                                                              --------     --------
     Total assets...........................................  $118,288     $127,961
                                                              ========     ========

                        UNI-MARTS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                  (CONTINUED)

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 12,001     $ 19,101
  Accrued expenses..........................................     8,341        7,425
  Revolving credit agreement................................     5,687        5,705
  Current maturities of long-term debt......................    35,395       36,934
  Current obligations under capital leases..................        67          122
                                                              --------     --------
       Total current liabilities............................    61,491       69,287
Long-term debt, less current maturities.....................    33,813       34,358
Obligations under capital leases, less current maturities...        83           92
Deferred revenue and other liabilities......................     3,397        4,101
Commitments and contingencies
STOCKHOLDERS' EQUITY:
  Preferred Stock, par value $1.00 per share:
     Authorized 100,000 shares; issued none.................         0            0
  Common Stock, par value $.10 per share:
     Authorized 16,000,000 shares; issued 7,456,633 and
      7,453,883 shares, respectively........................       746          745
  Additional paid-in capital................................    23,677       23,709
  Retained deficit..........................................    (3,260)      (2,618)
                                                              --------     --------
                                                                21,163       21,836
  Less treasury stock, at cost -- 247,908 and 258,110 shares
     of Common Stock, respectively..........................    (1,659)      (1,713)
                                                              --------     --------
       Total stockholders' equity...........................    19,504       20,123
                                                              --------     --------
       Total liabilities and stockholders' equity...........  $118,288     $127,961
                                                              ========     ========

            See notes to condensed consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            QUARTER ENDED      TWO QUARTERS ENDED
                                                         -------------------   -------------------
                                                         APRIL 1,   APRIL 3,   APRIL 1,   APRIL 3,
                                                           2004       2003       2004       2003
                                                         --------   --------   --------   --------
REVENUES:
  Merchandise sales....................................  $34,202    $33,091    $70,464    $68,890
  Gasoline sales.......................................   45,008     34,772     89,749     69,631
  Other income.........................................      540        336        851        754
                                                         -------    -------    -------    -------
                                                          79,750     68,199    161,064    139,275
                                                         -------    -------    -------    -------
COSTS AND EXPENSES:
  Cost of sales........................................   66,335     55,000    133,085    111,555
  Selling..............................................   10,131      9,981     20,153     20,207
  General and administrative...........................    2,231      1,985      4,428      3,886
  Depreciation and amortization........................    1,079      1,113      2,161      2,226
  Interest.............................................      869        895      1,759      1,816
                                                         -------    -------    -------    -------
                                                          80,645     68,974    161,586    139,690
                                                         -------    -------    -------    -------
Loss from continuing operations before income taxes and
  change in accounting principle.......................     (895)      (775)      (522)      (415)
Income tax provision (benefit).........................        1        (42)         2        (23)
                                                         -------    -------    -------    -------
Loss from continuing operations before change in
  accounting principle.................................     (896)      (733)      (524)      (392)
Discontinued Operations:
  Loss from discontinued operations....................     (456)    (1,378)      (118)    (2,185)
  Loss on disposal of discontinued operations..........        0       (248)         0       (248)
  Income tax benefit...................................        0        (84)         0       (128)
                                                         -------    -------    -------    -------
Loss on discontinued operations........................     (456)    (1,542)      (118)    (2,305)
Cumulative effect of change in accounting principle,
  net of income tax benefit of $310....................        0          0          0     (5,547)
                                                         -------    -------    -------    -------
Net loss...............................................  $(1,352)   $(2,275)   $  (642)   $(8,244)
                                                         =======    =======    =======    =======
Loss Per Share:
  Loss per share from continuing operations before
     change in accounting principle....................  $ (0.13)   $ (0.10)   $ (0.07)   $ (0.05)
  Loss per share from discontinued operations..........    (0.06)     (0.22)     (0.02)     (0.32)
  Loss per share from change in accounting principle...     0.00       0.00       0.00      (0.78)
                                                         -------    -------    -------    -------
Basic and diluted net loss per share...................  $ (0.19)   $ (0.32)   $ (0.09)   $ (1.15)
                                                         =======    =======    =======    =======
Basic and diluted weighted average number of common
  shares outstanding...................................    7,204      7,155      7,200      7,143
                                                         =======    =======    =======    =======

            See notes to condensed consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               TWO QUARTERS ENDED
                                                              ---------------------
                                                              APRIL 1,    APRIL 3,
                                                                2004        2003
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers and others...................  $ 162,087   $ 140,792
  Cash paid to suppliers and employees......................   (161,461)   (138,417)
  Dividends and interest received...........................          9          16
  Interest paid.............................................     (1,473)     (1,931)
  Income taxes received (paid)..............................          3          (5)
  Other receipts-discontinued operations....................        (32)       (525)
                                                              ---------   ---------
     Net cash used in operating activities..................       (867)        (70)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipts from sale of capital assets......................        203          27
  Receipts from sale of discontinued operations.............        491       1,135
  Purchase of property, equipment and improvements..........       (908)       (796)
  Cash advanced for intangible and other assets.............          0         (75)
  Cash received for intangible and other assets.............         48          13
                                                              ---------   ---------
     Net cash (used in) provided by investing activities....       (166)        304
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on revolving credit agreement..................        (18)        (58)
  Principal payments on debt................................     (2,262)     (2,701)
  Proceeds from issuance of common stock....................          4           2
                                                              ---------   ---------
     Net cash used in financing activities..................     (2,276)     (2,757)
                                                              ---------   ---------
Net decrease in cash........................................     (3,309)     (2,523)
Cash at beginning of period.................................      6,619       6,501
                                                              ---------   ---------
Cash at end of period.......................................  $   3,310   $   3,978
                                                              =========   =========

                        UNI-MARTS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                  (CONTINUED)

                                                               TWO QUARTERS ENDED
                                                              ---------------------
                                                              APRIL 1,     APRIL 3,
                                                                2004         2003
                                                              --------     --------
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING
  ACTIVITIES:
Net loss....................................................  $  (642)     $(8,244)
Loss from discontinued operations, net of income tax benefit
  of $0 and $128............................................     (118)      (2,305)
                                                              -------      -------
Loss from continuing operations.............................     (524)      (5,939)
ADJUSTMENTS TO RECONCILE NET LOSS FROM CONTINUING OPERATIONS
  TO NET CASH USED IN OPERATING ACTIVITIES:
  Depreciation and amortization.............................    2,161        2,226
  Loss on sale of capital and other assets..................      123          261
  Cumulative effect of change in accounting principle.......        0        5,547
  Change in operating assets and liabilities:
     (Increase) decrease in:
       Accounts receivable..................................    1,863        2,109
       Inventories..........................................    2,189        3,491
       Prepaid and other expenses...........................      237          406
     Increase (decrease) in:
       Accounts payable and accrued expenses................   (6,185)      (7,028)
       Deferred income taxes and other liabilities..........     (699)        (746)
                                                              -------      -------
Net cash (used in) provided by continuing operations........     (835)         327
                                                              -------      -------
Net cash used in discontinued operations....................      (32)        (397)
                                                              -------      -------
Net cash used in operating activities.......................  $  (867)     $   (70)
                                                              =======      =======

            See notes to condensed consolidated financial statements

                        UNI-MARTS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

A.  FINANCIAL STATEMENTS:

     The condensed consolidated balance sheet as of April 1, 2004, the condensed consolidated statements of operations and the condensed consolidated statements of cash flows for the quarter and two quarters ended April 1, 2004 and April 3, 2003, respectively, have been prepared by Uni-Marts, Inc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company at April 1, 2004 and the results of operations and cash flows for all periods presented have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2003. Certain reclassifications have been made to the September 30, 2003 financial statements to conform to classifications used in fiscal year 2004. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the full year.

     During fiscal 2003, the Company increased its valuation allowance against the deferred tax asset because it has been determined that it is more likely than not that the Company will not be able to utilize the net operating loss carryforwards ("NOL's"). The increase in the allowance has resulted in a minimum tax provision in the first two quarters of fiscal 2004.

     As part of the Company's plan to divest of stores, in fiscal 2003, the Company reclassified the assets of 130 stores on its balance sheet as properties held for sale and classified the income and expense of such stores as discontinued operations. At April 1, 2004, the Company had 122 remaining stores classified as assets held for sale on its balance sheet with a net book value of $40.8 million. The Company continues to operate the stores pending their successful negotiation of sale or sublease, although pursuant to the merger agreement with Green Valley Acquisition Co., LLC ("Green Valley") described below, the Company may not sell or lease a material portion of its assets without the consent of Green Valley. At April 1, 2004, the Company had 163 stores classified as continuing operations.

B.  FUTURE OPERATIONS:

     During fiscal year 2002, the Company began a store evaluation and strategic initiative program, with the retention of financial advisors, to evaluate operating strategies including the divestiture of certain store locations and non-operating assets. As a result of this evaluation, during the last twelve months, the Company closed three convenience stores and sold two convenience stores, four Choice Cigarette Discount Outlets ("Choice") and two non-operating locations. In addition, the Company's negotiations with certain buyers to divest additional store locations led the Board of Directors to consider the sale of the entire Company when certain potential third party buyers expressed an interest in acquiring the Company. In fiscal 2003, the Board established an Ad Hoc Committee, consisting solely of independent directors, that conducted all negotiations relating to the sale of the Company. The Ad Hoc Committee was advised separately by independent counsel and financial advisors.

     During fiscal 2003, negotiations with certain potential third party buyers and, subsequently, HFL Corporation, an entity controlled by Henry and Daniel Sahakian (the Company's Chairman and Chief Executive Officer, and a Director, respectively), did not come to fruition for a variety of reasons. In the first quarter of fiscal 2004, the Company's negotiations with another potential third party buyer were not successfully concluded. In December 2003, the Company agreed to consider a proposal for the acquisition of the Company by an entity owned in part by Henry Sahakian, Daniel Sahakian and Ara Kervandjian

                        UNI-MARTS, INC. AND SUBSIDIARIES

(the Company's President). On January 26, 2004, the Company entered into a definitive merger agreement with Green Valley, a privately held company formed for the purpose of acquiring the Company. The business and affairs of Green Valley are to be managed under the direction of a Board of Managers, which currently consists of six individuals, three of whom have been appointed by an entity controlled by Henry Sahakian, Daniel Sahakian and Ara Kervandjian, and three of whom have been appointed by an entity controlled by individuals who are not affiliated with the Company. Consummation of the merger is subject to various conditions, including shareholder approval, and is expected to be completed in June 2004.

     Management believes that cash from operations, available credit facilities and asset sales will be sufficient to meet the Company's obligations for the foreseeable future. In the event that the proposed merger with Green Valley is not consummated and the Company is otherwise unable to consummate the divestiture of certain store locations on acceptable terms, there is a risk that the Company could encounter liquidity problems.

     The current level of cash flow and available credit facilities allows the amount of asset sales that are necessary to maintain sufficient liquidity to meet its obligations to be minimal. However, in the event that the Company's future financial performance does not meet minimum lender targets, covenant violations might result and cause the restriction, modification or loss of the current revolving credit facility. The Company would then need to amend the current credit facility, obtain a new credit facility from another lender or rely more heavily on asset sales in order to maintain liquidity.

C.  INTANGIBLE AND OTHER ASSETS:

     Intangible and other assets consist of the following (in thousands):

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
Lease acquisition costs.....................................   $  270       $  298
Noncompete agreements.......................................      250          250
Other intangibles...........................................      133          272
                                                               ------       ------
                                                                  653          820
Less accumulated amortization...............................      439          435
                                                               ------       ------
                                                                  214          385
Other assets................................................    1,097        1,123
                                                               ------       ------
                                                               $1,311       $1,508
                                                               ======       ======

     Lease acquisition costs are the bargain element of acquired leases and are being amortized on a straight-line basis over the related lease terms.

     Amortization expense for the next five years is as follows (in thousands):

                                                2004   2005   2006   2007   2008   TOTAL
                                                ----   ----   ----   ----   ----   -----
Lease acquisition costs.......................  $  5   $14     $9     $9     $5    $ 42
Non compete agreements........................    25    29      0      0      0      54
Other intangibles.............................   113     5      0      0      0     118
                                                ----   ---     --     --     --    ----
                                                $143   $48     $9     $9     $5    $214
                                                ====   ===     ==     ==     ==    ====

                        UNI-MARTS, INC. AND SUBSIDIARIES

D.  REVOLVING CREDIT AGREEMENT:

     On April 20, 2000, the Company executed a 3-year secured $10.0 million revolving loan agreement (the "Agreement") with $3.5 million available for letters of credit. Provisions of the Agreement require the maintenance of certain covenants relating to minimum tangible net worth, interest and fixed-charge coverage ratios, as measured on a quarterly basis. In addition, the Agreement places limitations on capital expenditures, additional debt and payment of dividends. This Agreement bears interest at the Company's option based on a rate of either prime plus 1.0% or LIBOR plus 3.0%. The blended interest rate at April 1, 2004 was 4.45%. The Agreement is collateralized by substantially all of the Company's inventories, receivables, other personal property and selected real properties. At April 1, 2004, the net book value of these selected real properties that are pledged as collateral was $2.4 million. The Company was in compliance with these covenants as of April 1, 2004. Borrowings of $5.7 million and letters of credit of $3.5 million were outstanding under the Agreement at April 1, 2004.

     During fiscal years 2001 and 2002, the Agreement was amended to increase the total credit line, extend the maturity date, revise covenants relating to fixed charge and interest coverage ratios, and provide for additional borrowing on a seasonal basis. At April 1, 2004, the total credit line available for borrowings was $15.0 million, with $3.5 million available for letters of credit and $4.0 million available for the prepayment of debt in connection with the sale of stores (as discussed below and in Footnote E). Effective April 1, 2003, the Company amended the Agreement to extend the maturity date to December 31, 2004, extend the $2.0 million seasonal borrowing increase to April 30, 2004, and revise certain financial covenants. As part of this amendment to the Agreement, at April 30, 2004 the total credit line available for borrowings was reduced to $12.0 million, reflecting not only the elimination of the seasonal borrowing increase but also an additional $1.0 million reduction in anticipation of reduced borrowing requirements that would result from store divestitures expected to be completed by that time.

     As discussed in Footnote E, in connection with the negotiation of Master Property Disposition Agreements relating to certain of the Company's term loans, as of September 30, 2003, the Company entered into an agreement with its revolving credit lender to provide a $4.0 million sub-limit under the revolving credit agreement. This sub-limit may be utilized under certain conditions to pay off term debt associated with stores that are sold. These agreements create a subordinated interest in the several cross-escrow accounts created pursuant to the Master Property Disposition Agreements and continue the lien on working capital assets and certain real property assets created by the original revolving credit agreement. At April 1, 2004, $5.8 million (including the $2.0 million seasonal borrowing increase that expires on April 30, 2004 and the $1.0 million additional reduction required by the April 1, 2003 amendment) was available under the Agreement for general working capital purposes and prepayment of debt.

E.  LONG-TERM DEBT:

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
                                                                   (IN THOUSANDS)
Mortgage Loan. Principal and interest will be paid in 173
  remaining monthly installments. At April 1, 2004, the
  coupon rate was 9.08% and the effective interest rate was
  9.81%, net of unamortized fees of $997,610 ($1,054,786 in
  2003).....................................................  $29,330       $29,949
Mortgage Loan. Principal and interest will be paid in 193
  remaining monthly installments. The loan bears interest at
  LIBOR plus 3.75%. At April 1, 2004, the coupon rate was
  4.84% and the effective interest rate was 5.19%, net of
  unamortized fees of $298,094 ($322,559 in 2003)...........   19,324        19,702

                        UNI-MARTS, INC. AND SUBSIDIARIES

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
                                                                   (IN THOUSANDS)
Mortgage Loan. Principal and interest will be paid in 193
  remaining monthly installments. At April 1, 2004, the
  coupon rate was 10.39% and the effective interest rate was
  10.68%, net of unamortized fees of $99,767 ($104,665 in
  2003).....................................................    6,295         6,366
Mortgage Loans. Principal and interest are paid in monthly
  installments. The loans expire in 2009, 2010, 2020 and
  2021. Interest ranges from the prime rate to LIBOR plus
  3.75%. At April 1, 2004, the blended coupon rate was 5.86%
  and the effective interest rate was 6.22%, net of
  unamortized fees of $134,032 ($137,563 in 2003)...........    6,736         6,909
Revolving Credit Agreement. Interest is paid monthly. The
  blended interest rate at April 1, 2004 was 4.45%. (See
  Note D)...................................................    5,687         5,705
Equipment Loans. Principal and interest will be paid in
  monthly installments. The loans expire in 2010 and 2011
  and bear interest at LIBOR plus 3.75%. At April 1, 2004,
  the blended coupon rate was 4.84% and the effective
  interest rate was 5.27%, net of unamortized fees of
  $62,250 ($91,716 in 2003).................................    6,818         7,616
Equipment Loan. Principal and interest will be paid in 73
  remaining monthly installments. The loan expires in 2010.
  At April 1, 2004, the coupon rate was 10.73% and the
  effective interest rate was 11.10%, net of unamortized
  fees of $7,075 ($9,450 in 2003)...........................      705           750
                                                              -------       -------
                                                               74,895        76,997
Less current maturities.....................................   41,082        42,639
                                                              -------       -------
                                                              $33,813       $34,358
                                                              =======       =======

     The mortgage loans are collateralized by $65,049,200 of property, at net book value, of which $26,099,600 relates to assets classified as held for sale on the balance sheet. The equipment loans are collateralized by $4,324,700 of equipment, at net book value, of which $2,384,100 relates to assets classified as held for sale on the balance sheet.

     The Company has classified $32.7 million of its debt as current maturities relating to assets held for sale. However, $32.1 million becomes due only when sales of the assets of store locations classified as held for sale on the balance sheet are consummated and the remaining $600,000 are regularly scheduled debt payments.

     Aggregate maturities of long-term debt (net of loan fee amortization) during the next five years are as follows (in thousands):

SEPTEMBER 30,
-------------
  2004......................................................   $39,216
  2005......................................................     1,809
  2006......................................................     1,942
  2007......................................................     2,085
  2008......................................................     2,238
Thereafter..................................................    27,605
                                                               -------
                                                               $74,895
                                                               =======

                        UNI-MARTS, INC. AND SUBSIDIARIES

     As of September 30, 2003, the Company entered into several Master Property Disposition Agreements that amended, through October 31, 2004, certain terms of the various loan agreements originated with and now serviced by GE Capital Franchise Finance Corporation, (formerly Franchise Finance Corporation of America or "FFCA"). Under these agreements, the lenders will permit the disposition and release of their security interest on certain real property and equipment assets that are part of the Company's strategic disposition program. In addition, the lenders will accept reduced prepayment penalties or yield maintenance payments, and forbear from enforcing any property fixed charge ratio covenants, corporate fixed charge ratio covenants, or net worth covenants for the duration of the agreements. The agreements also establish several cross-escrow accounts, create liens against these accounts, and continue the liens on certain real property and equipment assets that were part of the original loan. Simultaneously, the Company entered into an agreement with its revolving credit lender to provide a $4.0 million sub-limit under its existing revolving credit agreement. (See Footnote D)

F.  RELATED PARTY TRANSACTIONS:

     Certain directors and officers of the Company are also directors, officers or controlling shareholders of other entities from which the Company leases its corporate headquarters and various store and other locations under agreements classified as operating leases. In addition, the Company leases store locations from entities controlled by, or from persons related to, certain directors and officers of the Company. Aggregate rentals in connection with all such leases for the two quarters ended April 1, 2004 and April 3, 2003 were $752,400 and $743,500, respectively.

     The Company charges an affiliate for general and administrative services provided. Such charges amounted to $5,600 in the two quarters ended April 1, 2004 and April 3, 2003, respectively.

     On January 26, 2004, the Company entered into a definitive merger agreement with Green Valley Acquisition Co., LLC, a privately-held company formed for the purpose of acquiring the Company. The business and affairs of Green Valley Acquisition Co., LLC are to be managed under the direction of a Board of Managers, which currently consists of six individuals, three of whom have been appointed by an entity controlled by Henry Sahakian, Daniel Sahakian and Ara Kervandjian, and three of whom have been appointed by an entity controlled by individuals who are not affiliated with the Company. (See Footnote B)

G.  RECENT ACCOUNTING PRONOUNCEMENTS:

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that such assets with indefinite lives not be amortized but be tested annually for impairment and provides specific guidance for such testing. This statement also requires disclosure of information regarding goodwill and other assets that was previously not required. In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill as of October 1, 2002 and completed its impairment test, using a discounted cash flow approach, during the 2003 second fiscal quarter. As a result, the Company wrote-off its total goodwill balance of $5,857,000.

     The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective October 1, 2002. SFAS No. 144 addressed the financial accounting and reporting for the impairment or disposal of long-lived assets. There was no impact on the Company's consolidated financial position or results of operations as a result of the adoption of SFAS No. 144.

     The FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. For variable interest entities

                        UNI-MARTS, INC. AND SUBSIDIARIES
created before February 1, 2003, it becomes applicable for the first annual period beginning after June 15, 2003.

     In January 2004, the FASB revised the Interpretation and issued FIN 46R which delays the effective date of FIN 46 prior to revision, except for special-purpose entities, and has separate effective dates for certain public entities that are small business issuers as defined by the SEC. The Company must apply FIN 46 or FIN 46R for special-purpose entities no later than the end of the first reporting period that ends after December 15, 2003. FIN 46R must be applied to all entities no later than the end of the first reporting period that ends after March 15, 2004. Based on management's assessment as of the date of this report, management has determined that the adoption of FIN 46 has not had an impact on the Company's financial position or results of operations.

H.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash and short-term debt approximates fair value. The Company estimates the fair value of its long-term, fixed-rate debt generally using discounted cash flow analysis based on the Company's current borrowing rates for debt with similar maturities. The Company estimates the fair value of its long-term, variable-rate debt based on carrying rates offered for similar security, terms and maturity.

     Fair value of capital lease obligations is estimated based on current rates offered to the Company for similar debt.

     The estimated fair values of the Company's financial instrument liabilities are as follows (in thousands):

                                                   APRIL 1, 2004      SEPTEMBER 30, 2003
                                                 ------------------   ------------------
                                                 CARRYING    FAIR     CARRYING    FAIR
                                                  AMOUNT     VALUE     AMOUNT     VALUE
                                                 --------   -------   --------   -------
Long-term debt:
  Current maturities...........................  $39,216    $39,216   $42,639    $42,639
  Long-term debt...............................  $35,679    $38,290   $34,358    $36,937
Obligations under capital leases:
  Current maturities...........................  $    67    $    67   $   122    $   122
  Long-term debt...............................  $    83    $    91   $    92    $   101

I.  DEFERRED REVENUE AND OTHER LIABILITIES:

     The Company generally records revenues when products are sold or services rendered. In certain instances, the Company receives advance payments for purchase commitments or other services and records revenue from such payments as purchase commitments are met and services are performed in accordance with the terms of the related contractual arrangements.

     Deferred revenue and other liabilities includes the following (in thousands):

                                                              APRIL 1,   SEPTEMBER 30,
                                                                2004         2003
                                                              --------   -------------
Deferred revenue............................................   $3,314       $4,011
Other non-current liabilities...............................       83           90
                                                               ------       ------
                                                               $3,397       $4,101
                                                               ======       ======

                        UNI-MARTS, INC. AND SUBSIDIARIES

J.  DISCONTINUED OPERATIONS:

     During fiscal year 2003, the Company announced plans to divest 130 stores and reclassified the assets relating to these stores as assets held for sale in accordance with SFAS 144. At April 1, 2004, the Company had 122 remaining stores classified as assets held for sale on its balance sheet with a net book value of $40.8 million. The loss from discontinued operations lessened for the comparable periods presented below due to the discontinuance of depreciation on assets held for sale of $778,000 for the quarter ended April 1, 2004 and $1.6 million for the two quarters ended April 1, 2004. The income and expense relating to these stores is reported as discontinued operations for all periods presented in the accompanying financial statements and are reported separately from the results of continuing operations. The Company continues to operate these stores pending successful negotiation of their sale or sub-lease. See Note A for limitations on the Company's ability to sell or lease assets without the consent of Green Valley.

     The following is a summary of the operating results and net loss of discontinued operations (in thousands, except per share data):

                                                    QUARTER ENDED      TWO QUARTERS ENDED
                                                 -------------------   -------------------
                                                 APRIL 1,   APRIL 3,   APRIL 1,   APRIL 3,
                                                   2004       2003       2004       2003
                                                 --------   --------   --------   --------
Revenues.......................................  $40,603    $37,320    $81,863    $76,156
Loss from discontinued operations..............  $  (456)   $(1,378)   $  (118)   $(2,185)
Loss on disposal of discontinued operations....        0       (248)         0       (248)
Income tax benefit.............................        0        (84)         0       (128)
                                                 -------    -------    -------    -------
Net loss from discontinued operations..........  $  (456)   $(1,542)   $  (118)   $(2,305)
                                                 =======    =======    =======    =======
Loss per share from discontinued operations....  $ (0.06)   $ (0.22)   $ (0.02)   $ (0.32)
                                                 =======    =======    =======    =======

K.  COMMITMENTS AND CONTINGENCIES:

     (1) Leases -- The Company leases its corporate headquarters, 120 of its store locations, certain equipment, offices, and maintenance and storage facilities. Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms in excess of one year at April 1, 2004 are shown below. Some of the leases provide for additional rentals when sales exceed a specified amount and contain variable renewal options and escalation clauses.

                        UNI-MARTS, INC. AND SUBSIDIARIES

                                                            CAPITAL   OPERATING   RENTAL
                                                            LEASES     LEASES     INCOME
                                                            -------   ---------   ------
                                                                   (IN THOUSANDS)
Six months ending September 30, 2004......................   $ 66      $ 2,863    $  403
Fiscal Year 2005..........................................     31        4,646       679
Fiscal Year 2006..........................................     31        3,530       493
Fiscal Year 2007..........................................     31        3,356       425
Fiscal Year 2008..........................................     21        2,298       357
Thereafter................................................      0        5,977       230
                                                             ----      -------    ------
Total future minimum lease payments.......................    180      $22,670    $2,587
                                                                       =======    ======
Less amount representing interest.........................    (30)
                                                             ----
Present value of future payments..........................    150
                                                             ----
Less current maturities...................................    (67)
                                                             ----
                                                             $ 83
                                                             ====

     (2) Contingent Bonus -- If the proposed merger between the Company and Green Valley, described above in Footnote B (the "Merger"), is completed, certain executive officers, including Henry Sahakian and Ara Kervandjian who are principle beneficial owners of Green Valley will be eligible to receive bonuses pursuant to a Transaction Success Bonus Plan adopted by the Company in 2003. The aggregate amount of such bonuses available under the plan is estimated to be between $0 and $500,000 and will be based on several factors, including the purchase price, the outstanding debt of the Company at closing and transaction related expenses.

     (3) Litigation -- The Company is involved in litigation and other legal matters which have arisen in the normal course of business. Although the ultimate results of these matters are not currently determinable, management does not expect that they will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

     Between January 28, 2004 and January 30, 2004, three lawsuits were filed on behalf of stockholders of the Company in Delaware Chancery Court against the Company, the members of the Board of Directors and, in two actions, against Green Valley, in connection with the proposed merger between Uni-Marts and Green Valley. The three lawsuits have now been consolidated into one action.

     The relevant complaint alleges that, among other things, Messrs. Henry and Daniel Sahakian have a conflict of interest with respect to the merger, all the Company's Directors have breached their fiduciary duties in approving and structuring the merger, and the price to be paid to the stockholders is grossly unfair and inadequate. The plaintiffs seek class action certification, an injunction prohibiting the Company from completing the merger, rescission of the merger if it is consummated or the award of recessionary damages, compensatory damages, and an award of attorneys' fees and costs of the lawsuit. The Company believes that the allegations in the complaints are without merit and intends to defend the lawsuits vigorously.

L.  STOCK BASED COMPENSATION:

     The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations for all periods represented. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. The following table

                        UNI-MARTS, INC. AND SUBSIDIARIES
illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation (in thousands, except per share data):

                                                  QUARTER ENDED         TWO QUARTERS ENDED
                                               --------------------    --------------------
                                               APRIL 1,    APRIL 3,    APRIL 1,    APRIL 3,
                                                 2004        2003        2004        2003
                                               --------    --------    --------    --------
Net loss, as reported........................  $(1,352)    $(2,275)     $ (642)    $(8,244)
Deduct: Total stock-based employee
  compensation expense determined under fair
  value based method for all awards, net of
  related tax effects........................        0          (2)          0          (2)
                                               -------     -------      ------     -------
Pro forma net loss...........................  $(1,352)    $(2,277)     $ (642)    $(8,246)
                                               =======     =======      ======     =======
Basic and diluted net loss per share as
  reported...................................  $ (0.19)    $ (0.32)     $(0.09)    $ (1.15)
                                               =======     =======      ======     =======
Pro forma net loss per share.................  $ (0.19)    $ (0.32)     $(0.09)    $ (1.15)
                                               =======     =======      ======     =======

                        UNI-MARTS, INC. AND SUBSIDIARIES

M.  CHANGES IN SECURITIES:

     During the first two quarters of fiscal 2004, the Uni-Marts, Inc. Retirement Savings and Incentive Plan purchased 10,202 shares of the Company's treasury stock for $54,175 to fund its 401(k) retirement plan, resulting in a decrease of additional paid-in capital of $35,489. The Company issued 2,750 shares of common stock to employees upon the exercise of stock options pursuant to the Company's 1996 Equity Compensation Plan. The issuance of these shares resulted in an increase of $4,215 to additional paid-in capital. The net effect of these transactions for the first two quarters of fiscal 2004 was a decrease to additional paid-in capital of $31,274.

                                                                             ADDITIONAL
                                                                                PAID
                                                       SHARES     AMOUNT     IN CAPITAL
                                                       -------   ---------   ----------
APRIL 1, 2004:
Sale of treasury stock...............................  (10,202)  $ (54,175)   $(35,489)
Exercise of stock options............................    2,750       4,490       4,215
                                                       -------   ---------    --------
                                                        (7,452)  $ (49,685)   $(31,274)
                                                       =======   =========    ========
APRIL 3, 2003:
Sale of treasury stock...............................  (24,296)  $(128,045)   $(99,525)
Employee stock purchase plan.........................    1,524       2,042       1,890
Shares issued to directors...........................   31,000      39,990      36,890
                                                       -------   ---------    --------
                                                         8,228   $ (86,013)   $(60,745)
                                                       =======   =========    ========

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                       GREEN VALLEY ACQUISITION CO., LLC

                                      AND

                                UNI-MARTS, INC.

                                  DATED AS OF

                                JANUARY 26, 2004

                               TABLE OF CONTENTS

Article 1.            Definitions and Rules of Construction.......................     1
  Section 1.1         Specific Definitions........................................     1
  Section 1.2         Additional Definitions......................................     4
  Section 1.3         Interpretation..............................................     5

Article 2.            The Merger..................................................     5
  Section 2.1         The Merger..................................................     5
  Section 2.2         Effective Time..............................................     5
  Section 2.3         Closing of the Merger.......................................     6
  Section 2.4         Effects of the Merger.......................................     6
  Section 2.5         Operating Agreement.........................................     6
  Section 2.6         Members.....................................................     6
  Section 2.7         Manager.....................................................     6
  Section 2.8         Conversion of Shares........................................     6
  Section 2.9         Exchange of Certificates....................................     6
  Section 2.10        Stock Options...............................................     8
  Section 2.11        Rights Plan.................................................     8
  Section 2.12        Additional Actions..........................................     8
  Section 2.13        Cash Deposit................................................     8

Article 3.            Representation and Warranties of the Seller.................     9
  Section 3.1         Organization and Qualification; Subsidiaries; Investments...     9
  Section 3.2         Capitalization of the Seller and its Subsidiaries...........     9
  Section 3.3         Authority Relative to this Agreement; Recommendation........    11
  Section 3.4         SEC Reports; Financial Statements; Sarbanes-Oxley...........    11
  Section 3.5         Information Supplied........................................    12
  Section 3.6         Consents and Approvals; No Violations.......................    12
  Section 3.7         No Default..................................................    12
  Section 3.8         No Undisclosed Liabilities; Absence of Changes..............    13
  Section 3.9         Litigation..................................................    13
  Section 3.10        Compliance with Applicable Law..............................    14
  Section 3.11        Employee Benefits...........................................    14
  Section 3.12        Labor and Employment Matters................................    16
  Section 3.13        Environmental Matters.......................................    17
  Section 3.14        Taxes.......................................................    19
  Section 3.15        Intellectual Property.......................................    20
  Section 3.16        Insurance...................................................    21
  Section 3.17        Certain Business Practices..................................    21
  Section 3.18        Supplies....................................................    21
  Section 3.19        Real Property...............................................    21
  Section 3.20        Personal Property...........................................    24
  Section 3.21        Material Contracts..........................................    24
  Section 3.22        Vote Required...............................................    25
  Section 3.23        Opinion of Financial Advisor................................    25
  Section 3.24        Brokers.....................................................    25
  Section 3.25        Takeover Statutes...........................................    25
  Section 3.26        Representations Complete....................................    25

Article 4.            Representations and Warranties of the Buyer.................    26
  Section 4.1         Organization................................................    26
  Section 4.2         Authority Relative to this Agreement........................    26
  Section 4.3         Information Supplied........................................    26
  Section 4.4         Consents and Approvals; No Violations.......................    26

  Section 4.5         Litigation..................................................    27
  Section 4.6         [Intentionally Omitted].....................................    27
  Section 4.7         Interim Operations of Buyer.................................    27
  Section 4.8         Brokers.....................................................    27
  Section 4.9         Representations Complete....................................    27
  Section 4.10        Financing...................................................    27

Article 5.            Covenants...................................................    27
  Section 5.1         Conduct of Business of the Companies........................    27
  Section 5.2         No Solicitation of Negotiation..............................    30
  Section 5.3         Meeting of Stockholders.....................................    32
  Section 5.4         Access to Information.......................................    32
  Section 5.5         Certain Filings; Reasonable Efforts.........................    33
  Section 5.6         Public Announcements........................................    33
  Section 5.7         Indemnification and Directors' and Officers' Insurance......    34
  Section 5.8         Notification of Certain Matters.............................    35
                      Additions to and Modification of Seller Disclosure
  Section 5.9         Schedule....................................................    35
  Section 5.10        Seller Employees; Plans.....................................    35
  Section 5.11        Takeover Statutes...........................................    35
  Section 5.12        Financial Certificate.......................................    36

Article 6.            Conditions to Consummation of the Merger....................    36
                      Conditions to Each Party's Obligations to Effect the
  Section 6.1         Merger......................................................    36
  Section 6.2         Conditions to the Obligations of the Seller.................    36
  Section 6.3         Conditions to the Obligations of the Buyer..................    36

Article 7.            Termination; Agreement; Waiver..............................    38
  Section 7.1         Termination.................................................    38
  Section 7.2         Effect of Termination.......................................    39
  Section 7.3         Fees and Expenses; Alternative Arrangements.................    39
  Section 7.4         Amendment...................................................    40
  Section 7.5         Extension; Waiver...........................................    40
  Section 7.6         Tender Offer................................................    40
  Section 7.7         Maximum Damages.............................................    41

Article 8.            Miscellaneous...............................................    41
  Section 8.1         Non-Survival of Representations and Warranties..............    41
  Section 8.2         Entire Agreement; Assignment................................    41
  Section 8.3         Validity....................................................    41
  Section 8.4         Notices.....................................................    41
  Section 8.5         Governing Law and Venue; Waiver of Jury Trial...............    43
  Section 8.6         Descriptive Headings; Articles and Section References.......    43
  Section 8.7         Parties of Interest.........................................    43
  Section 8.8         Personal Liability..........................................    44
  Section 8.9         Specific Performance........................................    44
  Section 8.10        Counterparts; Facsimiles....................................    44

Seller Disclosure Schedule
  Section 3.1         Organization and Qualifications; Subsidiaries; Investments
  Section 3.2         Capitalization of the Seller and its Subsidiaries
  Section 3.6         Consents and Approvals; No Violations
  Section 3.7         No Default
  Section 3.8         No Undisclosed Liabilities; Absence of Changes
  Section 3.9         Litigation
  Section 3.11        Employee Benefits

  Section 3.12        Labor and Employment Matters
  Section 3.13        Environmental Matters
  Section 3.14        Taxes
  Section 3.15        Intellectual Property
  Section 3.16        Insurance
  Section 3.18        Supplies
  Section 3.19        Real Property
  Section 3.20        Personal Property
  Section 3.21        Material Contracts
  Section 3.24        Brokers
  Section 5.1         Conduct of Business of the Companies

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 26, 2004, is by and between GREEN VALLEY ACQUISITION CO., LLC, a Pennsylvania limited liability company (the "Buyer"), and UNI-MARTS, INC., a Delaware corporation (the "Seller" or the "Company"). Initially capitalized and certain other terms not otherwise defined herein shall have the meanings ascribed to such terms in Article 1 of this Agreement.

     WHEREAS, the managers of the Buyer and the Board of Directors of the Seller have each (i) determined that the Merger described herein is advisable and fair and in the best interests of their respective equity holders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, to induce the Buyer to enter into this Agreement, certain principal stockholders of the Seller (the "Principal Stockholders") have entered into a voting agreement and irrevocable proxy (each, a "Stockholder Agreement") contemporaneous with the execution of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

                                   ARTICLE 1

                     DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.1 Specific Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person (the "Subject Entity"), any Person or other entity which controls, is controlled by, or is under common control with, the Subject Entity.

     "Aggregate Merger Consideration" shall mean the Merger Consideration multiplied by the difference between (x) the number of Shares outstanding immediately prior to the Effective Time as determined in accordance with Section 2.8(a) and (y) the number of Shares to be treated as Dissenting Shares hereunder.

     "Applicable Law" shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Companies" shall mean the Seller and its Subsidiaries.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "EBITDA" shall mean, for any period, the Companies' consolidated earnings before interest expenses, Tax expenses, depreciation and amortization, each such component to be determined in accordance with GAAP and in a manner consistent with the presentation of EBITDA as set forth in the Seller's Annual Report on Form 10-K for the year ended September 30, 2003; provided, however, that notwithstanding the foregoing, non-recurring revenue items and non-recurring expense items (including expenses directly associated with the transactions contemplated hereby) shall be excluded from the calculation of EBITDA.

     "Exchange Agent" shall mean a bank or trust company designated by the Buyer (and reasonably acceptable to the Seller) to serve as the exchange agent hereunder.

     "Final Date" shall mean July 31, 2004 except that if the Seller does not file the preliminary copy of the Proxy Statement with the SEC by March 31, 2004, the term "Final Date" shall mean the date which is the number of days after July 31, 2004 equal to the number of days after March 31, 2004 on which the preliminary copy of the Proxy Statement is filed with the SEC (if applicable).

     "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

     "include" or "including" shall mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     "knowledge" or "known" shall mean, with respect to statements made as to the knowledge of Seller or Buyer, the actual or constructive knowledge (based upon reasonable inquiry and investigation) of the executive officers of such entity.

     "Last Month End" shall mean (x) the last day of the calendar month immediately preceding the calendar month in which the Closing occurs, if the Closing occurs on the fifteenth through the thirty first day of any calendar month and (y) the last day of the second calendar month immediately preceding the calendar month in which the Closing occurs, if the Closing occurs on the first through the fourteenth day of any calendar month.

     "Lease" shall mean a lease evidencing the interest of any of the Companies in any Leased Real Property or any portion thereof.

     "Leased Real Property" shall mean all Real Property in which the interest of any of the Companies is evidenced by a lease, license, or similar interest.

     "Lender" shall mean any individual or entity, or group of related individuals and/or entities, to which the Companies are indebted at any time from the date hereof through and including the Effective Time, in the amount of $250,000 or more.

     "Lessor" shall mean any individual or entity, or group of related individuals and/or entities, (i) from which the Companies lease any real property or (ii) from which the Companies lease any personal property pursuant to personal property leases which are not terminable without penalty in less than ninety (90) days or which have annual rentals of more than $10,000.

     "Material Adverse Effect" or "Material Adverse Change" means, when used in connection with the Seller or the Buyer, any change, effect, event, occurrence, condition or development or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets or results of operations or condition (financial or other) of such party and its Subsidiaries, taken as a whole, or (ii) prevents or materially delays the consummation of the Merger, in each case, not including any change, effect, event, occurrence, condition or development or state of facts relating to or arising from (A) the U.S. economy in general (and not having a materially disproportionate effect on such party relative to most other entities in the Company's industry), (B) changes in generally accepted accounting principles generally applicable to companies engaged in a business which is the same or similar to that of such party or any of its Subsidiaries, (C) changes or conditions relating to the industry in which such party or any of its Subsidiaries operates (and not having a materially disproportionate effect on such party relative to most other industry participants), including, without limitation, the gasoline and tobacco industries, (D) actions or omissions of such party or any of its Subsidiaries required to be taken pursuant to this Agreement, (E) the reasonable expenses incurred in connection with this Agreement and compliance therewith or (F) the effects of any employment agreement, change in control agreement or severance plan, agreement or similar arrangement to which such party or any of its Subsidiaries is a party or by which it is bound if said agreement, plan or arrangement has been disclosed to the other party prior to execution of this Agreement; and provided further that, in the case of the Company, none of the following shall constitute a Material Adverse Effect: (a) subject to the right of the Buyer to terminate this Agreement as a result of the failure of the conditions set forth in Sections 6.3(a), 6.3(b) or 6.3(e) to be satisfied, failure of the Seller to obtain waivers of or written amendments from the Lenders from compliance with the covenants in loan agreements to the satisfaction of the Buyer, (b) the delisting of the Shares from the American Stock Exchange, (c) changes in such party's stock price or trading volume (provided that factors causing such changes may be taken into account in determining whether a Material Adverse Effect or Material Adverse Change exists) or (d) losses in any fiscal quarter during the fiscal year ending September 30, 2004 that are consistent with losses in the comparable quarter during the fiscal year ended September 30, 2003, provided that fees and expenses incurred by the Seller in connection with the negotiation, execution and performance of this Agreement shall be excluded from the calculation of any such losses.

     "Net Operating Assets" shall mean, as of a particular date, the Operating Assets as of such date minus the Operating Liabilities as of such date.

     "Operating Assets" shall mean, as of a particular date, the sum of the Companies' consolidated cash, accounts receivable and book inventory, as determined in accordance with GAAP.

     "Operating Liabilities" shall mean, as of a particular date, the sum of the Companies' accounts payable and amounts outstanding on all lines of credit, as determined in accordance with GAAP.

     "Owned Real Property" shall mean all Real Property other than Leased Real Property.

     "PALLCL" shall mean the Limited Liability Company Law of 1994 of the Commonwealth of Pennsylvania.

     "Person" shall mean any individual, corporation, partnership, limited liability company, business trust, sole proprietorship, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

     "Previously Filed SEC Report" shall mean any SEC Report which the Seller was required to file with the SEC between October 1, 2001 and the day immediately preceding the date hereof.

     "Real Property" shall mean (i) the parcels of real property owned or leased by the Companies and used for the locations of the Companies' business and all buildings and improvements thereon, and all fixtures, rights, easements, privileges, hereditaments belonging or appertaining thereto (including condemnation awards) and any additions thereto (collectively, the "Store Premises"), (ii) the parcels of unimproved real property owned or leased by the Companies and all fixtures, rights, easements, privileges and hereditaments belonging or appertaining thereto (including condemnation awards) and any additions thereto (collectively, the "Unimproved Premises") and (iii) any other real property owned or leased by the Companies.

     "SEC" shall mean the United States Securities and Exchange Commission and its successors.

     "SEC Report" shall mean each report, document, exhibit, certificate and other item which the Seller has been, is or will be required to file with the SEC.

     "Share" shall mean a share of the Seller's common stock, par value $.10 per share.

     "Stockholder" shall mean a holder of record of the Seller's capital stock immediately prior to the Effective Time. "Stockholders" shall mean all such holders.

     "Subsidiary", when used with reference to a Person, shall mean any entity
(i) the accounts of which would be consolidated with those of such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned, controlled or held by such Person and/or one or more subsidiaries of such Person.

     "Vendor" shall mean any individual or entity, or group of related individuals and/or entities, other than a law firm or accounting firm, which (i) supplies gasoline or cigarette products to the Companies or (ii) supplied to the Companies, during the twelve months ended September 30, 2003, any other services or products to the Companies for which the Company paid more than $1,200,000 during such twelve month period.

     Section 1.2 Additional Definitions. The following terms are defined in the following Sections of this Agreement:

TERM                                                                   SECTION
----                                                         ---------------------------
Buyer.....................................................   Opening paragraph
Certificate of Merger.....................................   2.2
Certificates..............................................   2.9(b)
Closing...................................................   2.3
Closing Date..............................................   2.3
COBRA.....................................................   3.11(o)
Commonly Controlled Entity................................   3.11(a)
Compensation and Benefit Plans............................   3.11(a)
Dissenting Shares.........................................   2.8(d)
Effective Time............................................   2.2
Environmental Damages.....................................   3.13(b)(i)
Environmental Requirements................................   3.13(b)(ii)
ERISA.....................................................   3.11(a)
Exchange Act..............................................   3.2(c)
Exchange Fund.............................................   2.9(a)
Financial Advisor.........................................   3.23
Financial Certificate.....................................   5.12
Final Cash Amount.........................................   5.12
Final EBITDA Amount.......................................   5.12
Final Net Operating Assets Amount
Former Real Property......................................   3.13(b)(iii)
Governmental Entity.......................................   3.6
Hazardous Materials.......................................   3.13(b)(iv)
Indemnified Liabilities...................................   5.7(a)
Indemnified Persons.......................................   5.7(a)
Insurance Policies........................................   3.16
Insured Parties...........................................   5.7(c)
Intellectual Property.....................................   3.15
Landlord..................................................   3.19(d)
Lien......................................................   3.2(b)
Meeting...................................................   5.3(a)
Merger....................................................   2.1
Merger Consideration......................................   2.8(a)
Notice of Superior Proposal...............................   5.2(b)
Other Interests...........................................   3.1(c)
Pension Plans.............................................   3.11(a)
Permitted Encumbrances....................................   3.2(b)
Permitted Exceptions......................................   3.19(a)
Personal Property.........................................   3.20(a)
Pre-Closing Date..........................................   6.3(i)

TERM                                                                   SECTION
----                                                         ---------------------------
Proxy Statement...........................................   3.5
Rights Agreement..........................................   3.2(a)
Seller....................................................   Opening paragraph
Seller Board; Seller's Board..............................   3.3(a)
Seller Financial Statements...............................   3.4(a)
Seller Permits............................................   3.10
Seller Stock Option.......................................   3.2(a)
Seller Securities.........................................   3.2(a)
Stockholder Agreement.....................................   Recitals
Store Premises............................................   Definition of Real Property
Subject Entity............................................   Definition of Affiliate
Superior Proposal.........................................   5.2(c)
Surviving Entity..........................................   2.1
Takeover Statute..........................................   3.25
Tax; Taxes................................................   3.14(a)(i)
Tax Return................................................   3.14(a)(ii)
Third Party...............................................   5.2(c)
Third Party Acquisition...................................   5.2(c)
Unimproved Premises.......................................   Definition of Real Property

     SECTION 1.3 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa. All references to "the date hereof" shall constitute references to January 26, 2004. All references to the "Agreement" herein or in any of the schedules or exhibits annexed hereto or delivered in connection herewith shall constitute references to this Agreement and Plan of Merger.

                                   ARTICLE 2

                                   THE MERGER

     SECTION 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the PALLCL, the Seller shall be merged with and into the Buyer (the "Merger"). Following the Merger, the Buyer shall continue as a limited liability company (the "Surviving Entity") and the separate corporate existence of the Seller shall cease.

     SECTION 2.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, upon consummation of the Closing, certificates of merger consistent with the terms hereof and prepared in accordance with the DGCL and the PALLCL (the "Certificates of Merger") shall be duly executed and acknowledged by the Buyer and the Seller and thereafter delivered for filing to the Secretary of State of the State of Delaware and the Department of State of the Commonwealth of Pennsylvania . The Merger shall become effective at such time as a properly executed copy of a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 264(c) of the DGCL and with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 8958 of the PALLCL, or such later time as the Buyer and the Seller may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

     SECTION 2.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the Buyer upon at least two business days' advance notice to the Company, which date shall be no later than the later of (x) the one hundred thirty-fifth (135th) day after the date hereof and (y) the fifth business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 6, at the offices of McCausland, Keen & Buckman, 259 N. Radnor-Chester Road, Suite 160, Radnor, Pennsylvania 19087, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the PALLCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Seller and the Buyer shall vest in the Surviving Entity, and all debts, liabilities and duties of the Seller and the Buyer shall become the debts, liabilities and duties of the Surviving Entity.

     SECTION 2.5 Operating Agreement. The Operating Agreement (the "Operating Agreement") of the Buyer in effect at the Effective Time shall be the Operating Agreement of the Surviving Entity until amended in accordance with Applicable Law and such Operating Agreement.

     SECTION 2.6 Members. The members of the Buyer at the Effective Time shall continue as members of the Surviving Entity.

     SECTION 2.7 Managers. The managers of the Buyer at the Effective Time shall continue as managers of the Surviving Entity, until changed in accordance with the provisions of the Operating Agreement.

     SECTION 2.8  Conversion of Shares.

     (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Seller's treasury or by any of the Seller's Subsidiaries) shall, by virtue of the Merger and without any action on the part of the Buyer, the Seller or the holder thereof, be converted into and shall become the right to receive an amount in cash equal to $2.25 (the "Merger Consideration"), which shall be payable in accordance with
Section 2.9(b).

     (b) At the Effective Time, each outstanding membership interest in the Buyer shall remain outstanding.

     (c) At the Effective Time, each Share held in the treasury of the Seller and each Share held by any Subsidiary of the Seller shall, by virtue of the Merger and without any action on the part of the Buyer, the Seller or the holder thereof, be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered with respect thereto.

     (d) Notwithstanding any provision in this Agreement to the contrary, any holder of Shares shall have the right to dissent in the manner provided in
Section 262 of the DGCL, and if all necessary requirements of the DGCL are met and the Merger is consummated, such Shares shall be entitled to payment of the fair value of such Shares in accordance with the provisions of the DGCL ("Dissenting Shares"); provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within sixty (60) days of the Effective Time, or, with the written consent of the Surviving Entity, any time thereafter, or (ii) if any holders fail to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such Shares shall be forfeited and each such Share shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration such holder would have been entitled to receive had such holder not exercised dissenters' rights.

     SECTION 2.9  Exchange of Certificates.

     (a) From time to time following the Effective Time, the Buyer shall deliver to the Exchange Agent, for the benefit of the holders of Shares other than the holders of Shares who, as of the Effective Time, are obligated to contribute their right to receive the Merger Consideration directly or indirectly to the Buyer, an amount of cash equal to the Merger Consideration then payable to such holders pursuant to Section 2.8(a) (such amount of cash is hereinafter referred to as the "Exchange Fund") in exchange for outstanding Shares. The Exchange Agent shall invest the Merger Consideration that it has received in cash as directed by the Surviving Entity, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Entity. Any net loss resulting from such investments shall be borne by the Buyer and the Buyer will deposit additional funds with the Exchange Agent in an amount equal to such net loss before the funds are paid by the Exchange Agent to the Seller's stockholders.

     (b) Prior to the Closing, the Buyer shall enter into an exchange agency agreement (which agreement shall be acceptable to the Seller, such acceptance not to be unreasonably withheld) with the Exchange Agent pursuant to which the Exchange Agent shall perform the obligations of the Exchange Agent described in this Agreement. As soon as practicable after the Effective Time, the Buyer shall mail, or shall cause the Exchange Agent to mail, to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented Shares which were converted into the right to receive the Merger Consolidation pursuant to Section 2.8(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify, including customary waivers and releases of liability and which shall contain instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (and, except in the case of holders of Shares who, as of the Effective Time, are obligated to contribute their right to receive the Merger Consideration directly or indirectly to the Buyer, the Buyer shall cause the Exchange Agent to promptly deliver) a check representing the Merger Consideration for each Share multiplied by the number of Shares represented by such Certificate, after giving effect to any required withholding tax, and the Shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of Certificates. In the event of a transfer of ownership of Shares which is not registered on the transfer records of the Seller, a check for the cash payable to the transferee may be issued to such transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each Share so surrendered.

     (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof a check equal to the number of such Shares multiplied by the Merger Consideration; provided, however, that Buyer or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

     (d) If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article 2.

     (e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Seller on the first anniversary of the Effective Time shall be delivered to the Buyer upon demand and any Stockholders of the Seller who have not theretofore complied with this Article 2 shall thereafter look only to the Buyer as general creditors for payment of their claims for the aggregate amount of Merger Consideration to which they are entitled pursuant to this
Article 2.

     (f) Neither the Buyer, as the Surviving Entity, or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such Certificate would otherwise escheat to or become the property of any Governmental

Entity), any such cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of the Buyer free and clear of all claims or interest of any Person previously entitled thereto.

     SECTION 2.10 Stock Options. At the Effective Time, each Seller Stock Option which is outstanding and unexercised immediately prior thereto, whether or not then vested or exercisable, shall be canceled and all rights thereunder shall be extinguished. As consideration for such cancellation, the Buyer shall make payment immediately after the Effective Time to each holder of a Seller Stock Option (outstanding immediately prior to the Effective Time) of an amount, if any, determined by multiplying (x) the number of Shares underlying such Seller Stock Option by (y) an amount equal to the excess (if any) of (i) the Merger Consideration, over (ii) the exercise price per share of such Seller Stock Option, after giving effect to any required withholding tax, provided, however, that no such payment shall be made to a holder unless and until such holder has executed and delivered to the Buyer an instrument in such form prescribed by the Buyer accepting such payment in full settlement of his or her rights relative to such Seller Stock Option. Prior to the Effective Time, the Seller shall take or cause to be taken all actions required under all applicable plans and agreements to provide for the foregoing.

     SECTION 2.11 Rights Plan. Pursuant to amendments to the Rights Agreement approved and adopted by the Seller's Board of Directors prior to the execution of this Agreement (copies of which have been delivered to the Buyer), each of the Buyer, any Subsidiary of the Buyer, and any member, manager, officer, director, stockholder, employee or consultant of the Buyer or any Subsidiary of the Buyer (each, a "Buyer Affiliate"), will not constitute an "Acquiring Person" for purposes of the Rights Agreement as a result of (i) the Buyer's execution or performance of this Agreement, (ii) the Buyer's commencement of a tender offer in accordance with Section 7.6 of this Agreement or otherwise, (iii) the receipt by Buyer or any Affiliate of Buyer of Shares from beneficial owners of Buyer, or
(iv) the execution by any Grandfathered Stockholder (as defined in the Rights Agreement) of a voting agreement with Buyer, pursuant to which such Grandfathered Stockholder grants an irrevocable proxy to Buyer or an Affiliate of Buyer to vote in favor of this Agreement and the Merger. Except where Seller has determined to enter into an agreement with a third party with respect to a Superior Proposal in compliance with the terms and conditions set forth in
Section 5.2(b), no further amendment shall be made to the Rights Agreement without Buyer's consent.

     SECTION 2.12 Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the Seller, or (b) otherwise carry out the provisions of this Agreement, the Seller and its officers and directors shall be deemed to have granted to the Surviving Entity an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Entity and otherwise to carry out the provisions of this Agreement, and the officers, managers and members of the Surviving Entity are authorized in the name of the Seller or otherwise to take any and all such actions.

     SECTION 2.13  Cash Deposit.

     a. Simultaneous with the execution of this Agreement, Buyer is delivering to Seller the sum of $400,000 (the "Cash Deposit"). If such funds are not otherwise expended prior to the Closing, the Cash Deposit shall be applied at the Closing toward the Aggregate Merger Consideration.

     b. If this Agreement is terminated prior to Closing by either party pursuant to Section 7.1(b), by Buyer pursuant to Section 7.1(d) or 7.1(e) or by the Seller pursuant to Section 7.1(c)(iii) or 7.1(c)(iv), the Cash Deposit shall be returned to the Buyer immediately upon the effectiveness of such termination.

     c. If this Agreement is terminated prior to Closing by the Seller pursuant to Section 7.1(c)(i) or 7.1(c)(ii), then Seller shall retain the Cash Deposit (and such amount shall reduce any potential liability of Buyer to Seller pursuant to Section 7.7 of this Agreement).

     d. If Buyer and Seller mutually consent in writing to the termination of this Agreement pursuant to Section 7.1(a), such mutual consent shall designate which party shall be entitled to the Cash Deposit.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer, subject to the exceptions set forth in the disclosure schedule (the "Seller Disclosure Schedule") delivered by the Seller to the Buyer contemporaneous with the execution of this Agreement (which exceptions shall specifically identify a Section or subsection of this Agreement, as applicable, to which such exception relates) that:

     SECTION 3.1  Organization and Qualification; Subsidiaries; Investments.

     (a) Section 3.1(a) of the Seller Disclosure Schedule sets forth a true, complete and correct list of all of the Seller's Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Seller or another Subsidiary of the Seller. Each of the Seller and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Seller has heretofore delivered to the Buyer's counsel true, complete and correct copies of the certificate of incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Seller and each of its Subsidiaries.
Section 3.1(a) of the Seller Disclosure Schedule specifically identifies each Subsidiary of the Seller that owns or leases any material assets or through which the Seller conducts any material operations. Except as set forth in
Section 3.1(a) of the Seller Disclosure Schedule, the Seller has no Subsidiaries other than those incorporated in a state of the United States.

     (b) The Seller and its Subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

     (c) Section 3.1(c) of the Seller Disclosure Schedule sets forth a true, complete and correct list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Seller or any of its Subsidiaries in any Person other than the Seller's Subsidiaries ("Other Interests"). The Other Interests are owned by the Seller, by one or more of the Seller's Subsidiaries or by the Seller and one or more of its Subsidiaries, in each case free and clear of all Liens.

     (d) Section 3.1(d) of the Seller Disclosure Schedule sets forth the location of each of the Store Premises, specifies whether or not gasoline and cigarettes are sold at each such location and indicates whether the real estate at each such location is owned or leased by the Companies.

     SECTION 3.2  Capitalization of the Seller and its Subsidiaries.

     (a) The authorized capital stock of the Seller consists of 16,000,000 Shares, of which, as of the close of business on December 31, 2003, 7,195,223 Shares were issued and outstanding, and 100,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. Pursuant to a Rights Agreement, dated February 6, 2002, between the Seller and Mellon Investor Services, LLC, as Rights Agent (the "Rights Agreement"), the Seller has issued to its stockholders certain rights to purchase shares of the Seller's capital stock. As of the date hereof, a total of 1,152,250 Shares are issuable upon the exercise of outstanding Seller Stock Options. For purposes hereof, "Seller Stock Option" means any option, warrant or other right to purchase Shares granted pursuant to any plan, agreement (other than the Rights Agreement) or other arrangement binding upon the Companies.
Section 3.2(a) of the Seller

Disclosure Schedule identifies each plan, agreement or other arrangement pursuant to which any Seller Stock Options have been granted, identifies the holder of each Seller Stock Option, sets forth the number of Shares subject to each Seller Stock Option, sets forth the vesting schedule of each Seller Stock Option and sets forth the date on which each Seller Stock Option expires. The Seller has provided to the Buyer's counsel a true, complete and correct copy of the Rights Agreement, as amended as provided in Section 2.11, and a true, complete and correct copy of each plan, agreement and other arrangement identified on such Schedule 3.2(a). Since the close of business on June 30, 2003, no shares of the Seller's capital stock have been issued other than pursuant to Seller Stock Options already in existence on such date and no rights have been exercised or shares of the Seller's capital stock issued pursuant to the Rights Agreement. Except as set forth above or in Section 3.2(a) of the Seller Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Seller, (ii) no securities of the Seller or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Seller, (iii) no options, preemptive or other rights to acquire from the Seller or any of its Subsidiaries, and no obligations of the Seller or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Seller and (iv) no equity equivalent interests in the ownership or earnings of the Seller or its Subsidiaries or other similar rights (collectively "Seller Securities"). There are no outstanding rights or obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Seller Securities. Except as set forth in Section 3.2(a) of the Seller Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Seller is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Seller. The Seller has not voluntarily accelerated the vesting of any Seller Stock Options as a result of the Merger or any other change in control of the Seller, except as required under Seller's option plans to the extent that such requirement is specifically described in Section 3.2(a) of the Seller Disclosure Schedule.

     (b) Except as set forth in Section 3.2(b) of the Seller Disclosure Schedule, all of the outstanding capital stock of the Seller's Subsidiaries is owned by the Seller, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). Except as set forth in
Section 3.2(b) of the Seller Disclosure Schedule, there are no securities of the Seller or any of its Subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Seller or any of its Subsidiaries, any capital stock or other ownership interests in or any other securities of any Subsidiary of the Seller, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. Except as set forth in Section 3.2(b) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of the Seller or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Seller. With respect to any exception to ownership set forth in Section 3.2(b) of the Seller Disclosure Schedule, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or affiliate of the Seller, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership. With respect to any exception to the contractual obligations of the Seller set forth in Section 3.2(b) of the Seller Disclosure Schedule, the schedule completely and correctly identifies the parties to such obligations and the nature of any relationship of such party or any third party beneficiary of such obligations to the Seller and any agreement, arrangement or understanding, whether written or oral, with respect to such relationship. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include the following restrictions (collectively referred to as "Permitted Encumbrances"): (i) statutory liens for Taxes and other public charges on Real Property that are not yet due and payable, (ii) statutory liens for Taxes and other public charges on Real Property that are being contested in good faith by appropriate proceedings and that are either disclosed in Section 3.2(b) of the Seller Disclosure Schedule or are not material, (iii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws, (vii) purchase money liens and liens for trade credit extended in the ordinary course of business, (viii) governmental requirements relating to Real Property, including, without limitation, zoning, subdivision, environmental and land use statutes and ordinances and all rules and regulations promulgated by governmental bodies having jurisdiction, (ix) easements, privileges, licenses or rights of public utilities, municipal utilities, public service companies and municipal service companies, provided the same do not interfere with the current use or materially detract from the value of the relevant Real Property; (ix) easements or servitudes apparent from an inspection of the premises and any variation in location or dimensions, conflict with lines of adjoining properties, encroachments, projections, or other matters which might be disclosed by an accurate survey of the relevant Real Property and (x) rights of tenants of the Companies at a Real Property.

     (c) The Shares constitute the only class of equity securities of the Seller or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (d) The Principal Stockholders own of record and beneficially and/or control, and have the power to vote and dispose of, approximately 2,056,149 Shares, which represent approximately 28.5% of the outstanding Shares as of the date hereof.

     SECTION 3.3  Authority Relative to this Agreement; Recommendation.

     (a) The Seller has all necessary corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Seller (the "Seller Board" or "Seller's Board"), and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     (b) Without limiting the generality of the foregoing, the Seller Board and the Ad Hoc Committee of the Board have (i) unanimously approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) unanimously resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Seller's stockholders, and
(iii) not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

     SECTION 3.4  SEC Reports; Financial Statements; Sarbanes-Oxley.

     (a) The Seller has filed with the SEC all SEC Reports which the Seller has been required to file since September 30, 2000, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and each regulation as in effect on the dates such forms, reports and documents were filed. None of such SEC Reports, including any financial statements, certifications of officers or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements of the Seller included in the SEC Reports (the "Seller Financial Statements") fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Seller and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in stockholders' equity for the periods covered thereby. All adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Seller for all quarterly periods reflected in the Seller Financial Statements have been made.

     (b) The Seller is in compliance in all material respects with all aspects of the Sarbanes-Oxley Act of 2002 applicable to it.

     SECTION 3.5 Information Supplied. None of the information supplied or to be supplied by the Seller for inclusion or incorporation by reference in the proxy statement relating to the meeting of the Seller's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Seller and at the time of the meeting of stockholders of the Seller to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Seller's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Seller makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Buyer that is contained in or omitted from the Proxy Statement.

     SECTION 3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, Pennsylvania licensing laws applicable to sellers of tobacco products and the filing and recordation of the Certificate of Merger as required by the DGCL and the PALLCL, no filing with or notice to, and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Seller or any of its Subsidiaries, (b) except as set forth in Section 3.6 of the Seller Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract (including any material supply contract), agreement or other instrument or obligation to which the Seller or any of its Subsidiaries is a party or by which any of them or any of their respective properties and assets is bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Seller or any of its Subsidiaries or any of their respective properties or assets.

     SECTION 3.7 No Default. Except as set forth in Section 3.7 of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract (including any material supply contract), agreement or other instrument or obligation to which the Seller or any of its Subsidiaries is now a party or by which it or any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Seller or any of its Subsidiaries or any of their respective properties or assets, except (in the case of clauses (ii) and (iii)) where such breach, default or violation would not have a Material Adverse Effect on the Seller.

     SECTION 3.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent reflected in the Seller Financial Statements or as set forth in
Section 3.8 of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, other than liabilities or obligations incurred after September 30, 2003 in the ordinary course of business. Except as publicly disclosed by the Seller in the Previously Filed SEC Reports or as set forth in
Section 3.8 of the Seller Disclosure Schedule, since September 30, 2003, there have been no events, changes or effects with respect to the Seller or its Subsidiaries that, individually or in the aggregate, constitute a Material Adverse Effect on the Seller. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Seller in the Previously Filed SEC Reports or as set forth in Section 3.8 of the Seller Disclosure Schedule, since September 30, 2003, the Seller and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) material damage, destruction or other casualty loss in excess of $50,000 with respect to any material asset or property owned, leased or otherwise used by the Seller or any of its Subsidiaries, not covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Seller or any of its Subsidiaries (other than on the capital stock of wholly-owned Subsidiaries of the Seller) or any repurchase, redemption or other purchase by the Seller or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Seller or any of its Subsidiaries; (iii) amendment of any material term of any outstanding security of the Seller or any of its Subsidiaries; (iv) incurrence, assumption or guarantee by the Seller or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices or in an amount less than $50,000 in the aggregate; (v) creation or assumption by the Seller or any of its Subsidiaries of any Lien on any portion of its assets other than Permitted Encumbrances or Liens created or assumed in the ordinary course of business consistent with past practices; (vi) loan, advance or capital contributions made by the Seller or any of its Subsidiaries to, or investment in, any Person other than (X) loans or advances to employees in connection with business-related expenses incurred in the ordinary course of business consistent with past practices and in accordance with all Applicable Laws and (Y) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Seller, and in each case made in the ordinary course of business consistent with past practices; (vii) transaction or commitment made, or any contract or agreement entered into, by the Seller or any of its Subsidiaries relating to its assets or business (including the purchase (by sale, license or otherwise) or disposition (by sale, license or otherwise) of its assets) or any relinquishment by the Seller or any of its Subsidiaries of any contract, agreement or other right, in any such case, material to the Seller and its Subsidiaries, taken as a whole; (viii) execution by the Seller or any of its Subsidiaries of any exclusive license, distribution, marketing, sales or other agreement or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; (ix) change by the Seller or any of its Subsidiaries in any of its accounting principles, practices or methods; or (x) issuance of any shares of the Seller's capital stock other than upon the exercise of Seller Stock Options outstanding on September 30, 2003. Since September 30, 2003, except as disclosed in the Previously Filed SEC Reports or in Section 3.8 of the Seller Disclosure Schedule or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Seller or any of its Subsidiaries to (a) officers of the Seller or any of its Subsidiaries or (b) any employee of the Seller or any of its Subsidiaries whose annual cash compensation is Fifty Thousand Dollars ($50,000) or more.

     SECTION 3.9 Litigation. Except as publicly disclosed by the Seller in the Previously Filed SEC Reports or as set forth in Section 3.9 of the Seller Disclosure Schedule, there is no suit, claim, action, arbitration or proceeding pending or, to the Seller's knowledge, threatened and to the Seller's knowledge there is no investigation pending or threatened, in any case against the Seller or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person in any case which would, if adversely determined, have a Material Adverse Effect on the Seller, or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this

Agreement beyond the Final Date. Except as publicly disclosed by the Seller in the Previously Filed SEC Reports, neither the Seller nor any of its Subsidiaries is subject to any outstanding order, writ, injunction, condemnation proceeding or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.10 Compliance with Applicable Law. Except as publicly disclosed and specifically identified by the Seller in the Previously Filed SEC Reports, the Seller and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Seller Permits"). Except as publicly disclosed and specifically identified by the Seller in the Previously Filed SEC Reports, the Seller and its Subsidiaries are in material compliance with the terms of the Seller Permits. Except as publicly disclosed and specifically identified by the Seller in the Previously Filed SEC Reports, the businesses of the Seller and its Subsidiaries have been and are being conducted in compliance in all material respects with all Applicable Laws (it being understood that the Sellers and its Subsidiaries shall be deemed to have satisfied this sentence if the cost of remedying all instances of non-compliance known by the Sellers does not exceed $100,000 in the aggregate). Except as publicly disclosed and specifically identified by the Seller in the Previously Filed SEC Reports, no investigation or review by any Governmental Entity with respect to the Seller or any of its Subsidiaries is pending or, to the Seller's knowledge, threatened, nor has the Seller received written notice from any Governmental Entity indicating an intention to conduct the same.

     SECTION 3.11  Employee Benefits.

     (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, that covers employees, officers or directors of the Seller or any of its Subsidiaries, or pursuant to which former employees, officers or directors of the Seller or any of its Subsidiaries are entitled to current or future benefits. To the Seller's knowledge, except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, there are no oral Compensation and Benefit Plans to which the Seller or any of its Subsidiaries is a party. The Seller has delivered to the Buyer's counsel true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Seller or any of its Subsidiaries or any Person that, together with the Seller and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Seller, each of its Subsidiaries and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Seller or any of its Subsidiaries. The Seller has also made available to the Buyer's counsel true, complete and correct copies of (i) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (ii) the summary plan descriptions for each Compensation and Benefit Plan for which a summary plan description is required, (iii) each trust agreement and group annuity contract related to any Compensation and Benefit Plan, (iv) the three most recent financial statements and actuarial reports for each Compensation and Benefit Plan and (v) the most recent determination letter issued by the Internal revenue Service with respect to each Pension Plan. Neither the Seller nor any other Commonly Controlled Entity maintains or has ever maintained a "defined benefit plan" (as defined in Section 415 of the Code) or a plan that is subject to Section 419 of the Code. Section 3.11(a) of the Seller Disclosure Schedule sets forth a complete and correct list of all Compensation and Benefit Plans.

     (b) Except as otherwise provided in Section 3.11(b) of the Seller Disclosure Schedule, the Seller and its Subsidiaries have performed in all material respects their obligations under each Compensation and Benefit Plan; and each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in material compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

     (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, except as set forth in Section 3.11(c) of the Seller Disclosure Schedule, each such Pension Plan is the subject of a current determination letter from the Internal Revenue Service to the effect that such Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred that could adversely affect such qualification or exempt status.

     (d) At all times on and after the effective date of ERISA, neither Seller nor any of its Subsidiaries nor any entity which is under "common control" with the Seller (within the meaning of Section 4001 of ERISA) has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (e) Except as disclosed in Section 3.11(e) of the Seller Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the Seller's knowledge, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to the Seller or its Subsidiaries, as the sponsor or fiduciary thereof, or with respect to any other fiduciary thereof.

     (f) No Compensation and Benefit Plan maintained by the Seller or its Subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the Seller's knowledge, the subject of a material audit, investigation or examination by any governmental or quasi-governmental agency.

     (g) Except as provided in Section 3.11(g) of the Seller Disclosure Schedule, (i) no non-exempt "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred with respect to any Compensation and Benefit Plan; (ii) neither the Seller nor any of its Subsidiaries has any commitment, intention or understanding to create, terminate, amend or adopt any Compensation and Benefit Plan that would result in any additional liability to the Buyer, the Seller or its Subsidiaries; and (iii) since the beginning of the current fiscal year of any Compensation and Benefit Plan, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Compensation and Benefit Plan from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

     (h) [Intentionally Omitted]

     (i) All contributions required to be made under the terms of any Compensation and Benefit Plan or by law have been timely made. All contributions made to or under any Compensation and Benefit Plan have been currently deductible under the Code when made.

     (j) Except as provided by this Agreement or in Section 3.11(j) of the Seller Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, officer, former officer, director or former director of the Seller or its Subsidiaries, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

     (k) The Seller and its Subsidiaries do not have, and have not had, any Compensation and Benefit Plans required to be maintained or contributed to by the law or applicable custom or rule of any jurisdiction outside of the United States.

     (l) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other Applicable Laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other Applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed in Section 3.11(l) of the Seller Disclosure Schedule.

     (m) Each group medical plan sponsored by the Seller or its Subsidiaries complies in all material respects with the Medicare Secondary Payor Provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

     (n) Except as set forth on Section 3.11(n) of the Seller Disclosure Schedule, the Buyer, as the Surviving Entity, the Seller and its Subsidiaries may terminate or amend any Compensation and Benefit Plan maintained by the Seller or its Subsidiaries or may cease contributions to any such Compensation and Benefit Plans at any time without incurring any material liability.

     (o) Each Compensation and Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in all material respects in compliance with the applicable requirements of Part 6 of Title I of ERISA and section 4980B of the Code ("COBRA") and Part 7 of Title I of ERISA; and the Seller and its Subsidiaries are not subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except to the extent required by COBRA, no Compensation and benefit Plan provides health benefits to any current or former employee, current or former director or beneficiary following the employee's or director's termination of employment or service.

     (p) Neither the Seller nor any of its Subsidiaries has incurred, nor does the Seller reasonably expect either it or any of its Subsidiaries to incur, any liability for any Tax, penalty or fee imposed under Sections 4971 through 4980B of the Code or civil liability under Section 501(i) or (1) of ERISA, and no event has occurred and no circumstance has existed that could give rise to any such liability.

     (q) Except as provided in Section 3.11(q) of the Seller Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

     SECTION 3.12 Labor and Employment Matters. Except as set forth on Sections 3.12(b) and (f) of the Seller Disclosure Schedule:

     (a) No collective bargaining agreement exists that is binding on the Seller or any of its Subsidiaries, and the Seller has not been officially apprised and has no knowledge that any petition has been filed or proceeding instituted by an employee or group of employees of the Seller, or any of its Subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

     (b) (i) To the Seller's knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Seller or any of its Subsidiaries;

          (ii) Other than claims that have been fully resolved in a manner that did not have a Material Adverse Effect upon Seller and its Subsidiaries, neither the Seller nor any of its Subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees in the last five years; and

          (iii) In the last five years, no employee or former employee has made a claim, other than claims that were fully resolved on or before September 30, 2003 in a manner that did not have a Material Adverse Effect upon Seller and its Subsidiaries, that such Person was discharged as a result of being a so-called "whistle-blower".

     (c) Section 3.12(c) of the Seller Disclosure Schedule contains a list setting forth, as of the date hereof, the name of each officer, employee and consultant of the Seller or any of the Seller's Subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Seller has not received notice that any such officer or any consultant or employee whose compensation exceeded $50,000 during the year ended September 30, 2003, will cease to be engaged by the Seller or such Subsidiary for any reason, other than at the option of the Seller, including because of the consummation of the transactions contemplated by this Agreement.

     (d) The Seller and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, overtime, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

     (e) The Seller and each of its Subsidiaries has in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

     (f) To the Seller's knowledge, there are no pending or threatened claims or actions against the Seller or any of its Subsidiaries under any worker's compensation policy or long-term disability policy.

     (g) No "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act of 1988), "plant closing" (as defined in such Act) or similar event has occurred with respect to the Companies.

     SECTION 3.13  Environmental Matters.

     (a) Except as disclosed in Section 3.13(a) of the Seller Disclosure
Schedule:

          (i) Neither the Companies nor, to the best of the Seller's knowledge, any previous owner, tenant, occupant, operator or user of any of the Real Property or Former Real Property, has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any Real Property or Former Real Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, refining, reclaiming, recycling, dumping or disposal of any Hazardous Materials, on, under or in any Real Property or Former Real Property. The Companies have not transported any Hazardous Materials to, from or across any Real Property or Former Real Property. No Hazardous Materials currently are produced or stored on, under or in any Real Property and, to the best of Seller's knowledge, no Hazardous Materials are produced or stored on, under or in any Former Real Property or are incorporated in any construction or, deposited or otherwise located on, under or in any Real Property or Former Real Property. The foregoing shall not be interpreted to apply to (A) the handling, storage, transportation, use or sale of petroleum products to the extent such handling, storage, transportation, use or sale is lawful and is consistent with the operation of those petroleum dispensing locations that are included in the assets owned or leased by the Companies, and (B) the handling, storage, transportation, use or sale of any substance in a manner that is lawful and is customarily incidental to the operation of any retail store that is related to any such petroleum dispensing locations.

          (ii) To the best of the Seller's knowledge, no Hazardous Materials have migrated from any Real Property or Former Real Property to, upon, or beneath other properties, and, to the best of the Seller's knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties to, upon, about or beneath any Real Property or Former Real Property.

          (iii) No underground improvement, including without limitation treatment or storage tank of water, gas or oil well, is, nor, to the best of Seller's knowledge, ever has been, located on any Real Property or Former Real Property, except for basements or as disclosed in Section 3.13(a)(iii) of the Seller Disclosure Schedule.

          (iv) To the best of the Seller's knowledge, all Real Property and Former Real Property and all activities conducted by the Companies on the Real Property, including without limitation the use, maintenance and operation of the Real Property and the use, maintenance and operation of all aboveground and underground storage tanks, currently comply and, at all times have complied, with all Environmental Requirements.

          (v) Neither the Companies nor, to the best of the Companies' knowledge, any current or prior owner or occupant of any Real Property or Former Real Property, has received any notice or other communication concerning or has knowledge of (A) any violation or alleged violation of Environmental Requirements material to Buyer's decision to consummate the transactions contemplated hereby individually or in connection with any other information concerning the environmental condition of the Real Property or Former Real Property, whether or not corrected, or (B) any alleged liability for Environmental Damages (as defined below) in connection with any Real Property or Former Real Property or material transported to, from or across any Real Property or Former Real Property. No writ, injunction, decree, order or judgment relating to the foregoing is outstanding. There is no lawsuit, claim, proceeding, citation, directive, summons or investigation pending or threatened against any of the Companies relating to any alleged violation of or liability under any applicable Environmental Requirements or the presence of any Hazardous Materials.

          (vi) To the best of the Seller's knowledge, there has been no spilling, leaking, pumping, emitting, emptying, discharging, escaping, leaching, dumping, release, or disposing of any Hazardous Materials into the environment on or from any Real Property or Former Real Property or by the Companies.

          (vii) There is not and, to the best of Seller's knowledge, has not been during any period any substance, the presence of which on any Real Property or Former Real Property causes or caused a nuisance upon any Real Property or Former Real Property or to any other property or properties.

          (viii) There is not and, to the best of Seller's knowledge, has not been during any period any substance, the presence of which on any other property or properties constitutes or constituted a trespass by the Companies.

          (ix) All underground storage tanks and piping have been tested for tightness by a qualified and licensed professional on a date after January 1, 2003 and the results of those tests will provided to Buyer subsequent to execution of this Agreement.

     (b) For purposes of this Agreement:

          (i) "Environmental Damages" means all material claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, Liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated), good faith settlements of judgment, and costs and expenses of reporting, investigating, removing and/or remediating Hazardous Materials, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which arise out of or relate to the existence of Hazardous Materials at, upon, or beneath the Real Property or Former Real Property, migrating or threatening to migrate from the Real Property or Former Real Property or transported to, from, or across any Real Property or Former Real Property.

          (ii) "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, policies, advisories, actions, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all federal, state and local governmental branches, agencies, departments, commissions, boards, bureaus or instrumentalities having jurisdiction and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to the protection of health or the environment, including without limitation those that relate to the existence, handling, manufacture, treatment, storage, use, generation, release, discharge, refining, recycling, reclaiming or disposal of Hazardous Materials or the protection of the air, surface water, groundwater or land or preservation of wetlands, floodplains or other environmentally sensitive areas.

          (iii) "Former Real Property" means any real property in which the Companies heretofore held but no longer hold a fee, leasehold or other legal, beneficial or equitable interest.

          (iv) "Hazardous Materials" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Requirement; (B) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Requirement; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Requirement; (D) the presence of which on any Real Property or Former Real Property causes a nuisance upon any Real Property or Former Real Property or to adjacent properties or poses a hazard to the health or safety of persons on or about any Real Property or Former Real Property; (E) the presence of which on adjacent properties constitutes a trespass by the Companies or the Company; (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (G) that contains PCBs, asbestos or urea formaldehyde foam insulation.

     (c) The Companies have complied in all material respects with all Environmental Requirements.

     (d) The Companies have furnished the Buyer's counsel with true, complete and correct copies of all claims, complaints, reports, assessments, audits, investigations and other documents in the possession of or obtainable by the Companies made by, on behalf of or against the Companies during the past five
(5) years pertaining to Environmental Requirements or Hazardous Materials and material to Buyer's decision to consummate the transactions contemplated hereby individually or in connection with any other information concerning the environmental condition or environmental compliance status of the Companies.

     SECTION 3.14  Taxes.

     (a) Definitions. For purposes of this Agreement:

          (i) the term "Tax" (including "Taxes") means (1) all federal, state, local, foreign and other income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether disputed or not, (2) any liability for payment of any amount described in clause (1) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
     (3) any liability for the payment of any amount described in clauses (1) or
     (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person;

          (ii) the term "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

     (b) Except as set forth in Section 3.14(b) of the Seller Disclosure Schedule, the Seller and its Subsidiaries have duly and timely filed all Tax Returns required to be filed by any of the Seller and its Subsidiaries; and such Tax Returns are complete and accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). Neither the Seller nor any of its Subsidiaries has engaged in any "listed transaction" as described in Treasury Regulation sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

     (c) The Seller and its Subsidiaries have paid or established adequate reserves in accordance with GAAP in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Seller SEC Reports; all Taxes the Seller and its Subsidiaries accrued following the end of the most recent period covered by the SEC Reports have been accrued in the ordinary course of business of the Seller and each such Subsidiary and have been paid when due in the ordinary course of business; and no material election has been made with respect to Taxes of the Seller or its Subsidiaries in any Tax Returns filed by the Seller and its Subsidiaries within the past five years. No Lien for Taxes exists with respect to any asset of the Seller or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

     (d) Section 3.14(d) of the Seller Disclosure Schedule lists all of the federal and state jurisdictions in which the Seller or any of its Subsidiaries is required to file Tax Returns or pay Taxes. The Seller has made available to the Buyer true, complete and correct copies of the United States federal, state, local and foreign income Tax Returns filed by the Seller or any of its Subsidiaries for taxable years ended after December 31, 1996.

     (e) Except as set forth in Section 3.14(e) of the Seller Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Seller or its Subsidiaries and neither the Seller nor any of its Subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Seller have knowledge of any such threatened action, proceeding or investigation. Neither the Seller nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect.

     (f) Except as set forth in Section 3.14(f) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Seller or any of its Subsidiaries, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     (g) Except as set forth in Section 3.14(g) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

     (h) Except as set forth in Section 3.14(h) of the Seller Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Seller or its Subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local, or foreign Tax law).

     (i) Except as set forth in Section 3.14(i) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

     (j) Neither the Seller nor any of its Subsidiaries are "consenting corporations" within the meaning of Section 341(f)(1) of the Code.

     (k) Neither the Seller nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Seller).

     (l) Neither the Seller nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Tax law) applied.

     SECTION 3.15 Intellectual Property. Except as set forth in Section 3.15 of the Seller Disclosure Schedule, the Companies own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the businesses of the Companies ("Intellectual Property") as currently conducted, and there has not been any written assertion or claim against the Companies challenging the validity or the use by the Companies of any of the foregoing. Other than licenses generally available to the public at reasonable cost and material licenses or rights to use set forth in Section 3.15 of the Seller Disclosure Schedule, to the Seller's knowledge, no material licenses or other valid rights to use any patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights is necessary for the operation of the business of the Companies in substantially the same manner as such business is presently conducted. The conduct of the businesses of the Companies as currently conducted does not conflict with or infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party. To the Seller's knowledge, there are no infringements of any of the Intellectual Property owned by or licensed by or to the Companies and the Intellectual Property is not the subject of any pending legal proceedings.

     SECTION 3.16 Insurance. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, each of the Seller and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are, to the Seller's knowledge, customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Seller and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Seller's knowledge, indicated in writing any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. Section 3.16 of the Seller Disclosure Schedule sets forth the amount of the annual premium most recently paid by the Seller for its directors and officers liability insurance. The Seller has provided to the Buyer's counsel a true, complete and correct copy of the Seller's current directors and officers insurance policy.

     SECTION 3.17 Certain Business Practices. None of the Seller, any of its Subsidiaries or, to the Seller's knowledge, any directors, officers, agents or employees of the Seller or any of its Subsidiaries has, on behalf of the Seller or any of its Subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or
(ii) made any other unlawful payment.

     SECTION 3.18 Supplies. Section 3.18 of the Seller Disclosure Schedule sets forth the names of the twenty (20) largest suppliers of the Seller and its Subsidiaries during the twelve month period ended June 30, 2003. Since June 30, 2003 the Seller has received no written notices of termination or substantial reduction of business or written threats of termination or substantial reduction of business from any of such suppliers. The Seller has delivered to the Buyer's counsel true, complete and correct copies of all supply agreements between any of the Companies and any of the suppliers listed on Section 3.18 of the Seller Disclosure Schedule and any other supply agreement pursuant to which the Seller and its Subsidiaries purchased at least $100,000 worth of goods in the twelve month period ended June 30, 2003.

     SECTION 3.19  Real Property.

     (a) Section 3.19(a) of the Seller Disclosure Schedule sets forth the correct legal description, street address and tax parcel identification number of each parcel of Owned Real Property. To the extent within the Seller's possession or control, the Seller has made available to the Buyer true, complete and correct copies of all deeds, title policies, surveys and other closing documentation relating to the acquisition by the Seller (or any of the Seller's Subsidiaries, as the case may be) of such Owned Real Property. To the best of the Seller's knowledge, except for the Liens set forth in Section 3.19(a) of the Seller Disclosure Schedule, Permitted Encumbrances and the permitted exceptions set forth in Section 3.19(a)(a) of the Seller Disclosure Schedule (the "Permitted Exceptions"), the Companies have good and marketable title to, and record and beneficial ownership of, all Owned Real Property, subject to no mortgage, security interest, pledge, Lien, lease, sublease, claim, reversion, right of entry, easement, access right, encumbrance, charge, or restraint on alienation whatsoever.

     (b) Except as set forth in Section 3.19(b) of the Seller Disclosure Schedule, there are no parties in possession of any of the Owned Real Property other than the Companies, and there are no leases, subleases, licenses, concession agreements or any other rights of possession, occupancy or use of any of the Owned Real Property which have been granted by the Companies to any third party or parties, whether by the Companies or by any predecessor in interest of the Companies. For each parcel of Owned Real Property which is leased to a third party by the Companies, each such lease is valid, binding and in full force and effect, and no notice has been given by the Companies, as landlord (or its managing agent, if any), terminating or canceling any such lease or asserting that a default or breach exists thereunder. No tenant or other third-party has any option or right to (i) cancel or terminate any such lease or shorten the term therein; (ii) remain in possession, extend or lengthen the lease term beyond December 31, 2010; (iii) purchase any Owned Real Property; or (iv) reduce the rent to the Companies (or its managing agent, if any) under any such lease. The Companies (or its managing agent, if any) is not in material default of any of its obligations under any lease to a third-party.

     (c) Section 3.19(c) of the Seller Disclosure Schedule sets forth the correct legal description (if available), street address and tax parcel identification number (if available) of all Leased Real Property and, for each parcel of Leased Real Property, the date on which the current term of the Lease for such parcel expires and the number of years for which such Lease may be renewed (in accordance with its terms) beyond such current term. The Seller has made available to the Buyer true, complete and correct copies of all Leases and guaranties thereof, together with all related policies of title insurance in the possession or control of the Companies, and all landlord waivers, subordination agreements, attornment agreements, nondisturbance agreements, or other instruments executed and delivered in connection with any of the Leases. All right, title and interest of the Companies in any Leased Real Property is reflected in, and evidenced solely by, the Leases. Except as set forth in
Section 3.19(a) of the Seller Disclosure Schedule and except for Permitted Exceptions and Permitted Encumbrances: (i) to the best of the Seller's knowledge and subject to the permitted Exceptions, the Companies have good and marketable title to, and beneficial ownership of, the lessee's leasehold interest in all Leases for any Leased Real Property, subject to no mortgage, security interest, pledge, Lien, lease, sublease, claim, reversion, right of entry, easement, access right, encumbrance, charge, or restraint on alienation whatsoever; (ii) there are no leases, subleases, licenses, concession agreements or any other rights of possession, occupancy or use of any portion of Leased Real Property which have been granted to any third party or parties, whether by the Companies (or any of them) or by any predecessor in interest of the Companies (or any of them); and (iii) there are no Persons other than the Companies in possession of any portion of Leased Real Property which is the subject of a Lease.

     (d) Each Lease is valid, binding and in full force and effect, and no notice has been received from any landlord or managing agent thereunder (each, a "Landlord") terminating or canceling a Lease or asserting that a default or breach exists thereunder. Except as listed in Section 3.19(d) of the Seller Disclosure Schedule, neither any Landlord nor any of the Companies has exercised any option or right to (i) cancel or terminate any Lease or shorten the term therein, (ii) lease additional premises in any Leased Real Property, (iii) reduce or relocate the premises demised by any Lease, or (iv) purchase any Leased Real Property. Neither the Landlord nor any of the Companies, as tenant, is in material default of any of their respective obligations under any Lease.

     (e) To the best of Seller's knowledge, except as set forth in Schedule 3.19(e)(i) of the Seller Disclosure Schedule, all Real Property and improvements thereon are in compliance in all material respects with all applicable legal requirements, including, but not limited to, those pertaining to zoning, building and access for the disabled. Except as set forth on Schedule 3.19(e)(ii) of the Seller Disclosure Schedule, the buildings, structures and equipment included in the Real Property including, without limitation, all building structural and mechanical systems and roofs, all gasoline and diesel fuel pumps, and all fuel storage tanks (whether or not underground) have no material patent or known latent defects, are in good operating condition and repair, have been reasonably maintained consistent with standards generally followed in the Companies' industry (giving due account to the age and length of use of same, and ordinary wear and tear), are suitable for their present uses and, in the case of buildings and other structures, such buildings and other structures (including without limitation, the roofs thereof) are structurally sound.

     (f) To the best of the Seller's knowledge, no part of the Real Property encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach materially on any part of the Real Property and the land for each of the Store Premises abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement or right of way or right of access benefiting such land and comprising a part of the Real Property. The buildings and structures included in the Real Property have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of the Companies' businesses, and are not located within any flood plain or area subject to wetlands regulation or any similar restriction. To the best of Seller's knowledge, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of any part of any Real Property to the extent that such taking would prevent or materially hinder the continued use of any Store Premises as heretofore used in the conduct of the businesses of the Companies.

     (g) None of the Companies has granted to any Person any option, contract or other agreement with respect to the purchase or sale of any Real Property or any interest therein (including, but not limited to, any interest in a lease pertaining to any Leased Real Property).

     (h) To the best knowledge of the Seller, there are no pending or contemplated zoning changes, "floor area ratio" changes, variances, special zoning exceptions, conditions or agreements materially affecting or which might reasonably be expected to materially affect any of the Real Property. To the best knowledge of the Seller, no Real Property (and no current use and condition thereof) violates any applicable deed restrictions, zoning or subdivision regulations, or urban redevelopment plans applicable to such Real Property, as modified by any duly issued variances; no notes or notices of material violations relating to any Real Property and issued by any Government Entity have been entered or received by any of the Companies; and the Seller is not aware of any facts or circumstances which might reasonably be expected to give rise to any reason to believe that any such notes or notices may or will be entered. Since January 1, 2000, the Companies have not received (A) any written notice received by the Companies from any Government Entity regarding any pending material adverse change in the specific application to any Real Property of any applicable laws relating to a change in the permitted use of all or any portion of the Real Property or the respective businesses conducted thereon or therein, or (B) any written notice from adjacent landowners, lessees or occupants regarding unrecorded easements and/or agreements or encroachments in respect of all or any portion of the Real Property.

     (i) All Real Property has access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities supplied directly thereto by facilities of public utilities, all as is necessary for the conduct of the Companies' respective businesses.

     (j) The Seller has not received written notice of any material default or breach by any of the Companies under any of the covenants, conditions, restrictions, rights of way or easements affecting the properties or the premises covered by any of the Leases or any portion thereof; to the best of the Seller's knowledge, no such material default or breach now exists; and to the best of the Seller's knowledge, no event has occurred and is continuing which with notice or the passage of time would constitute a material default thereunder.

     (k) No work has been performed or is in progress at, and no materials have been furnished to, any of the Real Property or any portion thereof which, though not at present the subject of, might reasonably be expected to give rise to, material mechanic's, materialmen's or other Lens against any of the Companies' interest in any Real Property.

     (l) Since January 1, 2002, to the best of Seller's knowledge, none of the Companies has received, and the Seller has no knowledge of, any notice or request from an insurance company or Board of Fire

Underwriters (or organization exercising functions similar thereto), or from any Landlord or from any servicing agent in respect of any mortgage affecting any Real Property, requesting the performance of any material work or alteration with respect to any Real Property.

     SECTION 3.20  Personal Property.

     (a) Section 3.20 of the Seller Disclosure Schedule sets forth the Companies' Depreciation Proof Listing for the five weeks ended September 30, 2003, which listing is accurate and complete. The Seller has made available to the Buyer true, complete and correct copies of all instruments, agreements and other documents in its possession evidencing, creating or constituting Liens on the personal property owned, leased or licensed by the Companies (the "Personal Property"), a list of which Liens is set forth in Section 3.20(a) of the Seller Disclosure Schedule. Except for the Liens listed in Section 3.20(a) of the Seller Disclosure Schedule and Permitted Encumbrances, the Companies have good title to, or a valid lease or license interest in, all of the Companies' Personal Property, subject to no mortgage, security interest, pledge, Lien, lease, claim, encumbrance or charge, or restraint on transfer whatsoever.

     (b) Each item of tangible Personal Property is suitable for immediate use in the ordinary course of business, is free from material patent defects and conforms in all material respects to all Applicable Laws, ordinances, codes, rules or regulations applicable to the Companies and relating to their construction, use and operation. No item of tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business. Except as disclosed in Section 3.20(b) of the Seller Disclosure Schedule, all tangible Personal Property used in the Companies' businesses is in the possession of the Companies.

     (c) Subject to reserves and allowances taken into effect in determining the inventory reflected in the most recent balance sheet included in the Previously Filed SEC Reports, the Companies' inventory consists in all material respects of items of a quality and quantity usable or saleable in the ordinary course of the Companies' business.

     (d) Section 3.20(d) of the Seller Disclosure Schedule lists each lease by which the Companies lease any Personal Property, other than (i) leases terminable without cost on not more than 90 days' notice and (ii) leases under which the aggregate amount of rental payments remaining to be paid are less than $25,000.

     SECTION 3.21 Material Contracts. Except as set forth in Section 3.21 of the Seller Disclosure Schedule, the Companies have no oral or written (i) employment, severance or collective bargaining or similar agreement with or relating to any employee or any consulting, brokerage or agency agreement not terminable without cost on no more than 90 days' notice, (ii) agreement or arrangement with any officer or director, (iii) agreements, plans or arrangements providing for any bonus, stock option, stock ownership, stock purchase, stock appreciation right, pension or retirement benefit, vacation, insurance or other employee benefit, (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money or the guarantee of any obligation for the borrowing of money or to the grant of any mortgage, lien, security interest or other encumbrance in or on any material portion of its property, (v) leases of, or contracts for installment or other deferred purchase or sale of, any personal property requiring payments in excess of $50,000 per year or $100,000 over the remaining term of the lease or contract, (vi) licenses of any patent, copyright, trademark, trade secret or other intellectual property, (vii) agreements or arrangements for the future purchase or delivery of goods or rendition of service in excess of $50,000 per year or $100,000 over the remaining term of the agreement, including without limitation any such agreement or arrangement with any customer of or supplier to the Companies,
(viii) franchise agreements, (ix) dealer agreements, (x) agreements providing for the termination of franchise relationships, (xi) agreements which restrict the right of the Companies to compete, (xii) agreements which restrict the right of third-parties to compete or (xiii) other contracts, agreements or arrangements which do or may have a material impact on the Companies. The Companies are not parties to any agreement which has had a Material Adverse Effect, or is anticipated to have a Material Adverse Effect, on Seller. True, complete and correct copies of all written, and true and complete summaries of the material terms of all oral, agreements, arrangements, plans and other instruments referred to in Section 3.21 of the Seller Disclosure

Schedule (the "Contracts", it being understood that the term "Contracts" shall also include all real estate leases heretofore furnished by the Seller to the Buyer) have been provided to the Buyer's counsel. Except as set forth in Section
3.21 of the Seller Disclosure Schedule, to the knowledge of Seller, no event has occurred which constitutes, and execution of this Agreement and consummation of the Merger will not constitute, a default or an occurrence which gives rise to a right of acceleration, termination or any similar right by any party (or would, but for the passage of time or the giving of notice, constitute a default or result in such a right of acceleration, termination or similar right) under any Contract. Section 3.21A of the Seller Disclosure Schedule describes the extent to which each of the Lenders has waived defaults which currently exist under any loan or credit agreements applicable to the Companies and the extent to which each such lender has agreed that it will waive or defer covenant defaults which arise on or after the date hereof; copies of all such waivers and agreements have been delivered to the Buyer's counsel prior to the date hereof. Section 3.21B of the Seller Disclosure Schedule lists, for each Lender, Lessor and Vendor, any written agreements that exist between such Lender, Lessor or Vendor and the Companies.

     SECTION 3.22 Vote Required. The affirmative vote of the holders of a majority of the Shares is the only vote of the holders of any class or series of the Seller's capital stock necessary to approve and adopt this Agreement and the Merger.

     SECTION 3.23 Opinion of Financial Adviser. Contemporaneously with the execution hereof, Boenning & Scattergood, Inc. (the "Financial Advisor") has delivered to the Seller a written opinion to the effect that the consideration to be paid to the holders of the Shares hereunder is fair to such holders from a financial point of view. A true, complete and correct copy of such written opinion has been delivered to the Buyer.

     SECTION 3.24 Brokers. Except as set forth in Section 3.24 of the Seller Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. A true, complete and correct copy of each engagement agreement with any broker, finder or investment banker identified in Section
3.24 of the Seller Disclosure Schedule has been provided to the Buyer's counsel.

     SECTION 3.25 Takeover Statutes. No "fair price," "moratorium," "control share" or other similar anti-takeover statute or regulation under the laws of any state (each, a "Takeover Statute") is applicable to the Seller, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Seller's Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the transactions contemplated by this Agreement under the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.26 Representations Complete. None of the representations or warranties made by the Seller in this Agreement nor any statement made in any Schedule or certificate furnished by the Seller pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Seller in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

     SECTION 4.1  Organization.

     (a) The Buyer is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) The Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Buyer.

     (c) The Buyer does not have any Subsidiaries.

     SECTION 4.2 Authority Relative to this Agreement. The Buyer has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the managers or members of the Buyer, and no other limited liability company proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, assuming the due authorization, execution and delivery hereof by the Seller, a valid, legal and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     SECTION 4.3 Information Supplied. None of the information supplied or to be supplied by the Buyer for inclusion or incorporation by reference in the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Seller to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

     Notwithstanding the foregoing, the Buyer does not make any representation, warranty or covenant with respect to any information supplied or required to be supplied by the Seller that is contained in or omitted from the Proxy Statement.

     SECTION 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, Pennsylvania licensing laws applicable to sellers of tobacco products and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Certificate of Formation or Operating Agreement of the Buyer, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or its properties and assets is bound or (c) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     SECTION 4.5 Litigation. There is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Buyer, threatened, against the Buyer or any of its properties or assets before any Governmental Entity in any case which would, if adversely determined, have a Material Adverse Effect on the Buyer, or that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. The Buyer is not subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 4.6  [Intentionally Omitted]

     SECTION 4.7 Interim Operations of Buyer. Buyer was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     SECTION 4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or its Subsidiaries.

     SECTION 4.9 Representations Complete. None of the representations or warranties made by the Buyer in this Agreement nor any statement made in any Schedule or certificate furnished by the Buyer pursuant to this Agreement, or furnished by the Buyer in writing in connection with documents mailed or delivered to the stockholders of the Seller in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     SECTION 4.10 Financing. As of the date of Closing, the Buyer will have sufficient cash available or have borrowing facilities that are sufficient to enable it to consummate the Merger, to pay the entire Merger Consideration (other than the Merger Consideration that is payable to holders of Shares who, as of the Effective Time, are obligated to contribute their right to receive the Merger Consideration directly or indirectly to Buyer) and all of its other fees and expenses related thereto and to fulfill its other obligations under this Agreement and all related agreements.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1 Conduct of Business of the Companies. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Seller will and will cause each of its Subsidiaries to (a) conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, (b) use all reasonable efforts not to take any action that would make any of the representations or warranties of the Seller contained in this Agreement untrue or incorrect in any material respect (or, with respect to representations and warranties that are qualified with respect to materiality, in any respect); and (c) use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in Section 5.1 of the Seller Disclosure Schedule, prior to the

Effective Time, neither the Seller nor any of its Subsidiaries shall, without the prior written consent of the Buyer:

          (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible securities, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Seller Stock Options outstanding on the date hereof (but only to the extent that such Seller Stock Options are accurately described in
     Section 3.2(a) of the Seller Disclosure Schedule);

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its Subsidiaries, except as may be required under the terms of any Seller Stock Option;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Seller or any of its Subsidiaries (other than the Merger);

          (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any Subsidiary of the Seller;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, or modify or agree to any material amendment of the terms of any of the foregoing except as set forth in Section 5.1(f) of the Seller Disclosure Schedule; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for obligations of Subsidiaries of the Seller incurred in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to or investments in any other Person (other than in accordance with Section 5.1(m)(vii) and to Subsidiaries of the Seller or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Seller or any of its Subsidiaries; or
     (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Applicable Law or this Agreement, enter into, adopt, amend or terminate any bonus, special remuneration, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any former or current director, officer, employee or consultant in any manner or (except as provided in Section 5.1(g) of the Seller Disclosure Schedule) increase in any manner the compensation or fringe benefits of any former or current director, officer, employee or consultant or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

          (h) grant any severance or termination pay to any former or current director, officer, employee or consultant, except payments made (i) pursuant to written agreements outstanding on the date hereof or the current severance policies of the Seller described on Section 3.11(a) of the Seller Disclosure Schedule, the terms of which are in all material respects truly, completely and correctly disclosed in Section 3.11(a) of the Seller Disclosure Schedule, or (ii) as required by applicable federal, state or local law or regulations;

          (i) exercise its discretion to, or otherwise voluntarily, accelerate the vesting of any Seller Stock Option as a result of the Merger, any other "change in control" of the Seller (as defined in the Compensation and Benefit Plans) or otherwise (but nothing herein shall limit the accelerated vesting of Seller Stock Options as required under any applicable plan disclosed to the Buyer prior to its execution of this Agreement);

          (j) except as set forth in Section 5.1(j) of the Seller Disclosure Schedule or as provided in this paragraph below, (i) sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of $100,000 in the aggregate), other than sales of its products in the ordinary course of business consistent with past practices, (ii) enter into any exclusive license, distribution, marketing, sales or other agreement or sell, transfer or otherwise dispose of any Intellectual Property, or (iii) license or franchise any stores to any third party. The parties hereto recognize that the Company has been contemplating a fundamental transaction such as the sale of a significant number of convenience stores or other assets, a refinancing or sale/lease-back transaction. The Company plans to continue to pursue this initiative between the date hereof and Closing, provided that it may not enter into any binding agreement relating to a fundamental transaction without (i) the Buyer's prior written consent (such consent not to be unreasonably withheld) and (ii) any contractual obligations arising from such a transaction which will survive Closing (such as a lease of properties) being assignable to Buyer.

          (k) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

          (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

          (m) (i) except as set forth in Section 5.1(m)(i) of the Seller Disclosure Schedule, acquire (by merger, consolidation or purchase of stock or assets) any corporation, partnership or other Person or division thereof or any equity interest therein; (ii) enter into or terminate any contract or agreement that would be material to the Seller and its Subsidiaries, taken as a whole; (iii) amend, modify or waive any material right under any material contract of the Seller or any of its Subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Seller or any of its Subsidiaries; (v) authorize any new capital expenditure or expenditures that are not set forth in Section 5.1(m)(v) of the Seller Disclosure Schedule; (vi) acquire any stores; or
     (vii) acquire any other asset or related group of assets, or make any investment, in a single transaction or series of related transactions, with a cost in excess of $50,000, provided that in no event shall the aggregate of all such acquisitions and investments exceed $100,000;

          (n) make any material tax election or settle or compromise any material income tax liability or, except as set forth in Section 5.1(n) of the Seller Disclosure Schedule, permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to the Buyer is obtained and in effect;

          (o) fail to file any Tax Returns when due or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

          (p) fail to pay any Taxes or other material debts when due;

          (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $50,000 or would otherwise be material to the Seller and its Subsidiaries, taken as a whole;

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

          (r) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Seller or its Subsidiaries under Sections 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Seller or any of its Subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code;

          (s) enter into any transaction or arrangement with any Person associated with the Companies of the type which is required to be disclosed pursuant to Item 404 of the SEC's Regulation S-K; or

          (t) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(s).

     SECTION 5.2  No Solicitation or Negotiation.

     (a) The Seller shall, and shall cause its Subsidiaries and other Affiliates and their respective officers, other employees with managerial responsibilities, directors, representatives (including the Financial Advisor or any other investment banker and any attorneys and accountants) and agents to, immediately cease any discussions or negotiations with any other Persons with respect to any Third Party Acquisition. Neither the Seller nor any of its Subsidiaries and other Affiliates shall, nor shall the Seller authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any Person or group (other than the Buyer or any designees of the Buyer) concerning any Third Party Acquisition or proposal or offer relating thereto; provided, however, that if the Board of Directors of the Seller determines in good faith, after consultation with legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Seller's stockholders under the DGCL, the Seller may, in response to a proposal or offer for a Third Party Acquisition that was not solicited (i) furnish information only of the type and scope with respect to the Seller and its Subsidiaries that the Seller provided to the Buyer prior to the date hereof to any such Person pursuant to a customary confidentiality agreement substantially the same as the confidentiality agreement executed by the Buyer's manager prior to the execution of this Agreement and (ii) participate in discussions and negotiations regarding such proposal or offer; provided, further, nothing herein shall prevent the Seller's Board from taking and disclosing to the Seller's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Seller shall promptly (and in any event within twenty-four hours after becoming aware thereof) (i) notify the Buyer in the event that the Seller or any of its Subsidiaries or other Affiliates or any of their respective officers, directors, employees, representatives or agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide the Buyer with a copy of any written agreements, proposals or other materials the Seller receives from any such person or group (or its representatives), and
(iii) advise the Buyer of the status of such negotiations from time to time and at any time upon the Buyer's request, and promptly following any developments concerning the same.

     (b) Except as set forth in this Section 5.2(b), the Seller's Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Seller or any of its Subsidiaries to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Seller Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel and the Financial Advisor, that it is required to do so in order to comply with its fiduciary duties under the DGCL, the Seller Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to the Buyer (a "Notice of Superior Proposal") advising the Buyer that the Seller Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if the Buyer does not, within five (5) business days after the Buyer's receipt of the Notice of Superior Proposal, make an offer that the Seller Board by a majority vote of the entire Seller Board determines in its good faith judgment (based on the advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Seller's stockholders as such Superior Proposal; provided, however, that the Seller shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until (w) this Agreement is terminated pursuant to Section 7.1, (x) the Seller has paid (by wire transfer in same day funds) all amounts due to the Buyer pursuant to Section 7.3, (y) the Seller has agreed with the Buyer that it will not provide to any third party any work product developed by the Buyer with respect to business concepts applicable to the Seller's businesses and (z) the Buyer has received written acknowledgment from the Seller and from each other party to the Third Party Acquisition that the Seller and each other party to the Third Party Acquisition have irrevocably waived any right to contest such payment. Any disclosure that the Seller Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rules 14d-9 or 14e-2 will not constitute a violation of this Agreement; provided, however, that such disclosure states that no action will be taken by the Seller Board in violation of this Section 5.2(b).

     (c) For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Seller by merger, stock purchase or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Buyer or any Affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets (which shall include ten percent (10%) or more of the assets or more than five (5) stores) of the Seller and its Subsidiaries, taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices and other than in a Sale Leaseback Transaction as provided for in Article 8 hereof; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Seller of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Seller or any of its Subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Seller or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than ten percent (10%) of the annual revenues, net income or assets of the Seller and its Subsidiaries, respectively. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets of the Seller and its Subsidiaries, (2) that contains terms that the Seller Board by a majority vote determines in its good faith judgment (based, as to the financial terms, on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Seller's stockholders than the Merger, (3) that the Seller Board by a majority vote determines in its good faith judgment (following and based on consultation with the Financial Adviser or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal), (4) that does not contain any "due diligence" condition other than any due diligence condition set forth in this Agreement (it being understood that (x) if the Buyer agrees to waive any due diligence condition set forth herein prior to termination of this Agreement pursuant to Section 7.1(c)(iv), such due diligence condition shall be deemed not to be a provision set forth in this Agreement for purposes of this
Section 5.2(c) and (y) if the Third Party then makes a similar waiver, the Third Party shall not be deemed to have imposed the due diligence conditions so waived by the Third Party) and (5) that the Seller Board by a majority vote determines to be fully financed (it being understood that this clause (5) shall apply only in the event that the Buyer demonstrates, after receipt of notice of a proposed Third Party Acquisition and prior to termination of this Agreement pursuant to
Section 7.1(c)(iv), that it has cash resources at least equal to the Aggregate Merger Consideration or that it has received a commitment from a financially viable source to supply such cash resources upon consummation of the Merger.

     SECTION 5.3  Meeting of Stockholders.

     (a) The Seller shall promptly take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote described in Section 3.22. The Seller will, through the Seller Board, recommend to its stockholders approval of the Merger and this Agreement, subject to the provisions of Section 5.2(b). The Seller shall promptly prepare and, after reasonably considering any comments that the Buyer and its advisors may make, file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 5.2(b), shall include the recommendation of the Seller Board that stockholders of the Seller vote in favor of the approval and adoption of this Agreement and the Merger and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Seller pursuant to this Agreement is fair to such stockholders from a financial point of view. Upon receipt of any oral or written comments from the SEC with respect to the Proxy Statement, the Seller shall cause its counsel to disclose such comments to the Buyer's counsel and to cooperate with the Buyer in responding to the SEC as promptly as practicable. In the event that the Seller's Board withdraws its recommendation pursuant to
Section 5.2(b), the Seller shall nevertheless be required to convene and conduct the Meeting in accordance with this Section 5.3, unless this Agreement is terminated prior to the Meeting pursuant to Section 7.1. The Seller shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Seller. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Seller will promptly inform the Buyer of such occurrence, reasonably consider any comments that the Buyer and its advisors may make and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Seller, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Seller may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Seller's stockholders in advance of a vote on the Merger and this Agreement or
(ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting.

     (b) The Buyer agrees to vote any Shares owned by the Buyer in favor of this Agreement and the Merger.

     SECTION 5.4  Access to Information.

     (a) Between the date hereof and the Effective Time, upon reasonable notice subject in each instance to the requirements of Applicable Law, the Seller will give the Buyer and its authorized representatives reasonable access to all employees, stores, offices and other facilities and to all books and records and personnel files of current employees of the Seller and its Subsidiaries as the Buyer may reasonably require, including without limitation all books, records and reports relating to environmental, health, safety and related matters, and will cause its officers and those of its Subsidiaries to furnish the Buyer with such financial, environmental and operating data and other information with respect to the business and properties of the Seller and its Subsidiaries as the Buyer may from time to time reasonably request. Between the date hereof and the Effective Time, the Buyer shall make available to the Seller, as reasonably requested by the Seller, a designated officer of the Buyer to answer questions and make available such information regarding the Buyer as is reasonably requested by the Seller taking into account the nature of the transactions contemplated by this Agreement.

     (b) Between the date hereof and the Effective Time, the Seller shall furnish to the Buyer (i) within two (2) business days following preparation thereof (and in any event within ten (10) business days after the end of each calendar month, commencing with January, 2004), an unaudited consolidated balance sheet as of the end of such month and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the month then ended, without notes to such financial statements, (ii) within two (2) business days following preparation thereof (and in any event within ten (10) business days after the end of each fiscal quarter), an unaudited consolidated balance sheet as of the end of such quarter and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such financial statements, and (iii) within two
(2) business days following preparation thereof (and in any event within ninety
(90) calendar days after the end of each fiscal year), an audited consolidated balance sheet as of the end of such year and the related audited consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, all of such financial statements referred to in clauses (i), (ii) and
(iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Seller with respect to such consolidated financial statements. All the foregoing shall be in accordance with the books and records of the Seller and its Subsidiaries and shall fairly present their consolidated financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Seller in conformity with its past practices) as of the last day of the period then ended and its consolidated results of operations and cash flows for the applicable period.

     SECTION 5.5  Certain Filings; Reasonable Efforts.

     (a) Subject to the terms and conditions herein provided, including Section 5.2(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by the Buyer or the Seller, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding challenging the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, the Buyer and Seller agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Meeting. The Seller agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by the Buyer. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     (b) The Buyer and the Seller will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with any proceedings before any Governmental Entity relating to this Agreement or the Merger.

     (c) The Buyer will reasonably cooperate in good faith with Seller in Seller's efforts to obtain the consents required in Section 6.3(e) it being understood, however, that neither Buyer, the Surviving Entity, not any of their respective direct or indirect members shall be required to accept any terms, conditions or obligations that are more onerous or burdensome than those currently applicable to Seller and its shareholders.

     SECTION 5.6 Public Announcements. Neither the Buyer nor the Seller shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of the Buyer (in the case of the Seller) or the Seller (in the case of the Buyer), except (i) as may be required by Applicable Law, court process or by the rules and regulations of, or pursuant to any agreement with, any self-regulatory body, provided that the disclosing party offers the other party the opportunity to comment on the press release or public statement to the extent permitted by Applicable Law, such rules and regulations or such agreement, whichever is applicable, (ii) following a change, if any, of the Seller Board's recommendation of the Merger (in accordance with Section 5.2(b)) or (iii) only in the case of a release or statement relating to a Third Party Acquisition, if the Seller Board has been advised by outside legal counsel that a press release or other public statement is required by Applicable Law.

     SECTION 5.7  Indemnification and Directors' and Officers' Insurance.

     (a) From and after the Effective Time, the Surviving Entity shall indemnify, defend and hold harmless (and shall advance expenses as incurred to the fullest extent permitted under Applicable Law), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Seller (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Seller, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the same extent as such Persons are indemnified for such matters under the Seller's Certificate of Incorporation and by-laws. Nothing contained herein shall make the Buyer, the Seller or the Surviving Entity an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.7 relieve the obligations of any insurer in respect thereto. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Seller or under the Seller's Certificate of Incorporation or bylaws as presently in effect.

     (b) From and after the Effective Time, the Surviving Entity shall fulfill and honor in all respects the obligations of the Seller pursuant to any indemnification agreements between the Seller and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Seller's Certificate of Incorporation or bylaws as in effect immediately prior to the Effective Time. The Surviving Entity's aggregate obligation to indemnify and hold harmless all Indemnified Persons for all matters to which such Indemnified Persons may be entitled to be indemnified or held harmless under subsections (a) and (b) of this Section 5.7 shall in no event exceed the Seller's net worth as of September 30, 2003.

     (c) For a period of six years after the Effective Time, the Buyer, as the Surviving Entity, will maintain in effect directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Seller's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than (i) those of the Seller's present directors' and officers' liability insurance policy and (ii) those provided by Buyer to its own managers and officers; provided that, in lieu of maintaining such existing insurance as provided above, the Buyer, at its election, may cause coverage to be provided under any policy maintained for the benefit of the Buyer, so long as the terms are not less advantageous to the intended beneficiaries thereof than such existing insurance. Notwithstanding the foregoing, (a) the Buyer shall not be obligated to pay annual premiums to insure the Insured Parties in excess of 150% of the annual premium most recently paid by the Seller prior to the date hereof for directors' and officers' liability insurance (as set forth in Section 3.15 of the Seller Disclosure Schedule) and (b) the Buyer shall be deemed to have satisfied all of its obligations under this Section 5.7(c) in the event that it acquires single premium tail insurance at an aggregate premium cost not to exceed 300% of the annual premium most recently paid by the Seller prior to the date hereof (as set forth in Section 3.15 of the Seller Disclosure Schedule).

     (d) Neither the Buyer nor any of its Affiliates shall be obligated to guarantee the payment or performance of the Seller's obligations under subsection (a) or (b) of this Section 5.7, so long as (i) the Surviving Entity honors such obligations to the extent of the Seller's net worth at September 30, 2003, and (ii) the Buyer and its Affiliates do not take any action (or omit to take any action) to cause the Surviving Entity to contravene this Section 5.7.

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

     SECTION 5.8 Notification of Certain Matters. The Seller shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect (or, with respect to representations and warranties qualified as to materiality, in any respect) at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.9  Additions to and Modification of Seller Disclosure
Schedule. Concurrently with the execution and delivery of this Agreement, the Seller has delivered a Seller Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Seller shall deliver to the Buyer such additions to or modifications of any Sections of the Seller Disclosure Schedule necessary to make the information set forth therein true, complete and correct in all material respects as soon as practicable after such information is available to the Seller after the date of execution and delivery of this Agreement. If an addition to or modification of any Section of the Seller Disclosure Schedule corrects a matter which absent correction would give rise to a material breach of any representation or warranty, then Buyer shall have the right within fifteen (15) days of notice of such addition or modification to terminate this Agreement, with such termination being Buyer's sole remedy for the material breach of representation or warranty that would continue to exist but for such correction. Notwithstanding any other provision hereof but subject to the immediately preceding sentence, each addition to or modification of any Section of the Seller Disclosure Schedule will be effective to cure and correct for all purposes any breach of any representation, warranty or covenant relating to the Seller Disclosure Schedule not having read at all times as so supplemented or modified; provided, however, that each time the Seller delivers to the Buyer an addition or modification to a Seller Disclosure Schedule, the Buyer shall have a new fifteen (15) day period in which to terminate this Agreement if the addition or modification, considered either individually or together with previously delivered additions or modifications to the Seller Disclosure Schedule, correct a matter which absent correction would give rise to a material breach of any representation or warranty.

     SECTION 5.10 Seller Employees; Plans. The Seller agrees to provide the Buyer with, and to cause each of its Subsidiaries to provide the Buyer with, reasonable access to its employees during normal working hours following the date of this Agreement, to, among other things, deliver offers of continued employment and to provide information to such employees about the Buyer and its plans. If requested by the Buyer, the Seller shall take such action as is necessary and appropriate to terminate the Uni-Marts, Inc. Retirement Savings & Incentive Plan as of one minute prior to the Effective Time. If the Buyer makes any such request, it shall review the suitability of adopting a benefit plan to replace the Uni-Marts, Inc. Retirement Savings & Incentive Plan. Any such actions shall be subject to the advance review and approval of Buyer. Any trust or other funding arrangement established by the Companies with respect to any executive compensation arrangement shall be subject to the advance review and approval of Buyer. Notwithstanding anything to the contrary contained herein, this Agreement shall not confer on any employee of Seller or any Subsidiary of Seller any right with respect to employment by Buyer, the Surviving Entity or any of their respective Affiliates.

     SECTION 5.11 Takeover Statutes. If any Takeover Statute or any similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Seller and the Seller Board shall promptly grant such approvals and use all reasonable efforts to take such lawful actions as are necessary so that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and use all reasonable efforts to otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

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

     SECTION 5.12 Financial Certificate. At least three business days prior to the anticipated Closing Date, the Seller shall deliver to the Buyer (i) a certificate (the "Financial Certificate"), executed by the Seller's chief executive officer and chief financial officer and in form reasonably satisfactory to the Buyer, setting forth (x) the amount of the Companies' consolidated cash as of the Last Month End, determined in accordance with GAAP (the "Final Cash Amount"), (y) a reasonably detailed calculation of the Companies' Net Operating Assets as of the Last Month End (the "Final Net Operating Assets Amount") and (z) a reasonably detailed calculation of the Companies' EBITDA for the twelve months ended on the Last Month End (the "Final EBITDA Amount") and (ii) such back-up as Buyer shall reasonably request to analyze the statements made in the Financial Certificate.

                                   ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Seller;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced (and remain in effect) by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the business of the Seller and its Subsidiaries after the Effective Time in all material respects as it was operated prior thereto shall have been given, obtained or complied with, as applicable; and

     (d) the Proxy Statement shall have been cleared by the SEC and shall not be the subject of any stop order.

     SECTION 6.2 Conditions to the Obligations of the Seller. The obligation of the Seller to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations and warranties of the Buyer contained in this Agreement shall be true, complete and correct in all material respects (or, as to representations and warranties that are qualified as to materiality, in all respects) at and as of the date hereof and at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true, complete and correct in all material respects (or, as to representations and warranties that are qualified as to materiality, in all respects) as of such earlier date, and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by two (2) officers or managers of the Buyer; and

     (b) each of the covenants and obligations of the Buyer to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by two (2) officers or managers of the Buyer.

     SECTION 6.3 Conditions to the Obligations of the Buyer. The obligations of the Buyer to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations and warranties of the Seller contained in this Agreement shall be true, complete and correct in all material respects (or, as to representations and warranties that are qualified as to materiality, in all respects) as of the date hereof and at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true, complete and correct in all material respects (or, as to representations and warranties that are qualified as to materiality, in all respects) as of such earlier date, and, at the Closing, the Seller shall have delivered to the Buyer a certificate to that effect, executed by two (2) executive officers of the Seller;

     (b) each of the covenants and obligations of the Seller to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Seller shall have delivered to the Buyer a certificate to that effect, executed by two (2) executive officers of the Seller;

     (c) since September 30, 2003, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Seller or its Subsidiaries that constitute a Material Adverse Effect on the Seller and, at the Closing, the Seller shall have delivered to Buyer a certificate to that effect, executed by two executive officers of the Seller;

     (d) in connection with obtaining the consents and estoppel certificates described in Section 6.3(e), the Buyer shall not be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on the Buyer's ownership of, any material portion of the business or assets of the Seller and its Subsidiaries;

     (e) the Buyer shall have received from each Lender an estoppel certificate, in form and substance reasonably satisfactory to the Buyer, to the effect that to the knowledge of such Lender, the Companies are not in default under any agreement between such Lender and the Company, other than defaults which, pursuant to the agreement described in Section 3.21A of the Seller Disclosure Schedule or pursuant to a waiver or consent delivered by Provident Bank (as a Lender) at or prior to the date of the Closing, will not give rise to acceleration of any indebtedness, payment of any damages or termination of any agreement; Provident Bank (as a Lender) shall have agreed not to exercise any remedies with respect to defaults under its credit agreement with the Companies for a period of 90 days after the Closing; and the Buyer shall have received all consents (in form and substance reasonably satisfactory to the Buyer) and licenses (excluding licenses customarily obtained after a change in control of licensee, such as tobacco, lottery and liquor licenses) from Governmental Entities and other third-parties which the Buyer shall reasonably determine to be necessary in order to effect the Merger and to consummate the transactions contemplated hereby, including without limitation (I) consents from each Lender which has the right to accelerate the time when any indebtedness is payable by the Companies by virtue of the consummation of the transactions contemplated hereby (including without limitation any change between the management of the Seller prior to the Effective Time and the management of the Surviving Entity),
(II) consents from each Lessor which has entered into any lease with the Companies that provides or contemplates that consummation of the transactions contemplated hereby (including without limitation any change between the management of the Seller prior to the Effective Time and the management of the Surviving Entity) requires the consent or approval of such Lessor, (III) consents from each vendor (including each Vendor but excluding vendors which, in the aggregate, sold less than $1,200,000 in products or services to the Companies during the twelve months ended September 30, 2003) which has entered into any agreement with the Companies that provides or contemplates that consummation of the transactions contemplated hereby (including without limitation any change between the management of the Seller prior to the Effective Time and the management of the Surviving Entity) requires the consent or approval of such vendor and (IV) consents from any other party to each of the agreements listed in Section 3.6 of the Seller Disclosure Schedule;

     (f) [Intentionally Omitted]

     (g) [Intentionally Omitted]

     (h) as of the completion of the Meeting, either no holders of Shares shall have notified the Seller that they intend to exercise dissenters' rights or holders of Shares representing less than fifteen percent

(15%) of the outstanding Shares shall have notified the Seller that they intend to exercise dissenters' rights;

     (i) [Intentionally Omitted]

     (j) [Intentionally Omitted]

     (k) [Intentionally Omitted]

     (l) the Seller shall have delivered to the Buyer a certification of the non-foreign status of the Seller and its Subsidiaries, in form and substance reasonably satisfactory to the Buyer, in accordance with U.S. Treasury Regulation Section 1.1445-2(b)(2); and

     (m) the Final Cash Amount determined in accordance with Section 5.12 shall be at least $4.0 million, the Final Net Operating Assets Amount determined in accordance with Section 5.12 shall be at least $6.0 million and Final EBITDA Amount determined in accordance with Section 5.12 shall be at least $11.0 million.

                                   Article 7

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Seller's stockholders:

     (a) by mutual written consent of the Buyer and the Seller;

     (b) by the Buyer or the Seller if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by the Final Date; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

     (c) by the Seller if (i) there shall have been a breach of any representations or warranties on the part of the Buyer set forth in this Agreement or if any representations or warranties of the Buyer shall have become untrue such that, in either such instance, the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Final Date; (ii) there shall have been a breach in any material respect by the Buyer of any of its covenants or agreements hereunder, and the Buyer has not cured such breach within ten (10) business days after notice by the Seller thereof; (iii) the Seller shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders at such Meeting (including any adjournments thereof); or (iv) the Seller Board shall have received a Superior Proposal, the Seller shall have complied with the provisions of Section 5.2(b), the Buyer shall have received the acknowledgment contemplated by Section 5.2(b), the Seller shall have provided the agreements contemplated by Section 5.2(b) and the Seller shall have made the payments called for by Section 2.13(b) and Section 7.3(a);

     (d) by the Buyer if (i) there shall have been a breach of any representations or warranties on the part of the Seller set forth in this Agreement or if any such representations or warranties of the Seller shall have become untrue such that, in either such instance, the conditions set forth in
Section 6.3(a) would be incapable of being satisfied by the Final Date; (ii) there shall have been a breach in any material respect by the Seller of one or more of its covenants or agreements hereunder, and the Seller has not cured such breach within ten (10) business days after notice by the Buyer thereof or there shall have been any breach in any material respect by any party to any of the Stockholder Agreements; (iii) the Seller Board shall have recommended to the Seller's stockholders a Superior Proposal; (iv) the Seller Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger or shall have failed to confirm in writing such recommendation within five (5) business days after the Buyer requests such confirmation; (v) the Seller Board shall have ceased using all reasonable efforts to call, give notice of, or convene or hold the Meeting as promptly as practicable or shall have adopted a resolution not to effect any of the foregoing; or (vi) the Seller shall have convened the Meeting and the Seller shall have failed to obtain the requisite vote of its stockholders at such Meeting (including any adjournments thereof); or

     (e) by the Buyer if the conditions in Sections 6.3(h), 6.3(l) or 6.3(m) shall not have been satisfied.

     SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, managers, members, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 2.13, 5.2(b), 7.3, 7.6 and 7.7. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of any covenant or representation in this Agreement prior to such termination, it being understood that the liability of the Buyer for any such breach is limited by Section 7.7.

     SECTION 7.3  Fees and Expenses; Alternative Arrangements.

     (a) In the event that this Agreement shall be terminated pursuant to:

          (i) Section 7.1(c)(iv) or 7.1(d)(iii), (iv) or (v);

          (ii) Section 7.1(d)(i) or (ii) and, at the time of such termination, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs within twelve (12) months after the date on which this Agreement has been terminated; or

          (iii) Section 7.1(c)(iii) or 7.1(d)(vi) and, at the time of the Meeting at which the Seller failed to obtain the requisite vote, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs within twelve (12) months after the date on which this Agreement has been terminated;

          the Buyer would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate the Buyer for such damages, the Seller shall pay to the Buyer immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages by wire transfer of immediately available funds, the amount of eight hundred thousand dollars ($800,000) in liquidated damages (it being specifically agreed that such amount represents liquidated damages and not a penalty) (the "Fee").

     (b) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The Seller hereby waives any right to set-off or counterclaim against the Fee paid pursuant to this Section 7.3.

     (c) The parties acknowledge that the agreements contained in this Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment a party commences a suit that results in a final nonappealable judgment against another party for such amounts), the defaulting party shall pay to the other party (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Citibank as its "reference rate" in effect on the date such payment was required to be made.

     (d) [Intentionally Omitted]

     SECTION 7.4 Amendment. This Agreement may be amended by action taken by the Seller and the Buyer at any time before or after approval of the Merger by the stockholders of the Seller but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 5.9, the Seller Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

     SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     SECTION 7.6 Tender Offer. In the event that (i) the condition set forth in Section 6.3(h) is not satisfied and (ii) Buyer exercises its right under
Section 7.1(e) to terminate this Agreement, then, promptly thereafter, Buyer shall commence a tender offer to purchase all of the outstanding Shares at a price equal to the Merger Consideration, subject to the condition (which may be waived by Buyer) that at least a majority of the outstanding Shares on a fully diluted basis be validly tendered (the "Minimum Condition") and subject to such other conditions as are customary in such a transaction. Notwithstanding any provision herein to the contrary, the provisions of this Section 7.6 shall survive the termination of this Agreement. The following provisions shall apply to any tender offer commenced by the Buyer pursuant to this Section 7.6:

     (a) Unless the Board of Directors of Seller determines (on the advice of counsel) that it is prohibited by law (including principles of fiduciary duty) from doing so, concurrently with the commencement of such tender offer the Seller shall file with the SEC and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which shall reflect a recommendation to tender all Shares to the Buyer.

     (b) The Seller agrees that such Schedule 14D-9, including all amendments and supplements thereto, shall (i) in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws; (ii) include all information required by Rule 14f-1 of the Exchange Act; and (iii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation shall not apply with respect to the accuracy of information furnished in writing by the Buyer specifically for inclusion in the Schedule 14D-9. None of the information furnished in writing or confirmed in writing by the Seller for inclusion in the tender offer documents utilized by the Buyer will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) The Buyer and its counsel shall be given an opportunity to review the
Schedule 14D-9 prior to its being filed with the SEC. The Seller agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect.

     (d) The Seller will promptly furnish the Buyer with mailing labels containing the names and addresses of the record holders of Shares and lists of securities positions of Shares held in stock depositories, each as of a recent date, and shall furnish the Buyer with such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and assistance as the Buyer may reasonably request to communicate its offer to the shareholders of the Seller.

     (e) In the event that (x) Shares representing at least a majority of the outstanding Shares on a fully diluted are not submitted for Buyer's purchase pursuant to such tender offer (it being understood that any shareholder that revokes any submission shall not be deemed to have submitted such shareholder's Shares), (y) during the pendency of such tender offer, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs within twelve (12) months after the date on which this Agreement has been terminated, the Seller shall pay to Buyer, upon consummation of such Third Party Acquisition, all Reimbursable Costs. For purposes of this Section 7.6(e), the term "Reimbursable Costs" shall mean the lesser of (x) one million dollars ($1,000,000) and (y) all out-of-pocket costs, fees and expenses (including fees payable to counsel, accountants, financial advisors and other experts and advisors) of the Buyer incident to the creation of Buyer and any entity formed for the purpose of investing in Buyer, the negotiation, preparation and execution of this Merger Agreement (including but not limited to the cost of negotiations and documentation by any previous entity that Buyer has agreed to reimburse) and any tender offer made by the Buyer pursuant to the terms of this Agreement, the related documentation and the consummation of the transactions contemplated hereby (as evidenced by invoices or other reasonable documentation of payment of such costs, fees and expenses).

     SECTION 7.7 Maximum Damages. Notwithstanding any provision herein to the contrary, the maximum damages recoverable by the Seller and its Subsidiaries from the Buyer with respect to any breach by the Buyer of any warranty, representation or covenant set forth herein shall be $800,000 (the "Ceiling Amount"). The Buyer warrants that it has cash resources in an amount equal to the Ceiling Amount and will maintain cash resources equal to the Ceiling Amount unless and until (x) the Effective Time occurs or (y) this Agreement is terminated by the Buyer and/or the Seller for any reason other than as a result of any breach of any warranty, representation or covenant by the Buyer (in which case the obligations of the Buyer to pay any portion of the Ceiling Amount to the Seller shall terminate upon resolution of any such breach claim).

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1 Non-survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the termination of this Agreement or beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

     SECTION 8.2 Entire Agreement; Assignment. This Agreement (including the Seller Disclosure Schedule, which is incorporated by reference into this Agreement) and each Stockholder's Agreement executed by a stockholder of the Seller (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Buyer may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of the Buyer, but no such assignment shall relieve the Buyer of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 8.3 Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 8.4 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested),
(iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

     if to the Buyer:

     Green Valley Acquisition Co., LLC
     c/o Ara Kervandjian and
     Paul Levinsohn
     477 East Beaver Avenue
     State College, PA 16801-5696
     Telecopier: (814) 234-3277

     with a copy to:

     McCausland, Keen & Buckman
     259 N. Radnor-Chester Road
     Suite 160
     Radnor, Pennsylvania 19087
     Telecopier: 610-341-1099
     Attention: Robert H. Young, Jr.,

     if to the Seller to:

     Henry Sahakian
     Uni-Marts, Inc.
     477 East Beaver Avenue
     State College, PA 16801-5696
     Telecopier: (814) 234-3277

     and to

     Steve Krumholz
     225 Lakeside Drive
     Malakoff, TX 75148
     Telecopier: (972) 378-7831

     with a copy to:

     Saul Ewing LLP
     1200 Liberty Ridge Drive
     Suite 200
     Wayne, PA 19087
     Telecopier: 610-408-4401
     Attention: David Antzis

     Rhoads & Sinon LLP
     One South Market Square, 12th Floor
     Harrisburg, PA 17108-1146
     Telecopier: 717-231-6669
     Attention: Charles J. Ferry

     or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 8.5  Governing Law and Venue; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of Pennsylvania solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Pennsylvania State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the Commonwealth of Pennsylvania or in Pennsylvania state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

     SECTION 8.6 Descriptive Headings; Article and Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection and Schedule references in this Agreement are to Articles, Sections, subsections and Schedules, respectively, of or to this Agreement or the Seller Disclosure Schedule, unless specified otherwise.

     SECTION 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 5.7 and 8.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.8 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Seller or any member of the Buyer or any manager, officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 8.9 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto receives any payment or reimbursement of expenses pursuant to Section 7.3, it shall not be entitled to specific performance to compel the consummation of the Merger.

     SECTION 8.10 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          UNI-MARTS, INC.

                                          By:      /s/ HENRY SAHAKIAN
                                            ------------------------------------
                                              Name:    Henry Sahakian
                                              Title:   Chief Executive Officer

                                          By:      /s/ STEVE KRUMHOLZ
                                            ------------------------------------
                                              Name:    Steve Krumholz
                                              Title:   Chairman of the Ad Hoc
                                                       Committee

                                          GREEN VALLEY ACQUISITION CO., LLC

                                          BY:    /s/ ARA M. KERVANDJIAN
                                            ------------------------------------
                                              NAME:    ARA M. KERVANDJIAN
                                              TITLE: MANAGER

                                          BY:      /s/ PAUL LEVINSOHN
                                            ------------------------------------
                                              NAME:    PAUL LEVINSOHN
                                              TITLE: MANAGER

                                                                         ANNEX B

     The following form of Tender and Voting Agreement was executed by each of the following Stockholders: Henry D. Sahakian, Daniel D. Sahakian, Ara Kervandjian, Armen D. Sahakian, Alex D. Sahakian, Ludmila Sahakian, Seda Sahakian, Lara Sahakian, Fred Sahakian, Heddy Kervandjian, Green Valley Acquisition Co., LLC, HFL Corporation, KOTA Management Co., L.L.C., Paul Levinsohn and Raj Vakharia.

                          TENDER AND VOTING AGREEMENT

     THIS VOTING AGREEMENT, dated as of January 26, 2004, is between Green Valley Acquisition Co., LLC ("Buyer"), a Pennsylvania limited liability company, and the undersigned stockholder (the "Stockholder").

     WHEREAS, Buyer and Uni-Marts, Inc., a Delaware Corporation ("Company"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") contemporaneously herewith, pursuant to which Company will merge (the "Merger") with and into Buyer;

     WHEREAS, as of the date hereof, Stockholder owns (either beneficially or of record) or otherwise controls the number of shares of the Company's Common Stock ("Common Stock"), indicated on the signature page of this Agreement (all such shares, and any shares hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the "Shares"); and

     WHEREAS, as a condition to Buyer's willingness to enter into the Merger Agreement and proceed with the Merger, Buyer has required that Stockholder agree and, in order to induce Buyer to enter into the Merger Agreement and proceed with the Merger, Stockholder has agreed to enter into this Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1. No Inconsistent Arrangements. Until the Termination Date (defined below), Stockholder shall not (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares to any person; or (ii) deposit any of the Shares into escrow, a voting trust or a voting agreement or grant a proxy with respect to any of the Shares, except as provided in this Agreement. For the purposes of this Agreement, "Termination Date" means the earlier to occur of (i) the date and time of any valid termination of the Merger Agreement pursuant its terms (other than a termination effected by Buyer in connection with the Offer (as defined in the Merger Agreement) contemplated by Buyer pursuant to Section 7.6 of the Merger Agreement), or (ii) the date and time of effectiveness of the Merger in accordance with the terms and conditions of the Merger Agreement.

     2. Voting Agreement. Until the Termination Date, at any meeting of the stockholders of Company or any adjournment thereof, however called, or in any other circumstances upon which its vote, consent, or other approval is sought, Stockholder shall vote or cause to be voted the Shares: (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) against any Third Party Acquisition (as defined in the Merger Agreement), other than the Merger Agreement or the transactions contemplated thereby; and (iii) against any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transaction contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement.

     3.  Grant of Irrevocable Proxy.

     (a) Stockholder hereby constitutes and appoints Buyer, which shall act by and through Daniel Sahakian and Henry Sahakian (each, a "Proxy Holder"), or either of them, with full power of substitutions, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of Company's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger

Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all of the Shares held of record or beneficially by Stockholder or which Stockholder otherwise controls as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, (ii) against any Third Party Acquisition and (iii) against any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transaction contemplated by the merger Agreement, or any of the transactions contemplated by this Agreement. Such proxy shall be limited strictly to the power to vote the Shares in the manner set forth in the preceding sentence and shall not extend to any other matters.

     4. Tender Pursuant to Section 7.6 of the Merger Agreement. In the event that Buyer commences an Offer pursuant to Section 7.6 of the Merger Agreement, Stockholder hereby agrees with Buyer that Stockholder will (i) promptly after the date of commencement of the Offer (but in all events not later than five (5) business days thereafter), tender to Buyer all Shares held of record or beneficially by Stockholder on such date (the "Tendered Shares") and (ii) tender to Buyer promptly after Stockholder's acquisition thereof (but in all events not later than five (5) business days thereafter) all other Shares of Company's Common Stock acquired and held of record or beneficially by Stockholder or which Stockholder otherwise controls at any time prior to the date on which Buyer accepts shares tendered to Buyer pursuant to the Offer or the date on which the Offer is terminated or expires without Buyer's having accepted shares for payment; all such subsequently tendered Shares shall constitute "Tendered Shares" for all purposes of this Agreement. Stockholder agrees not to withdraw any of the Tendered Shares unless the Offer is terminated or has expired without Buyer's having accepted the Tendered Shares for payment. Stockholder acknowledges and agrees that Buyer's obligation to accept for payment and pay for the Tendered Shares is subject to all the terms and conditions of the Offer.

     5. Certain Events. If, on or after the date of this Agreement, there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Company as a result of which shares of any class of stock or other securities shall be issued in respect of any Shares, or if any Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, or upon any other acquisition of any securities of Company in any other manner, and whether in compliance with the provisions of this Agreement or otherwise, any such shares or other securities shall, from and after their receipt or acquisition by Stockholder, constitute additional Shares of Stockholder.

     6. No Solicitation. Except as permitted by the Merger Agreement, Stockholder agrees that between the date of this Agreement and the Termination Date, Stockholder will not directly or indirectly: (i) solicit, initiate, or take an action intended to encourage or induce the making, submission or announcement of any Third Party Acquisition; or (ii) engage or participate in any discussions or negotiations with any person (other than any officer, director, controlled affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries) regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Third Party Acquisition. Stockholder will immediately cease and cause to be terminated any discussions or negotiations between Stockholder and any other parties that may be ongoing with respect to any Third Party Acquisition. Stockholder will promptly advise Buyer orally and in writing of any Third Party Acquisition proposal received by Stockholder or any request for information with respect to any Third Party Acquisition received by Stockholder, the material terms and conditions of such Third Party Acquisition or request and the identity of the person making such Third Party Acquisition proposal or request. This Agreement does not affect or restrict Stockholder's actions taken or not taken in his or her capacity as a director or officer of Company.

     7. Further Assurances. Stockholder shall perform such further acts and execute any further documents and instruments as may reasonably be required to vest in Buyer the power to carry out the provisions of this Agreement.

     8. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Buyer as follows:

          (a) Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and this Agreement constitutes the valid and binding obligation of Stockholder, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any person or public authority is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

          (b) Stockholder is the record or beneficial owner of, or otherwise has the right to control, the number of Shares set forth on the signature page of this Agreement. Stockholder does not beneficially own, or have any existing right to acquire, any securities of Company other than as indicated on the signature page of this Agreement. Stockholder has voting power with respect to the matters set forth in Section 2 hereof with respect to all of the Shares set forth on the signature page hereof, with no limitations, qualifications or restrictions on such rights except as may be set forth in any trust agreement where Stockholder is acting as trustee.

     9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Buyer. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective, heirs, legal representatives, successors and permitted assigns of the parties hereto.

     10.  General Provisions.

     (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (c) Amendments. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the parties hereto.

     (d) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal

Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

     If to Buyer:

     Green Valley Acquisition Co., LLC
     c/o Ara Kervandjian and
     Paul Levinsohn
     477 East Beaver Avenue
     State College, PA 16801-5696
     Telecopier: (814) 234-3277

     If to Stockholder, to the Stockholder's address indicated on the signature page to this Agreement.

     (e) Descriptive Headings: Definitions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

     (f) Counterparts and Effectiveness. This Agreement may be executed in two counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same agreement.

     (g) Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Proxy constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

     IN WITNESS WHEREOF, Buyer and Stockholder have caused this Agreement to be signed, as of the date first written above.

GREEN VALLEY ACQUISITION CO., LLC               STOCKHOLDER
By:                                                                  By:
---------------------------------------------   ---------------------------------------------
                                                                  Signature
Name:                                           Name:
---------------------------------------------   ---------------------------------------------
Title:                                          Title:
---------------------------------------------   ---------------------------------------------
                                                Address:
                                                ---------------------------------------------
                                                ---------------------------------------------
                                                ---------------------------------------------
                                                Telephone:
                                                ------------------------------------------
                                                Shares owned of record or
                                                beneficially or which
                                                Stockholder otherwise
                                                controls:
                                                ------------------------------------

               ANNEX C -- OPINION OF BOENNING & SCATTERGOOD, INC.

                                                    BOENNING & SCATTERGOOD, INC.
                                                                ESTABLISHED 1914
                                                              INVESTMENT BANKING

January 26, 2004

Ad-Hoc Committee of The Board of Directors
Uni-Marts, Inc.
477 East Beaver Avenue
State College, Pennsylvania 16801-5690

Dear Sirs:

     We understand that Uni-Marts, Inc. (the "Company") and Green Valley Acquisition Co., LLC ("Purchaser"), entered into an Agreement and Plan of Merger dated January 26, 2004 (the "Merger Agreement") pursuant to which, upon the terms and subject to the conditions contained in the Merger Agreement, Uni-Marts shall be merged with and into the Purchaser (the "Transaction") and all of the issued and outstanding shares of common stock of Uni-Marts, par value $.10 per share (the "Shares"), other than shares held by shareholders of the Purchaser, shall be converted into the right to received $2.25 per share in cash (the "Consideration").

     You have asked us whether, in our opinion, the Consideration to be received by holders of the Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, going-private transactions, private placements and valuations for various other purposes, and in the determination of the adequacy of consideration in such transactions. We have been retained by the Ad Hoc Committee of the Board of Directors (the "Committee") for the purpose of providing this opinion. We have not been authorized by Uni-Marts, the Committee or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for acquisition of all or any part of Uni-Marts. In the ordinary course of its business as a broker-dealer, Boenning may, from time to time, purchase securities from, and sell securities to, Uni-Marts. In the ordinary course of business, Boenning & Scattergood may actively trade the securities of Uni-Marts for its own account and for the accounts of customers and accordingly may at any time hold long or short position in such securities.

     In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Uni-Marts, and reviewed certain internal financial analyses and forecasts prepared by the management of Uni-Marts, (ii) reviewed a draft of the Merger Agreement, (iii) studied and analyzed the stock market trading history of Uni-Marts, (iv) considered the terms and conditions of the Transaction as compared with the terms and conditions of certain acquisition transactions involving operators of convenience stores and blocks of stores, (v) met and/or communicated with certain members of Uni-Marts' senior management to discuss its operations, historical financial statements and future prospects, and (vi) conducted such other financial analyses, studies and investigations as we deemed appropriate.

     Our opinion is given in reliance on information and representations made or given by Uni-Marts, and its officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued or provided to us by Uni-Marts including financial statements, financial projections and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Uni-Marts or other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have not conducted a physical inspection of any properties or facilities of Uni-Marts. We have not made or obtained any independent evaluation or appraisal of any of the properties or facilities of Uni-Marts. Additionally, we assume that the Transaction is in all respects lawful under applicable law.

     With regard to financial and other information relating to the general prospects of Uni-Marts, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the management of Uni-Marts as to Uni-Marts' most likely future performance. We have also assumed, with your consent, that the Merger Agreement and related documents that we reviewed will conform in all material respects to their final form.

     Our opinion is based upon information provided to us by the management of Uni-Marts, as well as market, economic, industry, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Transaction and is provided for the information and assistance of the Committee. Our opinion does not constitute a recommendation to the Committee and does not constitute a recommendation to Uni-Marts' shareholders as to whether how such shareholders should vote on the Transaction.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Sincerely,

                                          BOENNING & SCATTERGOOD, INC.

           ANNEX D -- SECTION 262 OF DELAWARE GENERAL CORPORATION LAW

SEC. 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      PROXY
                                 UNI-MARTS INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 June 29, 2004

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF UNI-MARTS INC.

The undersigned, revoking any contrary proxy previously given, hereby appoints
N. Gregory Petrick and Herbert C. Graves, and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Stockholders of Uni-Marts Inc. to be held June 29, 2004, and at any postponement or adjournment of the Special Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Uni-Marts Inc. held of record by the undersigned on May 27, 2004, with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Special Meeting of Stockholders and which are not known to the Board of Directors of Uni-Marts Inc. a reasonable time before this solicitation of proxies.

THE BOARD OF DIRECTORS OF UNI-MARTS INC. RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT BETWEEN UNI-MARTS INC. AND GREEN VALLEY ACQUISITION CO., LLC AND THE MERGER OF UNI-MARTS INC. WITH AND INTO GREEN VALLEY ACQUISITION CO., LLC.

This proxy when properly executed will be voted as specified on the reverse side of this proxy card. IF NO DIRECTION IS GIVEN WITH RESPECT TO HOW YOU WANT THE PROXIES TO VOTE AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE PROPOSED MERGER.

The undersigned hereby acknowledges receipt of the proxy statement dated June 4, 2004 relating to the foregoing proposal.

                         (CONTINUED AND TO BE DATED AND
                          SIGNED ON THE REVERSE SIDE)

  ___________________________________________________________________________
    Address Change/Comments (mark the corresponding box on the reverse side)
  ___________________________________________________________________________




  ___________________________________________________________________________


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                              FOLD AND DETACH HERE


                                 UNI-MART LOGO


                                ADMISSION TICKET

                        SPECIAL MEETING OF STOCKHOLDERS

                             TUESDAY, JUNE 29, 2004

                                    9:00 AM

                        RAMADA INN AND CONFERENCE CENTER
              1450 SOUTH ATHERTON STREET, STATE COLLEGE, PA 16801

 THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED TO ENTER
                                  THE MEETING.

            ADMITS STOCKHOLDER(S) OR THEIR DULY APPOINTED PROXY(IES)

Please Mark Here for Address Change or Comments. SEE REVERSE SIDE  [ ]

PLEASE MARK VOTES AS IN THIS EXAMPLE  [Box with "X"]

                                 UNI-MARTS INC.

This Proxy will be voted as directed. IF NO DIRECTION TO THE CONTRARY IS INDICATED, THE PROXIES INTEND TO VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL. By signing and returning this proxy the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the meeting or any adjournment or postponement of the Special Meeting of Stockholders and which is not known to the Board of Directors of Uni-Marts Inc. a reasonable time before this solicitation of proxies.

MATTER TO BE ACTED UPON: Proposal to Approve the Merger Agreement between Uni-Marts Inc. and Green Valley Acquisition Co., LLC and the Merger of Uni-Marts Inc. with and into Green Valley Acquisition Co., LLC.

     FOR                         AGAINST                        ABSTAIN
     [ ]                         [ ]                            [ ]


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Dated                                     , 2004
      -----------------------------------


------------------------------------------------
Signature


------------------------------------------------
Signature(s)


NOTE: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.